UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

INTERNATIONAL MEDIA ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT, DATED AUGUST [ ], 2023, 2023 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

OF

INTERNATIONAL MEDIA ACQUISITION CORP.

Proxy Statement dated [ ], 2023 and first mailed to stockholders on or about [ ], 2023.

Dear Stockholders:

You are cordially invited to attend the special meeting of the stockholders (the “Meeting”) of International Media Acquisition Corp. (“IMAQ”), which will be held at 10:00 a.m., Eastern time, on [ ], 2023. Due to the public health concerns relating to the coronavirus pandemic, and our concerns about protecting the health and well-being of our stockholders, the board of directors of IMAQ (the “IMAQ Board”) has determined to convene and conduct the Meeting in a virtual meeting format at https://www.cstproxy.com/[ ]. Stockholders will NOT be able to attend the Meeting in person. This proxy statement includes instructions on how to access the virtual Meeting and how to listen and vote from home or any remote location with Internet connectivity.

IMAQ is a Delaware blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each, a “target business” and collectively, the “target businesses”).

On October 22, 2022, IMAQ entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (“Seller”), and Reliance Entertainment Studios Private Limited, company incorporated in India (the “Reliance”). Pursuant to the terms of the SPA, a business combination between IMAQ and Reliance will be effected by the acquisition of 100% of the issued and outstanding share capital of Reliance from Seller in a series of transactions (collectively, the “Business Combination”), the first of which (as further described in this proxy statement, the “Initial Business Combination”) satisfies the Nasdaq Capital Market requirement that the fair market value of the initial business combination target company must be at least 80% of the balance in IMAQ’s trust account (less any deferred underwriting commissions and interest released to pay franchise and income taxes) on the execution date of the SPA. The combined company following the consummation of the Initial Business Combination is referred to in this proxy statement as the “Combined Company.”

The holders of common stock, $0.0001 par value, of IMAQ (“IMAQ Common Stock”) will be asked to approve, among other things, the Business Combination and the other related proposals.

At the Meeting, IMAQ’s stockholders will be asked to consider and vote upon the following proposals, which IMAQ refers to herein as the “Proposals”:

•

Proposal 1 — The Business Combination Proposal — to consider and vote, assuming the Charter Proposal (as defined below) is approved and adopted, upon a proposal to approve the transactions contemplated under the Share Purchase Agreement (“SPA”) (such proposal, the “Business Combination Proposal”). A copy of the SPA is attached to this proxy statement as Annex A;

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Proposal 2 — The Charter Proposal — to consider and vote, assuming that the Business Combination Proposal is approved and adopted, upon a proposal to approve the proposed Second Amended and Restated Certificate of Incorporation of IMAQ, a copy of which is attached to this proxy statement as Annex B (the “Proposed Charter,” and such proposal, the “Charter Proposal”);

•

Proposal 3 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, the following material differences between the Proposed Charter and IMAQ’s amended and restated certificate of incorporation in effect as of the date of this proxy statement (the “Current Charter”), which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

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(i)	Removal of Blank Check Company Provisions — remove various provisions applicable only to blank check companies;

(ii)	Authorized Shares of Combined Company’s Preferred Stock — authorize a total of [ ] shares of the Combined Company’s preferred stock;

(iii)

Director Removal — provide for the removal of directors for cause only by affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Combined Company entitled to vote at an election of directors; and

(iv)

Business Combination — provide that the Combined Company elects not to be governed by Section 203 of the Delaware General Corporation Law, but the Proposed Charter will provide that the Combined Company shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, subject to certain conditions.

•

Proposal 4 — The Directors Proposal — to consider and vote, assuming the Business Combination Proposal is approved and adopted, upon a proposal to elect, effective as of the consummation of the Initial Business Combination, a total of seven directors to serve on the board of directors of the Combined Company (such proposal, the “Directors Proposal”);

•

Proposal 5 — The Current Charter Amendment Proposal — to consider and vote upon a proposal to modify Article SIXTH (D) (the “NTA Requirement”) in the Current Charter in order to expand the methods that IMAQ may employ to not become subject to the “penny stock” rules of the SEC (such proposal, the “Current Charter Amendment Proposal”); and

•

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Proposals (such proposal, the “Adjournment Proposal”).

Each of these proposals is more fully described in this proxy statement, which IMAQ encourages you to read carefully in its entirety before voting. After careful consideration, the disinterested members of the IMAQ Board have unanimously approved the SPA and unanimously recommend that IMAQ’s stockholders vote “FOR” approval of the Business Combination Proposal. It is important for you to note that, in the event the Business Combination Proposal is not approved, IMAQ will not consummate a Business Combination. If IMAQ does not consummate a Business Combination and fails to consummate an initial business combination by February 2, 2023, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated.

Only holders of record of IMAQ Common Stock at the close of business on [ ], 2023 are entitled to notice of the Meeting and to vote and have their votes counted at the Meeting and any adjournments or postponements thereof.

When you consider the IMAQ Board’s recommendation with respect to these proposals, you should keep in mind that IMAQ’s directors and officers have interests in the Business Combination that may conflict with or differ from your interests as a stockholder. See “Proposal 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance. Due to their present and former affiliation with Reliance, Messrs. Sarkar and Wadhwa recused themselves from the board vote regarding the Business Combination. After careful consideration, the disinterested members of the board of directors of IMAQ have unanimously approved and adopted the SPA and the transactions contemplated therein and unanimously recommend that the IMAQ stockholders vote “FOR” adoption and approval of the Business Combination Proposal. All members of the board of directors of IMAQ unanimously recommend that the IMAQ stockholders vote “FOR” the Charter Proposal, “FOR” the Advisory Charter Proposals,” “FOR” the Directors Proposal, “FOR” the Current Charter Amendment Proposal, and “FOR” the Adjournment Proposal, if presented.

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On [ ], 2023, the record date for the Meeting, the last sale price of IMAQ Common Stock was $[ ]. Each redemption of shares of IMAQ Common Stock by holders of the Public Shares (as defined below) will decrease the amount in the Trust Account (as defined below), which held total assets of approximately $[ ] million as of [ ], 2023. Unless otherwise specified, the information in this proxy statement assumes that none of the holders of the Public Shares exercise their redemption rights with respect to their shares of Common Stock.

Pursuant to IMAQ’s Current Charter, a holder of the Public Shares may demand that IMAQ redeem such holder’s Public Shares for cash if a business combination is consummated. Holders of the Public Shares will be entitled to receive cash for their Public Shares only if they demand that IMAQ redeem their Public Shares for cash no later than the second business day prior to the originally scheduled vote on the Business Combination Proposal by delivering their Public Shares to IMAQ’s transfer agent prior to the vote at the Meeting. If the Business Combination is not consummated, the Public Shares will not be redeemed. If a holder of the Public Shares properly demands redemption and votes for or against the Business Combination Proposal, IMAQ will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the date of the Meeting. See “The Meeting of the IMAQ Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Holders of the outstanding units must separate the units into the underlying shares of IMAQ Common Stock (the “Public Shares”), rights, and warrants sold in IMAQ’s initial public offering prior to exercising redemption rights with respect to the Public Shares. Each of Content Creation Media LLC, a Delaware limited liability company and the sponsor of IMAQ, certain executive officers and directors of IMAQ and affiliates of our management team (collectively, the “Initial Stockholders”) have agreed to waive their redemption rights in connection with the consummation of the Initial Business Combination with respect to any shares of IMAQ Common Stock they may hold, and such shares of IMAQ Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of this proxy statement, the Initial Stockholders own [ ]% of the issued and outstanding shares of IMAQ Common Stock. The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal and, accordingly, we would need only [ ], or [ ]%, of the [ ] Public Shares to be voted in favor of the Business Combination Proposal in order to have them approved (assuming that only a quorum was present at the meeting).

Holders of the Public Shares may elect to redeem their Public Shares even if they vote for the Business Combination Proposal. Each stockholder’s vote is very important. Whether or not you plan to participate in the virtual Meeting, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the Meeting. Voting by proxy will not prevent a stockholder from voting virtually at the Meeting if such stockholder subsequently chooses to participate in the Meeting.

You are encouraged to read carefully this proxy statement in its entirety, including “Risk Factors” beginning on page [ ] and the annexes and financial statements of IMAQ and Reliance, including accompanying notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Shibasish Sarkar

Chief Executive Officer and Chairman of the Board of Directors

International Media Acquisition Corp.

[ ], 2023

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INTERNATIONAL MEDIA ACQUISITION CORP.

1604 US Highway 130

North Brunswick, NJ 08902

Telephone (212) 960-3677

To be Held on [ ], 2023

To International Media Acquisition Corp. Stockholders:

NOTICE IS HEREBY GIVEN that you are cordially invited to attend the special meeting of the stockholders (the “Meeting”) of International Media Acquisition Corp. (“IMAQ,” “we,” “our” or “us”), which will be held at 10:00 a.m., Eastern time, on [ ], 2023. Due to the public health concerns relating to the coronavirus pandemic, and our concerns about protecting the health and well-being of our stockholders, the board of directors of IMAQ (the “IMAQ Board”) has determined to convene and conduct the Meeting in a virtual meeting format at https://www.cstproxy.com/[ ]. You can participate in the virtual Meeting as described in “Questions and Answers About the Proposals — How may I participate in the virtual Meeting?”

During the Meeting, IMAQ’s stockholders will be asked to consider and vote upon the following proposals, which we refer to herein as the “Proposals:”

•

Proposal 1 — The Business Combination Proposal — to consider and vote, assuming the Charter Proposal (as defined below) is approved and adopted, upon a proposal to approve the transactions contemplated under the SPA (such proposal, the “Business Combination Proposal”). A copy of the SPA is attached to this proxy statement as Annex A;

•

Proposal 2 — The Charter Proposal — to consider and vote, assuming that the Business Combination Proposal is approved and adopted, upon a proposal to approve the proposed Second Amended and Restated Certificate of Incorporation of IMAQ, a copy of which is attached to this proxy statement as Annex B (the “Proposed Charter,” and such proposal, the “Charter Proposal”);

•

Proposal 3 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, the following material differences between the Proposed Charter and IMAQ’s amended and restated certificate of incorporation in effect as of the date of this proxy statement (the “Current Charter”), which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

(i)	Removal of Blank Check Company Provisions — remove various provisions applicable only to blank check companies;

(ii)	Authorized Shares of Combined Company’s Preferred Stock — authorize a total of [ ] shares of the Combined Company’s preferred stock;

(iii)

Director Removal — provide for the removal of directors for cause only by affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Combined Company entitled to vote at an election of directors; and

(iv)

Business Combination — provide that the Combined Company elects not to be governed by Section 203 of the Delaware General Corporation Law, but the Proposed Charter will provide that the Combined Company shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, subject to certain conditions.

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•

Proposal 4 — The Directors Proposal — to consider and vote, assuming the Business Combination Proposal is approved and adopted, upon a proposal to elect, effective as of the consummation of the Initial Business Combination, a total of seven directors to serve on the board of directors of the Combined Company (such proposal, the “Directors Proposal”);

•

Proposal 5 — The Current Charter Amendment Proposal — to consider and vote upon a proposal to modify Article SIXTH (D) (the “NTA Requirement”) in the Current Charter in order to expand the methods that IMAQ may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (such proposal, the “Current Charter Amendment Proposal”); and

•

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Proposals (such proposal, the “Adjournment Proposal”).

If IMAQ does not consummate a Business Combination and fails to consummate an initial business combination by February 2, 2023, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated.

Pursuant to the Current Charter, a holder of the Public Shares (as defined below) may demand that IMAQ redeem such holder’s Public Shares for cash if a Business Combination is consummated. Holders of the Public Shares will be entitled to receive cash for their Public Shares only if they demand that IMAQ redeem their Public Shares for cash no later than the second business day prior to the originally scheduled vote on the Business Combination Proposal by delivering their Public Shares to IMAQ’s transfer agent prior to the vote at the Meeting. If Business Combination is not consummated, the Public Shares will not be redeemed. If a holder of the Public Shares properly demands redemption and votes for or against the Business Combination Proposal, IMAQ will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the date of the Meeting. See “The Meeting of the IMAQ Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Holders of the outstanding units (the “IMAQ Units”) sold in IMAQ’s initial public offering (the “IPO”) must separate the units into the underlying shares of IMAQ Common Stock (the “Public Shares”), rights and warrants sold in the IPO (the “Public Warrants”) prior to exercising redemption rights with respect to the Public Shares.

The Initial Stockholders (as defined herein) have agreed to waive their redemption rights with respect to any shares of IMAQ Common Stock they may hold in connection with the consummation of the Initial Business Combination, and such shares of IMAQ Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of this proxy statement, the Initial Stockholders own [ ]% of the issued and outstanding shares of IMAQ Common Stock. The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal and, accordingly, we would need only [ ], or [ ]%, of the [ ] Public Shares to be voted in favor of the Business Combination Proposal in order to have them approved (assuming that only a quorum was present at the meeting).

Approval of the Business Combination Proposal will require the affirmative vote of the majority of the issued and outstanding shares of IMAQ Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” each such proposal. Broker non-votes will have no effect on the outcome of each proposal.

Approval of the Charter Proposal requires the vote of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Charter Proposal.

Approval of the Advisory Charter Proposal is a non-binding advisory vote, and requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have effect of a vote “AGAINST” the Advisory Charter Proposal. Broker non-votes have no effect on the outcome of the Advisory Charter Proposal.

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Approval of the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” each such proposal. Broker non-votes have no effect on the outcome of each proposal.

Approval of the Directors Proposal requires the vote of a plurality of the shares of the Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the Directors Proposal.

Approval of the Current Charter Amendment Proposal requires the affirmative vote of the holders of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Current Charter Amendment Proposal.

Only IMAQ’s stockholders who hold IMAQ Common Stock of record as of the close of business on [ ], 2023 (the “Record Date”) are entitled to vote at the Meeting or any adjournment or postponement thereof. As of the Record Date, there were [ ] shares of IMAQ Common Stock issued and outstanding and entitled to vote. This proxy statement is first being mailed to IMAQ stockholders on or about [ ], 2023.

Investing in IMAQ Common Stock involves a high degree of risk. See “Risk Factors” for information that should be considered in connection with an investment in IMAQ Common Stock.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES OF IMAQ COMMON STOCK PROMPTLY.

Holders of the Public Shares may elect to redeem their Public Shares even if they vote for the Business Combination Proposal. Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or any adjourned or postponed meeting. Voting by proxy will not prevent you from voting your shares of IMAQ Common Stock online if you subsequently choose to participate in the virtual Meeting. Please note, however, that if your shares of IMAQ Common Stock are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain a proxy issued in your name from such holder of record. Only holders of record at the close of business on the Record Date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated as of a later date than the previous one, by participating in the virtual Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares of IMAQ Common Stock through a broker, bank or other nominee, you should follow the instructions of your broker, bank or other nominee regarding revocation of proxies.

After careful consideration, the disinterested members of the board of directors of IMAQ have unanimously approved and adopted the SPA and the transactions contemplated therein and unanimously recommend that the IMAQ stockholders vote “FOR” adoption and approval of the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” the Advisory Charter Proposals, “FOR” the Directors Proposal, “FOR” the Current Charter Amendment Proposal, and “FOR” the Adjournment Proposal, if presented. When you consider the IMAQ Board’s recommendation of the Proposals, you should keep in mind that IMAQ’s directors and executive officers have interests in the Business Combination that may conflict or differ from your interests as a stockholder. See “Proposal 1 — Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

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On behalf of the IMAQ Board, I thank you for your support and we look forward to the successful consummation of the Business Combination.

By the order of the Board of Directors,

Shibasish Sarkar

Chief Executive Officer and Chairman of the Board of Directors

International Media Acquisition Corp.

[ ], 2023

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Annex A — Reliance Stock Purchase Agreement, dated as of October 22, 2022

Annex B — Second Amended and Restated Certificate of Incorporation of the Combined Company

Annex C — Amended and Restated Bylaws of the Combined Company

Annex D — Fairness Opinion of Houlihan Capital

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INTERESTED DIRECTORS AND STOCKHOLDERS

Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ, is the former Chief Executive Officer of Reliance Entertainment Studios Private Limited (“Reliance”), and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance. Due to their present and former affiliation with Reliance, Messrs. Sarkar and Wadhwa recused themselves from the board vote regarding the Business Combination. In this document, the words “unanimous,” “unanimously” and similar words, when referencing Board action with respect to the Business Combination, mean the unanimous vote of the disinterested members of the Board.

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement, the terms “we,” “us,” “our,” or “IMAQ” refer to International Media Acquisition Corp., a Delaware corporation. In addition, in this proxy statement:

•

“Business Combination” means the business combination between IMAQ and Reliance pursuant to the SPA, which will be effected by the acquisition of 100% of the issued and outstanding share capital of Reliance from Seller in a series of transactions, the first of which (the “Initial Business Combination”) satisfies the Nasdaq Capital Market requirement that the fair market value of the initial business combination target company must be at least 80% of the balance in IMAQ’s trust account (less any deferred underwriting commissions and interest released to pay franchise and income taxes) on the execution date of the SPA;

•	“Chardan” means Chardan Capital Markets, LLC, lead book-running managing underwriter in connection with the IPO;

•	“Closing” means the closing of the Business Combination;

•	“Code” means the Internal Revenue Code of 1986, as amended;

“Combined Company” means IMAQ following the consummation of the Initial Business Combination;

•	“Continental” means Continental Stock Transfer & Trust Company, transfer agent and registrar for IMAQ Common Stock;

•	“Current Charter” means IMAQ’s current amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on July 28, 2021;

•	“Effective Time” means the effective time of the Business Combination;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•

“Founder Shares” means the outstanding shares of IMAQ Common Stock held by the Sponsor, certain executive officers and directors of IMAQ and affiliates of our management team as of the date of this proxy statement;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“IMAQ Board” means the board of directors of IMAQ;

•	“IMAQ Common Stock” means common stock of IMAQ, $0.0001 par value per share;

•	“IMAQ Unit” means a unit consisting of one share of IMAQ Common Stock, one right and one redeemable warrant, with each warrant entitling the holder thereof to purchase three-fourths of one share of IMAQ Common Stock at $11.50 per share;

•	“IMAQ Warrants” means warrants of IMAQ exercisable to purchase IMAQ Common Stock;

•	“IMAQ Rights” means the rights included in the IMAQ Units issued in the IPO and the Private Placement;

•	“HSR Act” means Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended;

•	“Initial Stockholder” means each of the Sponsor, certain executive officers and directors of IMAQ and affiliates of our management team who hold the Founder Shares and the Private Units as of the date of this proxy statement;

•	“IPO” means IMAQ’s initial public offering consummated on August 2, 2021;

•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

•	“Reliance” means Reliance Entertainment Studios Private Limited, a company incorporated in India;

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•	“Seller” means Risee Entertainment Holdings Private Limited, a company incorporated in India;

•	“SPA” means that certain Stock Purchase Agreement by and among IMAQ, Seller and Reliance, dated as of October 22, 2022;

•	“Meeting” means the special meeting of the stockholders of IMAQ to be held on [ ], 2023, at 10:00 a.m., Eastern time, via live webcast at the following address https://www.cstproxy.com/[ ];

•	“Nasdaq” means the Nasdaq Stock Market LLC;

•	“Proposals” means, collectively, the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Current Charter Amendment Proposal, and the Adjournment Proposal;

•	“Private Placement” means the sale of the Private Units concurrently with the consummation of the IPO.

•	“Private Units” means the IMAQ Units sold to the Initial Stockholders concurrently with the consummation of the IPO;

•	“Public Shares” means IMAQ Common Stock underlying the IMAQ Units sold in the IPO;

•	“Public Units” means the IMAQ Units sold in the IPO;

•	“Public Warrants” means warrants underlying the IMAQ Units sold in the IPO;

•	“Public Rights” means rights underlying the IMAQ Units sold in the IPO;

•	“Record Date” means [ ], 2023;

•	“SEC” means the Securities and Exchange Commission;

•	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended;

•	“Sponsor” means Content Creation Media LLC, a Delaware limited liability company;

•	“Trust Account” means the trust account of IMAQ, which holds the net proceeds of the IPO and the sale of the Private Units, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following are answers to some questions that you, as an IMAQ’s stockholder, may have regarding the Proposals being considered at the Meeting. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the Proposals. Additional important information is also contained in the annexes to, and the documents referred to, this proxy statement.

Q:	What is the purpose of this proxy statement?

A:	IMAQ has agreed to a Business Combination with Reliance. The Business Combination with Reliance is under the terms of the SPA, which is attached to this proxy statement as Annex A.

Under the SPA, IMAQ will acquire 100% of the issued and outstanding shares of Reliance from Seller, in a series of transactions, for a cash purchase price as described in “Proposal 1 — the Business Combination Proposal — The SPA — Business Combination Consideration.”

The IMAQ Board is soliciting your proxy to vote for the Business Combination Proposal and the other Proposals at the Meeting because you owned IMAQ Common Stock at the close of business on [ ], 2023, which is the Record Date for the Meeting and are therefore entitled to vote at the Meeting.

This proxy statement and the annexes to, and the documents referred to in, this proxy statement contain important information about the Business Combination Proposal and the other Proposals to be acted upon at the Meeting. You should read this proxy statement and the annexes to, and the documents referred to in, this proxy statement carefully in their entirety. Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and the annexes to, and the documents referred to in, this proxy statement.

Q:	What is being voted on?

A:	Below are the Proposals that the IMAQ stockholders are being asked to vote on:

•

Proposal 1 — The Business Combination Proposal — to consider and vote, assuming the Charter Proposal (as defined below) is approved and adopted, upon a proposal to approve the transactions contemplated under the SPA (such proposal, the “Business Combination Proposal”). A copy of the SPA is attached to this proxy statement as Annex A;

•

Proposal 2 — The Charter Proposal — to consider and vote, assuming that the Business Combination Proposal is approved and adopted, upon a proposal to approve the proposed Second Amended and Restated Certificate of Incorporation of IMAQ, a copy of which is attached to this proxy statement as Annex B (the “Proposed Charter,” and such proposal, the “Charter Proposal”);

•

Proposal 3 — The Advisory Charter Proposal — to approve and adopt, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

(i)	Removal of Blank Check Company Provisions — remove various provisions applicable only to blank check companies;

(ii)	Authorized Shares of Combined Company’s Preferred Stock — authorize a total of [ ] shares of the Combined Company’s preferred stock;

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(iii)

Director Removal — provide for the removal of directors for cause only by affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Combined Company entitled to vote at an election of directors; and

(iv)

Business Combination — provide that the Combined Company elects not to be governed by Section 203 of the Delaware General Corporation Law, but the Proposed Charter will provide that the Combined Company shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, subject to certain conditions.

•

Proposal 4 — The Directors Proposal — to consider and vote, assuming the Business Combination Proposal is approved and adopted, upon a proposal to elect, effective as of the consummation of the Initial Business Combination, a total of seven directors to serve on the board of directors of the Combined Company (such proposal, the “Directors Proposal”);

•

Proposal 5 — The Current Charter Amendment Proposal — to consider and vote upon a proposal to modify Article SIXTH (D) (the “NTA Requirement”) in the Current Charter in order to expand the methods that IMAQ may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (such proposal, the “Current Charter Amendment Proposal”); and

•

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposal, the Directors Proposal, and the Current Charter Amendment Proposal (such proposal, the “Adjournment Proposal”).

Q:	What vote is required to approve the Proposals?

A:	Below are the required votes for each of the Proposals:

•

Proposal 1 — Approval of the Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of IMAQ Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Business Combination Proposal. Broker non-votes will have no effect on the outcome of the Business Combination Proposal.

•

Proposal 2 — Approval of the Charter Proposal requires the vote of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Charter Proposal.

•

Proposal 3 — Approval of the Advisory Charter Proposal is a non-binding advisory vote, and requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Advisory Charter Proposal. Broker non-votes have no effect on the outcome of the Advisory Charter Proposal.

•

Proposal 4 — Approval of the Directors Proposal requires the vote of a plurality of the shares of the Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the Directors Proposal.

•

Proposal 5 — Approval of the Current Charter Amendment Proposal requires the affirmative vote of the holders of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Current Charter Amendment Proposal.

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•

Proposal 6 — Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal. Broker non-votes have no effect on the outcome of the Adjournment Proposal.

Q:	Are any of the Proposals conditioned on one another?

A:	The Business Combination Proposal (Proposal 1) is conditioned upon the approval of the Charter Proposal (Proposal 2), and the Current Charter Amendment Proposal (Proposal 5).

Each of the Charter Proposal (Proposal 2), the Advisory Charter Proposal (Proposal 3), the Directors Proposal (Proposal 4), and the Current Charter Amendment Proposal (Proposal 5) is conditioned upon the approval of the Business Combination Proposal (Proposal 1).

If IMAQ does not consummate a Business Combination and fails to consummate an initial business combination by February 2, 2023, then, pursuant to the Current Charter, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated.

Q:	What uncertainty is there surrounding the consummation of the Business Combination and the related impact on public stockholders?

A:

The Business Combination is conditioned upon certain closing conditions. See “Proposal 1 — The Business Combination Proposal — The SPA — Conditions to Closing”. In the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the Current Charter Amendment Proposal (Proposal 5) would also need to be approved for IMAQ to proceed with the consummation of the Business Combination. Public stockholders would then own shares in a combined company comprised only of IMAQ and Reliance.

The Business Combination will also be governed by the existing framework under the Indian exchange control regulations (i.e., the Foreign Exchange Management Act, 1999 and regulations framed thereunder) (“Indian Exchange Control Regulations”). Under the extant Indian Exchange Control Regulations, the purchase of the Reliance shares by IMAC must be complaint with the ‘pricing guidelines’ (i.e., the price of each share must be at fair market value), which is to be determined based on a valuation undertaken for such shares in a manner that is also mandated under the aforesaid Indian Exchange Control Regulations. Such valuation will require to be undertaken in accordance with any internationally accepted pricing methodology on an arm’s length basis duly certified by a chartered accountant or a SEBI (Securities and Exchange Board of India) registered merchant banker. Since the valuation exercise will need to be undertaken for each tranche of payment towards the purchase consideration, (as mentioned under the ‘Business Combination Consideration’ under the section pertaining to the ‘Summary of this Proxy Statement’), it is possible that the fair market value of any one or more such tranches could be higher than the prices set forth under the current stock purchase agreement. This may result in potential escalations in the purchase consideration amount in the event that the fair market value of the shares, at the time in which the actual purchase of the shares is being undertaken by IMAQ, is higher than the current purchase consideration amount, hence the maximum aggregate purchase consideration is unascertainable at this time and is linked to the fair market value assigned to the shares of Reliance at the time of payment of each tranche of the purchase consideration. Taking the aforesaid stipulations into account, the stockholders of IMAC may not have visibility into the actual purchase consideration that will be paid towards purchase of the shares of Reliance. Barring the pricing guidelines as stated earlier, there are no approval requirements nor any additional conditions for the fair market valuation (except for those stated above).

If the Business Combination is not approved by IMAQ’s stockholders, then IMAQ will not proceed with the Business Combination.

If the Business Combination is not consummated and if IMAQ otherwise fails to consummate an initial business combination by February 2, 2023, then IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated, as provided in the Current Charter.

In any dissolution and liquidation of IMAQ, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro rata to holders of shares of IMAQ Common Stock who acquired their shares of IMAQ Common Stock in the IPO or in the open market. The estimated consideration that each share of IMAQ Common Stock would be paid at dissolution or liquidation would be approximately $[ ] per share for stockholders based on amounts on deposit in the Trust Account as of [ ], 2023.

Q:	Is stockholder approval of Proposal 5, the Current Charter Amendment Proposal, required in order for IMAQ to consummate the Business Combination?

A:

The Current Charter provides that IMAQ will not consummate any business combination unless it has net tangible assets of at least $5,000,001 upon consummation of such business combination. The purpose of this provision was to ensure that, in connection with its initial business combination, IMAQ would continue, as it has since the IPO, to not be subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act, because IMAQ complied with an exclusion to the “penny stock” rules for companies that have net tangible assets of at least $5,000,001. However, IMAQ believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Capital Market.

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Therefore, if the Current Charter Amendment Proposal is not approved, IMAQ would still be able consummate the Business Combination in the minimum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”) if the Business Combination is approved by IMAQ’s stockholders.

If the Current Charter Amendment Proposal is not approved, IMAQ would not be able to consummate (no matter how IMAQ’s stockholders vote) the Business Combination in the maximum redemption scenario (discussed in more detail in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”).

If the Current Charter Amendment Proposal is approved, IMAQ would be able to consummate (assuming IMAQ’s stockholders also voted in favor) the Business Combination in any redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”);.

If the Business Combination Proposal is approved, Closing is conditioned upon the approval of the Current Charter Amendment Proposal.

Approval of the Current Charter Amendment Proposal requires the affirmative vote of the holders of the majority of the outstanding shares of IMAQ Common Stock.

Q:	Should the public stockholders expect IMAQ to obtain financing in connection with the Business Combination and any additional financing following the closing of the Business Combination?

A:

IMAQ is in the process of negotiating financing (the “Proposed Financing Transaction”) in connection with the Business Combination. Components of the Proposed Financing Transaction may include, but are not limited to, asset-backed financing based on Reliance’s film library, debt and equity-linked financing secured by cash flows and assets of the Combined Company, non-redemption agreements, and a stand-by equity issuance facility available after the close of the Business Combination. As of the date hereof, IMAQ has not secured any committed financing but is in discussion with multiple parties regarding financing arrangements. IMAQ is required under the terms of the SPA to have secured financing of at least $40 million at the time of the Initial Closing. If at the time of the Initial Closing IMAQ has not secured adequate financing for the aggregate amount of the consideration payable under the SPA, IMAQ expects to raise the funds to satisfy the cash payments for each subsequent tranche following the Initial Closing on a progressive basis as permitted under the SPA. In the event that IMAQ enters into any definitive financing agreements, IMAQ will publicly disclose the overall size and pricing of such financing arrangements in its filings with the SEC. Any  financing arrangement that IMAQ enters into will not impact the consideration payable under the SPA. IMAQ previously received a non-binding term sheet for a $75 million asset-backed loan but the counterparty subsequently withdrew the offer due to deteriorating capital market conditions. Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate the Proposed Financing Transaction. There are no minimum cash conditions that IMAQ should meet prior to each closing, other than the minimum aggregate consideration. The lack of committed financing for the entirety of the aggregate consideration for the Business Combination presents a significant risk to the execution of the Business Combination. In similar SPAC business combinations, the parties typically secure financing in the form of debt or equity prior to the closing of the transaction.

Following the closing of the Business Combination, the Combined Company will need to raise sufficient capital or debt to sustain its operations and service its existing debt obligations. There is no assurance that the Combined Company will be able to raise sufficient capital or debt to sustain its operations and service its existing debt obligations. See “Risk Factors — The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.” and “— The Combined Company will require additional capital in the future, which may not be available or may only be available on unfavorable terms. We may also encounter difficulty in obtaining funds to meet our commitments.”

Q:	Will IMAQ inform the public stockholders if financing sources other than those currently disclosed become available to IMAQ after this proxy statement is distributed?

A:

While unlikely, if alternative financing sources become available to IMAQ after the mailing of this proxy statement, IMAQ will, as appropriate, publicly disclose that fact to the public stockholders and otherwise comply with the applicable proxy and disclosure rules. See “Risk Factors — The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.” and “— The Combined Company will require additional capital in the future, which may not be available or may only be available on unfavorable terms. We may also encounter difficulty in obtaining funds to meet our commitments.”

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Q:

If financing sources other than those currently disclosed become available after the mailing of this proxy statement and are disclosed by IMAQ to the public stockholders, will the public stockholders have an opportunity to change their votes related to the Proposals set forth in this proxy statement and/or approve the alternative financing sources?

A:

Prior to and at the Meeting, the public stockholders will have the opportunity to change their votes related to the Proposals set forth in this proxy statement. After the Meeting, the public stockholders will not have an opportunity to change their votes related to the Proposals set forth in this proxy statement. The public stockholders are only able to vote on the Proposals set forth in this proxy statement, and it is not anticipated that any alternative financing source will require a stockholder vote. The public stockholders may, to the extent they learn about any alternative financing source in advance of the Meeting, make use of that information in connection with their vote on the Proposals set forth in this proxy statement, but the public stockholders may not vote on the alternative financing sources directly. To the extent that the public stockholders learn about any alternative financing following the Meeting, the public stockholders will not be able to make use of that information in connection with their vote on the Proposals set forth in this proxy statement.

After the Meeting, the public stockholders will not have an opportunity to change their votes related to the Business Combination and/or approve any additional financing sources that IMAQ or the Combined Company secures. See “Risk Factors — The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.” and “— The Combined Company will require additional capital in the future, which may not be available or may only be available on unfavorable terms. We may also encounter difficulty in obtaining funds to meet our commitments.”

Q:	How will the Initial Stockholders vote?

A:

Pursuant to the letter agreement, dated July 28, 2021 (the “Letter Agreement”), the Initial Stockholders who, as of the Record Date, owned [ ] shares of IMAQ Common Stock, or approximately [ ]% of the issued and outstanding shares of IMAQ Common Stock, agreed to vote their respective shares of IMAQ Common Stock acquired by them prior to or concurrently with the consummation of the IPO in favor of the Business Combination Proposal and the other Proposals. In addition, pursuant to the Letter Agreement, the Initial Stockholders have agreed that they will vote any shares of IMAQ Common Stock they purchase in the open market concurrently with or following the consummation of the IPO in favor of the Business Combination Proposal and the other Proposals.

Such a purchase would include a contractual acknowledgment that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling stockholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, executive officers, advisors or any of their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Business Combination Proposal and the other Proposals or not redeem their Public Shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase Public Shares, rights or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

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The purpose of any such transactions could be to (i) increase the likelihood of obtaining stockholder approval of the Business Combination, (ii) reduce the number of public warrants outstanding and/or increase the likelihood of approval on any matters submitted to the public warrant holders for approval in connection with the Business Combination, (iii) reduce the number of rights outstanding and/or increase the likelihood of approval on any matters submitted to the rights holders for approval in connection with the Business Combination or (iv) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination, whether or not such stockholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the general meeting related to the Business Combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, directors, executive officers, advisors or their affiliates were to purchase shares or warrants from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•

our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares, rights or warrants from public stockholders outside the redemption process, along with the purpose of such purchases;

•

if our sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

•

our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

•

our sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

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•	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

•	the purpose of the purchases by our sponsor, directors, executive officers, advisors or any of their affiliates;

•	the impact, if any, of the purchases by our sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

•

the identities of our security holders who sold to our sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, executive officers, advisors or any of their affiliates; and

•	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors - Activities taken by IMAQ’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal and the other Proposals and may affect the market price of the IMAQ securities.”

While the Initial Stockholders have agreed to vote their shares in favor of the Business Combination Proposal and the other Proposals, stockholders should consider that the Initial Stockholders may have interests that are different from, or in addition to, those of other stockholders, and have incentives to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See the immediately following question and answer for additional information on such conflicts.

Q:	What interests do the Sponsor and IMAQ’s executive officers and directors have in the Business Combination with Reliance that may conflict with your interest as a stockholder of IMAQ?

A:

The Sponsor has invested an aggregate of approximately $10.7 million, as on June 30, 2023 including investments in founder shares, Placement Units, promissory notes and advances, which it stands to forfeit and lose if IMAQ is unable to complete a business combination. Such founder shares, Placement Units, promissory notes and advances had an aggregate market value of $☑ million, based on the closing price of IMAQ’s shares of common stock and units on Nasdaq ☑  of $☑ and $☑, respectively. Certain officers and directors of IMAQ have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of IMAQ will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described herein.

The Sponsor and IMAQ’s executive officers and directors have interests in the Business Combination that are different from, or in addition to, and which may conflict with, your interest as a stockholder of IMAQ. These interests include, among other things:

•

Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance;

•

a total of $2,370,362 from IMAQ’s IPO was held outside of the Trust Account for working capital expenses. To date, IMAQ has spent $☑ million for accounting, audit, legal D&O insurance and other filing fees and expenses. IMAQ also projects to spend approximately $☑ million towards the Business Combination. If an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement;

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•

the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of IMAQ Common Stock held by them if we fail to consummate an initial business combination prior to February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated). In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 will be worthless, as the Sponsor does not have liquidation rights with respect to the Founder Shares. The Founder Shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023;

•

the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•

the fact that Mr. Sarkar is a member of the Sponsor and owns units of the Sponsor that will convert into Founder Shares and Private Units upon a distribution of the Sponsor’s assets to its members. As a result, Mr. Sarkar the right to obtain securities of the Combined Company;

•

the fact that, with certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (x) six months after the date of the consummation of the Initial Business Combination, and (y) the date on which the closing price of the Combined Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Initial Business Combination, or earlier, in either case if, subsequent to the consummation of the Initial Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Combined Company’s Common Stock for cash, securities or other property;

•

the continued indemnification of IMAQ’s executive officers and directors and the continuation of IMAQ’s executive officers’ and directors’ liability insurance following the consummation of the Initial Business Combination;

•

the fact that the current members of the IMAQ Board will continue as members of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors;

•

the fact that the Sponsor and IMAQ’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal; and

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•

the fact that if an initial business combination is not completed by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated), the 796,900 Placement Units that were purchased by our Sponsor for $7,969,000 will be worthless. Such Placement Units had an aggregate market value of approximately $[ ] million, based on the closing price of IMAQ Units of $[ ] on Nasdaq as of [ ], 2023.

As of [ ], 2023, the Sponsor owns [ ] shares of IMAQ common stock and IMAQ directors David M. Taghioff, Deepak Nayar, Klaas P. Baks, Paul F. Pelosi, Jr. and Suresh Ramamurthi each own 30,000 shares of IMAQ Common Stock. These shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023. These shares will be worthless if we fail to consummate an initial business combination prior to February 2, 2023.

In addition, if an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement. As of [ ], 2023, the Sponsor, officers and directors of IMAQ are not owed any such out-of-pocket expenses.

In addition, as of November 7, 2022, IMAQ owes the Sponsor approximately $1,295,000 that has been drawn under certain promissory notes between IMAQ and Sponsor, the balance of which is payable by IMAQ after the date of consummation of a business combination. In the event that a business combination does not close, IMAQ may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the Trust Account would be available for such repayment.

On July 26, 2022, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 by depositing into the Trust Account $350,000 for each three-month extension. On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023. The redemption payments total in connection with the July 2022 Special Meeting amount to $209,064,259.52 and the Trust Account balance following the redemption payments was $21,468,570.23.

On January 27, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period one (1) time for an additional three (3) months from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until, August 2, 2023, by depositing into the trust account $385,541.10 for the three-month extension and $128,513.70 for each subsequent one-month extension. The Sponsor subsequently deposited an aggregate of $771,082.20 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from February 2, 2023 to August 2, 2023. In connection with the January 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 168,777 Public Shares, and following such redemptions, there were 1,973,118 Public Shares outstanding. The redemption payments total in connection with the January 2023 Special Meeting amount to $1,746,785.34 and the Trust Account balance following the redemption payments was $20,421,109.41.

On July 31, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period for twelve (12) additional one (1) month periods from August 2, 2023 to August 2, 2024 (i.e., for a total period of time ending 36 months from the consummation of the IPO) by depositing into the trust account $128,513.70 for each one-month extension. On [ ], 2023, the Sponsor deposited an aggregate of $128,513.70 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from August 2, 2023 to September 2, 2023. In connection with the July 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 63,395 Public Shares, and following such redemptions, there were 1,909,723 Public Shares outstanding. The redemption payments total in connection with the July 2023 Special Meeting amount to $694,363.63 and the Trust Account balance following the redemption payments was $20,917,141.76.

The foregoing extensions provided IMAQ with additional time to complete the Business Combination. The Sponsor received non-interest bearing, unsecured promissory notes equal to the amount of the deposits that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would be paid upon consummation of our initial business combination.

Lastly, if the Business Combination is completed, the current members of the IMAQ Board will be appointed to serve as members of the Combined Company’s Board and expect to receive compensation for services in an amount to be determined by the Combined Company’s Board following the consummation of the Initial Business Combination. Following the consummation of the Initial Business Combination, Reliance will become a subsidiary of IMAQ. Pursuant to the Shareholders’ Agreement (as defined below), immediately at Initial Closing (as defined below), the board of directors of Reliance shall consist of five directors, three of whom shall be nominated by IMAQ and the other two shall be nominated by the Seller (as defined below), each to serve for a term of two years. Pursuant to the Shareholders’ Agreement, if IMAQ defaults under the SPA, then, in addition to certain other remedies, the Seller would have the right to obtain majority control of Reliance Board and appoint the majority of the Reliance Board members. The Shareholders’ Agreement or any default by IMAQ under the SPA will have no impact on the constitution of the parent company’s board of directors. See “Proposal 1 — The Business Combination Proposal — Certain Related Agreements — Shareholders’ Agreement” for more information.

These interests may influence the IMAQ Board in making its recommendation that you vote in favor of the approval of the Business Combination Proposal and the other Proposals. In light of the foregoing, the Sponsor and IMAQ’s executive officers and directors will receive material benefits from the completion of the Business Combination and have incentives to complete the Business Combination rather than liquidate even if (i) Reliance is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and our directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on their investment(s), even if IMAQ’s public stockholders experience a negative return on their investment after consummation of the Business Combination. For example, the Sponsor paid an aggregate of $25,000 for the Founder Shares, or approximately $0.004 per Founder Share. As a result of the low acquisition cost of our Founder Shares, the Sponsor, its affiliates and our management team could make a substantial profit even if the acquisition targets subsequently decline in value or become unprofitable for our public stockholders.

The IMAQ Board was aware of and considered these interests and facts, among other matters, in evaluating and approving the Business Combination and in recommending to IMAQ stockholders that they approve the Business Combination.

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Q:	Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.

Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance. Due to Messrs. Sarkar and Wadhwa’s present and former affiliation with Reliance, the IMAQ Board obtained a fairness opinion from Houlihan Capital (“Houlihan Capital”), a reputable financial advisory firm with substantial experience advising companies, and, continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. Houlihan Capital concluded that the business combination with Reliance was fair to IMAQ from a financial point of view. IMAQ had not previously engaged Houlihan Capital for any matters and had no prior relationship with Houlihan Capital. IMAQ paid Houlihan Capital a non-contingent, fixed fee of $150,000 as compensation for the delivery of the fairness opinion. The IMAQ Board considered the fairness opinion, among other things, in recommending that IMAQ stockholders vote in favor of the approval of the Business Combination.

Q:	What happens if I sell my shares of IMAQ Common Stock before the Meeting?

A:

The Record Date is earlier than the date of the Meeting. If you transfer your shares of IMAQ Common Stock after the Record Date, but before the Meeting, unless the transferee obtains from you a proxy to vote such shares of IMAQ Common Stock, you will retain your right to vote at the Meeting. However, you will not be able to seek redemption of your shares of IMAQ Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of IMAQ Common Stock prior to the Record Date, you will have no right to vote such shares of IMAQ Common Stock at the Meeting or redeem such shares of IMAQ Common Stock for a pro rata portion of the proceeds held in the Trust Account.

Q:	How many votes do I and others have?

A:

You are entitled to one vote for each share of IMAQ Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were [ ] issued and outstanding shares of IMAQ Common Stock.

Q:	What will happen to IMAQ’s securities upon consummation of the Business Combination?

A:

The IMAQ Units, IMAQ Common Stock, IMAQ Warrants and IMAQ Rights are currently listed on Nasdaq under the symbols “IMAQU,” “IMAQ,” “IMAQW,” and “IMAQR,” respectively. IMAQ has applied for listing on the Nasdaq of the Combined Company’s Common Stock, warrants and rights, under the same symbols “IMAQ,” “IMAQW,” and “IMAQR,” respectively,” to be effective at the consummation of the Initial Business Combination. Because IMAQ and the Combined Company are the same legal entity, the common stock and warrants of IMAQ will become the common stock and warrants of the Combined Company upon completion of the Business Combination. However, IMAQ’s units will not be listed on the Nasdaq following consummation of the Business Combination and such units will automatically be separated into their component securities without any action needed to be taken on the part of the holders of such units. It is a condition to the obligations of IMAQ and Reliance to consummate the Business Combination that IMAQ securities remains listed on Nasdaq. Holders of Rights will automatically receive one-twentieth (1/20) of one share of common stock of IMAQ for each Right evidenced by this Rights Certificate on the completion of the Business Combination upon surrender of this Right Certificate pursuant to the Rights Agreement between IMAQ and Continental Stock Transfer & Trust Company, as Rights Agent. In no event will IMAQ be required to net cash settle any Right.

Q:	What consideration will Reliance’s stockholders receive in the Business Combination?

A:

If the Business Combination with Reliance is consummated, Seller will receive the cash purchase price as described in “Proposal 1 — the Business Combination Proposal — The SPA — The Business Combination Consideration.”

Q:	When and where is the Meeting?

A:

The Meeting will be held at 10:00 a.m., Eastern time, on [ ], 2023. The Meeting will be held in a virtual meeting format at https://www.cstproxy.com/[ ]. The IMAQ stockholders will NOT be able to attend the Meeting in person. See “The Meeting of the IMAQ Stockholders — Accessing the Virtual Meeting Audio Cast” for instructions on how to access the virtual Meeting and how to listen and vote from home or any remote location with Internet connectivity.

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Q:	Who may vote at the Meeting?

A:

Only holders of record of IMAQ Common Stock as of the close of business on the Record Date may vote at the Meeting. As of the Record Date, there were [ ] shares of IMAQ Common Stock outstanding and entitled to vote. See “The Meeting of the IMAQ Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Meeting?

A:

The IMAQ stockholders representing the majority of the shares of IMAQ Common Stock issued and outstanding as of the Record Date and entitled to vote at the Meeting must be present in person by virtual attendance or represented by proxy in order to hold the Meeting and conduct business. This is called a quorum. Shares of IMAQ Common Stock will be counted for purposes of determining if there is a quorum if IMAQ’s stockholders (i) are present in person by virtual attendance or represented by proxy and entitled to vote at the meeting or (ii) have properly submitted a proxy card or voting instructions through a bank, broker or other nominee. In the absence of a quorum, IMAQ’s stockholders representing the majority of the votes present in person by virtual attendance or represented by proxy at the Meeting may adjourn the Meeting until a quorum is present.

Q:	Am I required to vote against the Business Combination in order to have my Public Shares redeemed?

A:

No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that IMAQ redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable). If the Business Combination is not consummated holders of the Public Shares electing to exercise their redemption rights will not be entitled to receive such payments and their shares of IMAQ Common Stock will be returned to them.

Q:	How do I exercise my redemption rights?

A:

If you are a holder of Public Shares and you seek to have your Public Shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time, on [ ], 2023 (two business days before the Meeting), that IMAQ redeem your shares into cash and (ii) submit your request in writing to Continental, at the address below and deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit / Withdrawal at Custodian) System at least two business days before the Meeting. Any corrected or changed written demand of redemption rights must be received by Continental two business days before the Meeting. Continental’s address is:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

No demand for redemption will be honored unless the holder’s Public Shares have been delivered (either physically or electronically) to Continental at least two business days before the Meeting.

The holders of the Public Shares may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination Proposal and whether or not they are holders of IMAQ Common Stock as of the Record Date. Any holder of the Public Shares who holds Public Shares on or before [ ], 2023 (two business days before the Meeting) will have the right to demand that such holder’s Public Shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account upon the consummation of the Initial Business Combination. The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of IMAQ Common Stock underlying the Public Units. See “The Meeting of the IMAQ Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares of IMAQ Common Stock for cash.

All outstanding Public Warrants will continue to be outstanding notwithstanding the actual redemptions. The value of our outstanding Public Warrants was approximately US$[ ] based on the closing price of the Public Warrants of US$[ ] on The Nasdaq Capital Market as of [ ], 2023. The potential for the issuance of a substantial number of additional shares of IMAQ Common Stock upon exercise of these Public Warrants could make the combined company less attractive to investors. Any such issuance will increase the number of issued and outstanding IMAQ Common Stock and reduce the value of the outstanding shares of IMAQ Common Stock. Therefore, the outstanding Public Warrants could have the effect of depressing IMAQ’s share price.

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Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the shares of IMAQ Common Stock included in the Public Units (the “20% threshold”). Accordingly, all Public Shares in excess of the 20% threshold beneficially owned by a holder of the Public Shares or a “group” will not be redeemed for cash.

The IMAQ stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from Continental and to effect delivery. It is IMAQ’s understanding that the IMAQ stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, IMAQ does not have any control over this process, and it may take longer than two weeks. The IMAQ stockholders who hold their Public Shares in street name will have to coordinate with their bank, broker or other nominee to have their Public Shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and, thereafter, with IMAQ’s consent, until the vote is taken with respect to the Business Combination Proposal. If you delivered your Public Shares for redemption to Continental and decide within the required timeframe not to exercise your redemption rights, you may request that Continental return your Public Shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed under the question “— Who can help answer my questions?”

Q:	Will how I vote my Public Shares affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your Public Shares “FOR” or “AGAINST” the Business Combination Proposal or any other Proposal. As a result, the SPA can be approved by the IMAQ stockholders who will redeem their Public Shares and no longer remain stockholders, leaving the IMAQ stockholders who choose not to redeem their Public Shares holding shares in the Combined Company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the Nasdaq listing standards.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights with respect to my Public Shares?

A:

The U.S. federal income tax consequences of exercising redemption rights with respect to the Public Shares will depend on a holder’s particular facts and circumstances. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal tax consequences of the redemption of the IMAQ Common Stock. We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights with respect to your Public Shares and to rely solely upon their advice.

Q:	How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any public warrant holders post business combination?

A:

The Public Warrants are identical to the Private Placement Warrants in material terms and provisions, except that the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the Closing (except in limited circumstances), will not be redeemable by IMAQ so long as they are held by the Initial Stockholders, including any of their permitted transferees, and may be exercised by the holders on a cashless basis. If the Private Placement Warrants are held by holders other than the Initial Stockholders, including any of their permitted transferees, they will be redeemable by IMAQ and exercisable by the holders on the same basis as the Public Warrants. The Initial Stockholders agreed not to transfer, assign or sell any of the Private Placement Warrants, including the common stock issuable upon exercise of such warrants (except to certain permitted transferees), until 30 days after the Closing.

Following the Initial Closing, the Combined Company may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you. The Combined Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of common stock equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption, provided that certain other conditions are met. If and when the Public Warrants become redeemable by the Combined Company, it may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, the Combined Company may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Placement Warrants will be redeemable by the Combined Company so long as they are held by the Initial Stockholders, including their permitted transferees. If the Private Placement Warrants are held by holders other than the Initial Stockholders, they will be redeemable by the Combined Company and exercisable by the holders on the same basis as the Public Warrants.

If a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of IMAQ’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Combined Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The Private Placement Warrants, however, are exercisable on a cashless basis at the holder’s option so long as they are still held by our sponsor or its permitted transferees.

Historical trading prices for our shares of common stock have varied between a low of approximately $[ ] per share on [ ], 2022 to a high of approximately $[ ] per share on [ ], 2023 but have not approached the $16.50 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day period after they become exercisable and prior to their expiration, at which point the Public Warrants would become redeemable). In the event that, after the Business Combination, the Combined Company elects to redeem all of the redeemable warrants as described above, the Combined Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement dated July 28, 2021, between IMAQ and Continental Stock Transfer & Trust Company, as warrant agent, shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to DTC. Please see “Risk Factors — Even if IMAQ consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless” and “Risk Factors — IMAQ may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants” for more information.

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Q:	How can I vote?

A:

If you are a stockholder of record, you may vote online at the virtual Meeting or vote by proxy using the proxy card, the Internet or telephone. Whether or not you plan to participate in the Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Meeting and vote online, if you choose.

To vote online at the virtual Meeting, follow the instructions under the question “— How may I participate in the virtual Meeting?” To vote using the proxy card, complete, sign and date the proxy card and return it in the self-addressed, postage-paid envelope. If you return your signed proxy card before the Meeting, we will vote your Public Shares as you direct in the proxy card. To vote via the telephone, call the telephone number on the enclosed proxy card, and easy-to-follow voice prompts will allow you to vote your Public Shares and confirm that your instructions have been properly recorded. To vote via the Internet, please go to https://www.cstproxy.com/[ ] and follow the instructions and confirm that your instructions have been properly recorded. Please have your proxy card handy when you call or go to the website.

Telephone and Internet voting for the IMAQ stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern time, on _________, 2022. After that, telephone and Internet voting will be closed and, if you want to vote your Public Shares, you will either need to ensure that your proxy card is received before the date of the Meeting or attend the virtual Meeting to vote your Public Shares.

If your Public Shares are registered in the name of your bank, broker or other nominee, you are the “beneficial owner” of such Public Shares and such Public Shares are considered as held in “street name.” If you are a beneficial owner of Public Shares registered in the name of your bank, broker or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your Public Shares electronically over the Internet or by telephone. A large number of banks and brokers offer Internet and telephone voting. If your bank, broker or other nominee does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

If you plan to vote at the virtual Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a valid proxy card from your bank, broker or other nominee reflecting the number of shares of IMAQ Common Stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Meeting for processing your control number.

After obtaining a valid proxy card from your bank, broker or other nominee, to register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your Public Shares along with your name and email address to Continental. Requests for registration should be directed by telephone to [(917) 262-2373] or by email to [proxy@continentalstock.com]. Requests for registration must be received no later than 5:00 p.m., Eastern time, on [ ], 2023.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.

Q:	How may I participate in the virtual Meeting?

A:

If you are a stockholder of record as of the Record Date, you should receive a proxy card from Continental, containing instructions on how to attend the virtual Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at [917-262-2373] or email [proxy@continentalstock.com].

You can pre-register to attend the virtual Meeting starting on [ ], 2023. Go to https://www.cstproxy.com/[ ] and enter the control number found on the proxy card you previously received, as well as your name and email address. Once you pre-register, you can vote. At the start of the Meeting, you will need to re-log into https://www.cstproxy.com/[ ] using your control number.

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If your Public Shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.

Q:	Who can help answer any other questions I might have about the virtual Meeting?

A:

If you have any questions concerning the virtual Meeting (including accessing the Meeting by virtual means) or need help voting your shares of IMAQ Common Stock, please contact Continental at [917-262-2373] or email [proxy@continentalstock.com].

The notice of the Meeting, this proxy statement and form of proxy card are available at https://www.cstproxy.com/[ ].

Q:	If my shares of IMAQ Common Stock are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares of IMAQ Common Stock for me?

A:

No. If you are a beneficial owner of IMAQ Common Stock and you do not provide voting instructions to your bank, broker or other nominee holding your shares of IMAQ Common Stock of record for you, your shares of IMAQ Common Stock will not be voted with respect to any Proposal for which your bank, broker or other nominee does not have discretionary authority to vote. If a Proposal is determined to be discretionary, your bank, broker or other nominee holding your shares of IMAQ Common Stock of record is permitted to vote on the Proposal without receiving voting instructions from you. Each of the Proposals to be presented at the Meeting is a non-discretionary proposal. Therefore, your bank, broker or other nominee holding your shares of IMAQ Common Stock of record is not permitted to vote on the Proposal without receiving voting instructions from you. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other nominee of record holding your shares of IMAQ Common Stock, your shares of IMAQ Common Stock will not be voted with respect to any of the Proposals.

A “broker non-vote” occurs when a bank, broker or other nominee of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Meeting.

Broker non-votes will count as a vote “AGAINST” the Business Combination Proposal (Proposal 1), and the Charter Proposal (Proposal 2) and will have no effect on the vote for the Advisory Charter Proposal (Proposal 3), the Directors Proposal (Proposal 4), the Current Charter Amendment Proposal (Proposal 5), and the Adjournment Proposal (Proposal 6).

Q:	What if I abstain from voting or fail to instruct my bank, broker or other nominee?

A:

IMAQ will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Meeting. For purposes of approval, an abstention will count as a vote “AGAINST” the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposal, the Current Charter Amendment Proposal and the Adjournment Proposal.

Q:	If I have not yet submitted a proxy card, may I still do so?

A.

Yes. If you have not yet submitted a proxy card, you may do so by (i) visiting https://www.cstproxy.com/[ ] and following the on-screen instructions (have your proxy card available when you access the webpage) or (ii) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

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Q:	Can I change my vote after I have mailed my proxy card?

A:

Yes. You may change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy by (i) executing and returning a proxy card dated later than the previous one, (ii) by voting again via the Internet or (iii) by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Meeting. If you hold your shares of IMAQ Common Stock through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder of IMAQ Common Stock, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy

PO Box 10904, Yakima, WA 98909

Phone: (206) 870-8565

Email: ksmith@advantageproxy.com

Unless revoked, a proxy will be voted at the virtual Meeting in accordance with your indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of IMAQ Common Stock represented by your proxy will be voted FOR each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Meeting and cannot be voted.

Q:	Should I send in my share certificates now to have my shares of IMAQ Common Stock redeemed?

A:

The IMAQ stockholders who intend to have their Public Shares redeemed should send their certificates to Continental at least two business days before the Meeting. See “The Meeting of the IMAQ Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q:	Who will solicit the proxies and pay the cost of soliciting proxies for the Meeting?

A:

IMAQ will pay the cost of soliciting proxies for the Meeting. IMAQ has engaged Advantage Proxy to assist in the solicitation of proxies for the Meeting. IMAQ has agreed to pay Advantage Proxy a fee of $8,500, plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. IMAQ will also reimburse banks, brokers or other nominees representing beneficial owners of IMAQ Common Stock for their expenses in forwarding soliciting materials to beneficial owners of IMAQ Common Stock and in obtaining voting instructions from those beneficial owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by electronic mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	When is the Business Combination expected to be consummated?

A:	Assuming the requisite regulatory and stockholder approvals are received, IMAQ expects that the Business Combination will be consummated as soon as possible following the Meeting.

Q:	Is the Reliance stockholder required to approve the Business Combination?

A:	Yes. The Reliance stockholder has already approved the Business Combination.

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Q:	Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:

Yes. There are a number of risks associated with the Business Combination and other transactions contemplated by the SPA that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” section of this proxy statement.

Furthermore, following the closing of the Business Combination, the Combined Company will need to raise sufficient capital or debt to sustain its operations and service its existing debt. There is no assurance that the Combined Company will be able to raise sufficient capital or debt to sustain its operations and service its existing debt obligations, or that such financing will be on terms that are favorable to the Combined Company. See “Risk Factors — The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.” and “— The Combined Company will require additional capital in the future, which may not be available or may only be available on unfavorable terms. We may also encounter difficulty in obtaining funds to meet our commitments.”

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my shares of IMAQ Common Stock?

A:	No. Appraisal rights are not available to holders of shares of IMAQ Common Stock in connection with the Business Combination. See “The Meeting of the IMAQ Stockholders — Appraisal Rights.”

Q:	What happens if the Business Combination is not consummated?

A:

If IMAQ does not consummate an initial business combination by February 2, 2023, then, pursuant to the Current Charter, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated. In any dissolution and liquidation of IMAQ, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro rata to holders of shares of IMAQ Common Stock who acquired their shares of IMAQ Common Stock in the IPO or in the open market. The estimated consideration that each share of IMAQ Common Stock would be paid at dissolution or liquidation would be approximately $[ ] per share for stockholders based on amounts on deposit in the Trust Account as of [ ], 2023. The closing price of IMAQ Common Stock on Nasdaq as of [ ], 2023 was $[ ].

The Initial Stockholders have waived their right to receive distributions with respect to any shares of IMAQ Common Stock held by them upon the liquidation of the Trust Account, if IMAQ is unable to consummate an initial business combination within the required time period and have also waived their redemption rights in connection with the consummation of the Initial Business Combination. No person was paid any consideration in exchange for these waivers.

Q:	What happens to the funds deposited in the Trust Account following the consummation of the Initial Business Combination?

A:

Following the consummation of the Initial Business Combination, holders of the Public Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to the Combined Company to fund working capital needs of the Combined Company. As of [ ], 2023, there was approximately $[ ] million in the Trust Account. IMAQ estimates that approximately $[ ] per outstanding share issued in the IPO will be paid to the holders of the Public Shares exercising their redemption rights.

Q:	Who will manage the Combined Company following the consummation of the Initial Business Combination?

A:

Upon the consummation of the Initial Business Combination, all of directors of IMAQ will remain on the board of the Combined Company [and all current officers of IMAQ will remain in place]. See “Management of the Combined Company” for additional information on directors and executive officers of the Combined Company following the consummation of the Initial Business Combination.

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Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact IMAQ’s proxy solicitor at:

Advantage Proxy

PO Box 10904, Yakima, WA 98909

Phone: (206) 870-8565

Email: ksmith@advantageproxy.com

You may also obtain additional information about IMAQ from documents filed by IMAQ with the SEC. See “Where You Can Find More Information.”

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SUMMARY OF THIS PROXY STATEMENT

This summary highlights selected information contained in this proxy statement but does not contain all of the information that may be important to you. Accordingly, IMAQ encourages you to read carefully this proxy statement, including the annexes and IMAQ’s, Reliance’s financial statements, including the accompanying notes, to fully understand the Business Combination before voting on the Proposals to be considered at the Meeting.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by the IMAQ stockholders.

Parties to the Business Combination

IMAQ

IMAQ is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities. Although our efforts to identify a prospective target business are not limited to a particular geographic region or industry, we have focused on Content,films, post production,visual effects, animation, straming, AR/VER, music, digital media, gaming and esports. IMAQ has until February 2, 2023 to consummate the Business Combination or an initial business combination.

On August 2, 2021, we consummated the IPO of 20,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $200,000,000. Simultaneously with the consummation of the IPO, we consummated the sale of 714,400 Private Units in a private placement transaction to the Sponsor, generating additional gross proceeds of $7,144,000.

On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Public Units to cover over-allotments, if any, we consummated the sale of an additional 3,000,000 Units, at $10.00 per Public Unit, generating gross proceeds of $30,000,000. Simultaneously with the closing of the exercise of the over-allotment option, we consummated the sale of an additional 82,500 Private Units, at a price of $10.00 per Private Unit, in a private placement to the Sponsor, generating gross proceeds of $825,000.

After deducting the underwriting discounts, offering expenses and commissions from the IPO and the sale of the Private Units, a total of $230,000,000 of the net proceeds from the IPO and the sale of the Private Units was deposited into the Trust Account established for the benefit of the holders of the Public Shares, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective Business Combination and continuing general and administrative expenses.

On July 26, 2022, at a special meeting of the Company’s stockholders (the “July 2022 Special Meeting”) , the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 by depositing into the Trust Account $350,000 for each three-month extension. On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023. In connection with the July 2022 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 20,858,105 Public Shares, and following such redemptions, there were 2,141,895 Public Shares outstanding. The redemption payments total in connection with the July 2022 Special Meeting amount to $209,064,259.52 and the Trust Account balance following the redemption payments was $21,468,570.23.

On January 27, 2023, IMAQ held a special meeting of stockholders (the “January 2023 Special Meeting”), the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period one (1) time for an additional three (3) months from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until, August 2, 2023, by depositing into the trust account $385,541.10 for the three-month extension and $128,513.70 for each subsequent one-month extension. The Sponsor subsequently deposited an aggregate of $771,082.20 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from February 2, 2023 to August 2, 2023. In connection with the January 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 168,777 Public Shares, and following such redemptions, there were 1,973,118 Public Shares outstanding. The redemption payments total in connection with the January 2023 Special Meeting amount to $1,746,785.34 and the Trust Account balance following the redemption payments was $20,421,109.41.

On July 31, 2023, IMAQ held a special meeting of stockholders (the “July 2023 Special Meeting”) , the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period for twelve (12) additional one (1) month periods from August 2, 2023 to August 2, 2024 (i.e., for a total period of time ending 36 months from the consummation of the IPO) by depositing into the trust account $128,513.70 for each one-month extension. On [ ], 2023, the Sponsor deposited an aggregate of $128,513.70 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from August 2, 2023 to September 2, 2023. In connection with the July 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 63,395 Public Shares, and following such redemptions, there were 1,909,723 Public Shares outstanding. The redemption payments total in connection with the July 2023 Special Meeting amount to $694,363.63 and the Trust Account balance following the redemption payments was $20,917,141.76.

As of June 30, 2023, IMAQ had cash of $185,483 outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 30, 2023, there was approximately $21,384,554 held in the Trust Account.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by IMAQ upon the consummation of the Initial Business Combination or an initial business combination, except that there can be released to IMAQ, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the consummation of the Initial Business Combination or an initial business combination and IMAQ’s dissolution or liquidation. If IMAQ does not consummate the Business Combination and fails to consummate an initial business combination by August 2, 2024, then, pursuant to the Current Charter, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated.

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The IMAQ Units, IMAQ Common Stock, IMAQ Warrants and IMAQ Rights are currently listed on Nasdaq under the symbols “IMAQU,” “IMAQ,” “IMAQW,” and “IMAQR,” respectively. The IMAQ Units commenced trading on Nasdaq on July 29, 2021, and IMAQ Common Stock, IMAQ Warrants and IMAQ Rights commenced separate trading from the IMAQ Units on August 17, 2021.

IMAQ’s principal executive offices are located at 1604 US Highway 130, North Brunswick, NJ 08902, and its telephone number is (212) 960-3677.

Reliance

Reliance Entertainment Studios Private Limited (the “Company” or “Reliance”) is a private limited company formed and doing business under the laws of India. The Company is engaged in the business of media, entertainment, and film production including the creation, acquisition, marketing and distribution of content across film, television, web and digital platforms, animation, games and new media. The Company is also engaged in related, ancillary and derivative products and services which, without limitation, include artist management, film production (including pre and post), media planning and buying services, licensing, merchandising, training and education, music, public performances, OTT platforms, import, export, and trading in the media and entertainment sector (collectively, the “Business”), and conducts this Business by itself and through its four subsidiaries (“Subsidiaries”) and seven joint ventures (“Joint Ventures,” and together with the Company and Subsidiaries, the “Company Group”).

Reliance is the successor entity to RBEP Entertainment Pvt. Ltd. (“RBEP”) which has been in business since 2015. Reliance was formed in 2019 and between 2020 and 2022 acquired all the assets, rights and interests of RBEP in the Joint Ventures and Subsidiaries.

The Company is an Indian-owned entity in the filmed entertainment industry, and the Company Group has built a large film portfolio across Hindi, English, and other major Indian languages such as Tamil, Telugu, and Bengali. Furthermore, Reliance is the only significant entity in the filmed entertainment industry, which strategically owns and operates new-media divisions across animation and mobile gaming that successfully leverage film intellectual property produced by Reliance as well as licensed from other studios.

The Company Group has produced and/or distributed approximately 400 films with cumulative gross box office proceeds in excess of USD 1 billion. Marquee films distributed by the Company include “3 Idiots,” “Don 2,” “The Singham Franchise,” “Toilet: Ek Prem Katha,” and “Golmaal Again.” Reliance has worked and continues to work with some of the top talent from the Indian film industry for its filmed entertainment business.

The Company Group has also established distribution channels and syndication coverage across the Indian subcontinent and in over 100 other countries, with strategic investments in the U.S. and Chinese markets.

Reliance's revenue has grown during FY 2022-23 due to blockbuster film releasesand a number of successful OTT and TV shows. Owing to this, the Company’s consolidated revenue increased from INR 4,411.72 Mn in the year ended March 31, 2022 to INR 5,117.29 Mn. in the year ended March 31, 2023. In addition, during FY 2022-23, the Company had consolidated net loss of INR 3.42 Mn and Adjusted EBITDA of INR 815.64 Mn compared to consolidated net loss of INR 262.63 Mn and negative Adjusted EBITDA of INR 88.57 Mn in FY2021-22.

For a reconciliation of net income to Adjusted EBITDA for these periods, see “— Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

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Reliance Financial Analysis

The following is a summary of the financial analyses prepared by IMAQ management in conjunction with Reliance management with respect to the Enterprise Value of Reliance. The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by IMAQ.

In performing its analyses, IMAQ made several material assumptions with respect to, among other things, the current and future pipeline of various film, OTT and animation projects as presented by Reliance management along with Reliance’s ability to execute these projects during specific financial years thereby impacting the timing of various related revenue streams, the market size and related industry performance of certain new media business including streaming/OTT, animation and gaming, and general business and macro-economic conditions and numerous other matters, many of which are beyond the control of IMAQ, Reliance, or any other parties to the Business Combination.

No member of IMAQ or Reliance, nor any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the Enterprise Value of Reliance do not purport to be formal appraisals or reflect the prices at which IMAQ shares may actually be valued upon closing of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following analysis, to the extent that it is based on market data, is based on market data as it existed on or before the time of such analysis and is not necessarily indicative of current market conditions.

Comparable Company Analysis

With respect to the valuation of Reliance, IMAQ reviewed certain publicly available financial information of other companies, selected based on the experience and the professional judgment of IMAQ management in conjunction with Reliance management. Specifically, IMAQ & Reliance selected companies which are engaged in the business of content production across film, OTT and animation (and more specifically animation for the kids segment) with a focus on companies with Enterprise Values under USD 1 billion, with the exception of Lions Gate and AMC Networks, which were included due to their unique combination of business, which included both content production and content distribution via OTT, a segment IMAQ is actively seeking to enter into in the near future.

The selected companies were:

●	Lions Gate
●	AMC Networks
●	Thunderbird Entertainment
●	Boat Rocker Media
●	WildBrain
●	Genius Brands

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None of the selected companies have characteristics identical to Reliance. While Thunderbird Entertainment and Boat Rocker Media are focused on production of film & streaming content, WildBrain and Genius Brands are focused more on kids animation content, but none of the companies had business units that focused on mobile gaming. An analysis of the selected companies is not purely quantitative but, rather, it involves complex considerations and judgements concerning differences in business, operating and financial characteristics of the selected companies and a variety of other factors that could affect the public trading values of the companies reviewed.

IMAQ reviewed the following valuation benchmarks of Reliance in comparison to the Comparables with data as of September 7, 2022, which IMAQ management deemed relevant based on its professional judgment and expertise:

Company	Type	EV / CY23 Revenue	EV / CY23 EBITDA
Reliance Entertainment (1)	Diversified	0.7	5.1
Comparables: (2)
Lions Gate	Diversified	1.6	14.2
AMC Networks	Diversified	1.1	5.3
Thunderbird Entertainment	Content studio	1.1	6.0
Boat Rocker Media	Content studio	0.6	6.2
WildBrain	Animated content	1.9	9.5
Genius Brands	Animated content	2.5	NM

(1)

Reliance follows financial year ending March 31 vs. December 31 as followed by the Comparables. Hence to calculate CY23 estimates for Reliance IMAQ utilized a pro-rata calculation of one quarter of FY23 and three quarters of FY24.

(2)	Financial metrics for Comparables based on data as on September 9, 2022.

Based on the analyses performed, the IMAQ management determined that the proposed valuation for the Business Combination valued Reliance attractively as compared to comparable public companies based on the companies’ projected CY23 revenue figures. Furthermore, IMAQ also believed Reliance to be uniquely positioned in the media & entertainment sector in India given its presence in both “old” media segments, i.e., film & TV as well as “new” media segments, i.e., streaming/OTT and, more so, animation & mobile gaming. Hence, IMAQ determined Reliance’s enterprise value to be even more compelling as the “new” media segments grow in the coming years.

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The Business Combination

On October 22, 2022, International Media Acquisition Corp. (“IMAQ”) entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (“Seller”), and Reliance Entertainment Studios Private Limited, company incorporated in India (“Reliance”). Pursuant to the terms of the SPA, a business combination between IMAQ and Reliance will be effected by the acquisition of 100% of the issued and outstanding share capital of Reliance from Seller in a series of transactions (collectively, the “Business Combination”), the first of which (as further described in this proxy statement, the “Initial Business Combination”) satisfies the Nasdaq Capital Market requirement that the fair market value of the initial business combination target company must be at least 80% of the balance in IMAQ’s trust account (less any deferred underwriting commissions and interest released to pay franchise and income taxes) on the execution date of the SPA. The combined company following the consummation of the Initial Business Combination is referred to in this proxy statement as the “Combined Company.” The board of directors of IMAQ has (i) approved and declared advisable the SPA and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the stockholders of IMAQ. All capitalized terms used herein, but not otherwise defined, shall have the respective meanings ascribed to such terms in the SPA.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the SPA, the Seller shall, in exchange for the consideration set forth below, sell, transfer, convey, assign and deliver to IMAQ, and IMAQ shall purchase, acquire and accept from the Seller all rights, title and interest in and to the shares of Reliance (the “Company Shares”) in the manner described herein, free and clear of all liens, excepting only restrictions on the subsequent transfer of the Company Shares by IMAQ imposed under applicable laws, IMAQ’s organizational documents, and the Shareholders’ Agreement (as defined below). Such purchases shall be made as follows:

(a) Tranche 1: IMAQ shall purchase and Seller shall sell 3,920 Company Shares (the “Tranche 1 Company Shares”) at the initial closing of the Business Combination which shall occur within four days of the satisfaction or waiver of the closing conditions set forth in the SPA (the “Initial Closing,” and any subsequent closing thereafter, an “Additional Closing”), which shares shall represent 39.20 % of the fully diluted equity ownership of Reliance as of the date of the Initial Closing, for the higher of: (i) the fair market value of the Tranche 1 Company Shares determined in accordance with the requirements of the Foreign Exchange Management Act, 1999, of the Republic of India (the “FEMA”), or (ii) $40,000,000;

(b) Tranche 2: IMAQ shall purchase and Seller shall sell 1,570 Company Shares (“Tranche 2 Company Shares”) on or prior to the 90th day following the Initial Closing for the higher of: (i) the fair market value of the Tranche 2 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $16,000,000 (and simultaneously, IMAQ shall also infuse $4,000,000 as primary equity capital into Reliance and be issued common equity shares in Reliance against such subscription amount, or, alternatively, IMAQ may also infuse this amount as a loan to Reliance in accordance with applicable laws), which shares (i.e., the Tranche 2 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased under paragraph (a) above) represent 54.90% of the fully diluted equity ownership of Reliance as of such Additional Closing;

(c) Tranche 3: IMAQ shall purchase and Seller shall sell 1,960 Company Shares (“Tranche 3 Company Shares”) on or prior to 12 months from the Initial Closing for the higher of: (i) the fair market value of the Tranche 3 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $20,000,000 (and simultaneously, IMAQ shall also infuse $20,000,000 as primary equity capital into Reliance and be issued common equity shares in Reliance against such subscription amount, or, alternatively, IMAQ may also infuse this amount as a loan to Reliance in accordance with applicable laws), which shares (i.e., the Tranche 3 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased and subscribed under paragraphs (a) and (b) above, as the case may be) represent 74.50% of the fully diluted equity ownership of Reliance as of such Additional Closing;

(d) Tranche 4: IMAQ shall purchase and Seller shall sell 2,550 Company Shares (“Tranche 4 Company Shares”) on or prior to 18 months from the Initial Closing for the higher of: (i) the fair market value of the Tranche 4 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $26,000,000 (and simultaneously, IMAQ shall also infuse $14,000,000 as primary equity capital into Reliance and be issued common equity shares in Reliance against such subscription amount, or, alternatively IMAQ may also infuse this amount as a loan to Reliance in accordance with applicable Laws), which shares (i.e., the Tranche 4 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased and subscribed under paragraphs (a), (b) and (c) above, as the case may be) represent 100% of the fully diluted equity ownership of Reliance as of such Additional Closing.

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(e) Reliance shall, and IMAQ shall ensure that, all primary investments into Reliance by IMAQ as contemplated under the SPA, aggregating to $38,000,000, shall be used solely for the purposes of repayment of the inter-company loans aggregating to $38,000,000 as existing on the books of Reliance at the Initial Closing (the “Existing Inter-Company Loans”), as set forth in the SPA.

(f) Any loan extended by IMAQ to Reliance pursuant to paragraphs (b) to (d) above shall be repaid (including any interest repayment or payment of charges) by Reliance only after the Seller has been paid the entire consideration contemplated under the SPA.

At the Initial Closing and each Additional Closing, the applicable consideration will be paid by IMAQ to the Seller in Indian National Rupees, the currency of the Republic of India (“INR”), based upon the foreign exchange rates published by Bloomberg as set forth in the SPA.

Further, under Indian exchange control regulations (namely, the Foreign Exchange Management Act, 1999 and regulations framed thereunder), if an overseas buyer (in this case, IMAQ) purchases shares of an Indian company (in this case, Reliance) from an Indian seller (in this case, Seller), the purchase consideration payable to the Indian selling shareholder cannot be less than the fair market value of such shares determined at the time of the sale. Hence, if the fair market value at the time of the sale is higher than $102,000,000 then such higher amount shall be payable to ensure compliance with the said Indian exchange control regulations. There is however, no other maximum aggregate consideration envisaged in this transaction other than compliance with the aforesaid regulations. The fair market value has to be determined at each stage of payment of the four tranches. IMAQ does not expect any change in the consideration payable as Tranche 1 and 2 (i.e. Tranche 1 of $40,000,000 and Tranche 2 of $16,000,000). With regard to Tranches 3 and 4, the fair market valuation report pertaining to the shares of Reliance will need to be obtained and the payment of the balance two Tranches 3 and 4 will be paid accordingly. With respect to the payment of $38,000,000, the fair market value is not a relevant factor if this amount is paid as a loan by IMAQ to Reliance (and thereafter used by Reliance for repayment of existing loans taken from Seller). However, if this amount of $38,000,000 is infused by IMAQ into Reliance as subscription consideration for issuance of fresh shares to IMAQ, then such fresh shares shall also have to be issued at a per share price which is not less than the fair market value determined at the time of such issuance of fresh shares.

Anticipated Accounting Treatment.

The Business Combination between IMAQ and Reliance is expected to be accounted for as a forward business acquisition with IMAQ as the accounting acquirer.

See “Proposal 1 — The Business Combination Proposal” for additional information about the Business Combination Proposal, the SPA and the related agreements entered or to be entered into connection therewith. A copy of the SPA is attached to this proxy statement as Annex A.

Management

Upon the consummation of the Initial Business Combination, all of directors of IMAQ will remain on the board of the Combined Company and all officers of IMAQ will remain in place. See “Management of the Combined Company” for additional information on directors and executive officers of the Combined Company following the consummation of the Initial Business Combination. See “Management of the Combined Company” for additional information on directors and executive officers of the Combined Company following the consummation of the Initial Business Combination. In addition, following the consummation of the Initial Business Combination, Reliance will become a subsidiary of IMAQ. Pursuant to the Shareholders’ Agreement (as defined below), immediately at Initial Closing (as defined below), the board of directors of Reliance shall consist of five directors, three of whom shall be nominated by IMAQ and the other two shall be nominated by the Seller (as defined below), each to serve for a term of two years. Pursuant to the Shareholders’ Agreement, if IMAQ defaults under the SPA, then, in addition to certain other remedies, the Seller would have the right to obtain majority control of Reliance Board and appoint the majority of the Reliance Board members. This would be achieved by the relevant number of IMAQ director nominees resigning and additional director nominees of the Seller being appointed to the Board of Reliance in order to reconstitute the board to reflect majority control of the Seller. The Shareholders’ Agreement or any default by IMAQ under the SPA will have no impact on the constitution of the parent company’s board of directors. (See “Proposal 1 — The Business Combination Proposal — Certain Related Agreements — Shareholders’ Agreement” for more information).

Votes Required for Approval

As of the Record Date, there were [ ] shares of IMAQ Common Stock issued and outstanding. Only the IMAQ stockholders who hold shares of IMAQ Common Stock of record as of the Record Date are entitled to vote at the Meeting or any adjournment or postponement thereof. Below are the required votes for each of the Proposals:

•

Proposal 1 — Approval of the Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of IMAQ Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Business Combination Proposal. Broker non-votes will have no effect on the outcome of the Business Combination Proposal.

•

Proposal 2 — Approval of the Charter Proposal requires the vote of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Charter Proposal.

•

Proposal 3 — Approval of the Advisory Charter Proposal is a non-binding advisory vote, and requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Advisory Charter Proposal. Broker non-votes have no effect on the outcome of the Advisory Charter Proposal.

•

Proposal 4 — Approval of the Directors Proposal requires the vote of a plurality of the shares of the Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the Directors Proposal.

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•

Proposal 5 — Approval of the Current Charter Amendment Proposal requires the affirmative vote of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Current Charter Amendment Proposal.

•

Proposal 6 — Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal. Broker non-votes have no effect on the outcome of the Adjournment Proposal.

Pursuant to the Letter Agreement, the Initial Stockholders holding an aggregate of 6,546,900 of IMAQ Common Stock have agreed to vote their respective shares of IMAQ Common Stock in favor of each of the Proposals.

Appraisal Rights

Appraisal rights are not available to holders of shares of IMAQ Common Stock in connection with the Business Combination.

Redemption Rights

Pursuant to the Current Charter, holders of the Public Shares may elect to have their Public Shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the date of the Special Meeting, including interest (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of [ ], 2023, this would have amounted to approximately $[ ] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)

hold Public Shares, or hold Public Shares through Public Units and you elect to separate your Public Units into Public Shares, Public Rights, and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)

prior to 5:00 p.m., Eastern Time, on [ ], 2023, (x) submit a written request to Continental to redeem your Public Shares for cash and (y) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding Public Units must separate the Public Units into the Public Shares, Public Rights, and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If the Public Units are registered in a holder’s own name, such holder must deliver the certificate for its Public Units to Continental, with written instructions to separate the Public Units into the Public Shares, Public Rights, and Public Warrants. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her, or its redemption rights upon the separation of the Public Units into the Public Shares, Public Rights, and Public Warrants.

If a holder of the Public Shares exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will not own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its Public Shares (either physically or electronically) to Continental in accordance with the procedures described herein. See “The Meeting of the IMAQ Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

All outstanding Public Warrants will continue to be outstanding notwithstanding the actual redemptions. The value of our outstanding Public Warrants was approximately US$[ ] based on the closing price of the Public Warrants of US$[ ] on The Nasdaq Capital Market as of [ ], 2023. The potential for the issuance of a substantial number of additional shares of IMAQ Common Stock upon exercise of these Public Warrants could make the combined company less attractive to investors. Any such issuance will increase the number of issued and outstanding IMAQ Common Stock and reduce the value of the outstanding shares of IMAQ Common Stock. Therefore, the outstanding Public Warrants could have the effect of depressing IMAQ’s share price.

Interests of Certain Persons in the Business Combination

Certain of IMAQ’s directors and executive officers may be deemed to have interests in the transactions contemplated by the SPA that are different from, or in addition to, those of IMAQ’s stockholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in approving the SPA and the transactions contemplated therein, including the Business Combination (as described in the section entitled “Proposal 1 — The Business Combination Proposal – IMAQ Board’s Reasons for the Approval of the Business Combination” beginning on page [ ]). The Board concluded that the potential benefits that it expected IMAQ and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Mr. Shibasish Sarkar, the Chairman of the IMAQ Board and Chief Executive Officer of IMAQ, who is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, who is an equityholder in Y-Not Films LLP, a subsidiary of Reliance, each abstained from the IMAQ Board’s vote to approve the Business Combination to avoid the appearance of a potential conflict of interest.

The Sponsor has invested an aggregate of approximately $10.7 million, as on June 30, 2023, including investments in founder shares, Placement Units, promissory notes and advances, which it stands to forfeit and lose if IMAQ is unable to complete a business combination. Such founder shares, Placement Units, promissory notes and advances had an aggregate market value of $☑ million, based on the closing price of IMAQ’s shares of common stock and units on Nasdaq ☑ of $☑ and $☑, respectively. Certain officers and directors of IMAQ have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of IMAQ will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described herein.

When you consider the recommendation of the IMAQ Board in favor of the approval of the Business Combination Proposal, you should keep in mind that the Sponsor and IMAQ’s executive officers and directors have interests in each of the Proposals that are different from, or in addition to, and which may conflict with, your interest as a stockholder of IMAQ. These interests include, among other things:

•

Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance;

•

a total of $2,370,632 from IMAQ’s IPO was held outside of the Trust Account for working capital expenses. To date, IMAQ has spent $[  ] million for accounting, audit, legal D&O insurance and other filing fees and expenses. IMAQ also projects to spend approximately $[  ] million towards the Business Combination. If an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement;

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•

the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of IMAQ Common Stock held by them if we fail to consummate an initial business combination prior to February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated). In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 will be worthless, as the Sponsor does not have liquidation rights with respect to the Founder Shares. The Founder Shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023;

•

the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•

the fact that Mr. Sarkar is a member of the Sponsor and owns units of the Sponsor that will convert into Founder Shares and Private Units upon a distribution of the Sponsor’s assets to its members. As a result, Mr. Sarkar has the right to obtain securities of the Combined Company;

•

the fact that, with certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (x) six months after the date of the consummation of the Initial Business Combination, and (y) the date on which the closing price of the Combined Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Initial Business Combination, or earlier, in either case if, subsequent to the consummation of the Initial Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Combined Company’s Common Stock for cash, securities or other property;

•

the continued indemnification of IMAQ’s executive officers and directors and the continuation of IMAQ’s executive officers’ and directors’ liability insurance following the consummation of the Initial Business Combination;

•

the fact that the current members of the IMAQ Board will continue as members of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors;

•

the fact that the Sponsor and IMAQ’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal; and

•

the fact that if an initial business combination is not completed by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated), the 796,900 Placement Units that were purchased by our Sponsor for $7,969,000 will be worthless. Such Placement Units had an aggregate market value of approximately $[ ] million, based on the closing price of IMAQ Units of $[ ] on Nasdaq as of [ ], 2023.

As of [  ], 2023, the Sponsor owns shares of IMAQ common stock and IMAQ directors David M. Taghioff, Deepak Nayar, Klaas P. Baks, Paul F. Pelosi, Jr. and Suresh Ramamurthi each own 30,000 shares of IMAQ Common Stock. These shares had an aggregate market value of approximately $☑ million based on the closing price of IMAQ’s Common Stock of $☑ on Nasdaq as of ☑, 2023. These shares will be worthless if we fail to consummate an initial business combination prior to February 2, 2023.

In addition, if an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement. As of [ ], 2023, the Sponsor, officers and directors of IMAQ are not owed any such out-of-pocket expenses.

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In addition, as of November 7, 2022, IMAQ owes the Sponsor approximately $1,295,000 that has been drawn under certain promissory notes between IMAQ and Sponsor, the balance of which is payable by IMAQ after the date of consummation of a business combination. In the event that a business combination does not close, IMAQ may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the Trust Account would be available for such repayment.

On July 26, 2022, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 by depositing into the Trust Account $350,000 for each three-month extension. On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023. The redemption payments total in connection with the July 2022 Special Meeting amount to $209,064,259.52 and the Trust Account balance following the redemption payments was $21,468,570.23.

On January 27, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period one (1) time for an additional three (3) months from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until, August 2, 2023, by depositing into the trust account $385,541.10 for the three-month extension and $128,513.70 for each subsequent one-month extension. The Sponsor subsequently deposited an aggregate of $771,082.20 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from February 2, 2023 to August 2, 2023. In connection with the January 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 168,777 Public Shares, and following such redemptions, there were 1,973,118 Public Shares outstanding. The redemption payments total in connection with the January 2023 Special Meeting amount to $1,746,785.34 and the Trust Account balance following the redemption payments was $20,421,109.41.

On July 31, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period for twelve (12) additional one (1) month periods from August 2, 2023 to August 2, 2024 (i.e., for a total period of time ending 36 months from the consummation of the IPO) by depositing into the trust account $128,513.70 for each one-month extension. On [ ], 2023, the Sponsor deposited an aggregate of $128,513.70 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from August 2, 2023 to September 2, 2023. In connection with the July 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 63,395 Public Shares, and following such redemptions, there were 1,909,723 Public Shares outstanding. The redemption payments total in connection with the July 2023 Special Meeting amount to $694,363.63 and the Trust Account balance following the redemption payments was $20,917,141.76.

The foregoing extensions provided IMAQ with additional time to complete the Business Combination. The Sponsor received non-interest bearing, unsecured promissory notes equal to the amount of the deposits that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would be paid upon consummation of our initial business combination.

Lastly, if the Business Combination is completed, the current members of the IMAQ Board will be appointed to serve as members of the Combined Company’s Board and expect to receive compensation for services in an amount to be determined by the Combined Company’s Board following the consummation of the Initial Business Combination.

These interests may influence the IMAQ Board in making its recommendation that you vote in favor of the approval of the Business Combination Proposal and the other Proposals. In light of the foregoing, the Sponsor and IMAQ’s executive officers and directors will receive material benefits from the completion of the Business Combination and have incentives to complete the Business Combination rather than liquidate even if (i) Reliance is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and our directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on their investment(s), even if IMAQ’s public stockholders experience a negative return on their investment after consummation of the Business Combination. For example, the Sponsor paid an aggregate of $25,000 for the Founder Shares, or approximately $0.004 per Founder Share. As a result of the low acquisition cost of our Founder Shares, the Sponsor, its affiliates and our management team could make a substantial profit even if the acquisition targets subsequently decline in value or become unprofitable for our public stockholders.

The IMAQ Board was aware of and considered these interests and facts, among other matters, in evaluating and approving the Business Combination and in recommending to IMAQ stockholders that they approve the Business Combination.

Recommendations of the IMAQ Board and Reasons for the Business Combination

After careful consideration of the terms and conditions of the SPA, the disinterested members of the IMAQ Board have unanimously approved the SPA and unanimously recommend that IMAQ’s stockholders vote “FOR” approval of the Business Combination Proposal. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the IMAQ Board reviewed various industry and financial data and the evaluation of materials provided by Reliance. Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance. Due to Messrs. Sarkar and Wadhwa’s present and former affiliation with Reliance, the IMAQ Board obtained a fairness opinion from Houlihan Capital, a reputable financial advisory firm with substantial experience advising companies, and, continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes.

The IMAQ Board recommends that IMAQ stockholders vote:

•	FOR the Business Combination Proposal (Proposal 1);

•	FOR the Charter Proposal (Proposal 2);

•	FOR the Advisory Charter Proposal (Proposal 3);

•	FOR the Directors Proposal (Proposal 4);

•	FOR the Current Charter Amendment Proposal (Proposal 5); and

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•	FOR the Adjournment Proposal (Proposal 6).

Proposed Financing Transaction in Connection with the Business Combination

IMAQ is in the process of negotiating financing (the “Proposed Financing Transaction”) in connection with the Business Combination. Components of the Proposed Financing Transaction may include, but are not limited to, asset-backed financing based on Reliance’s film library, debt and equity-linked financing secured by cash flows and assets of the Combined Company, non-redemption agreements, and a stand-by equity issuance facility available after the close of the Business Combination. As of the date hereof, IMAQ has not secured any committed financing but is in discussion with multiple parties regarding financing arrangements. IMAQ is required under the terms of the SPA to have secured financing of at least $40 million at the time of the Initial Closing. If at the time of the Initial Closing IMAQ has not secured adequate financing for the aggregate amount of the consideration payable under the SPA, IMAQ expects to raise the funds to satisfy the cash payments for each subsequent tranche following the Initial Closing on a progressive basis as permitted under the SPA. In the event that IMAQ enters into any definitive financing agreements, IMAQ will publicly disclose the overall size and pricing of such financing arrangements in its filings with the SEC. Any financing arrangement that IMAQ enters into will not impact the consideration payable under the SPA. IMAQ previously received a non-binding term sheet for a $75 million asset-backed loan but the counterparty subsequently withdrew the offer due to deteriorating capital market conditions. Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate the Proposed Financing Transaction. There are no minimum cash conditions that IMAQ should meet prior to each closing, other than the minimum aggregate consideration. The lack of committed financing for the entirety of the aggregate consideration for the Business Combination presents a significant risk to the execution of the Business Combination. In similar SPAC business combinations, the parties typically secure financing in the form of debt or equity prior to the closing of the transaction.

Following the closing of the Business Combination, the Combined Company will need to raise sufficient capital or debt to sustain its operations and service its existing debt obligations. There is no assurance that the Combined Company will be able to raise sufficient capital or debt to sustain its operations and service its existing debt obligations, or that such financing will be on terms that are favorable to the Combined Company.

See “Risk Factors — Risks Related to IMAQ and the Business Combination — Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate and execute a definitive agreement with respect to the Proposed Financing Transaction.” and “— The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.”

Risk Factors

In evaluating the Business Combination Proposal and the other Proposals to be considered and voted on at the Meeting, you should carefully review and consider the risk factors set forth under “Risk Factors.” The occurrence of one or more of the events or circumstances described under “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of IMAQ and Reliance to consummate the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the Combined Company following the consummation of the Initial Business Combination. Such risks include, but are not limited to:

Reliance:

Risks Related to the Company

•	Reliance has no independent operating history making it difficult to evaluate its business and prospects and may increase the risks associated with your investment;

•

Reliance may not be able to maintain or grow the size of Reliance’s customer base or the level of engagement of its users, which could materially and adversely affect Reliance’s business, financial condition, cash flows and results of operations;

•

if financial markets are unfavorable or sources of funds to support the production of new content and pay for the costs of content development are unwilling to provide capital to Reliance, or if its content is not favorably received by consumers and partners, Reliance may be unable to obtain sufficient funding and its results of operation could be unfavorably affected;

•

Reliance’s reputation, competitive advantage, financial position and relationships with its users could be materially harmed if Reliance is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve them may have a materially adverse impact on its financial results and prospects;

•

economic downturns and market conditions beyond Reliance’s control could adversely affect its business, financial condition and operating results. The COVID-19 pandemic has had, and any future significant outbreak or new pandemic may have, an adverse impact on its business, including its financial results and prospects;

•	any downturn in the Indian or international cinema industries could materially adversely affect Reliance’s business, financial condition, results of operations and prospects;

•

Reliance’s success is tied to the continued use of the internet and smartphones, and the reliability and adequacy of online infrastructure in India and emerging markets and data pricing which it doesn’t control;

•	a decline in economic growth or political instability or changes in the Government in India could adversely affect Reliance’s business;

•	Reliance may have transactions in countries or with persons that are subject to international sanctions;

•

competition presents an ongoing threat to Reliance’s business. If Reliance is unable to compete effectively for users and advertiser spend, Reliance’s business and operating results could be harmed. Changes in public and consumer tastes and preferences for entertainment and consumer products could reduce demand for Reliance’s entertainment offerings and products and adversely affect the profitability of any of Reliance businesses;

•

Reliance is largely dependent on cinema theatre operators for release and display of films. Its inability to secure sufficient screens for the display of its films could adversely affect its business and result of its operations;

•

theft of Reliance’s entertainment content, including digital copyright theft and other unauthorized exhibitions of its content, may decrease revenue received from its programming and motion pictures and adversely affect its businesses and profitability;

•	Reliance operates in new and evolving industries. Reliance may not be able to respond to changes in market conditions or to new or emerging technologies;

•

Reliance may face legal uncertainties, including tax claims, tax notices or tax demands from authorities including GST authorities which may adversely affect Reliance’s business and financial performance;

•	Reliance may be affected by the competition laws of India and other countries, the adverse application or interpretation of which could adversely affect Reliance’s business;

•	if currency exchange rates fluctuate substantially in the future, Reliance’s operating results, which are reported in Indian Rupees (INR), could be adversely affected;

•

Reliance depends on relationships with its distributors, exhibitors, licensee, platform owners and other channel partners to distribute its content. Any failure to maintain and grow these relationships could adversely affect Reliance’s ability to distribute content on favorable terms or at all, which would in turn affect its growth and profitability; and

•	computer malware, viruses, hacking, and phishing attacks, and spamming could harm Reliance’s business and results of operations.

IMAQ and the Combined Company:

Risks Related to IMAQ and the Business Combination

•

Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate and execute a definitive agreement with respect to the Proposed Financing Transaction;

•

the Combined Company will require additional capital in the future, which may not be available or may only be available on unfavorable terms. We may also encounter difficulty in obtaining funds to meet our commitments as they become due;

•	there is no guarantee that a stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position;

•

the Initial Stockholders have agreed to vote in favor of the Business Combination Proposal, and the other Proposals described in this proxy statement, regardless of how the IMAQ public stockholders vote;

•

the Sponsor, IMAQ’s executive officers and directors and certain affiliates of IMAQ may have certain conflicts in connection with the Business Combination, since certain of their interests are different from, or in addition to, your interests as a stockholder of IMAQ;

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•

if IMAQ’s security holders exercise their registration rights with respect to the Founder Shares, the Private Units and the underlying securities, it may have an adverse effect on the market price of IMAQ’s securities;

•	if the benefits of the Business Combination do not meet the expectations of financial or industry analysts, the market price of IMAQ’s securities may decline;

•

the unaudited pro forma condensed combined financial information contained in this proxy statement may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been;

•	the obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations;

•

the Combined Company will be required to meet the initial listing requirements to be listed on Nasdaq but the Combined Company may be unable to maintain the listing of its securities in the future; and

•	IMAQ may waive one or more of the conditions to the consummation of the Business Combination without resoliciting stockholder approval.

Risks Related to the Combined Company’s Common Stock

•	The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment; and

•	because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, (the “PSLRA”), including statements with respect to the anticipated timing, completion and effects of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of IMAQ, Reliance and may include statements for the period(s) following the consummation of the Initial Business Combination. Forward- looking statements are based on the current expectations and beliefs of the management of IMAQ and Reliance, as applicable, and are inherently subject to a number of risks, uncertainties and assumptions, and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The risks, uncertainties and/or assumptions include, but are not limited to, those described in “Risk Factors,” those discussed and identified in public filings made with the SEC by IMAQ and the following:2

•

the inability of the parties to successfully or timely consummate the SPA, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect IMAQ or the expected benefits of the Business Combination, if not obtained;

•	the failure to realize the anticipated benefits of the Business Combination; matters discovered by the parties as they complete their respective due diligence investigation of the other party;

•	the ability of IMAQ to maintain the listing of IMAQ’s shares on Nasdaq;

•	costs related to the Business Combination;

•

IMAQ’s failure to satisfy the conditions to the consummation of each tranche of the Business Combination, including the initial approval of the SPA by the stockholders of IMAQ, the risk that the Business Combination may not be completed by the stated deadlines and the potential failure to obtain an extension of the stated deadlines;

•	the inability to complete the financing contemplated in connection with the Business Combination and the purchase of 100% of the equity of the Target Company;

•	the outcome of any legal proceedings that may be instituted against IMAQ or the Target Company related to the Business Combination;

•

the attraction and retention of qualified directors, officers, employees and key personnel following the Business Combination, IMAQ’s ability following the Business Combination to compete effectively in a highly competitive market;

•	the ability to protect and enhance the Target Company’s corporate reputation and brand;

•	the impact from future regulatory, judicial, and legislative changes in the Target Company’s industry;

•	the uncertain effects of a resurgence of the COVID-19 pandemic and other pandemics on the production of movies, attendance at movie theaters and other businesses that Reliance owns and operates;

•

changes in the viewing patterns of customers and consumer behavior, as well as evolving technologies, distribution platforms and packaging; the substantial investment of capital required to produce and market films and other programming;

•	the inability to compete for talent, content, audiences, subscribers, advertising and distribution in the Indian and global entertainment industry;

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•	future financial performance of IMAQ following the Business Combination;

•	the ability of IMAQ to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	the risk that the Business Combination disrupts current plans and operations of the Target Company as a result of the announcement and consummation of the Business Combination;

•	the possibility that the Target Company may be adversely affected by other economic, business, regulatory, and/or competitive factors;

•

the evolution of the markets in which the Target Company competes, including technological changes and other trends affecting the entertainment industry and increases in the cost for content and other rights;

•	risks related to streaming initiatives;

•	he ability of the Target Company to implement its existing strategic initiatives and continue to innovate; risks related to acquisition and integration of acquired businesses;

•	the ability of the Target Company to defend its intellectual property;

•	the risk that the Target Company may not be able to execute its growth strategy and the timing of expected business milestones;

•	the risk of declines or disruptions in the Indian economy; and

•	other risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of IMAQ and Reliance prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement and attributable to IMAQ and Reliance or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, IMAQ and Reliance undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

The PSLRA provides a safe harbor for forward-looking statements made with respect to certain securities offerings, but excludes such protection for statements made in connection with certain securities offerings, such as tender offers and initial public offerings. The term “initial public offering” is not defined in the PSLRA. Given the particular characteristics of mergers and Business Combination completed by special purpose acquisition companies, there has been some question regarding whether such mergers and Business Combination are “initial public offerings,” and therefore not subject to the protection of the PSLRA. There is currently no relevant case law on this matter, and accordingly, there can be no assurances that the safe harbor is applicable to forward-looking statements made by IMAQ and Reliance in connection with the Business Combination, and the protections of the safe harbor provided by the PSLRA to IMAQ and Reliance may not be available.

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RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating the Business Combination and the proposals to be voted on at the Meeting. The following risk factors apply to the business and operations of Reliance and will also apply to the business and operations of the Combined Company following the consummation of the Initial Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company following the consummation of the Initial Business Combination. We and Reliance may face additional risks and uncertainties that are not presently known to us, or Reliance or that we or Reliance currently deem immaterial, which may also impair our or Reliance’s business, cash flows, financial condition and results of operations.

Risks Related to Reliance

Unless the context otherwise requires, references to “it” or “its” in this subsection “— Risks Related to Reliance” generally refer to Reliance in the present tense and as a subsidiary of IMAQ from and after the Business Combination.

Risks Related to Reliance’s Business

Reliance has no independent operating history making it difficult to evaluate Reliance’s business and prospects and may increase the risks associated with your investment.

Reliance was formed on February 18, 2019 and started formulating its business plan at that time. Reliance cannot assure you that it will be able to operate its business successfully or implement its operating policies and strategies as described elsewhere in this proxy statement/prospectus. As an independent entity, Reliance may encounter risks and challenges frequently experienced by growing companies in rapidly developing industries, including risks related to its ability to:

•	build a reputation for providing a superior content platform and customer service, and for creating trust and long-term relationships with its potential customers;

•	implement a revenue model that will allow it to develop predictable revenues;

•	distinguish itself from competitors;

•	develop and offer a competitive content platform that meets Reliance’s customers’ needs as they change;

•	improve Reliance’s current operational infrastructure and non-platform technology to support its growth and to respond to the evolution of Reliance’s market and competitors’ developments;

•	develop, maintain and expand Reliance’s relationships with suppliers of quality advertising;

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•	respond to evolving industry standards and government regulation that impact Reliance’s business;

•	prevent or mitigate failures or breaches of security; and

•	hire and retain qualified and motivated employees.

If Reliance is unable to do so, its business may suffer, its revenue and operating results may decline and Reliance may not be able to achieve further growth or sustain profitability.

If Reliance fails to expand effectively in international markets, Reliance’s revenue and Reliance’s business will be harmed.

Reliance may not be able to monetize Reliance’s products and services internationally as a result of competition, advertiser demand, differences in the digital advertising market and digital advertising conventions, as well as differences in the way that users in different countries access or utilize Reliance’s products and services. Differences in the competitive landscape in international markets may impact Reliance’s ability to monetize Reliance’s products and services.

Reliance is dependent on the Indian box office success of its films from which a significant portion of its revenues are derived.

In India, a relatively high percentage of a film’s overall revenues tends to be derived from theatre box office sales and, in particular, from such sales in the first week of a film’s release. Indian domestic box office receipts may also be an indicator of a film’s expected success in other distribution channels. As such, poor box office receipts from Reliance’s films could have a significant adverse impact on its results of operations in both the year of release of the relevant films and in the future for revenues expected to be earned through other distribution channels. Where Reliance is unable to ensure a wide release for its films, or where Reliance is unable to provide theatre operators with sufficient prints of its films to allow them to maximize screenings in the first week of a film’s release, it may have an adverse impact on its revenues. There can be no assurance that Reliance will in future be able to maximize box office receipts, that industry revenues will in future be less dependent on theatre box office receipts, particularly those from the first week of release, than they have been in the past, or that there will be less correlation between box office success and success in other distribution channels. Accordingly, any failure by Reliance’s films to achieve domestic box office success could have a material adverse effect on its business, prospects, financial condition and results of operations.

Reliance depends on its relationships with theatre operators and other industry participants to exploit its film content.

Reliance generates revenues from the exploitation of film content in various distribution channels through agreements with commercial theatre operators, in particular multiplex operators, and with retailers, television operators, telecommunications companies and others. Reliance’s failure to maintain these relationships, or to establish and capitalize on new relationships, could harm its business or prevent its business from growing, which could have a material adverse effect on its business, prospects, financial condition and results of operations.

Reliance may not be paid the full amount of box office revenues to which Reliance is entitled.

Reliance derives revenues from theatrical exhibition of its films by collecting a specified percentage of gross box office receipts from multiplex and single screen theatre operators and, as there is no independent monitoring of such data in India, Reliance relies on theatre operators and its sub-distributors to report relevant information to Reliance in an accurate and timely manner. While some single-screen operators have moved to a digital distribution model that provides greater clarity on the number of screenings given to its films, multiplex operators and many other single-screen operators retain the traditional print model. Reliance’s films may continue to be exhibited on many screens which either do not have computerized tracking systems for box office receipts or screening information, or in relation to which Reliance does not have access to audit compliance. There is a risk that gross box office receipts and sub-distribution revenues may be inadvertently or purposefully underreported, misreported or delayed, which could prevent Reliance from being compensated appropriately for exhibition of its films, which could have a material adverse effect on its business, prospects, financial condition and results of operations.

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Delays, cost overruns, cancellation or abandonment of the completion or release of films may have an adverse effect on Reliance’s business.

There are substantial financial risks relating to the production, completion and release of films. The Indian film industry has traditionally been controlled by family run enterprises, with relatively low levels of corporatization. While the growth of corporate film production companies has in recent times increased levels of accountability, the Indian film industry continues to be relatively unorganized. Actual film costs may exceed their budgets and factors such as labor disputes, unavailability of a star performer, equipment shortages, disputes with production teams or adverse weather conditions may cause cost overruns and delay or hamper completion of a production. Where a film Reliance has contracted to acquire from third-party experiences delay or fails to complete, Reliance may not recover any advance monies paid in relation to the proposed acquisition. Where Reliance enters into co-productions, while Reliance typically seek to put in place contractually capped budgets that are pre-agreed with Reliance’s co-producer, given the importance of ongoing relationships in its industry, longer-term commercial considerations may in certain circumstances override strict contractual rights, and Reliance may feel obliged to fund cost over-runs where there is no contractual obligation requiring it to do so. Reliance is responsible for all cost overruns on its own productions and as such this production method exposes it to the greatest execution risk. While Reliance maintains insurance policies for the majority of its projects covering certain of these risks, and Reliance intends to continue such practices, Reliance cannot assure you that any cost overruns will be adequately covered or that such insurance will be available or continue to be available on terms acceptable to Reliance in the future, or at all. In the event of substantial budget overruns, Reliance may be required to seek additional financing from outside sources to complete a project, which may not be available on terms acceptable to Reliance or at all. Any such delays in production, failure to complete projects and costs overruns could result in Reliance not recovering its costs and could have a material adverse effect on its business, prospects, financial condition and results of operations, and harm its reputation.

Reliance’s revenues and profitability of its content business are directly linked to the exploitation and growth of its new content development and acquisitions and content library through important relationships with creative partners. Any failure to develop or source content could adversely affect its profitability and growth of its business.

Reliance earns revenues by exploiting content that Reliance produces/co-produces, acquires, licenses and distributes through various distribution channels. Production of new content and acquisition of content is an integral part of Reliance’s business. Reliance’s ability to successfully produce and acquire content depends on its ability to maintain existing relationships and form new ones, with industry participants like directors, producers, actors, distributors and exhibitors etc. Reliance believes that maintaining existing relationships is key to enabling Reliance to continue to secure content and to exploit such content in the future. While Reliance has benefited from long-standing relationships with certain industry participants and its joint venture model for the production of films in the past, there can be no assurance that Reliance will be able to successfully maintain these relationships and continue to have access to content through such means.

Reliance’s content library also includes the content developed by Reliance through its joint venture partners and content licensed from third parties on fixed term basis. There can be no assurance that, upon expiry or termination of these arrangements, content will be available to Reliance at all or on acceptable financial or other terms.

If any such relationship were to be adversely affected, or if Reliance is unable to renew these arrangements in a timely manner or at all, or if Reliance is unable to form new relationships or its access to content otherwise deteriorates, or if any party fails to perform its obligations under its agreements or arrangements with Reliance, it could have a material adverse effect on its business prospects, financial condition and results of operations.

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The sale of Reliance’s content associated rights may not generate adequate revenues to recover associated costs. This could impact Reliance’s growth plans and may adversely impact its profitability.

Currently, Reliance distributes its content through various mediums such as (i) Theatrical, (ii) TV, (iii) Direct to Home (DTH), (iv) Internet, (v) OTT, and (vi) Home Video and Others including Music. Reliance invests significant amount of its working capital funds in acquisition of such content.

Reliance acquires content based on its management estimates of revenue potential of such content which are driven by certain assumptions. However, the actual performance of the content acquired by Reliance may vary from estimates for factors which may be beyond its control. In certain cases, Reliance may not be able to generate adequate or expected revenues to recover the costs associated with such content acquisitions. Further, Reliance cannot give any assurance that all future contents would generate sufficient revenues to recover their cost involved. The aforementioned risks could adversely impact Reliance’s profitability which could have a material adverse effect on its business, results of operations and financial condition.

If studios, content providers or other rights holders refuse to license streaming content or other rights upon terms acceptable to Reliance, then Reliance’s business could be adversely affected.

Reliance’s ability to provide its clients with content they can watch depends on studios, content providers and other rights holders licensing rights, including distribution rights, to such content and certain related elements thereof, such as the public performance of music contained within the content it distributes. The license periods and the terms and conditions of such licenses vary. As content providers develop their own streaming services, they may be unwilling to provide Reliance with access to certain content, including popular series or movies. If the studios, content providers and other rights holders are not or are no longer willing or able to license Reliance content upon terms acceptable to Reliance, its ability to stream content to its members may be adversely affected and/or its costs could increase. Certain licenses for content provide for the studios or other content providers to withdraw content from Reliance’s service relatively quickly. Because of these provisions as well as other actions it may take, content available through Reliance’s service can be withdrawn on short notice. As competition increases, Reliance sees the cost of certain programming increasing. As Reliance seeks to differentiate its service, it is increasingly focused on securing certain exclusive rights when obtaining content, including original content. Reliance is also focused on programming an overall mix of content that delights its members in a cost efficient manner. Within this context, Reliance is selective about the titles it adds and renews to its service. If Reliance does not maintain a compelling mix of content, its client acquisition and retention may be adversely affected. Music and certain authors’ performances contained within content Reliance distributes may require it to obtain licenses for such distribution. In this regard, Reliance engages in negotiations with collection management organizations (“CMOs”) that hold certain rights to music and/or other interests in connection with streaming content into various territories. If Reliance is unable to reach mutually acceptable terms with these organizations, Reliance could become involved in litigation and/or could be enjoined from distributing certain content, which could adversely impact its business. Additionally, pending and ongoing litigation as well as negotiations between certain CMOs and other third parties in various territories could adversely impact its negotiations with CMOs, or result in music publishers represented by certain CMOs unilaterally withdrawing rights, and thereby adversely impact its ability to reach licensing agreements reasonably acceptable to Reliance. Failure to reach such licensing agreements could expose Reliance to potential liability for copyright infringement or otherwise increase its costs. Additionally, as the market for the digital distribution of content grows, a broader role for CMOs in the remuneration of authors and performers could expose Reliance to greater distribution expenses.

Any downturn in the Indian or international cinema industries could materially adversely affect Reliance’s business, financial condition, results of operations and prospects.

Reliance’s success is highly dependent upon its ability to provide services to, and generate revenues from, movie producers, distributors and exhibitors, as well as from advertisers through in-cinema advertising. These parties are dependent on the health of the Indian and international cinema industries, which are significantly impacted by factors entirely outside of its control. Such factors include:

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Alternative sources of entertainment and entertainment delivery. The cinema industry competes with many other sources of entertainment and entertainment delivery, including television and the internet. Technological advancements such as video on demand, mobile and internet streaming and downloading have increased the number of entertainment and information delivery choices available to consumers and have intensified the challenges posed by audience fragmentation. Movies may also be released under alternative methods, such as DVD or HD DVD, cable television, downloads via the internet, video discs, video on demand, satellite and pay-per-view services. The increasing number of choices available to audiences could negatively impact consumer demand for viewing movies in a cinema, and there can be no assurance that occupancy rates at cinemas will not fall.

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The success of movies shown in cinemas. The success of first-run movies that are shown in cinemas depends upon the production and marketing efforts of movie studios and the attractiveness and value proposition of the movies to consumers compared to other forms of entertainment.

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General economic conditions. A decline in general economic conditions may negatively impact consumer spending, and any reduction in consumer confidence or disposable income in general could lead to a decline in cinema attendance.

A decline in attendance at cinemas may reduce the number of movies produced, distributed and screened, which would directly affect the revenue that Reliance receives from content producers and distributors, as well as reduce the number of cinemas and screens in operation, which could impact the amount of revenues Reliance generates from exhibitors. Further, a sustained decline in economic conditions could result in closure or downsizing by, or otherwise adversely impact, content producers, distributors and exhibitors on whom Reliance relies for revenue. The value of its in-cinema advertising business could also be adversely affected by a long-term multi-year decline in cinema attendance or even the perception by advertisers that its platform is no longer suitable for their needs due to the decreases in attendance and geographic coverage. Therefore, any downturn in the overall Indian and international cinema industries would materially adversely affect Reliance’s business, financial condition, results of operations and prospects.

Increases in market price of talent and technical professionals involved in production of content may have a material and adverse effect on Reliance’s business, financial condition and results of operations.

The market prices of talent and technical professionals involved in the production of content, have increased during the past few years. With the increase in internet penetrations and decrease in broadband cost, there has been an influx of internet video streaming platforms and they are competing aggressively to license content, which have in turn led to increases in fees of professionals involved in content production in general. As the market further grows, the expectations of talent and technical professionals, copyright owners, distributors and industry participants may continue to rise, and as such they may demand higher fees for content. Furthermore, with the expansion of Reliance’s content portfolio, it expects the costs for content to continue to increase. If Reliance is unable to generate sufficient revenues to outpace the increase in market prices for content, it may incur more losses and Reliance’s business, financial condition and results of operations may be adversely affected.

Some viewers or civil society organizations may find Reliance’s film content objectionable which in turn could harm its reputation and could have a material adverse effect on the business, prospects, financial condition and results of operations.

It is possible that some viewers in India or abroad may object to film content produced or distributed by Reliance based on religious, regional, political, ideological or any other positions held by such viewers. This is particularly true of content that is graphic in nature, including violent or romantic scenes and films that are politically oriented or targeted at a particular segment of the film audience. Viewers or civil society organizations, including interest groups, political parties, religious or other organizations may assert legal claims, seek to ban the exhibition of its films, protest against Reliance or its films or object in a variety of other ways. Any of the foregoing could harm the reputation and could have a material adverse effect on the business, prospects, financial condition and results of operations. The film content that Reliance produce and distribute could result in claims being asserted, prosecuted, or threatened against Reliance based on a variety of grounds, including defamation, hurting religious sentiments, invasion of privacy, negligence, obscenity or facilitating illegal activities, any of which could have a material adverse effect on the business, prospects, financial condition or results of operations.

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A decline in economic growth or political instability or changes in the Government in India (“GoI”) could adversely affect Reliance’s business.

Reliance’s performance and the growth of its business is necessarily dependent on the health and performance of the overall Indian economy. In the recent past, Indian economy has been affected by global economic uncertainties and liquidity crisis, domestic policy and political environment, volatility in interest rates, currency exchange rates, commodity and electricity prices, adverse conditions affecting agriculture, rising inflation rates and various other factors. Risk management initiatives by banks and lenders in such circumstances could affect the availability of funds in the future or the withdrawal of Reliance’s existing credit facilities. The Indian economy is undergoing many changes and it is difficult to predict the impact of certain fundamental economic changes on Reliance’s business. Conditions outside India, such as a slowdown or recession in the economic growth of other major countries, especially the United States, have an impact on the growth of the Indian economy. Additionally, an increase in trade deficit, a downgrading in India’s sovereign debt rating or a decline in India’s foreign exchange reserves could negatively affect interest rates and liquidity, which could adversely affect the Indian economy and Reliance’s business. Any downturn in the macroeconomic environment in India could adversely affect its business, financial condition, results of operation and the trading price of the equity of IMAQ. Volatility, negativity, or uncertain economic conditions could undermine the business confidence and could have a significant impact on the results of operations. Changing demand patterns from economic volatility and uncertainty could have a significant negative impact on Reliance’s results of operations.

Further, Reliance’s performance and the market price and liquidity of the equity of IMAQ may be affected by changes in exchange rates and controls, interest rates, government policies, taxation, social and ethnic instability and other political and economic developments affecting India. The Government of India has traditionally exercised and continues to exercise a significant influence over many aspects of the economy. Reliance’s business, the market price and liquidity of the equity of IMAQ may be affected by changes in GoI policy, taxation, social and civil unrest and other political, economic or other developments in or affecting India.

Reliance may have transactions in countries or with persons that are subject to international sanctions.

Reliance has limited information about and control over the identity of customers that use its gaming products or gaming subscription services, and there can be no assurance that its past or future customers have not included or will not include persons or entities targeted by, or were not or will not be located in any country that is the subject of International Sanctions.

There can be no assurance that Reliance’s business will not be impacted by such International Sanctions in the future, particularly if there are changes to, or more stringent application of, the International Sanctions, or if Reliance makes changes to its operations or introduces new products or services which appeal to customers subject to or based in countries subject to such International Sanctions. In addition, Reliance’s counterparties, including its vendors and suppliers, or its other customers, that are required to comply with such International Sanctions, may seek to terminate or modify its contractual arrangements to impose additional conditions that may be adverse to its operations or business prospects, or may be precluded from entering into commercial transactions with it.

Such International Sanctions may also result in delay in repatriation of payments as well as devaluation of the currency of countries, where Reliance operates its business, which may have a material adverse effect on its financial position, cash flows and results of operations.

Reliance faces risks associated with its business associates, customers, or vendors being designated Prohibited Persons by the Office of Foreign Assets Control and similar requirements.

Pursuant to Executive Order 13224 and other laws, the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) maintains a list of persons designated as terrorists or who are otherwise blocked or banned (Prohibited Persons) from conducting business or engaging in transactions in the United States and thereby restricts Reliance doing business with such persons. Reliance is required to comply with OFAC and related requirements and may be required to terminate or otherwise amend Reliance’s agreements. If a business associate, customer, or vendor with whom Reliance conducts business is placed on the OFAC list or is otherwise a party with which Reliance is prohibited from doing business, Reliance may be required to terminate its agreement. Any such termination could result in a loss of revenue or otherwise negatively affect Reliance’s financial results and cash flows.

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Reliance’s business is highly competitive. Competition presents an ongoing threat to the success of Reliance’s business. If Reliance is unable to compete effectively for users and advertiser spend, Reliance’s business and operating results could be harmed.

Reliance competes directly against other producers and distributors of Indian films in each of its distribution channels. If the number of films released in the market as a whole increase, it could create an oversupply of content in the market, in particular at peak theatre release times in India such as school and national holidays and the festivals, which would make it more difficult for Reliance’s films to succeed. A substantial majority of the theatre screens in India are typically committed at any one time to a limited number of films. If Reliance competitors were to increase the number of films available for distribution while the number of theatre screens remained static, it would be more difficult for Reliance to release its films during optimal release periods. Failure to release during peak periods could cause Reliance to miss potentially higher gross box-office receipts and/or home entertainment revenue, which could have a material adverse effect on its business, prospects, financial condition and results of operations.

Reliance also competes with all other sources of entertainment and information delivery, including television, the internet and sporting events such as the Indian Premier League (“IPL”) for cricket. Technological advancements such as video-on-demand, internet streaming and downloading have increased the number of entertainment and information delivery choices available to consumers and have intensified the challenges posed by audience fragmentation. The increasing number of choices available to audiences could negatively impact consumer demand for its films and there can be no assurance that occupancy rates at theatres in India or demand for its other distribution channels will not fall. If Reliance films do not attract a large enough audience, its revenue streams from box office receipts and its other distribution channels could be adversely affected, which in turn could have a material adverse effect on Reliance’s business, prospects, financial condition and results of operations.

Competition for users of Reliance’s products and services will be intense. Reliance will face strong competition in its business. Reliance will compete against many companies to attract and engage users, including companies which have greater financial resources and substantially larger user bases, such as Twitter, Meta/Facebook including Instagram, Alphabet/Google, Netflix, Disney+, Hulu, Microsoft (including LinkedIn), and Yahoo!, which offer a variety of Internet and mobile device-based products, services and content. For example, Facebook and Twitter operate a social networking site with significantly more users than may have in the future. Additionally, as a private company under new ownership, Twitter may demonstrate a renewed commitment to free speech principles that will heighten competition for users who prioritize such principles.

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Economic downturns and market conditions beyond Reliance’s control could adversely affect its business, financial conditions and operating results. The COVID-19 pandemic has had, and any future significant outbreak or new pandemic may have, an adverse impact on its business, including its financial results and prospects.

Economic downturns or unstable market conditions, such as those potentially created by the outbreak of COVID-19 discussed herein, may cause advertisers to decrease their advertising budgets, which could reduce adversely affect Reliance’s business, financial condition and operating results. Reliance’s business, operations and financial performance have been, and may in the future be, negatively impacted by the COVID-19 pandemic and related public health responses, such as travel bans, restrictions, social distancing requirements and shelter-in-place orders. The pandemic and these related responses have caused, and any significant future outbreak or other pandemic may in the future cause, decreased advertiser demand for its content platform, global slowdown of economic activity, disruptions events, volatility and disruption of major financial markets, and changes in consumer behavior. For example, to the extent any future outbreak or new pandemic disrupts economic activity globally, it could adversely affect its business, financial condition and operating results through prolonged decreases in advertising spend, credit deterioration of its customers, depressed economic activity, or declines in capital markets. Such developments may be outside Reliance’s control requiring Reliance to adjust its operating plan.

The extent to which any future outbreak of COVID-19 or other pandemic further impacts Reliance’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions taken globally to contain the coronavirus or treat its impact, among others. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. The spread of any severe communicable disease may also adversely affect the operations of its customers and suppliers, which could adversely affect its business, financial condition, cash flows and results of operations. Reliance is still assessing its business operations and system supports and the impact that future outbreaks of COVID-19 or other pandemics may have on its results and financial condition, but there can be no assurance that this analysis will enable it to avoid part or all of any impact from the future spread of COVID-19 or its consequences, including downturns in business sentiment generally or in its sector in particular. The above risks can threaten the safe operation of its facilities and cause disruption of operational activities, environmental harm, loss of life, injuries and impact the wellbeing of its workforce.

In addition, during the lockdown in response to the COVID-19 pandemic, Reliance put in place certain interim measures to ensure business continuity. All of it employees worked remotely, and its websites continued to operate. However, Reliance’s operations are dependent on various information technology systems and applications which may not be adequately supported by a robust business continuity plan, which could seriously impact its business in the event of a disaster of any nature. Although Reliance continues to devote resources and management focus, there can be no assurance that these programs will operate effectively.

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Reliance may not be able to maintain or grow the size of Reliance’s customer base or level of engagement of Reliance’s clients, which could materially and adversely affect Reliance’s business, financial condition, cash flows and results of operations.

Reliance believes that the size and engagement level of Reliance client base is critical to its success, and its business and financial performance will continue to be impacted by its ability to add, engage and retain active customers. Reliance inability to add, retain, engage and monetize clients within its current offerings, or to achieve similar or higher levels of retention, engagement or monetization of clients in future offerings would adversely impact its results of operations and cash flows.

There can be no assurance that Reliance’s mobile games will continue to sustain or grow their current level of popularity for various reasons, including:

•	inability to maintain the quality of its existing content and offerings;
•	inability to generate, aggregate and distribute innovative, new and competitive content;
•	failure to adapt to changes in customer preferences, market trends or advancements in technology;
•	inability to successfully deploy its existing and future apps on popular mobile operating systems;
•	technical or other problems which may prevent it from delivering its content or services in a timely and reliable manner or otherwise affect the customer experience;
•	unavailability or non-reliability of high-speed data services and network connectivity;
•	customer concerns relating to privacy, safety, security and other factors;
•	Reliance’s new mobile games and causing its customers to shift from its existing offerings without growing the overall size of its customer base;
•	the availability and popularity of other forms of entertainment; or
•	Reliance’s failure to maintain the brand image of its content platforms or its reputation.

There can be no assurance that Reliance’s efforts to avoid or address any of the reasons listed above will be successful. Further, such efforts could require incurring substantial expenditure to modify or adapt its content and technology. If Reliance fails to add, retain or continue growing its customer base, or if its customers reduce their engagement with Reliance content platforms, its business prospects, financial condition, results of operations and cash flows could be materially and adversely affected. India remains nascent in certain business segments that Reliance currently operates, and the extent and timing for growth of early learning in the region, based on which Reliance would expand its operations in these segments in India and in other international jurisdictions, cannot be predicted. In addition to organic growth, Reliance has also grown through strategic acquisitions. Reliance also exercises control over its Subsidiaries and JVs through its stockholding and management control. If Reliance is unable to acquire or invest in, successfully implement strategic acquisitions and exercise control over its Subsidiaries or JVs, its financial position may be adversely affected.

Reliance’s actual financial position and results of operations may differ materially from the expectations of Reliance’s management or the projections shown elsewhere in this proxy statement/prospectus.

Reliance’s actual financial position and results of operations may differ materially from management’s expectations and the projections shown elsewhere in this proxy statement/prospectus. As a result, Reliance’s revenue, net income and cash flow may differ materially from Reliance’s projected revenue, net income and cash flow. The process for estimating Reliance’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect Reliance’s financial condition or results of operations.

If financial markets are unfavorable or sources of funds to support the production of new content and pay for the costs of content development are unwilling to provide capital to Reliance, or if content Reliance creates is not favorably commercially received by consumers and partners, Reliance may be unable to obtain sufficient funding to pay either fixed or variable costs of content creation and its results of operation could be unfavorably affected.

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The long-term and largely fixed cost nature of Reliance’s content commitments may limit its operating flexibility and could adversely affect its liquidity and results of operations. In connection with licensing streaming content, Reliance typically enters into multi-year commitments with studios and other content providers. Reliance also enters into multi-year commitments for content that it produces, either directly or through third parties, including elements associated with these productions such as non-cancelable commitments under talent agreements. The payment terms of these agreements are not tied to client usage or the size of its client base (“fixed cost”) but may be determined by costs of production or tied to such factors as titles licensed and/or theatrical exhibition receipts. Given the multiple-year duration and largely fixed cost nature of content commitments, if client acquisition and retention do not meet its expectations, its margins may be adversely impacted. Payment terms for certain content commitments, such as content it directly produces, will typically require more up-front cash payments than other content licenses or arrangements whereby it does not provide cash flow for the production of such content. To the extent client and/or revenue growth do not meet Reliance’s expectations, its liquidity and results of operations could be adversely affected as a result of content commitments and accelerated payment requirements of certain agreements. In addition, the long-term and fixed cost nature of its content commitments may limit its flexibility in planning for, or reacting to changes in its business and the market segments in which it operates. If Reliance licenses and/or produces content that is not favorably received by consumers in a territory, or is unable to be shown in a territory, acquisition and retention may be adversely impacted and given the long-term and fixed cost nature of its content commitments, Reliance may not be able to adjust its content offering quickly and its results of operation may be adversely impacted.

Reliance’s reputation, competitive advantage, financial position and relationships with its customers could be materially harmed if Reliance is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve com may have a materially adverse impact.

Reliance’s reputation, competitive advantage, financial position and relationships with its customers could be materially harmed if Reliance is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact on its business. In the course of delivering Reliance’s product(s), Reliance expects to collect, transmit and store information which is related to and seeks to correlate internet-connected devices, user activity and the advertisements it places. Federal, state, and international laws and regulations govern the collection, use, processing, retention, sharing and security of data that Reliance may collect across Reliance’s advertising solutions. Reliance strives to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data collection, processing use and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or Reliance’s practices. Any actual or perceived failure by Reliance to comply with U.S. federal, state or internationals laws including laws and regulations regulating privacy, data, security or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions against Reliance by governmental entities, competitors, private parties or others. Any proceedings or actions against Reliance alleging violations of consumer or data protection laws or asserting privacy-related theories could hurt Reliance’s reputation, force Reliance to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business, adversely affect the demand for its solutions and ultimately result in the imposition of monetary liability. Reliance may also be contractually liable to indemnify and hold harmless Reliance’s customers from the costs or consequences of litigation resulting from using Reliance’s solutions or from the disclosure of confidential information, which could damage Reliance’s reputation among its current and potential customers, and may require significant expenditures of capital and other resources which could cause it to lose business and revenue.

The collection, protection and use of personal data are governed by privacy laws and regulations enacted in the United States and other jurisdictions around the world in which Reliance operates or plans to operate. These laws and regulations continue to evolve and may be inconsistent from one jurisdiction to another. Compliance with applicable privacy laws and regulations may increase Reliance’s costs of doing business and adversely impact its ability to conduct its business and market its solutions, products and services to its members and potential members.

For example, Reliance is subject to the European Union’s General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to all members of the European Economic Area (“EEA”) and, in some circumstances, to processors in a state outside the EEA including any business, regardless of its location, that provides goods or services to individuals located in the EEA. The GDPR imposes significant obligations on data controllers and data processors, requiring the implementation of more stringent requirements for the processing of personal data. If Reliance fails to comply with the GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties ranging from 10 million to 20 million euro, or 2% to 4% of annual worldwide revenue (whichever is higher), private or class action lawsuits and/or reputational damage.

Further, withdrawal of the United Kingdom (“UK”) from the European Union (“EU”) could lead to legal uncertainty and potentially divergent national laws and regulations. In particular, while the Data Protection Act of 2018, which supplements the GDPR, is now effective in the UK alongside the UK GDPR, it is still unclear whether transfer of data from the EEA to the UK will remain lawful under the GDPR without additional safeguards.

EU laws regulate transfers of EEA personal data to third countries, such as the United States, that have not been found to provide adequate protection to such personal data. Recent legal developments in the EU have created complexity and uncertainty regarding transfers of personal data from the EEA and the UK to the United States and other jurisdictions. For example, on July 16, 2020, the European Court of Justice (“CJEU”) invalidated the EU-U.S. Privacy Shield framework (“Privacy Shield”), which provided companies with a mechanism to comply with data protection requirements when transferring personal data from the EEA/UK to the United States. The same decision also cast doubt on the ability to use one of the primary alternatives to the EU-U.S. Privacy Shield framework, namely, the European Commission’s Standard Contractual Clauses (“SCCs”), to lawfully transfer personal data from Europe to the United States and most other countries (though the SCCs currently remain a valid data transfer mechanism under the GDPR and UK GDPR). At present, there are few if any viable alternatives to the Privacy Shield Frameworks and the SCCs for the foregoing purposes, which may lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity which could have an adverse effect on its reputation and business.

Additionally, in June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, and creates a private right of action for security breaches that could lead to consumer class actions and other litigation against the Company. If Reliance fails to comply with the CCPA or other federal or state data protection and data privacy laws, or if regulators or plaintiffs assert the Company has failed to comply with them, it may lead to regulatory enforcement actions, private lawsuits and/or reputational damage. Additionally, a new California ballot initiative, the California Privacy Rights Act, or the CPRA, passed in California in November 2020. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The majority of the provisions will go into effect on January 01, 2023 and additional compliance investment and changes to business processes may be required.

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The FTC has also adopted revisions to the Children’s Online Privacy Protection Act (“COPPA”) that expands liability for the collection of information by operators of websites and other electronic solutions that are directed to children. Questions exist as to how regulators and courts may interpret the scope and circumstances for potential liability under COPPA, and the FTC continues to provide guidance and clarification as to its 2013 revisions of COPPA. FTC guidance or enforcement precedent may make it difficult or impractical for Reliance to provide advertising on certain websites, services or applications. In addition, the FTC recently fined an ad network for certain methods of collecting and using data from mobile applications, including certain applications directed at children, and failing to disclose the data collection to mobile application developers in its network.

Evolving definitions of personal data within the EU, especially relating to the classification of IP addresses, machine or device identifiers, geo-location data and other such information, may cause Reliance to change its business practices, diminish the quality of its data and the value of its solution, and hamper its ability to expand its offerings. Reliance’s failure to comply with evolving interpretations of applicable laws and regulations, or to adequately protect personal data, could result in enforcement action against Reliance or reputational harm, which could have a material adverse impact on Reliance’s business, financial condition and results of operations.

In addition to compliance with government regulations, Reliance expects to participate in trade associations and industry self-regulatory groups that promulgate best practices or codes of conduct addressing the provision of internet advertising. Reliance could be adversely affected by changes to these guidelines and codes in ways that are inconsistent with its practices or in conflict with the laws and regulations of U.S. or international regulatory authorities. For instance, new guidelines, codes or interpretations, by self-regulatory organizations or government agencies, may require additional disclosures or additional consumer consents, such as “opt-in” permissions to share, link or use data, such as health data from third parties, in certain ways. If Reliance fails to abide by, or are perceived as not operating in accordance with, industry best practices or any industry guidelines or codes with regard to privacy, its reputation may suffer and Reliance could lose relationships with advertisers and digital media properties.

Reliance’s businesses may be adversely affected due to breaches of security measures.

Reliance’s businesses generate and process a large amount of data, and the improper use or disclosure of such data could harm its reputation. Reliance collects and stores customer data as it conducts its business on various devices. Reliance relies on third party tools for the security and authentication necessary to effect secure transmission of confidential customer information, such as customer names and passwords, and there can be no assurance that such security controls over customer data will be able to prevent, counter or respond to any security breach or the improper disclosure of confidential information in a timely manner, or at all. Reliance offerings are also distributed through third party channels including telecom operators and app stores, which may be subject to security breaches, cyber-attacks, viruses, ransomware, worms, trojans, malicious software, break-ins, phishing attacks or other attacks. Reliance has no control over the security measures put in place by such third-party channels to prevent such breaches and attacks or their actions in this respect. Further, the platforms through which Reliance distribute its offerings may contain errors or “bugs” that are not detected until after the games are published. Any such errors could impact the overall user experience, which could cause users to reduce their time or interest in Reliance mobile games offerings or not recommend Reliance’s content to other prospective users.

Breaches of cyber-security measures could result in misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to its business operations. There could also be instances of misappropriation of user data by its employees or third-party service providers. Disclosure of customer information (including mobile numbers or other personal information) on account of security breach or otherwise could harm Reliance’s reputation and it may face liability under applicable laws or contractual obligations in relation to such confidential information. If Reliance’s reputation is adversely affected, it may lose customers because of the perception that Reliance cannot adequately protect customer information. It may be required to invest significant time and resources including financial resources to prevent such security breaches or to mitigate problems caused by such breaches.

Further, Reliance’s business may be harmed by concerns over playing games on mobile phones. Malware could subscribe to the paid services without the consumer’s consent resulting in fraudulent charges to consumers. Such concerns over the security and privacy may affect the internet industry generally, and Reliance’s apps in particular. If Reliance’s security measures are breached as a result of third-party action, employee or contractor error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to its data or the data of consumers, or other third parties, Reliance’s reputation could be damaged, its business may suffer and could incur significant regulatory liability. There can also be no assurance that Reliance will be able to develop security measures that will prevent such security breaches, or have any degree of control over security breaches targeting specific types of mobile devices. Failure to prevent security breaches or address consumers’ concerns over such issues may have a material adverse effect on Reliance’s business, prospects, financial condition, cash flows and results of operations.

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A breach of Reliance security, compromise of data or resilience affecting its operations, or those of Reliance’s customers, could lead to an extended interruption to its services as well as loss of subscriber information and other confidential data. The impact of such a failure could include immediate financial losses due to fraud and theft, termination of contracts, immediate loss of revenue where orders and invoices cannot be processed, contractual penalties, lost productivity and unplanned costs of restoration and improvement. Additionally, reputational damage may arise, undermining market confidence and jeopardizing future revenues.

Financial difficulty and other problems in certain financial institutions in India could have a material adverse effect on Reliance’s business, results of operations, cash flows and financial condition.

Reliance is exposed to the risks of the Indian financial system which may be affected by the financial difficulties faced by certain Indian financial institutions whose commercial soundness may be closely related as a result of credit, trading, clearing or other relationships. This risk, which is sometimes referred to as “systemic risk”, may adversely affect financial intermediaries, such as clearing agencies, banks, securities firms and exchanges with which Reliance interacts on a daily basis. Any such difficulties or instability of the Indian financial system in general could create an adverse market perception about Indian financial institutions and banks and adversely affect its business.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact Reliance’s business.

Reliance relies upon the ability of consumers to access Reliance service through the internet. If network operators block, restrict or otherwise impair access to its service over their networks, Reliance service and business could be negatively affected. To the extent that network operators implement usage based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, Reliance could incur greater operating expenses and Reliance membership acquisition and retention could be negatively impacted. Furthermore, to the extent network operators create tiers of internet access service and either charge Reliance for or prohibit Reliance from being available through these tiers, its business could be negatively impacted. Most network operators that provide consumers with access to the internet also provide these consumers with multichannel video programming. As such, many network operators have an incentive to use their network infrastructure in a manner adverse to Reliance’s continued growth and success. While Reliance believes that consumer demand, regulatory oversight and competition will help check these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to its data or otherwise implement discriminatory network management practices, its business could be negatively impacted. The extent to which these incentives limit operator behavior differs across markets.

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Reliance’s advertisement revenue is dependent on a number of factors, including the number of screenings of movies, which is subject to factors outside of its control.

Reliance generates advertisement revenue based on the number of advertisements played at movie screenings. Therefore, the amount of advertisement revenue Reliance generates is directly linked to the number of screenings of movies at cinemas. Reliance does not control and cannot influence the number of screenings at a cinema, and the number of screenings depends on various external factors, including the number of new movies released in a week, the box-office success of such new movies, weather conditions in different parts of India (for example, during extreme winter times, many theatres in the northern part of India will not screen movies at night) and specific restrictions by the laws of a region to run only set number of shows per day. Further, while there are currently no regulations governing the amount of advertising that can be played in cinemas prior to or during a movie screening, there is no assurance that this will not change based on future regulations. Consequently, any negative downturn in these factors may directly affect Reliance’s advertisement revenue generation, as well as its relationships with advertisers regarding the effectiveness of its in-cinema advertising platform.

Reliance’s focus on product innovation and user engagement rather than short-term operating results may adversely affect Reliance’s revenues.

Reliance intends to quickly develop and launch new and innovative features. Reliance intends to focus on improving the user experience and on developing new and improved products and services for the advertisers. Reliance intends to prioritize innovation and the experience for users and advertisers over short-term operating results. Reliance may frequently make product and service decisions that may reduce Reliance’s short-term operating results if it believes that the decisions are consistent with its goals to improve the user experience performance for advertisers, which it believes will improve its operating results over the long term. These intended decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that Reliance expects, in which case, its relationships with advertisers and its business and operating results could be harmed. In addition, Reliance’s intent to focus on experience may negatively impact Reliance’s relationships with prospective advertisers. This could result in a loss of advertisers, which could harm Reliance’s revenue and operating results.

Reliance user growth and engagement on mobile devices depend upon effective operation with mobile operating systems and standards that Reliance does not control.

Reliance intends to make its products and services available across a variety of operating systems and through websites. Reliance will be on the interoperability with popular devices, desktop and mobile operating systems and web browsers that Reliance does not control, such as Mac OS, Windows, Android, iOS, Chrome and Firefox. Any changes in such systems, devices or web browsers that degrade functionality of Reliance’s products and services or give preferential treatment to competitive products or services could adversely affect the usage of Reliance’s products and services. Further, if the number of platforms for which Reliance develops its product expands, it will result in an increase in Reliance’s operating expenses. In order to deliver high-quality products and services, it is important that Reliance’s products and services work well with a range of operating systems, networks, devices, web browsers and standards that Reliance does not control. In addition, because a majority of Reliance’s future users may access Reliance’s products and services through mobile devices, Reliance is particularly dependent on the interoperability of it and services with mobile devices and operating systems. Reliance may not be successful in developing relationships with key participants in the mobile industry or in developing products or services that operate effectively with these operating systems, networks, devices, web browsers and standards. In the event that it is difficult for Reliance’s users to access and use Reliance’s products and services, particularly on their mobile devices, Reliance’s users’ growth and engagement could be harmed, and its business and operating results could be adversely affected.

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Reliance’s success is tied to the continued use of the internet and smartphones, and the reliability and adequacy of online infrastructure in India and emerging markets and data pricing.

Reliance’s business and future operating results are substantially dependent upon numerous factors affecting the continued use of the internet by consumers as an effective medium for entertainment through gaming and sports media, as well as edutainment. These factors include the rate of growth of mobile devices, internet and broadband usage and penetration, extant laws, regulations and policies governing online gaming, and chance-based games, acceptance of and media publicity regarding sports media and virtual tournaments, concerns on online data privacy and general economic conditions globally and in particular India and emerging markets. Reliance’s success will depend, in large part, upon third parties maintaining and improving the internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable internet access and services. The continued growth in Reliance’s revenue is substantially dependent upon the widespread acceptance and use of the internet. India has experienced internet shutdowns in certain cities across India where the government has directed telecom companies to shut down services or take down sites, any increase in frequency of such shutdowns could adversely impact its ability to provide its platforms. The demand for, and acceptance of, services sold over the internet and apps are highly uncertain. Rapid growth in mobile gaming and eSports as a medium of entertainment and the use of the internet and other online services for learning and edutainment is still a relatively recent phenomenon in India, and Reliance cannot assure you that this trend will continue or that internet penetration among Indian customers will increase. As a result, growth in Reliance’s user base is dependent on attracting them to its platforms. Concerns about fraud, privacy, lack of trust and other problems may also discourage businesses from adopting the internet. Failures by online companies in India to meet consumer demands could result in consumer reluctance to use the internet as a means for information exchange. If these concerns are not adequately addressed, they may inhibit the growth of apps in India. In addition, if a well-publicized breach of internet security or privacy of data collected through mobile apps were to occur, general usage could decline, which could reduce the use of our services and impede its growth, and may, in turn, negatively impact its business, cash flows, financial condition and results of operations.

Reliance may not be successful in its efforts to grow and monetize its services.

Prospective developers may not be successful in building apps or websites that create and maintain user engagement. Additionally, potential developers may choose to build on other platforms, including mobile platforms controlled by third parties, rather than building on the Reliance’s platform or providing content for Reliance services. Reliance intends to balance the distribution objectives of Reliance’s developers with Reliance provide an optimal user experience, and Reliance may not be successful in achieving a balance that attracts and retains Reliance’s product developers. If Reliance is not successful in its efforts to grow Reliance’s products or if Reliance is unable to build and maintain good relations with platform and services developers, Reliance’s user growth and user engagement and Reliance’s financial results may be adversely affected.

Reliance’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to s uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts included in this proxy statement/prospectus relating to the size and expected growth of the target market and market demand may also prove to be inaccurate. The addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this proxy statement/prospectus, its business could fail to grow at similar rates.

Reliance or its users, experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to Reliance’s products and services, Reliance could incur additional expenses and the loss of users and advertisers.

Reliance depends on the ability of Reliance’s users and advertisers to access the Internet. This access will be provided by companies—including hostile legacy technology companies—that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of user access to Reliance’s products or services, which would in turn, negatively impact Reliance’s business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, Reliance’s products and services, increase Reliance’s cost of doing business and adversely affect Reliance’s operating results. Reliance will also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to Reliance and Reliance’s users. As the Internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure that Reliance and its users rely on may be unable to support the demands placed upon it. The failure of the Internet infrastructure that Reliance or Reliance’s users rely on, even for a short period of time, could undermine Reliance’s operations and harm Reliance’s operating results.

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Reliance believes that its ability to compete effectively for users depends upon many factors both within and beyond Reliance’s control, including:

•	the popularity, usefulness, ease of use, performance and reliability of Reliance’s products and services compared to those of Reliance’s competitors;

•	the amount, quality and timeliness of content generated by Reliance’s users;

•	the timing and market acceptance of Reliance’s products and services;

•	the adoption of Reliance’s products and services internationally;

•	Reliance’s ability, and the ability of Reliance’s competitors, to develop new products and services and enhancements to existing products and services;

•	the frequency and relative prominence of the ads displayed by Reliance or Reliance’s competitors;

•	Reliance’s ability to establish and maintain relationships with platform partners;

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changes mandated by, or that Reliance elects to make to address, legislation, regulatory authorities or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on Reliance;

•	the application of antitrust laws both in the United States and internationally;

•	government action regulating competition;

•	Reliance’s ability to attract, retain and motivate talented employees, particularly engineers, designers and product managers;

•	acquisitions or consolidation within Reliance’s industry, which may result in more formidable competitors; and

•	Reliance’s reputation and the brand strength relative to its competitors.

Reliance faces competition from both, new as well as existing players in the films and television media segments. Intensified competition from these players in recent years has increased demand for the limited content pool, which has in turn contributed to an increase in costs for content acquisition. There can be no assurance that the costs of content acquisition will not continue to increase in the future, making it more difficult for Reliance to access content cost-effectively. Further, the prices of commercially compelling content could rise disproportionately due to scarce supply of such content. This could reduce Reliance’s ability to sustain profit margins, which could have a material adverse effect on its business prospects, financial condition and results of operations. Reliance’s revenue will initially be generated through ads, and Reliance will compete against online and mobile businesses, including those referenced above, and traditional media outlets, such as television, radio and print for advertising budgets. In order to grow Reliance’s revenue and improve Reliance’s operating results, Reliance may increase Reliance’s share of spending on advertising relative to Reliance’s competitors, many of which are larger companies that offer more traditional and widely accepted advertising products. In addition, some of Reliance’s larger competitors have substantially broader product or service offerings and user bases and leverage their relationships based on other products or services to gain additional share of advertising budgets.

Reliance believes that its ability to compete effectively for advertiser spend depends upon many factors both within and beyond Reliance’s control including:

•	the size and composition of Reliance’s user base relative to those of Reliance’s competitors;

•	Reliance’s ad targeting capabilities, and those of Reliance’s competitors;

•	the timing and market acceptance of Reliance’s advertising services, and those of Reliance’s competitors;

•	Reliance’s marketing and selling efforts, and those of Reliance’s competitors;

•	the pricing for Reliance’s products relative to the advertising products and services of Reliance’s competitors;

•	the return Reliance’s advertisers receive from Reliance’s advertising services, and those of Reliance’s competitors;

•	Reliance’s reputation and the strength of Reliance’s brand relative to Reliance’s competitors;

•	the engagement of Reliance’s users with Reliance’s products;

•	Reliance’s ability to successfully monetize mobile usage;

•	Reliance’s customer service and support efforts;

•	Reliance’s ability to establish and maintain developers;

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•	acquisitions or consolidations within Reliance’s industry, which may result in more formidable competitors; and

•	Reliance’s ability to cost-effectively manage and grow its operations.

In recent years, there have been significant acquisitions and consolidation by and among Reliance’s potential competitors. Reliance anticipates this trend of consolidation will continue, which will present heightened competitive challenges for Reliance’s business.

Many of Reliance’s potential competitors have significantly greater resources and better competitive positions in certain markets other than Reliance does. These factors may allow Reliance’s competitors to respond more effectively to new or emerging technologies and changes in market requirements. Reliance’s competitors may develop products, features, or services that are similar to Reliance’s or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. In addition, platform partners may use information shared by Reliance’s users in order to develop products or features that compete with Reliance. If Reliance is not able to effectively compete, Reliance’s user base and level of user engagement may decrease, which could make Reliance less attractive to developers and advertisers and materially and adversely affect Reliance’s revenue and results of operations.

Additionally, the market for in-home filmed entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, Netflix, Hulu, Disney+, Amazon Prime, or some combination thereof, all in the same month. Competitors may be able to launch new businesses at relatively low cost. Many of the Reliance’s competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, and other resources than Reliance does. Some of Reliance’s competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than Reliance does. This could affect adversely Reliance’s ability to provide filmed entertainment on favorable terms, ultimately harming Reliance’s business.

As on the date of this filing, Reliance and its affiliates have produced and/or distributed approximately 400 films. Each film is important to Reliance because not only will it account for a significant revenue during the year in which it is first released but there are huge costs involved in the production of a film which have to adjusted against the profit made by the film else Reliance run risk of having reduced cash flow. The unexpected delay in release or commercial failure of one or more films could have significant effect on the cash flow and the result of our operations for both, the year of release and in the future. Historically, feature films which are successful in the Indian theatrical markets tend to have success across the multiple theatrical markets. Success at the box office also drives value across post theatrical distributions although each film is different and there is no way to guarantee that. If Reliance’s films fail to achieve commercial success our result of operations and financial health can be adversely affected.

Changes in competitive offerings for entertainment video, including the potential rapid adoption of piracy-based video offerings, could adversely impact Reliance’s business.

The market for entertainment video is intensely competitive and subject to rapid change. Through new and existing distribution channels, consumers have increasing options to access entertainment video. The various economic models underlying these channels include subscription, transactional, ad-supported and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment video market. Piracy, in particular, threatens to damage our business, as its fundamental proposition to consumers is so compelling and difficult to compete against: virtually all content for free. Furthermore, in light of the compelling consumer proposition, piracy services are subject to rapid global growth. Traditional providers of entertainment video, including broadcasters and cable network operators, as well as internet based e-commerce or entertainment video providers are increasing their streaming video offerings. Several of these competitors have long operating histories, large customer bases, strong brand recognition, exclusive rights to certain content and significant financial, marketing and other resources. They may secure better terms from suppliers, adopt more aggressive pricing and devote more resources to product development, technology, infrastructure, content acquisitions and marketing. New entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. Companies also may enter into business combinations or alliances that strengthen their competitive positions. If Reliance is unable to successfully or profitably compete with current and new competitors, Reliance’s business will be adversely affected, and Reliance may not be able to increase or maintain market share, revenues or profitability.

Changes in public and consumer tastes and preferences for entertainment and consumer products could reduce demand for Reliance’s entertainment offerings and products and adversely affect the profitability of any of Reliance businesses.

The success of Reliance’s businesses depends substantially on consumer tastes and preferences that often change in unpredictable ways. The success of its businesses depends on its ability to consistently create market and distribute content that meet the changing preferences of the consumer market. Many of Reliance businesses increasingly depend on acceptance of its offerings and products by consumers within and outside India, and their success therefore depends on Reliance’s ability to successfully predict and adapt to changing consumer tastes and preferences outside as well as inside India. Moreover, Reliance must often invest substantial amounts in production, marketing & distribution, before it learns the extent to which these products will earn consumer acceptance. If its entertainment offerings and products do not achieve sufficient consumer acceptance, its revenue from advertising sales (which are based in part on ratings for the programs in which advertisements air) or subscription fees for broadcast and cable programming and online services, from theatrical film receipts or other non-theatrical revenues and services may decline and adversely affect the profitability of one or more of its businesses.

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The demand for film production business depends substantially on consumer tastes or preferences that often change in unpredictable ways. There is no assured way that will help Reliance in predicting whether any film will be successful or not. The popularity and economic success of Reliance films depends on many factors including general consumer tastes, the actors and other key talent involved, target audience, the promotion and marketing of the film, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, the genre and specific subject matter of the film, its critical acclaim, the breadth and format of its release and other tangible and intangible factors, which Reliance cannot predict with certainty and which may be beyond its control. This could result in anticipated profits not being realized, which could have a material adverse effect on Reliance’s business prospects, financial condition and results of operations.

Changes in consumer behavior resulting from new technologies and distribution platforms may affect Reliance’s viewership and profitability in unpredictable ways.

Consumers are spending an increasing amount of time online and on mobile devices and tablets, and technology and business models in these areas continue to evolve rapidly. New forms of content distribution provide different economic models and compete in ways that are not entirely predictable. For example, digital distributors are generally licensed different rights than traditional cable and satellite operators, in many cases having rights to older, library product for use in later windows. Nevertheless, library product competes in some respects with the current content offered by traditional cable and satellite operators, and the cable and satellite operators are increasingly offering applications that distribute cable and satellite television to portable devices in competition with digital-only distributors. Such competition could reduce demand for our traditional television offerings or for the offerings of digital distributors, and reduce our revenue from these sources.

New technologies and distribution platforms are having other effects on the marketplace. For example, some distributors have gained, or may gain, market power, which could affect our ability to maximize the value of Reliance’s content through those platforms. Some distributors have taken positions that they have more expansive rights than Reliance believes they have granted, which, if they prevail, could limit our revenue opportunities and its ability to control distribution to maximize revenue and profitability. All of these factors create uncertainty in the marketplace, and there can be no assurance that the strategies Reliance develops to address them will be effective.

Reliance’s new products, services and initiatives and changes to existing products, services and initiatives could fail to attract sufficient use advertisers or generate revenue.

Reliance’s ability to increase the size and engagement may attract advertisers and generate revenue which will depend in part on Reliance’s ability to create successful new products and services, both independently and in conjunction with third parties. Reliance may introduce significant changes to Reliance’s existing products and services or develop and introduce new and unproven products and services, including technologies with which Reliance has little or no prior development or operating experience. If new or enhanced products or services fail to engage users and advertisers, Reliance may fail to attract or retain users or to generate sufficient revenue or operating profit to justify Reliance’s investments, and Reliance’s business and operating results could be adversely affected. In the future, Reliance may invest in new products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful. If Reliance’s strategic initiatives do not enhance Reliance’s ability to monetize Reliance’s products and services or enable it to develop new approaches to monetization, Reliance may not be able to maintain or grow Reliance’s revenue or recover any associated development costs and Reliance’s operating results could be adversely affected.

If Reliance’s efforts to build and maintain strong brand identity, improve user base and subscriber satisfaction for Reliance’s services are not successful, Reliance may not be able to attract or retain users or subscribers, and Reliance’s operating results will be affected. If events occur that damage Reliance’s reputation and brand, Reliance’s ability to expand Reliance’s base of users, developers and advertisers impaired, and Reliance’s business and financial results may be harmed.

Reliance believes that maintaining and enhancing Reliance’s brand is critical to expanding its base of users, developers and advertisers. Maintaining and enhancing Reliance’s brand will depend largely on Reliance’s ability to continue to provide useful, reliable, trustworthy and innovative products, which Reliance may not do successfully. Reliance may introduce new products or terms of service that users do not like, which may negatively affect Reliance’s brand. Additionally, the actions of Reliance’s platform developers may affect Reliance’s brand if users do not have a positive experience using third-party apps and websites Reliance’s brand may also be negatively affected by the actions of users that are hostile towards other users impersonating other people, by users identified as spam, by users introducing excessive amounts of spam on Reliance’s platform or by obtaining control over users’ accounts. Reliance expects that in the future, Reliance may experience media, legislative, or regulatory scrutiny of decisions regarding user privacy or other issues, which may adversely affect Reliance’s reputation and brand. Reliance also may fail to provide customer service, which could erode confidence in Reliance’s platform. Maintaining and enhancing Reliance’s platform may require it to make investments and these investments may not be successful. If Reliance fails to successfully promote and maintain its platform or if it incurs excessive expenses in this effort, Reliance’s business and financial results may be adversely affected.

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If Reliance is unable to offset increased demand for titles with increased subscriber retention or operating margins, Reliance’s operating results may be affected adversely.

If Reliance does not attract and retain subscribers or does not achieve operating margins to an extent necessary to offset operating costs, Reliance’s operating results will be adversely affected. In addition, subscriber demand for titles may increase for a variety of other reasons beyond Reliance’s control, including promotion by studios and seasonal variations in movie watching. Reliance’s subscriber growth and retention may be affected adversely if Reliance attempts to increase Reliance’s monthly subscription fees to offset any increased costs of acquiring or delivering titles.

Reliance’s operating results may be materially and adversely affected by the seasonality of its business.

Reliance’s revenue and operating results are seasonal in nature due to variation in factors such as advertising spend acquisition activities of television broadcasters and overall entertainment consumption patterns of consumers. Entertainment consumption patterns and advertising spends have traditionally been highest during school holidays, national holidays and the festivals. They are also affected by competing leisure and entertainment activities such as cricket and football among others. As a result, quarterly results can vary from one year to the next and the results of one quarter are not necessarily indicative of results for the next or any future quarter.

Reliance’s financial position and results of operations fluctuate from period to period due to film delivery schedules and other factors and may not be indicative of results for future periods.

Reliance’s financial position and results of operations for any period are significantly dependent on the number, timing and commercial success of films delivered or made available to various media in that period, none of which can be predicted with certainty. Theatre attendance in India has traditionally been highest during school holidays, national holidays and festivals and Reliance typically aims to release big-budget films at these times. Consequently, Reliance’s financial position and results of operations may fluctuate materially from period to period and the results of any one period are not necessarily indicative of results for future periods. The delivery schedules of films are difficult to predict and not consistent from year to year, which may cause our revenue to fluctuate from period to period, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

If Reliance fails to maintain or, in newer markets establish, a positive reputation concerning its service, including the content Reliance offers, Reliance may not be able to attract or retain members, and its operating results may be adversely affected.

Reliance believes that a positive reputation concerning its service is important in attracting and retaining members. To the extent Reliance content, in particular, its original programming, is perceived as low quality, offensive or otherwise not compelling to consumers, its ability to establish and maintain a positive reputation may be adversely impacted. To the extent Reliance content is deemed controversial or offensive by government regulators, Reliance may face direct or indirect retaliatory action or behavior, including being required to remove such content from its service, its entire service could be banned and/or become subject to heightened regulatory scrutiny across its business and operations. Reliance could also face boycotts which could adversely affect our business. Furthermore, to the extent Reliance’s response to government action or our marketing, customer service and public relations efforts are not effective or result in negative reaction, our ability to establish and maintain a positive reputation may likewise be adversely impacted. With newer markets, Reliance also need to establish our reputation with consumers and to the extent Reliance is not successful in creating positive impressions, Reliance’s business in these newer markets may be adversely impacted.

Following the Business Combination, Reliance may need additional capital, and Reliance cannot be sure that additional financing will be available.

The production, acquisition, marketing and distribution of films, TV and digital media content requires substantial capital upfront and may require significant time between the beginning of the production and release. A significant amount of time may elapse between Reliance’s expenditure of funds and receipt of revenues after release or distribution of such content. This may require Reliance to fund a significant portion of its capital requirements from its credit facilities and other financing sources. Reliance may also require working capital funds for content acquisition and business growth. The actual amount and timing of its fund requirements may also differ from estimates as a result of, among other things, unforeseen delays or cost overruns in acquiring content, changes in business plans due to prevailing economic conditions, unanticipated expenses and regulatory changes. To the extent, Reliance’s planned expenditure requirements exceed its available resources; Reliance will be required to seek additional debt or equity financing. These borrowings must be repaid even if the films are not successful commercially, affecting the financial condition of the company.

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Although Reliance currently anticipates that the proceeds from the Business Combination and the additional financing activities contemplated, together with Reliance’s available funds and cash flow from operations, will be sufficient to meet Reliance’s cash needs for the foreseeable future, Reliance may require additional financing. Reliance’s ability to obtain financing will depend, among other things, on Reliance’s development efforts, business plans, operating performance and condition of the capital markets at the time Reliance seeks financing. Reliance cannot assure you that additional financing will be available to it on favorable terms when required, or at all. If Reliance raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of IMAQ common stock, and the existing stockholders may experience dilution.

If Reliance fails to procure content from content providers upon terms acceptable to Reliance, Reliance’s business may be materially and adversely affected.

Reliance’s ability to provide its consumers with content for film, TV and OTT platform depends in part on its ability to procure content from other content providers. Herein, Reliance typically enters into license agreements with third-party content providers. The license periods and the terms and conditions of such licenses vary. If content providers and other right holders are no longer willing or able to license content to Reliance upon terms acceptable to it, its ability to offer content to its users will be adversely affected and/or its cost could further increase. As competition intensifies, Reliance may see the cost of licensed content increase. As Reliance seeks to differentiate its service, it is increasingly focused on securing rights other than theatrical distribution and online streaming rights. Reliance also acquires other forms of copyright such as rights to adapt the original content into films, drama series, animation and other entertainment formats. Reliance focuses on offering an overall mix of content that appeals to its consumers in a cost-efficient manner. If Reliance does not maintain a compelling mix of content, its customer acquisition and retention may be adversely affected.

Reliance is largely dependent on cinema theatre operators for release and display of films. Its inability to secure sufficient screens for the display of its films could adversely affect its business and result of our operations.

For new film releases Reliance is largely dependent on cinema theatre operators including multiplex chains for release and display of its films as per release schedule regardless of whether they are produced by Reliance or for the films where Reliance has acquired distribution rights. The failure of cinema theatre operators in displaying such films, on account of any reason including, geo-political reasons, could adversely affect Reliance’s business and damage its reputation, any of which could have a material adverse effect on the Reliance’s business, financial condition and results of operations.

The loss of affiliation agreements, renewal on less favorable terms or adverse interpretations could cause Reliance’s revenues to decline in any given period or in specific markets.

Reliance is dependent upon its affiliation agreements with cable television operators, satellite operators, online content distributors, mobile networks and other distributors for the distribution of its programming and program services. Reliance has agreements in place with the major cable and satellite distributors and online content distributors, but there can be no assurance that these agreements will be renewed in the future on terms, including pricing, acceptable to Reliance. The loss of a significant number of these arrangements, or the loss of carriage on the most widely available cable and satellite programming tiers, could reduce the distribution of Reliance’s programming and program services and decrease the potential audience for its programs, thereby negatively affecting Reliance’s growth prospects and revenues from advertising and affiliate fees. In addition, as these affiliate agreements have grown in complexity, the number of disputes regarding the interpretation of the agreements has grown, resulting in greater uncertainty and, from time to time, costly litigation to enforce Reliance’s rights.

Reliance’s reputation and relationships with subscribers and credit card companies would be harmed if Reliance’s billing data were to be accessed by unauthorized persons or Reliance’s billing software fails.

To secure transmission of confidential information obtained by Reliance for billing purposes, their subscribers’ credit card data, Reliance intends to rely on licensed encryption and authentication technology. In conjunction with the credit card companies, Reliance intends to take measures to protect against unauthorized intrusion into Reliance’s subscribers’ credit card and other data. If, despite these measures, Reliance experience any unauthorized intrusion into their subscribers’ data, potential subscribers may become unwilling to provide the information to Reliance necessary for them to become subscribers, and Reliance’s business could be affected adversely. Similarly, if a well-publicized breach of the consumer data security of any other major consumer website were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions, which could adversely affect Reliance’s business.

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In addition, because Reliance may obtain their subscribers’ billing information on its website, Reliance likely may not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent Reliance does not obtain cardholders’ signatures, Reliance is liable for fraudulent credit card transactions, even where the associated financial institution approves payment of the orders. Reliance does not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm Reliance’s business and results of operations.

Any future problems with Reliance’s billing software may have an adverse effect on Reliance’s subscriber satisfaction and may cause one or more of the major credit companies to disallow Reliance’s continued use of their payment products. In addition, if Reliance’s billing software fails and Reliance fails to bill subscribers Reliance’s cash flow and results of operations will be affected adversely.

Unfavorable media coverage could negatively affect Reliance’s business.

Reliance may receive a high degree of media coverage around the world. Unfavorable publicity regarding, for example, Reliance’s privacy practices, product changes, product quality, litigation or regulatory activity, or the actions of Reliance’s platform or streaming services developers or Reliance’s users could adversely affect Reliance’s reputation and its ability to transact with its third-party providers. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of Reliance’s user base and result in decreased revenue, which could adversely affect Reliance’s business and financial results.

Reliance’s intellectual property may be infringed upon and others have and may continue to accuse Reliance of infringing on their intellectual property, either of which could adversely affect Reliance’s business and result in very expensive litigation.

In recent years, there has been significant litigation in the United States over patents and other intellectual property rights. Although Reliance is not engaged in such litigation, in the future Reliance or customers who use Reliance’s products may unintentionally infringe the trademarks, copyright, patents and other intellectual property rights of third parties, including allegations made by Reliance’s competitors or by non-practicing entities. Reliance cannot predict whether assertions of third-party intellectual property rights or claims arising from these assertions will substantially harm Reliance’s business and operating results. If Reliance is forced to defend any infringement claims, whether they are with or without merit or are ultimately determined favor, Reliance may face costly litigation and diversion of technical and management personnel. Some of Reliance’s competitors have substantially greater resources than Reliance does and are able to sustain the cost of complex intellectual property litigation to a greater extent and for longer period of time than Reliance could. Furthermore, an adverse outcome of a dispute may require Reliance: to pay damages, potentially including treble damages attorneys’ fees, if Reliance is found to have willfully infringed a party’s patent or other intellectual property rights; to cease making, licensing products that are alleged to incorporate or make use of the intellectual property of others; and to enter into potentially unfavorable royalty or license agreements in order to obtain the rights to use necessary technologies. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to Reliance, or at all. In any event, Reliance may need to license intellectual property which would require Reliance to pay royalties or make one-time payments. Even if these matters do not result in litigation or are resolved in Reliance’s favor or without significant settlements, the time and resources necessary to resolve them could harm Reliance’s business, operating results, financial condition and reputation.

In addition, if Reliance’s advertising customers do not own the copyright for advertising content included in their advertisements or if digital media property owners do not own the copyright for content to the digital media next to which the advertisements appear, advertisers and digital media properties could receive complaints from copyright owners, which could harm Reliance’s reputation and Reliance’s business.

As such, litigation diverts the time and resources of management, regardless of the merits of the claim. There can be no assurance that would prevail in any future litigation relating to Reliance’s licensing agreements. If Reliance were to lose such a case and be required to cease the sale of certain products or the use of certain technology or were forced to pay monetary damages, the results could adversely affect Reliance’s businesses and reputation.

Theft of Reliance’s entertainment content, including digital copyright theft and other unauthorized exhibitions of our content, may decrease revenue received from our programming and motion pictures and adversely affect its businesses and profitability.

The success of Reliance’s businesses depends in part on our ability to maintain and monetize its intellectual property rights to its entertainment content. Reliance is fundamentally a content company and theft of its brands, motion pictures and home entertainment product, television programming, digital content and other intellectual property has the potential to significantly affect it and the value of its content. Copyright theft is particularly prevalent in many parts of the world that lack effective copyright and technical protective measures similar to those existing in the United States and/or that lack effective enforcement of such measures. The interpretation of copyright, privacy and other laws as applied to its content, and its piracy detection and enforcement efforts, remain in flux. The failure to strengthen and/or the weakening of existing intellectual property laws could make it more difficult for Reliance to adequately protect its intellectual property and negatively affect its value.

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Content theft is made easier by the wide availability of higher bandwidth and reduced storage costs, as well as tools that undermine security features such as encryption and the ability of pirates to cloak their identities online. In addition, Reliance and its numerous production and distribution partners operate various technology systems in connection with the production and distribution of our programming and motion pictures, and intentional or unintentional acts could result in unauthorized access to its content, a disruption of its services, or improper disclosure of personal data or confidential information. The increasing use of digital formats and technologies heightens this risk. Unauthorized access to Reliance’s content could result in the premature release of motion pictures or television shows, which is likely to have a significant adverse effect on the value of the affected programming.

Copyright theft has an adverse effect on Reliance’s business because it reduces the revenue that Reliance is able to receive from the legitimate sale and distribution of its content, undermines lawful distribution channels and inhibits its ability to recoup or profit from the costs incurred to create such works. Reliance is actively engaged in enforcement and other activities to protect its intellectual property, and it is likely that Reliance will continue to expend substantial resources in connection with these efforts. Efforts to prevent the unauthorized distribution, performance and copying of its content may affect its profitability and may not be successful in preventing harm to its business.

Reliance operates in new and evolving industries. Reliance may not be able to respond to changes in market conditions or to new or emerging technologies.

You should take into account the risks and uncertainties frequently encountered by new companies in rapidly evolving markets. Reliance results in any given quarter can be influenced by numerous factors, many of which Reliance is unable to predict or is outside of Reliance’s control, including:

•	Reliance’s ability to maintain and grow Reliance’s user base and user engagement;

•	Reliance’s ability to attract and retain advertisers in a particular period;

•	release of movies or web series in particular period;

•	seasonal fluctuations in spending by Reliance’s advertisers;

•	the number of ads shown to users;

•	the pricing of Reliance’s ads and other products;

•	Reliance’s ability to increase payments and other fee revenue;

•	the diversification and growth of revenue sources beyond advertising and payments;

•	the development and introduction of new products or services by Reliance or Reliance’s competitors;

•	increases in marketing, sales, and other operating expenses that Reliance may incur to grow and expand Reliance’s operations and competitive;

•	Reliance’s ability to maintain gross margins and operating margins;

•	Reliance’s ability to obtain equipment and components for Reliance’s data centers and other technical infrastructure in a timely an effective manner;

•	system failures or breaches of security or privacy;

•	adverse litigation judgments, settlements, or other litigation-related costs;

•	changes in the legislative or regulatory environment, including with respect to privacy, or enforcement by government regulators, including fines, orders, or consent decrees;

•	fluctuations in currency exchange rates and changes in the proportion of Reliance’s revenue and expenses denominated in foreign currencies;

•	fluctuations in the market values of Reliance’s portfolio investments and in interest rates;

•	changes in U.S. GAAP; and

•	changes in business or macroeconomic conditions.

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Reliance may fail to anticipate or successfully adopt and incorporate new technologies in its offerings.

Production tools and techniques are prone to rapid changes in technology. Reliance may not be able to adapt to such changes in a timely manner or at all. In order to remain competitive, Reliance could be required to upgrade its technology, and any failure to do so could have a material adverse effect on its business prospects, financial condition and results of operations.

There is rapid technology change in the mobile games, which requires Reliance to anticipate well in advance the technologies it should develop and implement to make its offerings more accessible and competitive in the market. For instance, during the last few years, virtual reality and augmented reality have experienced significant growth and popularity in games and sports media platforms. Reliance need to constantly upgrade its technology to provide improved performance, increased scale and better integration among its businesses, which requires investment of financial resources in research and development, upgrading hardware, software and internet infrastructure, and significant investments of time and resources. However, there is no assurance that Reliance will be able to commit adequate financial resources or be able to invest the requisite time and resources to be able to keep up with improvements in technologies in an efficient and cost-effective manner, or at all. Integration of advanced technologies could also render apps more expensive for consumers and hence commercially unviable.

Failure to maintain and improve its technology infrastructure may make Reliance vulnerable to unanticipated system disruptions, security breaches, slower response times and errors on account of updates to third party systems used by it and which in turn could result in lower quality experiences for Reliance users and delays or disruptions in its data collection, storage and analytics. In addition, the software and interfaces Reliance use is mainly developed in-house. Reduced functionality or effectiveness of our software or platforms, or our inability to maintain and constantly improve our technology infrastructure to handle its business needs and ensure quality user experience, may materially and adversely affect its business, financial condition, cash flows, results of operation and prospects, as well as its reputation.

Movies produced or co-produced by Reliance are subject to censorship laws and regulations. Reliance may have to incur additional cost to comply with such censorship laws.

The content of Reliance’s productions and scripts are subject to censorship laws and regulations in India and abroad such as Cinematograph Act, 1952 which prescribed the establishment of provides for the establishment of Censor Board of Film Certification (“CBFC”) to monitor the content of the films. There are other laws to monitor the content being displayed and broadcasted including the Information Technology Act, 2000, Cable Television Networks (Regulation) Act, 1995, the Indian Telegraph Act, 1885, the Prasar Bharati (Broadcasting Corporation of India) Act, 1990 and the rules made thereunder, and other countries where Reliance has production or distribution activities. Any tightening of censorship laws and regulations may result in incurring additional costs to comply with the new censorship laws and regulations. This may have an adverse effect on Reliance’s business, financial condition and results of operations. Any amendment in the content as required by the Censorship Laws and Regulations will result in additional cost beyond the planned costs. In addition to cost over runs it could also delay the completion and release schedule of the film which could materially and adversely affect the business operations, financial conditions and prospects.

Reliance relies on a mix of its in-house team and JV Directors to generate creative ideas for original content and to supervise the original content origination and production process, and it intends to continue to invest resources in content production. Reliance may face competition for qualified personnel in a limited pool of high-quality creative talent. If Reliance is not able to compete effectively for talents or attract and retain top talents at reasonable costs, its original content production capabilities would be negatively impacted. Any deterioration in its in-house content production capability, inability to attract creative talents at reasonable costs or losses in personnel may materially and adversely affect its business and operating results. If Reliance is unable to offer popular original content that meets consumer tastes and preferences in a cost-effective manner, the consumer base may be adversely affected, Reliance may suffer from reduced audience traffic and its business, financial condition and results of operations may be materially and adversely affected.

Reliance may face legal uncertainties, including tax claims, tax notices or tax demands from authorities including GST authorities which may adversely affect Reliance’s business and financial performance.

Tax and other levies imposed by the central and state governments in India that affect Reliance’s tax liability include central and state taxes and other levies, income tax, turnover tax, goods and services tax, stamp duty and other special taxes and surcharges which are introduced on a temporary or permanent basis from time to time. The final determination of Reliance tax liabilities involves the interpretation of local tax laws and related regulations in each jurisdiction as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Reliance is involved in various disputes with tax authorities. For Example, in the past Reliance and some its joint ventures, have not paid certain indirect tax due to the tax authorities on the date such taxes were due and have also failed to file GST returns on the monthly basis. The inability of Reliance and its joint ventures to pay its taxes or file returns on or before due dates could significantly impact Reliance’s business.

Any change in Indian tax laws could have an effect on Reliance’s operations. For instance, the Taxation Laws (Amendment) Ordinance, 2019, a new tax ordinance issued by India’s Ministry of Finance on September 20, 2019, prescribes a number of changes to the income tax rate applicable to companies in India. According to this new ordinance, companies can henceforth voluntarily opt for a concessional tax regime (subject to no other special benefits/exemptions being claimed), which would ultimately reduce the effective tax rate for Indian companies from 34.94% to approximately 25.17%.

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The Finance Act, 2020 (“Finance Act”), has, amongst others things, provided a number of amendments to the direct and indirect tax regime, including, without limitation, a simplified alternate direct tax regime and that dividend distribution tax (“DDT”), will not be payable in respect of dividends declared, distributed or paid by a domestic company after March 31, 2020, and accordingly, such dividends would not be exempt in the hands of the shareholders, both resident as well as non- resident and are likely to be subject to tax deduction at source. IMAQ may or may not grant the benefit of a tax treaty (where applicable) to a non-resident shareholder for the purposes of deducting tax at source from such dividend. Investors should consult their own tax advisors about the consequences of investing or trading in the equity of IMAQ. Further, the Government of India has notified the Finance Act, 2021, which has introduced various amendments to taxation laws in India. There is no certainty on the impact that the Finance Act may have on our business and operations or on the industry in which Reliance operates. Uncertainty in the applicability, interpretation or implementation of any amendment to, or change in, governing law, regulation or policy, including by reason of an absence, or a limited body, of administrative or judicial precedent may be time consuming as well as costly for Reliance to resolve and may impact the viability of Reliance’s current business or restrict its ability to grow its business in the future.

Reliance may be affected by competition laws, the adverse application or interpretation of which could adversely affect Reliance’s business.

The Competition Act, 2002, as amended (“Competition Act”), was enacted for the purpose of preventing practices having an appreciable adverse effect on competition in India and mandates the Competition Commission of India (“CCI”) to regulate such practices. Under the Competition Act, any arrangement, understanding or action, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition in India is void and may result in substantial penalties. Any agreement among competitors which directly or indirectly determines purchase or sale prices, directly or indirectly results in bid rigging or collusive bidding, limits or controls production, supply, markets, technical development, investment or the provision of services, or shares the market or source of production or provision of services in any manner, including by way of allocation of geographical area or types of goods or services or number of customers in the relevant market or any other similar way, is presumed to have an appreciable adverse effect on competition in the relevant market in India and shall be void. The Competition Act also prohibits the abuse of dominant position by any enterprise. If it is demonstrated that any contravention committed by a company took place with the consent or connivance of, or is attributable to any neglect on the part of, any director, manager, secretary or other officer of such company, that person shall be guilty of the contravention and may be punished.

On March 4, 2011, the Government notified and brought into force the combination regulation (merger control) provisions under the Competition Act with effect from June 1, 2011. These provisions require acquisitions of shares, voting rights, assets or control or mergers or amalgamations that cross the prescribed asset and turnover based thresholds to be mandatorily notified to and pre-approved by the CCI. Additionally, on May 11, 2011, the CCI issued the Competition Commission of India (Procedure in regard to the transaction of business relating to combinations) Regulations 2011, as amended, which sets out the mechanism for implementation of the merger control regime in India. Consequently, all agreements entered into by Reliance may fall within the purview of the Competition Act.

Further, the CCI has extraterritorial powers and can investigate any agreements, abusive conduct or combination occurring outside India if such agreement, conduct or combination has an appreciable adverse effect on competition in India. However, Reliance cannot predict with certainty the impact of the provisions of the Competition Act on the agreements entered into by Reliance at this stage. Reliance is not currently party to any outstanding proceedings, nor has received notice in relation to non-compliance with the Competition Act or the agreements entered into by Reliance. However, if Reliance is affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act, or any enforcement proceedings initiated by the CCI, or any adverse publicity that may be generated due to scrutiny or prosecution by the CCI or if any prohibition or substantial penalties are levied under the Competition Act, it would adversely affect Reliance’s business, financial condition, results of operations and cash flows.

Changes in U.S. or Foreign Communications Laws, laws affecting Intellectual Property Rights or other regulations may have an adverse effect on Reliance’s business.

Reliance’s program services and online properties are subject to a variety of laws and regulations, including those relating to content regulation, user privacy, data protection and consumer protection, among others. For example, there are various laws and regulations intended to protect the interests of children, including limits on the amount and content of advertising that may be shown during children’s programming and measures designed to protect the privacy of minors. In addition, the U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could directly or indirectly affect the operations or ownership of Reliance’s U.S. media properties. For example, if Reliance’s programming services are required to be offered on an “á la carte” or tiered basis, it could experience high costs, reduced distribution of its program services, perhaps significantly, and lose viewers on some or all of its channels. Reliance’s businesses could be affected by any such new laws and regulations, or the threat that additional laws or regulations may be forthcoming.

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Reliance’s businesses are also impacted by the laws and regulations of the foreign jurisdictions in which Reliance, or its partners, operate.

Reliance could incur substantial costs to comply with new laws and regulations or substantial penalties or other liabilities if it fails to comply. Reliance could also be required to change or limit certain of its business practices, which could impact its ability to generate revenues. For example, the EU’s European Court of Justice recently ruled that some territorial, as opposed to pan-EU, licensing of content for satellite distribution violates European Union law and that some existing agreements related to satellite distribution with territorial restrictions may be unenforceable. The effects of this ruling on Reliance’s business are not yet fully realized. In addition, some international governments and regulators support additional limitations on food and beverage advertising to children, including OFCOM in the United Kingdom, which has restricted certain television advertisement, and certain international restrictions on alcohol advertising and the amount of advertising permitted on commercial networks are under consideration. Laws in some non-U.S. jurisdictions differ in significant respects from those in the United States, and the enforcement of such laws can be inconsistent and unpredictable. This could impact Reliance’s ability to expand its operations and undertake activities that it believes are beneficial to its business. Foreign investors are subject to foreign investment restrictions under Indian laws that may limit Reliance’s ability to attract foreign investors, which may have a material adverse impact on the market price of the equity of IMAQ.

Under the foreign exchange regulations currently in force in India, transfers of shares between non-residents and residents are freely permitted (subject to certain exceptions) if they comply with the pricing guidelines and reporting requirements specified by the RBI. If the transfer of shares is not in compliance with such pricing guidelines or reporting requirements or falls under any of the exceptions referred to above, then the prior approval of the RBI will be required. Additionally, stockholders who seek to convert the Rupee proceeds from a sale of shares in India into foreign currency and repatriate that foreign currency from India will require a no objection or a tax clearance certificate from the income tax authority. Further, in accordance with Press Note No. 3 (2020 Series), dated April 17, 2020, issued by the DPIIT, Government of India, investments where the beneficial owner of the equity is situated in or is a citizen of a country which shares land border with India, can only be made through the Government approval route, as prescribed in FDI Policy. These investment restrictions shall also apply to subscribers of offshore derivative instruments. Reliance cannot assure you that any required approval from the RBI or any other governmental agency can be obtained on any particular terms or at all.

Rights of stockholders under Indian law may be more limited than under the laws of other jurisdictions.

Reliance’s Articles and Indian law govern its corporate affairs. Legal principles relating to these matters and the validity of corporate procedures, directors’ fiduciary duties and liabilities, and shareholders’ rights may differ from those that would apply to a corporate entity in another jurisdiction. Stockholders’ rights under Indian law may not be as extensive as stockholders’ rights under the laws of other countries or jurisdictions. Investors may have more difficulty in asserting their rights as one of Reliance’s stockholder than as a stockholder of a corporate entity in another jurisdiction.

Investors outside India may not be able to enforce any judgment of a foreign court against Reliance, except by way of a suit in India.

Reliance is incorporated as a public limited company under the laws of India and all its Directors and Key Management Personnel reside in India. Further, certain of its assets, and the assets of its Directors and Key Management Personnel, may be located in India. As a result, it may not be possible for investors of IMAQ to effect service of process outside India upon Reliance and such persons in jurisdiction outside India or to enforce against them judgments obtained in courts outside India against them. Moreover, it is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India or that an Indian court would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with Indian public policy.

India has reciprocal recognition and enforcement of judgments in civil and commercial matters with a limited number of jurisdictions, which includes the United Kingdom, Singapore and Hong Kong. In order to be enforceable, a judgment from a jurisdiction with reciprocity must meet certain requirements of the Indian Code of Civil Procedure, 1908 (the “Civil Code”). A judgment of a court of a country which is not a reciprocating territory may be enforced in India only by a suit on the judgment under Section 13 of the Civil Code, and not by proceedings in execution. Section 13 of the Civil Code provides that foreign judgments shall be conclusive regarding any matter directly adjudicated on except (i) where the judgment has not been pronounced by a court of competent jurisdiction, (ii) where the judgment has not been given on the merits of the case, (iii) where it appears on the face of the proceedings that the judgment is founded on an incorrect view of international law or refusal to recognize the law of India in cases to which such law is applicable, (iv) where the proceedings in which the judgment was obtained were opposed to natural justice, (v) where the judgment has been obtained by fraud or (vi) where the judgment sustains a claim founded on a breach of any law then in force in India. Under the Civil Code, a court in India shall, on the production of any document purporting to be a certified copy of a foreign judgment, presume that the judgment was pronounced by a court of competent jurisdiction, unless the contrary appears on record.

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The Civil Code only permits the enforcement of monetary decrees, not being in the nature of any amounts payable in respect of taxes, other charges, fines or penalties. Judgments or decrees from jurisdictions which do not have reciprocal recognition with India cannot be enforced by proceedings in execution in India. Therefore, a final judgment for the payment of money rendered by any court in a non-reciprocating territory for civil liability, whether or not predicated solely upon the general laws of the non-reciprocating territory, would not be enforceable in India. Even if an investor obtained a judgment in such a jurisdiction against Reliance, our officers or Directors, it may be required to institute a new proceeding in India and obtain a decree from an Indian court. However, the party in whose favor such final judgment is rendered may bring a fresh suit in a competent court in India based on a final judgment that has been obtained in a non-reciprocating territory within three years of obtaining such final judgment. It is unlikely that an Indian court would award damages on the same basis or to the same extent as was awarded in a final judgment rendered by a court in another jurisdiction if the Indian court believed that the amount of damages awarded was excessive or inconsistent with public policy in India. In addition, any person seeking to enforce a foreign judgment in India is required to obtain prior approval of the RBI to repatriate any amount recovered pursuant to the execution of the judgment.

Reliance may face lawsuits or incur liability as a result of content published on Reliance’s products and services.

Reliance may face claims relating to content that is published or made available through Reliance’s products and services or third-party products or services. In particular, the nature of Reliance’s business exposes it to claims related to defamation, intellectual property rights, rights of public privacy, illegal content, content regulation and personal injury torts. The law relating to the liability of providers of online products or services for activities of their users remains somewhat unsettled, both within the India and internationally. This risk may be enhanced in certain jurisdiction outside the India where Reliance may be less protected under local laws than Reliance is in India. In addition, the public nature of communications on Reliance’s network exposes it to risks arising from the creation of impersonation accounts intended to be attributed to Reliance’s users or advertisers. Reliance could incur significant costs investigating and defending these claims. If Reliance incurs costs or liability as a result of these events occurring, Reliance’s business, financial condition and operating results could be adversely affected.

Reliance is required to maintain certain approvals or licenses required in the ordinary course of business and the failure to obtain them in a timely manner or at all may adversely affect Reliance’s operations.

Reliance requires certain approvals, licenses, registrations and permissions for operating its business. Further, the approvals that Reliance obtains may stipulate certain conditions requiring its compliance. In future, Reliance may need additional approvals for its business operations. Such approvals may expire from time to time in the ordinary course and Reliance may be required to make applications for such renewals. Further, there may be instances where Reliance has not obtained certain approvals. Failure to obtain, maintain or renew any approvals or licenses, in a timely manner or at all, may result in a levy of penalties or other regulatory action against it, in accordance with applicable laws, which may have an adverse impact on its business.

Many of Reliance’s video game products and services rely on, incorporate, and/or license open source software, which may pose particular risks to Reliance’s proprietary software, products, and services in a manner that could have a negative effect on Reliance’s business.

Reliance uses and plans to continue using open-source software in its video game products and services. Reliance, Reliance may from time-to-time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that Reliance developed using such software, (which could include Reliance proprietary source code), or otherwise seeking to enforce the terms of an applicable license in a manner adverse to Reliance’s interests. These could result in litigation and could require Reliance to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until Reliance can re-engineer them to avoid infringement. Reliance is proactively working to mitigate the risks by developing technical solutions to these potential challenges. However, this re-engineering process could require significant addition and development resources, and Reliance may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open-source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. Additionally, because any software source code Reliance contributes to open-source projects is publicly available, Reliance’s ability to protect Reliance’s intellectual property rights with respect to such software source code may be limited or lost entirely, and Reliance is unable to prevent Reliance’s competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on Reliance’s business, financial condition, and operating results.

Reliance may rely in part on application marketplaces and Internet search engines to drive traffic to Reliance’s products and services, and if fails to appear high up in the search results or rankings, Reliance’s business and operating results could be adversely affected.

Reliance may rely on application marketplaces, such as Apple’s and Google’s Play, to drive downloads of Reliance’s mobile application. In the future, Apple, Google, or other operators of application market make changes to their marketplaces which make access to Reliance’s products and services more difficult or impossible.

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Reliance’s competitors search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than Reliance’s, or Internet engines could revise their methodologies in a way that would adversely affect Reliance’s search result rankings. For example, Google has integrated its social networking offerings, including Google+, with certain of its products, including search, which could negatively impact the organic sea of Reliance’s web pages. Reliance anticipates fluctuations in search result rankings in the future. Any reduction in the number of users directed to Reliance’s mobile applications or website through application marketplaces and se engines could harm Reliance’s business and operating results.

More people are using devices other than personal computers to access the Internet and new platforms to produce and consume content, Reliance needs to promote the adoption of Reliance’s mobile applications, and Reliance’s business and operating results may be harmed if Reliance is unable to do so.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, computers such as net books and tablets, video game consoles and television set-top devices, has increased dramatically in the past few years. There are 7.26 billion smart and feature phone users worldwide, including 6.65 billion smartphone users worldwide in 2022. Since Reliance may generate a majority of Reliance’s advertising revenue through users on mobile devices, Reliance must continue to drive adoption of Reliance’s mobile applications. In addition, mobile users frequently change or upgrade their mobile devices. In addition, as new devices and platforms are continually being released, users may consume content in a manner that is more difficult to monetize. It is difficult to predict the problems Reliance may encounter in adapting Reliance’s products and services and developing competitive new products and services that are compatible with new devices or platforms. Reliance is unable to develop products and services that are compatible with new devices and platforms, or if Reliance is unable to drive continued adoption of Reliance’s mobile applications, Reliance’s business and operating results may be harmed.

Reliance’s skill-based, fantasy and trivia real money games may be vulnerable to cheating programs or guides.

Unrelated third parties may develop “cheating” programs or guides that enable players to advance in its games and other skill-based games, which could reduce the demand for in for in-app virtual items that, upon purchase, enable players to progress in the game. In addition, unrelated third parties could attempt to scam its gamers with fake offers for virtual items. In addition, vulnerabilities in the design of its applications and of the platforms upon which they run could be discovered after their release, which may result in lost revenue opportunities from paying gamers or increased cost of developing technological measures to respond to these, either of which could harm Reliance’s business.

If Foreign Government Regulations relating to the internet or other areas of our business change, Reliance may need to alter the manner in which Reliance conducts business, or incur greater operating expenses.

The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the manner in which Reliance currently conduct business. As Reliance’s services and others like Reliance gain traction in international markets, foreign governments are increasingly looking to introduce new or extend legacy regulations to these services, in particular those related to broadcast media and tax. For example, recent changes to European law enables individual member states to impose levies and other financial obligations on media operators located outside their jurisdiction. Reliance anticipates that several jurisdictions may, over time, impose greater financial and regulatory obligations on Reliance. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on Reliance. If Reliance is required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause Reliance to incur additional expenses or alter its business model.

Changes in laws or regulations that adversely affect the growth, popularity or use of the internet, including laws impacting net neutrality, could decrease the demand for Reliance services and increase Reliance’s cost of doing business. Certain laws intended to prevent network operators from discriminating against the legal traffic that traverse their networks have been implemented in many countries, including across the European Union. In others, the laws may be nascent or non-existent. Furthermore, favorable laws may change, including for example, in the United States where net neutrality regulations were repealed. Given uncertainty around these rules, including changing interpretations, amendments or repeal, coupled with potentially significant political and economic power of local network operators, Reliance could experience discriminatory or anti-competitive practices that could impede Reliance’s growth, cause Reliance to incur additional expense or otherwise negatively affect Reliance’s business.

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If currency exchange rates fluctuate substantially in the future, Reliance’s operating results, which are reported in Indian Rupees (INR), could be adversely affected.

Reliance intends to expand international operations. As a result, Reliance will become more exposed to the effects of fluctuations in currency exchange rates. Reliance may incur expenses for employee compensation and other operating expenses at Reliance’s international locations in the local currency and accept payment from advertisers or data partners in currencies other than the Indian Rupee. Since Reliance may conduct business in currencies other than Indian Rupees but report Reliance’s operating results in Indian Rupees, Reliance faces exposure to fluctuations in currency exchange rates. Consequently, exchange rate fluctuations between the Indian Rupee and other currencies could have a material impact on Reliance’s operating revenue.

Any fluctuations in foreign exchange rates may have an impact on Reliance’s profits generated from emerging markets.

Reliance transact business in various currencies other than the Indian rupee and has significant international sales and expenses denominated in Indian Rupees and other currencies, which subjects Reliance to currency exchange risks. Since Reliance has significant international sales, any fluctuations in the foreign currency exchange rates resulting from, among other things, economic, geo-political or social factors may impact our ability to optimize the equation between maintain customer lifetime value and customer acquisition cost, as per our targets, which may result in an asymmetric and disproportional impact on its profits, revenue, results of operations and cash flows. Presently, Reliance has not entered into any hedging arrangements to account for any adverse changes to the foreign currency exchange rate, and there can be no assurance that in the absence of such arrangements, any changes in the foreign exchange rates in the future will not have an impact on its business condition and profitability.

The maximum aggregate purchase consideration payable under the stock purchase agreement is subject to fluctuation and is not determinable with absolute certainty till the actual transfer of shares to IMAQ is undertaken.

The existing framework under the Indian exchange control regulations (i.e., the Foreign Exchange Management Act, 1999 and regulations framed thereunder), mandates that any purchase of shares by an overseas buyer (in this case, IMAQ) of an Indian company (in this case, Reliance) from an Indian seller (in this case, Seller), must be undertaken at a price per share that is not lower that the fair market value assigned to such shares. The fair market value is determined based on a valuation undertaken for such shares in a manner that is also mandated under the aforesaid Indian exchange control regulations. This may potentially serve as a risk since the maximum aggregate purchase consideration is unascertainable at this time and is linked to the fair market value assigned to the shares of Reliance at the time of payment of each Tranche of the purchase consideration. This may result in potential escalations in the purchase consideration amount in the event that the fair market value of the shares, at the time in which the actual purchase of the shares is being undertaken by IMAQ, is higher than the current purchase consideration amount. Taking the aforesaid stipulations into account, the stockholders of IMAC may not have visibility into the actual purchase consideration that will be paid towards purchase of the shares of Reliance.

Consequently, if the fair market value at the time at which the shares are being purchased by IMAQ is higher than $102,000,000 then such higher amount shall be payable to ensure compliance with the said Indian exchange control regulations. The determination of the fair market value will vary at each stage of payment of the four tranches as envisaged under the stock purchase agreement. IMAQ does not expect any change in the consideration payable as Tranche 1 and Tranche 2 (i.e. Tranche 1 of $40,000,000 and Tranche 2 of $16,000,000). With regard to Tranche 3 and Tranche 4 (with Tranche 3 currently being $20,000,000 and Tranche 4 currently being  $26,000,000), the fair market valuation report pertaining to the shares of Reliance may differ from the Tranche 3 and Tranche 4 amounts and such differed amount will need to be paid accordingly.

Reliance’s business is subject to the risks of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by man-made problems such as terrorism, hostilities or civil unrest.

Reliance operations may be damaged or disrupted as a result of natural disasters such as earthquakes, floods, heavy rainfall, epidemics, tsunamis and cyclones and other events such as protests, riots and labor unrest. Such events may lead to the disruption of information systems and telecommunication services for sustained periods. They also may make it difficult or impossible for employees to reach our business locations which may affect our business. Damage or destruction that interrupts the development could adversely affect Reliance’s reputation, relationships with its customers, its senior management team’s ability to administer and supervise the business or it may cause Reliance to incur substantial additional expenditure to repair or replace damaged equipment or rebuild parts of our infrastructure. While Reliance’s insurance policies for assets cover such natural disasters, such policies may not be adequate to cover the loss arising from these events, which could adversely affect Reliance’s results of operations and financial condition and the price of the equity of IMAQ.

Reliance is applicant in respect of several trademark applications, copyright applications, and design applications, which are pending registration. A delay in, or failure to obtain, registration may result in its inability to adequately defend our intellectual property rights.

For certain characters, names and designs, Reliance has obtained intellectual property protection by way of registration under the Trade Marks Act, 1999, the Copyright Act, 1957 and the Designs Act, 2000. However, Reliance has not yet obtained registration for all the trademarks, copyrights and designs it has applied for.

Reliance cannot assure you that any of these applications shall be granted in its favor by the relevant authorities. It may face opposition in relation to its applications, Further, Reliance may ultimately be unsuccessful in its applications, which may result incurring costly litigation to defend the intellectual property rights related to such characters, names and designs distributed or proposed to be distributed by Reliance from opposition or infringements, in which case Reliance cannot assure you that it shall be successful in defending the same.

Reliance may suffer uninsured losses or experience losses exceeding its insurance limits, which may have a material adverse effect on its business, financial condition and results of operations.

While Reliance believes that it has adequately insured its operations and properties in a way that it understands is customary in the Indian entertainment industry and in amounts that it understands to be commercially appropriate, Reliance may be subject to liabilities against which Reliance is not adequately insured or against which Reliance cannot be insured, including losses suffered that are not easily quantifiable and which may damage its reputation. In addition, in the future, Reliance may not be able to maintain insurance of the types or in the amounts that it deems necessary or adequate or at premiums that Reliance consider appropriate. The occurrence of an event for which Reliance is not adequately or sufficiently insured, the successful assertion of one or more large claims against Reliance that exceed existing insurance coverage, any successful assertion of claims against our co-producers, or changes in the terms of its insurance policies could have a material adverse effect on our business, financial condition and results of operations.

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In the future, Reliance may be involved in numerous class action lawsuits and other litigation matters that are expensive and time consuming, and if, resolved adversely, could harm Reliance’s business, financial condition or results of operations.

In addition to intellectual property and licensing claims, Reliance may also be involved in numerous other lawsuits, including putative class action lawsuits brought by users and advertisers, many of which claim statutory damages. In fact, Reliance anticipates that Reliance will continue to be a target for numerous lawsuits in the future. If Reliance is able to build an expansive user base, the plaintiffs in class action cases filed against Reliance typically will claim enormous monetary damages even if the alleged per-user harm is small or non-existent. Any litigation to which Reliance may in the future be a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or Reliance may decide to settle lawsuits on similarly unfavorable terms. Any such negative outcome could result in payments of substantial monetary damages or fines, or changes to Reliance’s products or business practices, and accordingly Reliance’s business, financial condition, or results of operations could be materially and adversely affected defending any future claims may be costly and can impose a significant burden on management and employees, and Reliance may receive unfavorable preliminary or interim rulings in the course of litigation, which could adversely affect the market price of the Combined Company’s common stock. Currently, Reliance has two (2) ongoing proceedings to which Reliance is a party to, either solely or jointly, and its JV, Plan C Studios LLP is also involved in two (2) proceedings which are sub-judice before Karkardoma Court, Delhi and Additional Districts and Sessions Court, Jaipur. There can be no assurances that a favorable final outcome will be obtained in any cases in the future.

Reliance’s costs may grow more quickly than Reliance’s revenue, harming Reliance’s business and profitability.

Reliance expects its expenses to continue to increase in the future as it broadens its user base, as users increase the number of connections and amount of data they share with it, as Reliance develops and implement new product features that require more computing infrastructure, and hires additional employees. Reliance expects to incur increasing costs, in particular for servers, storage, power, and data centers, to support Reliance’s anticipated future growth. Reliance expects to continue to invest in Reliance’s infrastructure in order to provide Reliance’s products rapidly and reliability to all users around the world, including in countries where Reliance does not expect significant short-term monetization. Reliance’s expenses may be greater than Reliance anticipates, and Reliance’s investments to make Reliance’s business and Reliance’s technical infrastructure more efficient may not be successful. In addition, Reliance may increase marketing, sales, and other operating expenses in order to grow and expand Reliance’s operations and to remain competitive. Increases in Reliance’s costs may adversely affect Reliance’s business and profitability.

Reliance depends on relationships with its distributors, exhibitors, licensee, platform owners and other channel partners to distribute its content. Any failure to maintain and grow these relationships could adversely affect Reliance’s ability to distribute content on favorable terms or at all, which would in turn affect its growth and profitability. Any other failure to exploit and grow its existing relationships within gaming ecosystem, distribution network and scale may further affect Reliance’s profitability and business growth.

Reliance generates revenues from the distribution of its content through various distribution channels, such as theatres, television, cable and DTH broadcasters, internet, electronic media, physical media and others. There can be no assurance that, it shall be able to negotiate favorable commercial terms with the platform owners. Reliance’s failure to maintain these relationships with the aforementioned platform owners or to establish and capitalize on new relationships, could harm its business or prevent its business from growing, which could have a material adverse effect on its business prospects, financial condition and results of operations.

Reliance cannot predict or forecast if a film will be successful. Further Reliance has limited experience in producing films, which could adversely affect the quality and consequently the profitability of the films it produces.

Reliance earns revenues by exploiting its established distribution network and existing relationships within the gaming and gamified early learning ecosystem. Acquisition of games and popular intellectual property is an integral part of its business. Reliance’s ability to successfully acquire such content depends on its ability to maintain existing relationships and form new ones. Reliance believes that maintaining existing relationships is key to enabling it to continue to secure such content and to exploit such content in the future. While Reliance has benefited from long-standing relationships with telecom operators, app stores and established relationships with content aggregators and third-party advertisement networks and marketing agencies in the past, there can be no assurance that it will be able to successfully maintain these relationships and continue to have access to content through such means. If any such relationship were to be adversely affected, or Reliance is unable to form new relationships or renew these arrangements in a timely manner or at all, or our access to content otherwise deteriorates, or if any party fails to perform under its agreements or arrangements with it, it could have a material adverse effect on its business prospects, financial condition, results of operations and cash flows.

Reliance relies upon a number of partners to make Reliance’s services available on their devices. Reliance currently offers members the ability to receive streaming content through a host of internet-connected screens, including TVs, digital video players, television set-top boxes and mobile devices.

Reliance has agreements with various cable, satellite and telecommunications operators to make Reliance’s services available through the television set-top boxes of these service providers, some of whom may have investments in competing streaming content providers. In many instances, Reliance’s agreements also include provisions by which the partner bills consumers directly for the service or otherwise offers services or products in connection with offering its service. If partners or other providers do a better job of connecting consumers with content they want to watch, for example through multi-service discovery interfaces, Reliance’s service may be adversely impacted. Reliance intends to continue to broaden our relationships with existing partners and to increase its capability to stream TV series and movies to other platforms and partners over time. If Reliance is not successful in maintaining existing and creating new relationships, or if Reliance encounters technological, content licensing, regulatory, business or other impediments to delivering its streaming content to its members via these devices, its ability to retain members and grow its business could be adversely impacted. In addition, technology changes to Reliance’s streaming functionality may require that partners update their devices, or may lead to Reliance to stop supporting the delivery of Reliance’s services on certain legacy devices. If partners do not update or otherwise modify their devices, or if Reliance discontinues support for certain devices, its service and its members’ use and enjoyment could be negatively impacted.

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Reliance may not maintain profitability in the future.

Although Reliance has been profitable in the past, it expects to make investments in growing its business and may undertake acquisitions of other synergistic companies, which could reduce its profitability compared to past periods. In addition, Reliance will incur significant accounting, legal and other expenses that it did not incur during acquisitions. As a result of these increased expenditures, its profitability could decline in future periods. In future periods, Reliance’s revenue could decline or grow more slowly than it expects. Reliance also may incur significant losses in the future for a number of reasons, including due to the other risks described herein, and Reliance may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors.

Reliance’s inability to cater to the evolving consumer preferences, in India and abroad, in the mobile games industry may affect its business operations, cash flows and results of operations.

Consumer preferences for mobile games are usually cyclical and difficult to predict, and even successful titles remain popular for only limited periods of time, unless refreshed with new content or otherwise enhanced. In order to remain competitive, Reliance must continuously aggregate new mobile games for its telco subscription business or introduce enhancements to its existing mobile games. If Reliance’s future mobile games do not achieve expected consumer acceptance or generate sufficient revenues upon their introduction, it may not be able to recover the licensing and marketing costs associated with such games. While Reliance relies on data analytics in determining consumer preferences and trends, there is no assurance that the data analytics will be accurate or reliable, or whether it would be able to accurately predict and aggregate future mobile games offerings which will be suited to the changing consumer preferences. In addition, cultural differences within India and internationally, may affect consumer preferences and limit the international popularity of its mobile games that are popular in India or require it to modify the content of the mobile games to be successful. Our business and results of operations and cash flows could be negatively impacted if it does not correctly assess consumer preferences in the countries in which its mobile games are available.

Further, there are many factors that could adversely affect the popularity of its mobile games, including, among other things:

•	ability to anticipate and adapt to future technology trends and new business models in the industry;

•	ability to promote its mobile games offerings effectively; and

•	ability to differentiate its mobile games offerings from those offered by its competitors.

Reliance’s existing mobile games could cease to be popular for a variety of reasons including changes in consumer preferences. For instance, mobile cricket games which constitute a significant portion of Reliance’s mobile games, may become unpopular amongst the Indian population, which may have a significant adverse impact on our returns from operations. Additionally, some of Reliance mobile games require significant time before such games become popular. Accordingly, the rise in popularity of some mobile games can be slow and there may be significant time involved before it begins to realize the benefits of such offering. In the event that a mobile game that Reliance anticipates becoming popular fails to do so, it may not be able to realize such failure until several months after the mobile game has been released. If its existing mobile games offerings cease to remain popular or in the event that it is unable to introduce contemporary, popular mobile games or its new mobile games offerings fail to gain popularity, its business, results of operation and cash flows could be materially and adversely affected.

Any adverse change or downgrade in ratings of India may adversely affect Reliance’s business, results of operations and cash flows.

Reliance’s borrowing costs and its access to the debt capital markets depend significantly on the credit ratings of India. India’s sovereign rating is Baa3 with a “negative” outlook (Moody’s), BBB- with a “stable” outlook (S&P) and BBB-with a “negative” outlook (Fitch). Any adverse revisions to India’s credit ratings for domestic and international debt by international rating agencies may adversely impact its ability to raise additional financing and the interest rates and other commercial terms at which such financing is available, including raising any overseas additional financing. A downgrading of India’s credit ratings may occur, for example, upon a change of government tax or fiscal policy, which are outside its control. This could have an adverse effect on IMAQ’s ability to fund its growth on favorable terms or at all, and consequently adversely affect its business and financial performance and the price of IMAQ’s equity.

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Reliance’s software is highly technical, and if it contains undetected errors, Reliance’s business could be adversely affected. Reliance’s business and operating results may be harmed by a disruption in Reliance’s service, or by Reliance’s failure to timely and effectively scale and adapt Reliance’s technology and infrastructure.

Reliance in the future may experience service disruptions, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, hardware failure, cap constraints due to an overwhelming number of people accessing Reliance’s products and services simultaneously, computer viruses and denial of services or fraud or security attacks. Although Reliance will invest significantly to improve the capacity, capability, and reliability of Reliance’s infrastructure, Reliance cannot guarantee that Reliance will serve all traffic equally through data centers that support Reliance’s platform. Accordingly, in the event of a significant issue at a data center supporting significant network traffic, some of Reliance’s products and services may become inaccessible to the public or the public may experience difficulties accessing Reliance’s products and services. Any disruption or failure in Reliance’s infrastructure could hinder Reliance’s ability to handle existing or increased traffic on Reliance’s platform, which could significantly harm Reliance’s business.

It may become increasingly difficult to maintain and improve the performance of Reliance’s products and services, especially during peak usage times, as Reliance products and services become more complex and Reliance’s user traffic increases. In addition, because Reliance may lease Reliance’s data center Reliance cannot be assured that Reliance will be able to expand Reliance’s data center infrastructure to meet user demand in a timely manner, or economic terms. Reliance expects to continue to make significant investments to maintain and improve the capacity, capability, and reliability of Reliance’s infrastructure. To the extent that Reliance does not effectively address capacity constraints, upgrade Reliance’s systems as needed and continually develop Reliance’s technology and infrastructure to accommodate actual and anticipated changes in technology, Reliance’s business and operating results may be harmed.

Reliance’s products may incorporate software that is highly technical and complex. Reliance’s software may now or in the future contain, errors, bugs, or vulnerabilities. Some errors in Reliance’s software code may only be discovered after the code has been released. Any errors, vulnerabilities discovered in Reliance’s code after release could result in damage to Reliance’s reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect Reliance’s business and financial results.

Reliance cannot assure you that Reliance will effectively manage Reliance’s growth. If Reliance fails to effectively manage its growth, Reliance’s business and operating results could be harmed.

Reliance may experience rapid growth in Reliance’s headcount and operations, which will place significant demands on Reliance’s manage operational and financial infrastructure. Reliance intends to make substantial investments to expand Reliance’s operations, research and development, sales and marketing and general and administrative organizations, as well as Reliance’s international operations. Reliance may face significant competition for employees, particularly engineers, designers and product managers, from other Internet and high-growth companies, which include both publicly-traded and privately-held companies, and Reliance may not be able to hire new employees quickly enough to meet Reliance’s needs. To attract highly personnel, Reliance believes it will need to offer highly competitive compensation packages. As Reliance continues to grow, Reliance may be subject to the risks of over-hiring, over-compensating Reliance’s employees and over-expanding Reliance’s operating infrastructure, and to the challenges of integrating, developing, and motivating a rapidly growing employee base in various countries around the world. In addition, Reliance may not be able to innovate or execute as quickly as a smaller, more efficient organization. If Reliance fails to effectively manage Reliance’s hiring needs and successfully integrate Reliance’s new hires, Reliance’s efficiency and ability to meet Reliance’s forecasts and Reliance’s employee morale, productivity and retention could suffer and Reliance’s business and operating results could be adversely affected.

The growth and expansion of Reliance’s business and products create significant challenges for Reliance’s management, operational, and financial resources, including managing multiple relations with users, advertisers, platform developers, and other third parties. In the event of continued growth of Reliance’s operations or in the number of Reliance’s third-party relationships, Reliance’s information technology systems or Reliance’s internal controls and procedures may not be adequate to support Reliance’s operations. In addition, some members of Reliance’s management do not have significant experience managing a large global business operation, so Reliance’s management may not be able to manage such growth effectively. To effectively manage Reliance’s growth, Reliance must continue to improve Reliance’s operational, financial, and management processes and systems and to effectively expand, train, and manage Reliance’s employee base. As Reliance’s organization continues to grow, and Reliance is required to implement more complex organizational management structures, Reliance may find it increasingly difficult to maintain the benefits of Reliance’s corporate culture, including Reliance’s ability to quickly develop and launch new and innovative products. This could negatively affect Reliance’s business performance.

Computer malware, viruses, hacking, and phishing attacks, and spamming could harm Reliance’s business and results of operations. Spam could diminish the user experience on Reliance’s platform, which could damage Reliance’s reputation and deter Reliance’s current and potential user from using Reliance’s products and services.

Computer malware, viruses, hacking, and phishing attacks have become more prevalent in Reliance’s industry and may occur on Reliance in the future. Because of Reliance’s prominence, Reliance believes that Reliance is particularly attractive target for such attacks. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of Reliance’s products and technical infrastructure to the satisfaction of Reliance’s users may harm Reliance’s reputation and Reliance’s ability to retain existing users and attract new users.

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Reliance’s terms of service prohibit the creation of serial or bulk accounts, using automation, for disruptive or abusive purposes, such as to truth spam or to artificially inflate the popularity of users seeking to promote themselves. Although Reliance will continue to invest resources to reduce spam, Reliance expects spammers will continue to seek ways to act inappropriately on Reliance’s platform. In addition, Reliance expects that increases in the number of users on Reliance’s platform will result in increased efforts by spammers to misuse Reliance’s platform. Reliance cannot guarantee you that Reliance will successfully continuously combat spam, including by suspending or terminating accounts Reliance believes to be spammers and launching algorithmic changes focused on curbing abusive activities. Reliance’s actions to combat spam require the diversion of significant time and focus of Reliance’s engineering team from improving Reliance’s products and services. If spam increases, this could hurt Reliance’s reputation for delivering relevant reduce user growth and user engagement and result in continuing operational cost to it.

In addition, spammers attempt to use Reliance’s products to send targeted and untargeted spam messages to users, which may embarrass users less user-friendly. Reliance cannot be certain that the technologies and employees tasked with defeating spamming attacks will be able to eliminate all spam messages from being sent on Reliance’s platform. As a result of spamming activities, Reliance’s users may stop using Reliance’s products altogether.

Reliance plans to expand its operations abroad where Reliance has limited operating experience and may be subject to increased business and economic risks that could affect Reliance’s financial results.

Reliance plans to expand Reliance’s business operations by offering Reliance’s products around the globe. Reliance may enter new international markets where Reliance has limited or no experience in marketing, selling, and deploying Reliance’s products. If Reliance fails to deploy or manage its operations in international markets successfully, its business may suffer. In addition, Reliance is subject to a variety of risks inherent in doing business inter including:

•	political, social, or economic instability;

•	risks related to the legal and regulatory environment in foreign jurisdictions, including with respect to privacy, and unexpected laws, regulatory requirements, and enforcement;

•	potential damage to Reliance’s brand and reputation due to compliance with local laws, including potential censorship or require provide user information to local authorities;

•	fluctuations in currency exchange rates;

•	higher levels of credit risk and payment fraud;

•	enhanced difficulties of integrating any foreign acquisitions;

•	burdens of complying with a variety of foreign laws;

•	reduced protection for intellectual property rights in some countries;

•	difficulties in staffing and managing global operations and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations;

•	compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar laws in other jurisdictions; and

•	compliance with statutory equity requirements and management of tax consequences.

If Reliance is unable to manage the complexity of its global operations successfully, its financial results could be adversely affected.

Reliance is subject to taxation related risks in multiple jurisdictions.

Reliance is a India-based multinational company subject to tax in multiple India, U.S. and foreign tax jurisdictions. Significant judgment is required in determining its global provision for income taxes, deferred tax assets or liabilities and in evaluating its tax positions on a worldwide basis. While Reliance believes its tax positions are consistent with the tax laws in the jurisdictions in which it conducts its business, it is possible that these positions may be challenged by jurisdictional tax authorities, which may have a significant impact on its global provision for taxes. Tax laws are being re-examined and evaluated globally. New laws and interpretations of the law are taken into account for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing the tax positions of companies and it has tax audits pending in several jurisdictions. The U.S. federal and state governments, countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase Reliance’s tax obligations in jurisdictions where it does business. If U.S. or other foreign tax authorities change applicable tax laws or successfully challenge how or where its profits are currently recognized, Reliance’s overall taxes could increase, and its business, financial condition or results of operations may be adversely impacted.

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Reliance plans to make acquisitions which could require significant management attention, disrupt its business, result in dilution to its stockholders and adversely affect its financial results.

As part of its business strategy, Reliance intends to make acquisitions to add specialized employees, complementary companies, product technologies. However, Reliance has not made any such strategic acquisitions to date. As a result, its ability to successfully acquire and integrate larger or more significant companies, products, or technologies is unproven. In the future, Reliance may not be able to find other suitable acquisition candidates and Reliance may not be able to complete acquisitions on favorable terms, if at all. Reliance’s future acquisitions may not achieve its goals, and acquisitions that Reliance completes could be viewed negatively by users, developers, advertisers, or investors. In addition, if Reliance fails to successfully integrate any acquisitions, or the technologies associated with such acquisitions, or any future product offerings, the revenue and operating results of the Combined Company could be adversely affected. Any integration process may require significant time and resource, and Reliance may not be able to manage the process successfully. Reliance may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Reliance may have to pay cash, incur debt equity securities to pay for any such acquisition, any of which could adversely affect Reliance’s financial results. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to Reliance’s stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede Reliance’s ability to manage Reliance’s operations.

Reliance may have certain receivables as per its Balance Sheet

In assessing the recoverability of receivables, realization of inventories, other current assets and intangible assets, and certain fixed assets, Reliance has considered internal and external information up to the date of approval of these financial statements. Reliance has evaluated recoverability and realization of assets based on current indicators of future economic conditions and realizes that Reliance may fail in recovering the receivables as appeared in the balance sheet which may leave a negative impact on Reliance’s balance sheet and on its business operations.

Reliance has extended certain loans and advances to various parties which if not recoverable could adversely affect its ability to conduct its business and operations.

Reliance has extended loans and advances to several parties which may be recalled by Reliance at any time in the future. As at March 31, 2022, the loans and advances made by the Reliance aggregates up to INR 2092.93 million. However, in the event where Reliance seeks recalling of these loans and advances from the borrowers and wherein these borrowers fails to fulfill the loan arrangement or unable to repay the loans and advances timely, Reliance may not have an adequate working capital to undertake new Projects or complete the ongoing Projects, and, as a result, any such default in recalling of loans and advances from these borrowers, may affect Reliance’s business, cash flows, financial condition and results of operations.

Any deposit outstanding Tax Deducted at Source (TDS) related demands, including interest, penalty and fees from Reliance’s end could impact the reputation of Reliance in an adverse manner.

There may be certain TDS amounts including interest, penalty and fees which are to be paid by Reliance. In the event where the amount remains unpaid to the authorities or any respective parties or where Reliance fails to pay the amount either in form of interest, fees or penalty, Reliance may attract further penalties in the form of additional interest or fine which could impact Reliance’s reputation, its business and operations in an adverse manner. For example, Reliance including its JVs, Y-Not Films LLP, Plan C Studios LLP and Window Seat Films LLP has a deposit outstanding TDS including penalty, interest and fees.

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Reliance’s indebtedness and the conditions and restrictions imposed by the lenders under its financing arrangements could adversely affect its ability to conduct its business and operations.

As at March 31,2022, Reliance’s current outstanding indebtedness is INR 4465.68 million, all of which requires payment of interest at a floating rate. Reliance has entered into agreements with certain banks and financial institutions for term loans, short-term loans and working capital loans, which contain certain restrictive covenants, including, but not limited to, requirements that Reliance obtain consent or a no-objection certificate from the lenders prior to altering its capital structure, making a further issue of shares, effecting any scheme of merger, restructuring or any expansion or new project scheme, declaring dividends, creating a charge or lien on the security granted, changing its core management team, alteration of its memorandum and articles of association, investing in its share capital, entering into borrowing arrangements, or appointing a nominee director to its Board. Moreover, some of the loan agreements contain financial covenants that require Reliance to maintain, among other things, specified debt to equity ratios. There can be no assurance that Reliance will be able to comply with these financial or other covenants or that Reliance will be able to obtain consents necessary to take those steps that Reliance believe is necessary to operate and grow its business. Furthermore, a default under certain of the financing agreements, including as a result of Reliance’s inability to service its debt, may also trigger cross-defaults. An event of default under any debt instrument, if not cured, or waived, could have a material adverse effect on Reliance’s business, results of operations, financial condition and cash flows.

Failure to successfully implement Reliance’s business strategies and its expansion plans may materially and adversely affect its business prospects, financial conditions and results of operations.

Reliance intends to leverage its experience in the entertainment industry to capitalize on emerging industry opportunities. Reliance is contemplating a growth strategy which involves an expansion of its current business. Reliance is currently focused on further replicating its joint venture model for future business growth in film, web series and other content. Pursuing these strategies may place significant demands on its management as well as its financial resources and accounting and operating systems. Reliance cannot assure you that it will be able to execute its strategies on time and within the estimated budget, or that it will meet the expectations of customers. Reliance’s failure to execute its growth strategy may result in the inability to maintain prior rates of growth.

Further, as Reliance expands its operations, it may be unable to manage the business efficiently, which could result in delays, increased costs and affect the quality of its content, products and services, and may adversely affect its reputation. Such expansion also increases the challenges involved in preserving a uniform culture, set of values and work environment across the business operations, developing and improving the internal administrative infrastructure, particularly its financial, operational, communications, internal control and other internal systems, recruiting, training and retaining management, technical and marketing personnel and maintaining high levels of customer satisfaction. Reliance’s failure to manage its growth could have an adverse effect on the business and financial condition.

Each of the elements of new business initiatives that Reliance develops carries significant risks, as well as the possibility of unexpected consequences, including acceptance by and sales of the new content and product to its customers may not be as high as Reliance anticipates; Reliance’s marketing strategies for new products and services may be less effective than planned and may fail to effectively reach the targeted consumer base or engender the desired consumption. In the event of failure on its part to successfully implement its business strategies and its expansion plans for any of the foregoing reasons, Reliance’s business and financial condition could be adversely affected.

There are certain instances of non-compliances and alleged non-compliances with respect to certain regulatory filings for corporate actions taken by Reliance in the past. Consequently, Reliance may be subject to regulatory actions and penalties for any such past or future non-compliance and its business, financial condition and reputation may be adversely affected.

There are instances of factual errors in Reliance’s corporate records, in relation to certain corporate actions taken by Reliance and its Subsidiaries in the past and there may have been certain procedural non-compliances in the past. For example, our Subsidiary, Reliance Animation Studios Private Limited has failed to file annual return for calendar year ended 2020 under the Maharashtra Shops and Establishment Act, 1948. Further, Reliance and its JV, Y-Not Films LLP has failed to file Form 52A which is pertaining to person who is engaged in production of cinematographic films under Income Tax Act, 1961. This may subject Reliance to regulatory actions and/or penalties which may adversely affect its business, financial condition and reputation. There can be no assurance that any future non-compliances will not result in the application of any penalties or arise again, or that Reliance will be able to rectify or mitigate any such non-compliances, in a timely manner or at all.

Some of Reliance’s agreements may have certain irregularities because of which it may be unable to effectively enforce its rights which may have a material and adverse impact on the business of our Company.

Some of Reliance’s agreements have certain irregularities such as inadequate stamping and/or non-registration of deeds and agreements and improper execution of deeds. For example, its one JV and Subsidiary, Rohit Shetty Picturez LLP and Zapak Games Private Limited, respectively, has entered into various agreements wherein few of them are with their vendors and customers which have not been stamped or inadequately stamped. The effect of inadequate stamping and non-registration is that the document is not admissible as evidence in legal proceedings, and parties to that agreement may not be able to legally enforce the same, except after paying a penalty for inadequate stamping and non-registration. In the event of any dispute arising out of such unstamped or inadequately stamped and/or unregistered lease agreements, it may not be able to effectively enforce its rights arising out of such agreements and might need to vacate the premises immediately which may have a material and adverse impact on the business.

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Reliance may be subject to labor unrest and slowdowns.

India has stringent labor legislation that protects the interests of workers, including legislation that sets forth detailed procedures for the establishment of unions, dispute resolution and employee removal, and legislation that imposes certain financial obligations on employers upon retrenchment. Reliance’s employees are not unionized. However, in the event that employees seek to unionize, it may become difficult for Reliance to maintain flexible labor policies, which may increase its costs and adversely affect its business. Reliance believes its employees and personnel, including personnel at its offices and operating units is critical to maintain its competitive position. Although Reliance has not experienced any material labor unrest, Reliance cannot assure you that it will not experience any disruptions in work or its retail operations due to disputes or other problems with our work force, which may adversely affect its ability to continue its business operations. Any labor unrest directed against it, could directly or indirectly prevent or hinder its normal operating activities, and, if not resolved in a timely manner, could lead to disruptions in its operations. These actions are very difficult for it to predict or control and any such event could adversely affect its business, results of operations and financial condition.

Reliance may be adversely affected by strikes and other union activity.

Reliance and its suppliers engage the services of writers, directors, actors and other talent, trade employees and others who are subject to collective bargaining agreements both in the U.S., and internationally. Any labor disputes may disrupt its operations and reduce its revenues, and it may not be able to negotiate favorable terms for a renewal, which could increase its costs. Expiring collective bargaining agreements may be renewed on terms that are unfavorable to it. If expiring collective bargaining agreements cannot be renewed, then it is possible that the affected unions could take action in the form of strikes or work stoppages. Such actions, as well as higher costs or operating complexities in connection with these collective bargaining agreements or a significant labor dispute, could have an adverse effect on our business by causing delays in production, added costs or by reducing profit margins.

Reliance has contingent liabilities.

As of March 31, 2023, Reliance had $0.01 million of contingent liabilities that had not been provided for.

A summary table of Reliance’s contingent liabilities as of March 31, 2023 is set forth below:

Particulars	Amount (in $ million)
Commercial execution application 20885 of 2022 in Bombay High Court	0.01
Total	0.01

Any or all of these contingent liabilities may become actual liabilities. In the event that any of its contingent liabilities become non-contingent, its business, financial condition and results of operations may be adversely affected. Furthermore, there can be no assurance that Reliance will not incur similar or increased levels of contingent liabilities in the current fiscal year or in the future.

Reliance’s success depends substantially on the continuing services of its key managerial personnel and senior management, and its ability to attract and retain senior executives and other key personnel.

Reliance’s success heavily depends upon the continued services of the members of its senior management including its KMPs and SMPs, and other key employees. If one or more of its senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt its business operations, and Reliance may not be able to replace them easily or at all. Inability to retain members of senior management, senior executives and key personnel or attract and retain new senior executives and key personnel in the future could materially adversely affect its business, financial condition, cash flows and results of operations.

If any of senior executives or key personnel joins a competitor or forms a competing company, Reliance may lose customers, suppliers, know-how and key IT professionals and staff members to them which may materially adversely affect its business, financial condition, cash flows and results of operations. Also, if any of its business development managers, who generally keep a close relationship with its customers, joins a competitor or forms a competing company, Reliance may lose customers, and its revenues may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of its technical knowledge, practices or procedures by such personnel. If any dispute arises between Reliance’s senior executives or key personnel and Reliance, any non-competition, non-solicitation and non-disclosure provisions in its employment agreements it has with senior executives or key personnel might not provide effective protection to it, and Reliance may incur additional costs in resolving such disputes or remedying losses. If Reliance cannot attract and retain qualified personnel or effectively implement appropriate succession plans for management and key executives, it may materially adversely affect its business, financial condition, cash flows and results of operations.

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Reliance depends on numerous third-parties to operate successfully, and many of these third parties may not want to engage with Reliance to provide any services. This may limit Reliance’s ability to operate or raise capital.

To operate successfully, Reliance is dependent on third parties to provide services to operate successfully, such as web hosting, content and technology development. To date, several potential third-party partners have expressed an unwillingness or reluctance to work on Reliance or provide services. Similarly, to the extent Reliance needs to raise additional capital, and Reliance will need to engage with bankers and investors and it is possible that some will not want to engage with Reliance for similar reasons.

Conflicts of interest may arise out of common business objects between Reliance and its subsidiaries and Joint Ventures, associates, and the Company Group.

Reliance, its subsidiaries, Joint Ventures, associates and the Company Group, may, from to time, be authorized under their respective memorandum of association or constitutional documents, as the case may be, to undertake a similar line of business. Reliance and certain Subsidiaries, Joint Ventures, associates and one of its Company Group operate in the gaming segment while offering distinct kinds of mobile games, which offer sports simulation cricket mobile games. Further, Reliance and certain Subsidiaries and associates operate in the real gaming segment while offering distinct kinds of games. Reliance does not view its and certain of its Subsidiaries, associates and one of its Company Group operating in the real gaming segments as a conflict of interest as these segments are very vast with various gaming options. Further, companies in its Company Group are involved in developing and publishing of games and related activities, while Reliance is engaged in distribution and publishing of such games and related activities. Although similar activities are undertaken by the Company Group and Reliance, there exists no conflict of interest between them, and the do not compete with Reliance.

While Reliance does not currently have any conflict management policy or similar arrangement in place, it may in the future be required to assess any potential conflicts of interest and take appropriate steps to address such conflicts of interest, as and when they may arise.

Reliance’s Promoters, Directors, Key Managerial Personnel, Senior Management Personnel and other key executives of Reliance and its subsidiaries may enter into ventures that may lead to real or potential conflicts of interest with Reliance’s business.

IMAQ’s and Reliance’s Promoters, Directors, Key Managerial Personnel, Senior Management Personnel and other key executives of IMAQ, Reliance and its Subsidiaries, may become involved in ventures that may potentially compete with Reliance. Interests of such persons may conflict with the interests of IMAQ or Reliance, and they may, for business considerations or otherwise, cause IMAQ or Reliance to take actions, or refrain from taking actions, in order to benefit themselves, which may conflict with the best interests of Reliance, IMAQ or that of the stockholders of IMAQ, which in turn may materially adversely impact IMAQ’s business, financial condition, results of operations and cash flows. Neither IMAQ nor Reliance will enter into any transactions which in the Board’s reasonable opinion will be detrimental to the stockholders.

Risks Related to IMAQ and the Business Combination

Unless the context otherwise requires, all references in this section of Risk Factors to “IMAQ,” “it,” “its,” “we,” “us,” “our” or the “Company” refer to IMAQ prior to the consummation of the Initial Business Combination.

Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate and execute a definitive agreement with respect to the Proposed Financing Transaction.

As of the date of this proxy statement, no commitments or definitive agreements in connection with the Proposed Financing Transaction have been entered into, and no commitment or definitive agreement is expected to be executed prior to the Meeting. Successful negotiation, finalization and execution of definitive documentation for the Proposed Financing Transaction could take several weeks following the Meeting, which would, accordingly, result in the Closing Date occurring several weeks after the Meeting.

Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate and execute definitive agreements with respect to the Proposed Financing Transaction. See “Summary of this Proxy Statement — Proposed Financing Transaction in Connection with the Business Combination” for more information.

If IMAQ defaults or fails to pay the total consideration for the Business Combination in accordance with the terms of the SPA, you may lose the value of your investment in IMAQ securities.

In order to allow IMAQ more time to secure the full amount of financing required to close the business combination, the Business Combination is structured in such a way that the total transaction consideration is payable over four payment tranches spread over 18 months. In the event that IMAQ defaults/fails: (i) to consummate the Additional Closings as contemplated under the SPA, (ii) to make the infusion of primary investment or loan of $38,000,000 in Reliance, (iii) to ensure that Reliance repays the Existing Inter-Company Loans, in each case, in accordance with the time periods specified in the SPA, for any reason whatsoever (including on account of delay or failure in obtaining any approval from any Authority or non-fulfillment of any other condition mentioned in the SPA and the other agreements related thereto), the following consequences shall follow, without prejudice to the other rights and remedies of the Seller provided for under the SPA and the Additional Agreements:

(a) the Seller shall have the right to seek specific performance and in the event that such specific performance is not enforceable or available under any provision of applicable law, IMAQ shall be liable to pay damages to the Seller on account of the default/breach committed by IMAQ;

(b) the Seller shall have an unfettered right to transfer, sell, dispose, and/or create liens on all or any of the Company Shares held by it;

(c) the Seller shall have affirmative vote rights with respect to the matters specified in the Shareholders’ Agreement;

(d) if any default as stipulated under the SPA has not been cured by IMAQ within a period of 18 months of the Initial Closing, the Seller shall have the right to appoint majority of the directors on the board of directors of Reliance upon completion of such 18 month period, provided that IMAQ shall continue to have the right to nominate one director or observer on the Reliance Board, as long as IMAQ holds at least 10% of the total share capital of Reliance as determined on a fully diluted basis, and further provided that if: (i) the Seller has transferred, sold, disposed of and/or created any liens on all (and not some) of the Company Shares held by it, and (ii) IMAQ has completed the purchase of more than 75% of the Company Shares, the Reliance Board shall be reconstituted in a manner which reflects the inter se shareholding percentages of the stockholders of Reliance, however, the transferee of the Seller’s transferred Company Shares shall continue to have the right to nominate one director or observer on the Reliance Board, as long as such transferee holds at least 10% of the total share capital of Reliance, and, further, IMAQ shall have certain affirmative vote rights with respect to the matters specified in the Shareholders’ Agreement; and

(e) if any default as stipulated under the SPA has not been cured by IMAQ within a period of 21 months of the Initial Closing and IMAQ has not completed the purchase of more than 75% of the Company Shares, at the option of the Seller: (i) all the rights of IMAQ under the SPA and the Additional Agreements shall fall away and cease to exist, and (ii) all the liabilities, obligations, and responsibilities of the Seller under the SPA and the Additional Agreements shall fall away and cease to exist other than the right of IMAQ to nominate one director on the Reliance Board, as long as IMAQ holds at least 10% of the total share capital of Reliance as determined on a fully diluted basis; provided, however, that if the Seller has transferred, sold, or disposed of all (and not some) of the Company Shares, the transferee of the Seller’s transferred Company Shares and IMAQ shall mutually discuss and agree on the affirmative vote rights which may be available to IMAQ with respect to the matters specified in the Shareholders’ Agreement.

If any of the foregoing events of default occur, IMAQ’s financial performance may be adversely affected and you may lose the value of your investment in IMAQ securities.

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The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.

The Proposed Financing Transaction, if consummated, will be a debt financing. The Combined Company’s substantial indebtedness could have important consequences for the Combined Company, including:

•	limiting its flexibility in planning for, or reacting to, adverse business and economic conditions or changes in its business and the industries in which it operates;

•	placing the Combined Company at a competitive disadvantage compared to its competitors that have less debt; and

•

limiting, along with the financial and non-financial covenants that are expected to exist in the Proposed Financing Transaction documents, the Combined Company’s ability to incur additional expenses, make capital expenditures, effectuate new acquisitions and fund certain other general corporate purposes.

In addition, regulatory changes and/or reforms, such as the phase-out of the London Inter-bank Offered Rate, which is expected to occur by June 30, 2023, could lead to additional volatility in interest rates for Reliance’s pre-existing variable rate debt and other unpredictable effects.

If the Combined Company is unable to timely reduce its level of indebtedness, it will be subject to increased demands on its cash resources, which could result in a breach of the financial and non-financial covenants in its debt documents, or otherwise adversely affect its business, results of operations, liquidity and financial condition going forward.

The Combined Company will require additional capital in the future, which may not be available or may only be available on unfavorable terms. The Combined Company may also encounter difficulty in obtaining funds to meet its commitments as they come due.

Following the closing of the Business Combination, the Combined Company will need to raise sufficient capital or debt to sustain its operations and service its existing debt obligations. In addition, the incurrence of indebtedness by the Combined Company, specifically with respect to the assumption of certain of Reliance’s outstanding debt, is subject to the consent of the applicable existing lender who may or may not grant such consent.

There is no assurance that the Combined Company will be able to raise sufficient capital or debt to sustain its operations and service its existing debt obligations, or that such financing will be on terms that are favorable to the Combined Company.

The Combined Company’s access to additional sources of capital will depend on a variety of factors, such as market conditions, the general availability of credit, the availability of credit to the industries in which it operates, results of operations, financial condition, as well as credit ratings and credit capacity.

The Combined Company’s inability to obtain adequate capital when needed could have a negative impact on its ability to fund its indebtedness or invest in, or take advantage of opportunities to expand its businesses, such as possible acquisitions or the creation of new ventures and inhibit our ability to refinance our existing indebtedness on terms acceptable to us. Any of these effects could have a material adverse effect on our results of operations and financial condition.

If the Combined Company is unable to raise sufficient capital or debt to sustain its operations and service its existing debt obligations, it will be subject to increased demands on its cash resources, which could result in a breach of the covenants in its debt documents, or otherwise adversely affect its business, results of operations, liquidity and financial condition going forward.

If the Current Charter Amendment Proposal is not approved by the holders of the majority of the outstanding shares of IMAQ Common Stock, the ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, which would prevent us from consummating the Business Combination.

Our Current Charter prevents us from consummating any Business Combination unless we have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. The purpose of this provision in our Current Charter was to ensure that, in connection with its initial business combination, IMAQ would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”). The NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and IMAQ believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Capital Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, IMAQ intends to rely on the Exchange Rule to not be deemed a penny stock issuer. IMAQ is proposing to amend its Current Charter to add an additional basis on which IMAQ may rely, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC. See “Proposal 5 — The Current Charter Amendment Proposal.”

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The ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, unless we are able to obtain finance agreements in connection with the Business Combination. If the Current Charter Amendment Proposal is not approved by the holders of the majority of the outstanding shares of IMAQ Common Stock and if we are unable to obtain finance agreements in connection with the Business Combination, the ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, which would prevent us from consummating the Business Combination.

The Combined Company will be required to meet the initial listing requirements to be listed on Nasdaq. However, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the continued listing requirements and Nasdaq delists the Combined Company’s common stock, the Combined Company could face significant material adverse consequences, including:

•	a limited amount of news and analyst coverage for the Combined Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If the Current Charter Amendment Proposal (Proposal 5) is approved, our failure to meet the initial listing requirements of Nasdaq could result in a de-listing of IMAQ Common Stock and penny stock trading.

The Current Charter provides that IMAQ will not consummate any business combination unless it has net tangible assets of at least $5,000,001 upon consummation of such business combination. The purpose of this provision was to ensure that, in connection with its initial business combination, IMAQ would continue, as it has since the IPO, to not be subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act, because IMAQ complied with an exclusion to the “penny stock” rules for companies that have net tangible assets of at least $5,000,001. However, IMAQ believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Capital Market. If the Current Charter Amendment Proposal (Proposal 5) is approved, our failure to meet the initial listing requirements of Nasdaq could result in a de-listing of IMAQ Common Stock and penny stock trading.

If shares of IMAQ Common Stock are ultimately delisted from Nasdaq, IMAQ Common Stock would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. Shares of IMAQ Common Stock were to trade on the over-the-counter market, selling shares of IMAQ Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for IMAQ; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for IMAQ Common Stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for IMAQ.

We may not be able to complete the Business Combination since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

The Sponsor, Content Creation Media LLC, is a Delaware limited liability company comprised of approximately [ ] members, many of whom are, or are controlled by, citizens of countries other than the United States. We are therefore likely considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsor has the ability to exercise control over us for purposes of CFIUS’s regulations. While we believe that the nature of IMAQ’s business, and the nature of the businesses of Reliance should not make the transaction subject to U.S. foreign regulations or review by a U.S. government entity, it is possible that the Business Combination may be subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If the Business Combination falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from consummating the Business Combination.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete the Business Combination. If we fail to consummate an initial business combination prior to February 2, 2023 because the review exceeds such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public stockholders may only receive $[ ] per share, and our warrants and rights will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

We identified a material weakness in our internal control over financial reporting relating to our complex financial instruments. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management also evaluates the effectiveness of our internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this proxy statement, in connection with the preparation of our financial statements as of September 30, 2021, management identified errors made in our historical financial statements where we improperly classified some of our shares of common stock subject to possible redemption. We previously determined that IMAQ’s common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of common stock while also taking into consideration that a redemption cannot result in net tangible assets being less than $5,000,001 pursuant to our amended and restated certificate of incorporation. Management determined that the shares of common stock issued during our initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered outside our control. Therefore, management concluded that temporary equity should include all shares of common stock subject to possible redemption. As a result, management has noted a classification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock. Management concluded that the foregoing constituted a material weakness as of September 30, 2021.

As previously disclosed, management has also identified a material weakness in internal controls related to the accounting for our complex financial instruments (including redeemable equity instruments as described above) and stock-based compensation. We also have a material weakness in our internal control surrounding the review of accounts payable and accrued expenses to ensure expense recognition in the proper period.

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As a result, we performed additional analysis as deemed necessary to ensure that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this proxy statement present fairly in all material respects our financial position, results of operations and cash flows for the period presented. However, we cannot assure you that the foregoing will not result in any future material weaknesses or deficiencies in internal control over financial reporting. Even though we have strengthened our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal controls over financial reporting are documented, designed or operating. Any failure to implement and maintain effective internal controls over financial reporting also could adversely affect the results of periodic management evaluations and the independent registered public accounting firm’s annual attestation reports regarding the effectiveness of our internal controls over financial reporting that it will eventually be required to include in periodic reports that are filed with the SEC.

Following the consummation of the Initial Business Combination, management of the Combined Company will have significant requirements for enhanced financial reporting and internal controls as a public company. As a result, matters impacting our internal controls over financial reporting may cause us to be unable to report our consolidated financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable Nasdaq listing rules. There also could be a negative reaction in the financial markets due to a loss of investor confidence in the Combined Company and the reliability of its consolidated financial statements. Confidence in the reliability of our consolidated financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in its internal controls over financial reporting. This could materially adversely affect our business, cash flows, financial condition and results of operations and lead to a decline in the market price of the Combined Company’s common stock.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2022, we held cash outside the Trust Account of $43,773 available for working capital needs. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital are discussed in the section of this proxy statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IMAQ.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement do not include any adjustments that might result from our inability to continue as a going concern .

IMAQ will be forced to liquidate the Trust Account if it cannot consummate the Business Combination or an initial business combination by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated). In the event of a liquidation, IMAQ’s public stockholders are expected to receive $[ ] per share and the IMAQ Warrants will expire worthless.

If IMAQ is unable to consummate the Business Combination or an initial business combination by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated), and is forced to liquidate, the per share liquidation distribution is expected to be $[ ]. Furthermore, holders of the IMAQ Warrants will not receive any of such funds with respect to their IMAQ Warrants, nor will they receive any distribution from IMAQ’s assets held outside of the Trust Account with respect to their IMAQ Warrants. The IMAQ Warrants will expire worthless as a result of IMAQ’s failure to consummate the Business Combination or an initial business combination.

We do not have a specified maximum redemption threshold in the Current Charter. The absence of such a redemption threshold may make it possible for us to consummate the Business Combination, in connection with which a substantial majority of our public stockholders may redeem their Public Shares.

The Current Charter does not provide a specified maximum redemption threshold, except that it provides that we will not redeem the Public Shares in an amount that would cause IMAQ’s net tangible assets to be less than $5,000,001 (the “NTA Rule”) upon consummation of the Business Combination (such that we are not subject to the SEC’s “penny stock” rules). However, the NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and IMAQ believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Capital Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, in Proposal 5, IMAQ is proposing to amend its Current Charter as follows: “The Corporation will not consummate any Business Combination unless it (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended.” IMAQ intends to rely on the Exchange Rule to not be deemed a penny stock issuer. Please see “Proposal 5 — The Current Charter Amendment Proposal” for more information.

Accordingly, the absence of a redemption threshold may make it possible for us to consummate the Business Combination, in connection with which a substantial majority of our public stockholders may redeem their Public Shares.

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There is no guarantee that a stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the consummation of the Initial Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Initial Business Combination, may cause an increase in the stock price of the Combined Company and may result in a lower value realized upon redemption than a stockholder of IMAQ might realize in the future had the stockholder not redeemed its Public Shares. Similarly, if a stockholder does not redeem its Public Shares, the stockholder will bear the risk of ownership of the Combined Company’s common stock after the consummation of the Initial Business Combination, and there can be no assurance that a stockholder can sell its shares of the Combined Company’s common stock in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Initial Business Combination. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

You must tender your shares of IMAQ Common Stock in order to validly seek redemption at the Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your shares of IMAQ Common Stock to Continental electronically using the DTC’s DWAC (Deposit / Withdrawal At Custodian) System, in each case, at least two business days before the Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once a Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the Business Combination.

If third parties bring claims against IMAQ, the proceeds held in the Trust Account could be reduced and the per share liquidation price received by the IMAQ stockholders may be less than $[ ].

IMAQ’s deposit of funds in the Trust Account may not protect those funds from third-party claims against IMAQ. Although IMAQ has received from many of the vendors and service providers (other than its independent registered public accounting firm) with which it does business and prospective target businesses executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the IMAQ public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the IMAQ public stockholders. If IMAQ liquidates the Trust Account before the consummation of a Business Combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, IMAQ cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per share distribution from the Trust Account for the IMAQ stockholders may be less than $[ ] due to such claims.

Additionally, if IMAQ is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in IMAQ’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the IMAQ stockholders. To the extent any bankruptcy claims deplete the Trust Account, IMAQ may not be able to return $[ ] to our public stockholders.

Any distributions received by the IMAQ stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, IMAQ was unable to pay its debts as they became due in the ordinary course of business.

The Current Charter provides that IMAQ will continue in existence only until February 2, 2023. If IMAQ is unable to consummate the Business Combination or an initial business combination within the required time period, upon notice from IMAQ, the trustee of the Trust Account will distribute the amount in the Trust Account to the IMAQ public stockholders. Concurrently, IMAQ shall pay, or reserve for payment, from funds not held in the Trust Account, its liabilities and obligations, although IMAQ cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor have contractually agreed that, if IMAQ liquidates prior to the consummation of the Initial Business Combination, it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by IMAQ for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute a waiver in or to any monies held in the Trust Account. However, we may not properly assess all claims that may be potentially brought against us. As such, the IMAQ stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of the IMAQ stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from the IMAQ stockholders amounts owed to them by us.

If, after we distribute the proceeds in the Trust Account to the IMAQ public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by the IMAQ stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by the IMAQ stockholders. In addition, the IMAQ Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying the IMAQ public stockholders from the Trust Account prior to addressing the claims of creditors.

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If IMAQ’s due diligence investigation of Reliance was inadequate, then the IMAQ stockholders following the consummation of the Initial Business Combination could lose some or all of their investment.

Even though IMAQ conducted a due diligence investigation of Reliance, it cannot be sure that this due diligence uncovered all material issues that may be present inside the company or its businesses, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Reliance and its businesses and outside of its control will not later arise.

The Combined Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take alternate actions to satisfy obligations under its indebtedness, which may not be successful.

The Combined Company’s ability to make scheduled payments on or to refinance its debt obligations will depend on its future operating performance and on economic, financial, competitive, legislative and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which the Combined Company and its subsidiaries may be subject. Many of these factors may be beyond the Combined Company’s control. The Combined Company cannot assure you that its business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized or that future borrowings will be available to the Combined Company in an amount and at terms sufficient to enable it to satisfy its obligations under its indebtedness or to fund its other needs. If the cash flows and capital resources of the Combined Company are insufficient to service its indebtedness, it may be forced to reduce or delay acquisitions, sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit the Combined Company to meet its scheduled debt service obligations. The Combined Company’s ability to restructure or refinance its indebtedness will depend on the condition of the capital markets and its financial condition at such time. Any refinancing of its indebtedness could be at higher interest rates and may require it to comply with more onerous covenants, which could further restrict the business operations of the Combined Company. In addition, the terms of any future debt agreements may restrict the Combined Company from adopting some of these alternatives. In the absence of such operating results and resources, the Combined Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. The Combined Company may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that the Combined Company could realize from any such dispositions may not be adequate to meet its debt service obligations then due. The Combined Company’s inability to generate sufficient cash flow to satisfy its debt service or other obligations, or to refinance its indebtedness on commercially reasonable terms or at all, could have a material adverse effect on its business, cash flows, financial condition and results of operations.

Because the Combined Company will become a public reporting company by means other than a traditional underwritten initial public offering, the Combined Company’s stockholders may face additional risks and uncertainties.

Because the Combined Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of the Combined Company’s common stock, and, accordingly, the Combined Company’s stockholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling the shares of the Combined Company’s common stock, the IMAQ stockholders must rely on the information included in this proxy statement. Although IMAQ performed a due diligence review and investigation of Reliance in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in the Combined Company because it may not have uncovered facts that would be important to a potential investor.

In addition, because the Combined Company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of the Combined Company than they might if the Combined Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Combined Company’s common stock could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Combined Company’s common stock. See “— Risks Related to the Combined Company’s Common Stock — If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.”

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The Initial Stockholders have agreed to vote in favor of the Business Combination Proposal and the other Proposals described in this proxy statement, regardless of how the IMAQ public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their shares in accordance with the majority of the votes cast by our public stockholders in connection with an initial business combination, the Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal and the other Proposals described in this proxy statement. As of the date of this proxy statement, the Initial Stockholders own [ ]% of the issued and outstanding shares of IMAQ Common Stock. The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal and, accordingly, we would need only [ ], or [ ]%, of the [ ] Public Shares to be voted in favor of the Business Combination Proposal in order to have them approved (assuming that only a quorum was present at the meeting). As a result, it is more likely that the necessary stockholder approval will be received for the Business Combination Proposal and the other Proposals than would be the case if the Initial Stockholders agreed to vote any shares of IMAQ Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm IMAQ’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against IMAQ, whether or not resolved in IMAQ’s favor, could result in substantial costs and divert IMAQ’s management’s attention from other business concerns, which could adversely affect IMAQ’s business, financial condition and results of operations and the ultimate value the IMAQ stockholders receive as a result of the consummation of the Business Combination.

The Initial Stockholders who own shares of IMAQ Common Stock and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination are appropriate.

As of the Record Date, the Initial Stockholders owned an aggregate of 5,750,000 shares of IMAQ Common Stock and 796,900 Private Units. They have waived their right to redeem these shares of IMAQ Common Stock, or to receive distributions with respect to these shares of IMAQ Common Stock upon the liquidation of the Trust Account, if IMAQ is unable to consummate an initial business combination within the required time period. Based on a market price of $[ ] per share of IMAQ Common Stock on [ ], 2023, the value of these shares was approximately $[ ] million. The shares of IMAQ Common Stock and Private Units acquired prior to or concurrently with the consummation of the IPO will be worthless if IMAQ does not consummate an initial business combination within the required time period. Consequently, our executive officers’ and directors’ discretion in identifying and selecting Reliance as suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in the IMAQ public stockholders’ best interest.

The Sponsor and IMAQ’s directors and executive officers who hold Founder Shares, and/or Private Units may receive a positive return on the Founder Shares and/or Private Units even if IMAQ’s public stockholders experience a negative return on their investment after consummation of the Business Combination.

If IMAQ is able to complete a business combination within the required time period, the Sponsor and IMAQ’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on their investments which were acquired prior to the IPO, or concurrently with completion of the IPO, even if IMAQ’s public stockholders experience a negative return on their investment in IMAQ common stock after consummation of the Business Combination.

The Sponsor, IMAQ’s executive officers and directors and certain affiliates of IMAQ may have certain conflicts in connection with the Business Combination, since certain of their interests are different from, or in addition to, your interests as a stockholder of IMAQ.

The Sponsor has invested an aggregate of approximately $10.7 million, as on June 30, 2023, including investments in founder shares, Placement Units, promissory notes and advances, which it stands to forfeit and lose if IMAQ is unable to complete a business combination. Such founder shares, Placement Units, promissory notes and advances had an aggregate market value of $☑ million, based on the closing price of IMAQ’s shares of common stock and units on Nasdaq [ ] of $[ ] and $[ ], respectively. Certain officers and directors of IMAQ have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of IMAQ will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described herein.

The Sponsor and IMAQ’s executive officers and directors have interests in each of the Proposals that are different from, or in addition to, and which may conflict with, your interest as a stockholder of IMAQ. These interests include, among other things:

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Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance;

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a total of $2,370,632 from IMAQ’s IPO was held outside of the Trust Account for working capital expenses. To date, IMAQ has spent $[ ] million for accounting, audit, legal D&O insurance and other filing fees and expenses. IMAQ also projects to spend approximately $[ ] million towards the Business Combination. If an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement;

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the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of IMAQ Common Stock held by them if we fail to consummate an initial business combination prior to February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated). In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 will be worthless, as the Sponsor does not have liquidation rights with respect to the Founder Shares. The Founder Shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023;

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the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

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the fact that Mr. Sarkar is a member of the Sponsor and owns units of the Sponsor that will convert into Founder Shares and Private Units upon a distribution of the Sponsor’s assets to its members. As a result, Mr. Sarkar has the right to obtain securities of the Combined Company;

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the fact that, with certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (x) six months after the date of the consummation of the Initial Business Combination, and (y) the date on which the closing price of the Combined Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Initial Business Combination, or earlier, in either case if, subsequent to the consummation of the Initial Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Combined Company’s Common Stock for cash, securities or other property;

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the continued indemnification of IMAQ’s executive officers and directors and the continuation of IMAQ’s executive officers’ and directors’ liability insurance following the consummation of the Initial Business Combination;

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the fact that the current members of the IMAQ Board will continue as members of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors;

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the fact that the Sponsor and IMAQ’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal; and

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the fact that if an initial business combination is not completed by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated), the 796,900 Placement Units that were purchased by our Sponsor for $7,969,000 will be worthless. Such Placement Units had an aggregate market value of approximately $[ ] million, based on the closing price of IMAQ Units of $[ ] on Nasdaq as of [ ], 2023.

As of [ ], 2023, the Sponsor owns [  ]shares of IMAQ common stock and IMAQ directors David M. Taghioff, Deepak Nayar, Klaas P. Baks, Paul F. Pelosi, Jr. and Suresh Ramamurthi each own 30,000 shares of IMAQ Common Stock. These shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023. These shares will be worthless if we fail to consummate an initial business combination prior to February 2, 2023.

In addition, if an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement. [As of [ ], 2023, the Sponsor, officers and directors of IMAQ are not owed any such out-of-pocket expenses.]

In addition, as of November 7, 2022, 2022, IMAQ owes the Sponsor approximately $1,295,000 that has been drawn under certain promissory notes between IMAQ and Sponsor, the balance of which is payable by IMAQ after the date of consummation of a business combination. In the event that a business combination does not close, IMAQ may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the Trust Account would be available for such repayment.

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On July 26, 2022, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 by depositing into the Trust Account $350,000 for each three-month extension. On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023. The redemption payments total in connection with the July 2022 Special Meeting amount to $209,064,259.52 and the Trust Account balance following the redemption payments was $21,468,570.23.

On January 27, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period one (1) time for an additional three (3) months from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until, August 2, 2023, by depositing into the trust account $385,541.10 for the three-month extension and $128,513.70 for each subsequent one-month extension. The Sponsor subsequently deposited an aggregate of $771,082.20 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from February 2, 2023 to August 2, 2023. In connection with the January 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 168,777 Public Shares, and following such redemptions, there were 1,973,118 Public Shares outstanding. The redemption payments total in connection with the January 2023 Special Meeting amount to $1,746,785.34 and the Trust Account balance following the redemption payments was $20,421,109.41.

On July 31, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period for twelve (12) additional one (1) month periods from August 2, 2023 to August 2, 2024 (i.e., for a total period of time ending 36 months from the consummation of the IPO) by depositing into the trust account $128,513.70 for each one-month extension. On [ ], 2023, the Sponsor deposited an aggregate of $128,513.70 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from August 2, 2023 to September 2, 2023. In connection with the July 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 63,395 Public Shares, and following such redemptions, there were 1,909,723 Public Shares outstanding. The redemption payments total in connection with the July 2023 Special Meeting amount to $694,363.63 and the Trust Account balance following the redemption payments was $20,917,141.76.

The foregoing extensions provided IMAQ with additional time to complete the Business Combination. The Sponsor received non-interest bearing, unsecured promissory notes equal to the amount of the deposits that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would be paid upon consummation of our initial business combination.

Lastly, if the Business Combination is completed, the current members of the IMAQ Board will be appointed to serve as members of the Combined Company’s Board and expect to receive compensation for services in an amount to be determined by the Combined Company’s Board following the consummation of the Initial Business Combination.

These interests may influence the IMAQ Board in making its recommendation that you vote in favor of the approval of the Business Combination Proposal and the other Proposals.

Mr. Shibasish Sarkar, Chairman and Chief Executive Officer of IMAQ, and Mr. Sanjay Wadhwa, a director of IMAQ, has interests in, and will benefit from, the Business Combination which may be different from or in addition to (and which may conflict with) the interests of the IMAQ stockholders.

As disclosed in the IMAQ final prospectus filed with the SEC on July 29, 2021, we are not prohibited from pursuing an initial business combination with a company that is affiliated with one or more of our officers or directors. Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance. Due to their present and former affiliation with Reliance, Messrs. Sarkar and Wadhwa recused themselves from the board vote regarding the Business Combination. If the Business Combination is completed, Messrs. Sarkar and Wadhwa will be appointed to serve as members of the Combined Company’s Board and expect to receive compensation for services in an amount to be determined by the Combined Company’s Board following the consummation of the Initial Business Combination. You should be aware that Messrs. Sarkar and Wadhwa have interests in IMAQ and Reliance that may conflict with, or result in additional benefits conferred upon them, that are different from your interests as an IMAQ stockholder.

IMAQ is requiring the IMAQ stockholders who wish to redeem their Public Shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their redemption rights.

IMAQ is requiring the IMAQ stockholders who wish to redeem their Public Shares to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit / Withdrawal At Custodian) System at least two business days prior to the Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is IMAQ’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DTC’s DWAC (Deposit / Withdrawal At Custodian) System, we cannot assure you of this fact.

Accordingly, if it takes longer than IMAQ anticipates for stockholders to deliver their Public Shares, stockholders who wish to redeem their Public Shares may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Public Shares.

Redeeming IMAQ’s stockholders may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If IMAQ requires public stockholders who wish to redeem their Public Shares in connection with the consummation of a Business Combination to comply with specific requirements for redemption as described in this proxy statement and a Business Combination is not consummated, IMAQ will promptly return such certificates to its public stockholders. Accordingly, public stockholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their Public Shares in the event that a Business Combination is not consummated until IMAQ has returned their Public Shares to them. The market price for shares of IMAQ Common Stock may decline during this time and you may not be able to sell your their Public Shares when you wish, even while other stockholders that did not seek redemption may be able to sell their shares of IMAQ Common Stock.

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If IMAQ’s security holders exercise their registration rights with respect to the Founder Shares, the Private Units and the underlying securities, it may have an adverse effect on the market price of IMAQ’s securities.

The Initial Stockholders are entitled to make a demand that IMAQ register the resale of the Founder Shares, the Private Units and the underlying securities at any time commencing three months prior to the date on which the Founder Shares may be released from escrow. Additionally, the Initial Stockholders are entitled to demand that IMAQ register the resale of the shares of IMAQ Common Stock underlying any securities the Initial Stockholders may be issued in payment of working capital loans made to us at any time after IMAQ consummates the Business Combination. If the Initial Stockholders exercise their registration rights with respect to all of their securities, then there will be an additional 6,546,900 shares of IMAQ Common Stock eligible for trading in the public market. The presence of these additional shares of IMAQ Common Stock trading in the public market may have an adverse effect on the market price of IMAQ’s securities.

Furthermore, all outstanding Public Warrants will continue to be outstanding notwithstanding the actual redemptions. The value of our outstanding Public Warrants was approximately US$[ ] based on the closing price of the Public Warrants of US$[ ] on The Nasdaq Capital Market as of [ ], 2023. The potential for the issuance of a substantial number of additional shares of IMAQ Common Stock upon exercise of these Public Warrants could make the combined company less attractive to investors. Any such issuance will increase the number of issued and outstanding IMAQ Common Stock and reduce the value of the outstanding shares of IMAQ Common Stock. Therefore, the outstanding Public Warrants could have the effect of depressing IMAQ’s share price.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of IMAQ’s securities may decline.

The market price of IMAQ’s securities may decline as a result of the consummation of the Business Combination if:

•	IMAQ does not achieve the perceived benefits of the Business Combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing market price of IMAQ Common Stock.

IMAQ has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is consummated or by IMAQ if the Business Combination is not consummated.

IMAQ has incurred significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, IMAQ expects to incur approximately $0.55 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is consummated or by IMAQ if the Business Combination is not consummated.

The unaudited pro forma condensed combined financial information contained in this proxy statement may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed combined financial information contained in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed combined financial information was based upon available information and certain estimates and assumptions that IMAQ and Reliance believe are reasonable. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

There can be no assurance that the prospective financial information relating to Reliance is or will be indicative of the future performance of Reliance, and such differences may be material. Furthermore, there can be no assurance that the prospective financial information of the Combined Company, which is based upon the prospective financial information of Reliance is or will be indicative of the future performance of the Combined Company, and such differences may be material.

The prospective financial information relating to Reliance were prepared and provided in INR in million. Such prospective financial information was based upon facts and circumstances known by the management of Reliance, respectively, at the time the projections were prepared and provided. Furthermore, the prospective financial information relating to Reliance reflects assumptions and estimates made by the management of Reliance at that time.

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The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by the management of Reliance as of the date of preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from the prospective financial information, including, among other risks and uncertainties, those described under the heading “Risks Related to Reliance’s Business and Operations”.

Such prospective financial information and projections have not been updated or revised to reflect information or results after the date they were prepared in middle to late 2022. The actual financial performance of Reliance since the date such prospective financial information was provided has and may continue to differ from the provided prospective financial information, and such differences may be material. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Combined Company.

Additionally, the prospective financial information relating to Reliance and the Combined Company is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. Readers of this proxy statement are also cautioned not to rely on the prospective financial information in making a decision regarding the Business Combination, as the prospective financial information may be materially different than actual results. The Combined Company will not refer back to the prospective financial information in its future periodic reports filed under the Exchange Act.

Therefore, there can be no assurance that the prospective financial information of Reliance is or will be indicative of the future performance of Reliance, and such differences may be material. Furthermore, there can be no assurance that the prospective financial information of the Combined Company, which is based upon the prospective financial information relating to Reliance is or will be indicative of the future performance of the Combined Company, and such differences may be material.

Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. For more information see “Proposal 1 — The Business Combination Proposal — Certain Prospective Financial Information.”

Termination of the SPA could negatively impact IMAQ.

If the Business Combination is not consummated for any reason, including as a result of the IMAQ stockholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of IMAQ may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, IMAQ would be subject to a number of risks, including the following:

•

IMAQ may experience negative reactions from the financial markets, including negative impacts on the stock price of IMAQ Common Stock, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

•	IMAQ will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

•

since the SPA restricts the conduct of IMAQ’s business prior to consummation of the Business Combination, IMAQ may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the SPA is terminated and the IMAQ Board seeks another business combination, IMAQ’s stockholders cannot be certain that IMAQ will be able to find another target business or that such other business combination will be consummated. See “Proposal 1 — The Business Combination Proposal — The SPA — Termination.”

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.

As a result of the Business Combination, the Combined Company will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that the Combined Company file annual, quarterly and current reports with respect to its business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that the Combined Company establish and maintain effective internal control over financial reporting. As a result, the Combined Company will incur significant legal, accounting and other expenses that it did not previously incur. The Combined Company’s entire management team and many of its other employees will need to devote substantial time to compliance and may not effectively or efficiently manage its transition into a public company.

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In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing the Combined Company’s business strategy, which could prevent it from improving its business, financial condition, cash flows and results of operations. The Combined Company has made, and will continue to make, changes to its internal control over financial reporting, including information technology controls, and procedures for financial reporting and accounting systems to meet its reporting obligations as a public company. However, the measures the Combined Company takes may not be sufficient to satisfy its obligations as a public company. If the Combined Company does not continue to develop and implement the right processes and tools to manage its changing enterprise and maintain its culture, its ability to compete successfully and achieve its business objectives could be impaired, which could negatively impact its business, financial condition, cash flows and results of operations. In addition, the Combined Company cannot predict or estimate the amount of additional costs it may incur to comply with these requirements. The Combined Company anticipates that these costs will materially increase its general and administrative expenses.

These rules and regulations result in the Combined Company’s incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the Combined Company expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance, and the Combined Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Combined Company to attract and retain qualified people to serve on the Combined Company’s board of directors, or committees thereof, or as executive officers of the Combined Company.

As a public reporting company, the Combined Company will be subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Combined Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.

Upon consummation of the Business Combination, the Combined Company will become a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations will require, among other things, that the Combined Company establish and periodically evaluate procedures with respect to its internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on the Combined Company’s financial and management systems, processes and controls, as well as on its personnel. In addition, as a public company, the Combined Company will be required to document and test its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that its management can certify as to the effectiveness of its internal control over financial reporting.

In the event that a significant number of the Public Shares are redeemed, the Combined Company’s common stock may become less liquid following the consummation of the Initial Business Combination.

If a significant number of the Public Shares are redeemed, IMAQ may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your shares of the Combined Company’s common stock in the market could be adversely affected. IMAQ has applied to list the Combined Company’s shares on the Nasdaq, and Nasdaq may not list the Combined Company’s common stock on its exchange, which could limit investors’ ability to make transactions in the Combined Company’s common stock and subject the Combined Company to additional trading restrictions.

IMAQ may waive one or more of the conditions to the consummation of the Business Combination without resoliciting stockholder approval for the Business Combination Proposal.

IMAQ may agree to waive, in whole or in part, some of the conditions to its obligations to consummate the Business Combination, to the extent permitted by applicable laws. The IMAQ Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. In some instances, if the IMAQ Board determines that a waiver is not sufficiently material to warrant re-solicitation of stockholders, IMAQ has the discretion to consummate the Business Combination without seeking further stockholder approval. For example, it is a condition to IMAQ’s obligations to consummate the Business Combination that there be no restraining order, injunction or other order restricting Reliance’s conduct of their businesses. However, if the IMAQ Board determines that any such order or injunction is not material to the business of the Combined Company, then the IMAQ Board may elect to waive that condition without stockholder approval and consummate the Business Combination.

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Provisions in the Proposed Charter and Delaware law may have the effect of discouraging lawsuits against the Combined Company’s directors and officers.

The Proposed Charter will require that, unless the Combined Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Combined Company, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of the Combined Company’s directors, officers or stockholders to the Combined Company or its stockholders, (iii)any action, suit or proceeding asserting a claim arising pursuant to the Delaware General Corporation Law, the Proposed Charter or the amended and restated bylaws or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. In addition, subject to the provisions of the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of the first sentence of this paragraph is filed in a court other than the courts in the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the first sentence of this paragraph and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Combined Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Proposed Charter. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This forum selection clause may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine this forum selection clause to be inapplicable or unenforceable in an action, the Combined Company may incur additional costs in conjunction with its efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on the Combined Company’s business, cash flows, financial condition and results of operations and result in a diversion of the time and resources of the Combined Company’s management and board of directors.

Anti-takeover provisions contained in the Proposed Charter, as well as provisions of Delaware law, could impair a takeover attempt.

The Proposed Charter will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Such provisions include, (i) authorization of shares of “blank check” preferred stock, (ii) increasing the voting threshold for removal of directors from 60% to 66 2/3%, (iii) provide that the authorized number of directors may be changed only by resolution of the Combined Company’s Board; (iv) provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; (v) provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and (vi) not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose. See “Proposal 2 — The Charter Proposal.”

IMAQ is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the Combined Company’s common stock.

Activities taken by IMAQ’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal and the other Proposals and may affect the market price of the IMAQ securities.

The Sponsor or IMAQ’s executive officers, directors and advisors, or their respective affiliates, may purchase shares of IMAQ Common Stock in privately negotiated transactions either prior to or following the consummation of the Initial Business Combination. None of the Sponsor or IMAQ’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or IMAQ’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or IMAQ’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.

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If such transactions are effected, the consequence could be to cause the Business Combination Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares of IMAQ Common Stock by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and the other Proposals and would likely increase the chances that the Business Combination Proposal and the other Proposals would be approved. If the market does not view the Business Combination positively, purchases of the Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of IMAQ’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of IMAQ’s securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of the Public Shares by IMAQ or the persons described above have been entered into. IMAQ will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the Sponsor or IMAQ’s executive officers, directors and advisors, or their respective affiliates, that would affect the vote on the Business Combination Proposal or the other Proposals.

If we are deemed an “investment company” subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

If we become obligated to register the company or any of its subsidiaries as an investment company pursuant to the Investment Company Act, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were deemed to be an investment company under the Investment Company Act, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the SEC or modify our equity interests and debt positions or organizational structure or our contract rights to fall outside the definition of an investment company under the Investment Company Act. Registering as an investment company pursuant to the Investment Company Act could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us and otherwise will subject us to additional regulation that will be costly and time-consuming. Modifying our equity interests and debt positions or organizational structure or our contract rights could require us to alter our business and investment strategy in a manner that requires us to purchase or dispose of assets or securities, prevents us from pursuing certain opportunities, or otherwise restricts our business, which may have a material adverse effect on our business results of operations, financial condition or prospects.

Risks Related to the Combined Company’s Common Stock

The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.

Following the consummation of the Initial Business Combination, the market price of Combined Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

•	the impact of the COVID-19 pandemic on the Combined Company’s business, financial condition and results of operations;

•	the Combined Company’s quarterly or annual earnings or those of other companies in its industry compared to market expectations;

•	the size of the Combined Company’s public float;

•	the inability to obtain or maintain the listing of the Combined Company’s common stock on Nasdaq;

•

the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the Combined Company’s ability to grow and manage growth profitably and retain its key employees;

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•	coverage by or changes in financial estimates by securities or industry analysts or failure to meet their expectations;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	changes in applicable laws or regulations;

•	risks relating to the uncertainty of the Combined Company’s projected financial information;

•	risks related to the organic and inorganic growth of the Combined Company’s business and the timing of expected business milestones;

•	the amount of redemption requests made by the IMAQ stockholders; and

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s common stock, regardless of the Combined Company’s actual operating performance. Furthermore, due to their cost of acquiring the Founder Shares being significantly less than the effective price per share of IMAQ Common Stock paid by investors in the IPO, the ability of the Initial Stockholders to sustain the negative effects of any such volatility will be much greater than such investors in the IPO or investors that acquired IMAQ Common Stock in the open market following the consummation of the IPO.

Volatility in the Combined Company’s stock price could subject the Combined Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.

The trading market for the Combined Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade the Combined Company’s common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s common stock would be your sole source of gain on an investment in the Combined Company’s common stock for the foreseeable future.

The future sales of shares by the Combined Company’s stockholders and future exercise of registration rights may adversely affect the market price of the Combined Company’s common stock.

Sales of a substantial number of shares of the Combined Company’s common stock in the public market could occur at any time. If the Combined Company’s stockholders sell, or the market perceives that the Combined Company’s stockholders intend to sell, substantial amounts of the Combined Company’s common stock in the public market, the market price of the Combined Company’s common stock could decline.

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The holders of the Founder Shares and Private Units are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the IPO. The holders of the majority of the Founder Shares and the Private Units are entitled to make up to two demands that we register such securities. The holders of the majority of the registrable securities can elect to exercise these registration rights (i) at any time commencing any time following the consummation of the Initial Business Combination with respect to the Private Units or any securities issuable upon conversion of loans from investors to IMAQ and (ii) three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Initial Business Combination. The presence of these additional Founder Shares trading in the public market may have an adverse effect on the market price of the Combined Company’s common stock.

The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make the Combined Company’s common stock less attractive to investors.

Following the consummation of the Initial Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (i)(x) December 31, 2026, (y) the date on which the Combined Company has total annual gross revenue of at least $1.07 billion or (z) the date on which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s common stock that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (ii) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Combined Company’s periodic reports and proxy statements.

The Combined Company cannot predict if investors will find the Combined Company’s common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s common stock less attractive as a result, there may be a less active trading market for the Combined Company’s common stock and its market price may be more volatile.

Subsequent to the consummation of the Initial Business Combination, IMAQ may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although IMAQ has conducted due diligence on Reliance, IMAQ cannot assure you that this diligence revealed all material issues that may be present in those businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of IMAQ’s, Reliance’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if IMAQ’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with IMAQ’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Combined Company’s securities. In addition, charges of this nature may cause the Combined Company to be unable to obtain future financing on favorable terms or at all.

A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of the Combined Company’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for the Combined Company’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of the Combined Company’s securities after the Business Combination can vary due to general economic conditions and forecasts, the Combined Company’s general business condition and the release of the Combined Company’s financial reports. Additionally, if the Combined Company’s securities are not listed on, or become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the Combined Company’s securities may be more limited than if the Combined Company were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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The nominal purchase price paid by the Sponsor and directors and officers of IMAQ for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of IMAQ paid to purchase such shares in the event the parties complete an initial business Combination, even if the Business Combination causes the trading price of the IMAQ common stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of IMAQ for the Founder Shares may significantly dilute the implied value of the Public Shares in the event we complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of IMAQ paid to purchase such shares in the event we complete an initial Business Combination, even if the Business Combination causes the trading price of the IMAQ common stock to materially decline. The Sponsor and directors and officers of IMAQ invested an aggregate of [•] comprised of the [•] purchase price for the Founder Shares and the [•] purchase price for the Placement Units. The amount held in our Trust Account was approximately [•] million as of [•] implying a value of [•] per Public Share. Based on these assumptions, each share of IMAQ common stock would have an implied value of [•] per share upon completion Business Combination, representing a [•] decrease from the initial implied value of [•] per Public Share. While the implied value of [•] per share upon completion of our initial Business Combination would represent a dilution to our public stockholders, this would represent a significant increase in value for the Sponsor and directors and officers of IMAQ relative to the price it paid for each Founder Share. At [•] per share, the [•] shares of IMAQ common stock that the Sponsor and directors and officers of IMAQ holding Founder Shares would own upon completion of our initial Business Combination would have an aggregate implied value of [•]. As a result, even if the trading price of the IMAQ common stock significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of IMAQ will be significantly greater than the amount the Sponsor and directors and officers of IMAQ paid to purchase such shares. In addition, the Sponsor and directors and officers of IMAQ could potentially recoup their entire investment, inclusive of their investment in the Placement Units, even if the trading price of the IMAQ common stock after the initial Business Combination is as low as [•] per share. As a result, the Sponsor and directors and officers of IMAQ holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of shares of New IMAQ common stock even if the trading price of the IMAQ common stock declines after the completion of the initial Business Combination. The Sponsor and directors and officers of IMAQ holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating IMAQ. This dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their Public Shares.

Even if IMAQ consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.

The exercise price for Public Warrants is $11.50 per share in each case. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated July 28, 2021, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of IMAQ Common Stock purchasable upon exercise of a Public Warrant.

IMAQ may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last sale price of IMAQ Common Stock equals or exceeds $16.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the IMAQ Common Stock issuable upon exercise of the warrants is effective and a current proxy statement/prospectus relating to those IMAQ Common Stock is available throughout the thirty (30-) day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants.

None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees. See “Questions and Answers About the Proposals – How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any public warrant holders post business combination?” for more information.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement.

On October 22, 2022, International Media Acquisition Corp. (“IMAQ”) entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (the “Seller”), and Reliance Entertainment Studios Private Limited, a company incorporated in India (the “Target Company”). Pursuant to the terms of the SPA, a business combination between IMAQ and the Target Company will be affected by outright purchase of 39.20% of the issued and outstanding share capital of the Target Company from Seller, which shall result in IMAQ getting power to appoint most directors on the board of the Target Company (the “Business Combination”). A series of subsequent transactions have also been agreed upon in the SPA for purchase of the remaining 60.80% stake. The board of directors of IMAQ have (i) approved and declared advisable the SPA and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the stockholders of IMAQ.

Subject to the terms and conditions set forth in the Agreement, Seller will receive an aggregate minimum consideration with a value equal to $140,000,000 in cash, being $102,000,000 towards purchase of common stock of the Target Company and $38,000,000 towards settlement of net outstanding dues of the Target Company and its joint ventures towards related entities of the Seller.

Introduction

The following unaudited pro forma condensed combined financial statements of IMAQ present the combination of the historical financial information of IMAQ and RESPL, adjusted to give effect for the Business Combination. IMAQ is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses."

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheets of IMAQ and the historical balance sheet of RESPL as of March 31, 2023, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2023.

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2023 present the pro forma effect of the Business Combination as if it had been consummated on April 1, 2022.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

·	the accompanying notes to the unaudited pro forma condensed combined financial statements;

·

the historical audited financial statements of IMAQ as of and for the year ended March 31, 2023 and December 31, 2022 and transition period including the related notes thereto, included elsewhere in this proxy statement/ prospectus;

·	the historical audited financial statements of RESPL as of and for the years ended March 31, 2023 and 2022 and the related notes thereto, included elsewhere in this proxy statement/prospectus;

·

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IMAQ” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of RESPL,” and other financial information relating to IMAQ and RESPL included elsewhere in this proxy statement/prospectus/form, including the Merger Agreements/Business Combination Agreements/Share Purchase Agreements.

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On August 16, 2022, the board of directors of IMAQ approved a change to the Company’s fiscal year end from December 31 to March 31, in accordance with the Company’s bylaws. As a result of the change in fiscal year end, transition report filed by IMAQ as on September 29, 2022 reflects the Company’s Transition Report on Form 10-Q for the period from January 1, 2022 through March 31, 2022. The IMAQ’s current fiscal year will run from April 1, 2022 through March 31, 2023 (Fiscal 2023).

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the combined entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information does not reflect any integration costs or savings that may be realized from the transaction. The merger transaction will be accounted for as a business combination, and will reflect the application of acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Proxy. Certain valuations and assessments, including valuations of the intangible assets and liabilities, as well as the assessment of the tax positions and rates of the combined business, are in process and will not be completed until subsequent to the close of the proposed merger transactions.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes.

Description of transactions

In accordance with the terms and subject to the conditions of the SPA, the Seller shall, in exchange for the consideration set forth below, sell, transfer, convey, assign and deliver to IMAQ, and IMAQ shall purchase, acquire and accept from the Seller all rights, title and interest in and to the shares of the Target Company (the “Company Shares”) in the manner described herein, free and clear of all liens, excepting only restrictions on the subsequent transfer of the Company Shares by IMAQ imposed under applicable laws, IMAQ’s organizational documents, and the Shareholders’ Agreement (as defined below). Such purchases shall be made as follows:

(a) Tranche 1: IMAQ shall purchase and Seller shall sell 3,920 Company Shares (the “Tranche 1 Company Shares”) at the initial closing of the Stock Acquisition which shall occur within four days of the satisfaction or waiver of the closing conditions set forth in the SPA (the “Initial Closing,” and any subsequent closing thereafter, an “Additional Closing”), which shares shall represent 39.20 % of the fully diluted equity ownership of the Target Company as of the date of the Initial Closing, for the higher of: (i) the fair market value of the Tranche 1 Company Shares determined in accordance with the requirements of the Foreign Exchange Management Act, 1999, of the Republic of India (the “FEMA”), or (ii) $40,000,000;

(b) Tranche 2: IMAQ shall purchase and Seller shall sell 1,570 Company Shares (“Tranche 2 Company Shares”) on or prior to the 90th day following the Initial Closing for the higher of: (i) the fair market value of the Tranche 2 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $16,000,000 (and simultaneously, IMAQ shall also infuse $4,000,000 as primary equity capital into the Target Company and be issued common equity shares in the Target Company against such subscription amount, or, alternatively, IMAQ may also infuse this amount as a loan to the Target Company in accordance with applicable laws), which shares (i.e., the Tranche 2 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased under paragraph (a) above) represent 54.90% of the fully diluted equity ownership of the Target Company as of such Additional Closing;

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"(c) Tranche 3: IMAQ shall purchase and Seller shall sell 1,960 Company Shares (“Tranche 3 Company Shares”) on or prior to 12 months from the Initial Closing for the higher of: (i) the fair market value of the Tranche 3 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $20,000,000 (and simultaneously, IMAQ shall also infuse $20,000,000 as primary equity capital into the Target Company and be issued common equity shares in the Target Company against such subscription amount, or, alternatively, IMAQ may also infuse this amount as a loan to the Target Company in accordance with applicable laws), which shares (i.e., the Tranche 3 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased and subscribed under paragraphs (a) and (b) above, as the case may be) represent 74.50% of the fully diluted equity ownership of the Target Company as of such Additional Closing;

(d) Tranche 4: IMAQ shall purchase and Seller shall sell 2,550 Company Shares (“Tranche 4 Company Shares”) on or prior to 18 months from the Initial Closing for the higher of: (i) the fair market value of the Tranche 4 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $26,000,000 (and simultaneously, IMAQ shall also infuse $14,000,000 as primary equity capital into the Target Company and be issued common equity shares in the Target Company against such subscription amount, or, alternatively IMAQ may also infuse this amount as a loan to the Target Company in accordance with applicable Laws), which shares (i.e., the Tranche 4 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased and subscribed under paragraphs (a), (b) and (c) above, as the case may be) represent 100% of the fully diluted equity ownership of the Target Company as of such Additional Closing.

(e) The Target Company shall, and IMAQ shall ensure that, all primary investments into the Target Company by IMAQ as contemplated under the SPA, aggregating to $38,000,000, shall be used solely for the purposes of repayment of the inter-company loans aggregating to $38,000,000 as existing on the books of the Target Company at the Initial Closing (the “Existing Inter-Company Loans”), as set forth in the SPA.

(f) Any loan extended by IMAQ to the Target Company pursuant to paragraphs (b) to (d) above shall be repaid (including any interest repayment or payment of charges) by the Target Company only after the Seller has been paid the entire consideration contemplated under the SPA.

Further as per the earnout agreement the Seller is entitled to receive:

(a) $7,500,000 upon satisfaction / occurrence of the weighted average share price of the shares of Parent Common Stock on Nasdaq, for a period of ten (10) trading days over any twenty (20) consecutive trading days during the Earnout Period, is greater than or equal to $15.00 per share / stock.

(b) $10,000,000 upon satisfaction / occurrence of the weighted average share price of the shares of Parent Common Stock on Nasdaq, for a period of ten (10) trading days over any twenty (20) consecutive trading days during the Earnout Period, is greater than or equal to $20.00 per share / stock.

The company had appointed an independent valuer to identify the fair value of earnout payment on day of consummate Business Combination. The value identified by the independent valuer is NIL.

At the Initial Closing and each Additional Closing, the applicable consideration will be paid by IMAQ to the Seller in Indian National Rupees, the currency of the Republic of India (“INR”), based upon the foreign exchange rates published by Bloomberg as set forth in the SPA.

The Business Combination between IMAQ and RESPL is expected to be accounted for as a forward business acquisition with IMAQ as the accounting acquirer.

Pursuant to the existing IMAQ Charter, public stockholders are being offered the opportunity to redeem, upon the Initial Closing, shares of IMAQ common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the trust account (as of two business days prior to the Initial Closing). The unaudited pro forma condensed combined information contained herein assume, among other things that IMAQ stockholders approve the Business Combination. IMAQ’s public stockholders may elect to redeem their common stock for cash even if they approve the Business Combination and the other Proposals. IMAQ cannot predict how many of its stockholders will exercise their right to have their shares redeemed for cash.

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PROFORMA COMBINED BALANCE SHEET

As of March 31, 2023

	IMAC (Historical)		RESPL (Historical)		Transaction Accounting adjustments		Note ref	Pro-forma combined (assuming no further redemption)		Transaction Accounting adjustments		Note ref	Pro-forma combined (assuming maximum redemption)		Transaction Accounting adjustments	Note ref	Pro-forma combined (assuming maximum redemption if proposal 5 is not approved)
ASSETS	$		$		$			$		$			$
Current assets:
Cash and cash equivalents		302		3,570,432		20,978,456	(A)		-		(20,978,456)	(A)		-	20,909,420	(A)	-
						(8,050,000)	(C)				20,978,456	(I)			(20,909,420)	(I)
						(4,362,434)	(D)
						(40,000,000)	(E)
						(2,125,541)	(G)
						29,988,785	(I)

Accounts Receivables, net of allowances		-		5,048,703		-			5,048,703		-			5,048,703	-		5,048,703
Operating lease assets		-		43,497		-			43,497		-			43,497	-		43,497
Other current assets		52,500		17,897,951		-			17,950,451		-			17,950,451	-		17,950,451
Total current assets		52,802		26,560,583		(3,570,734)			23,042,651		-			23,042,651	-		23,042,651

Investments held in Trust Account		20,978,456		-		(20,978,456)	(A)		-		(20,978,456)	(B)		-	20,909,420	(B)	-
											20,978,456	(A)			(20,909,420)	(A)
Equity accounted investments		-		19,157,433		(8,381,059)	(F)		10,776,373		-			10,776,373	-		10,776,373
Produced and licensed content costs		-		19,952,213		6,154,452	(F)		26,106,666		-			26,106,666	-		26,106,666
Property and equipment, net		-		93,998		-			93,998		-			93,998	-		93,998
Intangible Assets, net		-		806,222		9,487,101	(F)		10,293,322		-			10,293,322	-		10,293,322
Goodwill		-		-		82,712,227	(F)		82,712,227		-			82,712,227	-		82,712,227
Other non-current assets		-		20,040,157		-			20,040,157		-			20,040,157	-		20,040,157
Total non-current assets		20,978,456		60,050,022		68,994,265			150,022,743		-			150,022,743	-		150,022,743
TOTAL ASSETS		21,031,258		86,610,605		65,423,531			173,065,394		-			173,065,394	-		173,065,394

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY (DEFICIT)
Short term borrowings		-		18,833,155		29,988,785	(I)		44,581,969		20,978,456	(I)		65,560,425	(20,909,420)	(I)	44,651,005
						(4,239,972)	(F)
Losses in excess of investment in equity method investment		-		2,105,986		(2,105,986)	(F)		-		-			-	-		-
Operating lease liabilities		-		45,441		-			45,441		-			45,441	-		45,441
Consideration payable for settlement of debt owed to related entities of Seller		-		-		20,942,123	(E)		20,942,123		-			20,942,123	-		20,942,123
Contract for purchase of Non-Controlling Interests		-		-		32,486,442	(E)		32,486,442		-			32,486,442	-		32,486,442
Promissory note- related party		2,125,541		-		(2,125,541)	(G)		-		-			-	-		-
Accounts payable		1,192,707		14,904,069		-			16,096,776		-			16,096,776	-		16,096,776
Contract liabilities		-		15,816,260		-			15,816,260		-			15,816,260	-		15,816,260
Accrued expenses and other current liabilities		200,000		5,901,506		(200,000)	(H)		5,901,506		-			5,901,506	-		5,901,506

Income and franchise tax payable		207,632		-		-			207,632		-			207,632	-		207,632
Total current liabilities		3,725,880		57,606,417		74,745,851			136,078,148		20,978,456			157,056,604	(20,909,420)		157,056,604

Long-term borrowings, less current portion		-		32,942,829		817,199	(F)		-		-			-	-		-
						(33,760,028)	(F)
Consideration payable for settlement of debt owed to related entities of Seller		-		-		11,062,397	(E)		11,062,397		-			11,062,397	-		11,062,397
Contract for purchase of Non controlling interests		-		-		20,544,452	(E)		20,544,452		-			20,544,452	-		20,544,452
Deferred underwriting fee payable		8,050,000		-		(8,050,000)	(C)		-		-			-	-		-
Warrant liability		23,907				-			23,907		-			23,907	-		23,907
Other non-current liabilities		-		287,453		-			287,453		-			287,453	-		287,453
Total non-current liabilities		8,073,907		33,230,282		(9,385,980)			31,918,208		-			31,918,208	-		31,918,208
Total liabilities		11,799,787		90,836,699		65,359,871			167,996,357		20,978,456			188,974,813	(20,909,420)		188,974,813

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption		20,284,026		-		(20,284,026)	(B)		-		-			-			-

Stockholders’ Deficit
Common stock		655		1,216		197	(B)		852		(197)	(B)		655	197	(B)	852
						(1,216)	(F)
Retained earnings		(11,053,210)		(5,204,150)			-		(15,415,644)		-			(15,415,644)			(15,415,644)
						(4,362,434)	(D)
						5,204,150	(F)
Additional paid-in capital		-		981,138		20,283,829	(B)		20,483,829		(20,978,259)	(B)		(494,430)	20,909,224	(B)	20,414,794
						(981,138)	(F)
						200,000	(H)
Accumulated other comprehensive loss		-		(4,298)		4,298	(F)		-		-			-			-
Total Stockholder’s Equity/Deficit		(11,052,555)		(4,226,094)		20,347,686			5,069,037		(20,978,456)			(15,909,419)	20,909,420		5,000,001
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY/(DEFICIT)		21,031,258		86,610,605		65,423,531			173,065,394		-			173,065,394	-		173,065,394

98

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED (RESPL)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended March 31, 2023

	IMAC (Historical)		RESPL (Historical)		Transaction Accounting adjustments		Note ref	Pro-forma combined (assuming no further redemption)		Transaction Accounting adjustments		Note ref	Pro-forma combined (assuming maximum redemption)		Transaction Accounting adjustments		Note ref	Pro-forma combined (assuming maximum redemption if proposal 5 is not approved)
	$		$		$			$		$			$		$			$
Revenue		-		62,241,374		-			62,241,374		-			62,241,374		-			62,241,374
Operating expenses (exclusive of depreciation separately shown below)		-		50,614,349		695	(BB)		50,615,044		-			50,615,044		-			50,615,044
Sales and marketing expenses (exclusive of depreciation separately shown below)		-		1,406,150		-			1,406,150		-			1,406,150		-			1,406,150
General and administrative expenses (exclusive of depreciation separately shown below)		2,236,077		6,355,009		4,362,434	(HH)		12,953,521		-			12,953,521		-			12,953,521
Depreciation and amortization expenses		-		293,538		1,897,420	(BB)		2,190,958		-			2,190,958		-			2,190,958
Total costs and expenses		2,236,077		58,669,047		6,260,549			67,165,673		-			67,165,673		-			67,165,673
Loss from operations		(2,236,077)		3,572,327		(6,260,549)			(4,924,299)		-			(4,924,299)		-			(4,924,299)

Interest income		1,088,765		2,305,997		(1,088,765)	(AA)		2,305,997		-			2,305,997		-			2,305,997
Interest expense		-		(5,239,518)		(5,432,403)	(DD)		(22,599,690)		(3,800,202)	(DD)		(26,399,892)		3,787,696	(DD)		(22,612,196)
						2,676,741	(EE)
						(2,659,910)	(FF)
						(11,944,600)	(GG)
Other income/(expense) net		119,535		1,541,302		-			1,660,837		-			1,660,837		-			1,660,837
Total other income/(expense)		1,208,300		(1,392,220)		(18,448,937)			(18,632,857)		(3,800,202)			(22,433,058)		3,787,696			(18,645,362)
Loss before income taxes and equity accounted investments activity		(1,027,777)		2,180,108		(24,709,486)			(23,557,155)		(3,800,202)			(27,357,357)		-			(23,569,661)
Income tax expense		207,632		290,443		(207,632)	(AA)		290,443		-	(AA)		290,443		-			290,443
Loss before equity accounted investments		(1,235,409)		1,889,664		(24,501,854)			(23,847,599)		(3,800,202)			(27,647,800)		3,787,696			(23,860,104)
Share of Profit/(Loss) in equity accounted investments		-		(1,931,249)		(1,053)	(CC)		(1,932,302)		-			(1,932,302)		-			(1,932,302)
Net Loss		(1,235,409)		(41,585)		(24,502,907)			(25,779,901)		(3,800,202)			(29,580,103)		3,787,696			(25,792,407)

Weighted average common shares outstanding		15,291,778		10,000					9,709,863					7,736,745					9,703,370

Net income (loss) per share, basic and diluted		(0.08)		(4.16)					(2.66)					(3.82)					(2.66)

99

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of the Business Combination

On October 22, 2022, International Media Acquisition Corp. (“IMAQ”) entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (the “Seller”), and Reliance Entertainment Studios Private Limited, a company incorporated in India (the “Target Company”). Pursuant to the terms of the SPA, a business combination between IMAQ and the Target Company will be effected by outright purchase of 39.20% of the issued and outstanding share capital of the Target Company from Seller, which shall result in IMAQ getting power to appoint a majority of directors on the board of the Target Company. A series of subsequent transactions have also been agreed upon in the SPA for purchase of the remaining 60.80% stake. The board of directors of IMAQ have (i) approved and declared advisable the SPA and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the stockholders of IMAQ.

Subject to the terms and conditions set forth in the Agreement, Seller will receive minimum aggregate consideration with a value equal to $140,000,000 in cash, being $102,000,000 towards purchase of common stock of the Target Company and $38,000,000 towards settlement of net outstanding dues of the Target Company and its joint ventures towards related entities of the Seller.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial information have been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with IMAQ as the acquiring entity. Under the acquisition method of accounting, IMAQ’s assets and liabilities will retain their carrying values and the assets and liabilities associated with RESPL will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by IMAQ, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact on the statement of operations. Further, estimated one-time transaction-related expenses expected to be incurred in connection with the consummation of the Business Combination are presented in the unaudited pro forma condensed combined statement of operations as if it was consummated on April 1, 2022. The impact of such transaction expenses accrued prior to the date of pro forma condensed combined balance sheet are reflected in the unaudited pro forma condensed combined balance sheet as reductions to liabilities and a decrease to cash, whereas such transaction expenses incurred concurrently with the consummation of the Business Combination are reflected as an adjustment to retained earnings and a decrease to cash.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

100

Initially, the Company was required to complete its initial business combination transaction by August 2, 2022, which was 12 months from the closing of the Initial Public Offering (the "Combination Period"). On July 26, 2022, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023  by depositing into the Trust Account $350,000 for each three-month extension. In connection with the proposal, the Company’s public stockholders had the right to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two days prior to such stockholder vote.

On January 27, 2023, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s charter and the IMTA, allowing the Company to further extend the Combination Period by an additional three (3) months, from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until August 2, 2023, by depositing into the trust account $385,541.10 for the three-month extension and $128,513.70 for each subsequent one-month extension. As of the date hereof, the Company has made all the extension payments required under to extend the period to August 2, 2023.

On August 2, 2023, the monthly extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the August 2, 2023, deadline to August 2, 2024.

Till date public stockholders holding 21,026,882 shares of the Company’s common stock (out of a total of 23,000,000 shares of common stock held by public stockholders) exercised their right to redeem such shares at a weighted average redemption price of approximately $10.03 per share.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption of IMAQ's Class A common stock into cash:

·

Assuming No Further Redemptions (beyond what has already been redeemed as discussed above) (Scenario 1): This scenario assumes that no further shares of IMAQ common stock are redeemed. No redemptions scenario is not possible in this case considering that certain redemptions have already occurred before the date of filling of this Proxy.

·

Assuming Maximum Redemptions (Scenario 2): This scenario assumes that 1,973,118 shares of IMAQ common stock subject to redemption are redeemed for an aggregate payment of approximately $20.98 million. This scenario includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the contractual maximum redemptions.

·

Assuming Maximum Redemption if Proposal 5 is not approved (Scenario 3): This scenario assumes that 6,493 shares of IMAQ common stock subject to redemption are redeemed for an aggregate payment of approximately $0.07 million which is the maximum permitted amount of redemptions while still satisfying the minimum requirement for consummating any business combination. This scenario includes all adjustments contained in Scenario 1 and 2, and presents additional adjustments to reflect the effect of the contractual maximum redemptions.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the Companies’ incurred losses during the historical period presented.

Note 3 - Transaction Accounting Adjustments to the IMAQ and RESPL Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

(A)	Reflects the liquidation and reclassification of marketable securities held in the Trust Account to cash and cash equivalents that becomes available for general use by IMAQ following the Closing.
(B)

In Scenario 1, which assumes no additional IMAQ stockholders exercise their redemption rights, the common stock subject to redemption for cash amounting to $20.98 million would be transferred to permanent equity. In Scenario 2, which assumes the maximum number of shares are redeemed for cash by the IMAQ stockholders, a further $20.98 million would be paid out in cash.

(C)	To reflect the payment of approximately $8.05 million of deferred underwriters’ fees which is due upon closing.
(D)	Represents transaction costs totalling approximately $4.36 million. The details of which are presented below

Total expected to be incurred	13,387,558
Deferred underwriter fee (See (D))	(8,050,000)
IMAQ incurred through 3.31.23	(975,124)
4,362,434

101

(E)

Reflects the calculated and agreed upon Tranche 1 payment of $40 million for purchase of RESPL along with recognition of liabilities for purchase of the remaining 60.80% stake and deferred consideration payable by IMAQ to RESPL to discharge net outstanding dues of the Target Company and its joint ventures towards related entities of the Seller at their respective present value.

	Nominal value	Present Value
Reconciliation of Purchase consideration:
Payment to Seller towards purchase of common stock of the Target Company:
Tranche 1	40,000,000	40,000,000
Tranche 2	16,000,000	15,392,424
Tranche 3	20,000,000	17,094,017
Tranche 4	26,000,000	20,544,452
	102,000,000	93,030,893
Payment to Seller towards settlement of net outstanding dues:
Tranche 1	-	-
Tranche 2	4,000,000	3,848,106
Tranche 3	20,000,000	17,094,017
Tranche 4	14,000,000	11,062,397
	38,000,000	32,004,520
Total	140,000,000	125,035,414

(F)

IMAQ is required to determine and record the fair value of RESPL’s tangible and intangible assets and goodwill as of the acquisition date. Management has determined, on a preliminary basis, the tangible and intangible assets and goodwill in accordance with ASC 805. The following table presents the carrying value and the ASC 805 fair value.

	Carrying Value	Fair Value
Purchase consideration (present value of $140 million)		125,035,414

Net assets of the Target:
Financial assets	8,619,134	8,619,134
Other current assets	17,897,951	17,897,951
Investments accounted for by the Equity Method	19,157,433	12,882,359
Produced and licensed content costs	19,952,213	26,106,666
Property and equipment	93,998	93,998
Intangible Assets	806,222	8,187,336
Operating lease assets	43,497	43,497
Other non-current assets	20,040,157	20,040,157
Short term borrowings	(18,833,155)	(18,833,155)
Losses in excess of investment in equity method investment	(2,105,986)	-
Operating lease liabilities	(45,441)	(45,441)
Contract liabilities	(15,816,260)	(15,816,260)
Accounts payable	(14,904,069)	(14,904,069)
Accrued expenses and other current liabilities	(5,901,506)	(5,901,506)
Long-term borrowings, less current portion	(32,942,829)	(33,760,028)
Other non-current liabilities	(287,453)	(287,453)
	(4,226,094)	4,323,186
Less:Long-term borrowings undertaken to be repaid by IMAQ	38,000,000	38,000,000
Net assets acquired by IMAQ	33,773,906	42,323,186
Goodwill		82,712,228
Total		125,035,414

102

Amount
Reconciliation of carrying value of net asset
Common stock	1,216
Accumulated deficit	(5,204,150)
Additional paid-in capital	981,138
Accumulated other comprehensive loss	(4,298)
Total	(4,226,094)

(G)	To reflect the repayment of promissory note which is payable promptly after the date on which the Company consummates the Business Combination.

(H)	To reflect the write back of accrued liabilities to related parties

(I)

After incorporating all the above adjustments, the net cash position turns negative. The said negative cash position would be bridged through external borrowings. IMAQ is in the process of negotiating financing, as at date of this proxy, IMAQ has received a non-binding approval of $130.00 million from a lenders which has effective interest of 17%. The following table shows the sensitivity of interest cost:

	Assuming No Further Redemption	Assuming Maximum Redemption	Assuming Maximum Redemption if proposal 5 is not approved
Interest cost for year ended March 31, 2023 on account of bridge finance	5,415,572	9,215,774	5,428,078
Impact on interest cost on account of bridge finance if interest rate is increased by 0.125%
For year ended March 31, 2023	39,820	67,763	45,234
Impact on interest cost on account of bridge finance if interest rate is decreased by 0.125%
For year ended March 31, 2023	(39,820)	(67,763)	(45,234)

Refer (II) of note 4 for reconciliation of interest expense charged for year ended March 31, 2023.

(J)	To reflect discharge of debt with seller related entities.

(K)	Reconciliation of cash and cash equivalents as of March 31, 2023.

	Note Ref	Assuming No Further Redemption	Assuming Maximum Redemption	Assuming Maximum Redemption if proposal 5 is not approved
Cash and cash equivalents as per Balance sheet
IMAQ		302	302	302
RESPL		3,570,432	3,570,432	3,570,432
Total		3,570,734	3,570,734	3,570,734
Pro forma adjustments
Release of cash from Trust account	(A)	20,978,456	20,978,456	20,978,456
Redemption by share holders		-	(20,978,456)	(69,036)
Payment of deferred underwriting fees	(C)	(8,050,000)	(8,050,000)	(8,050,000)
Payment of transaction costs	(D)	(4,362,434)	(4,362,434)	(4,362,434)
Payment of Tranche 1 of purchase consideration	(E)	(40,000,000)	(40,000,000)	(40,000,000)
Repayment of promissory note	(G)	(2,125,541)	(2,125,541)	(2,125,541)
Total		(33,559,519)	(54,537,975)	(33,628,555)
Cash available		(29,988,785)	(50,967,241)	3,570,734
Additional borrowings	(I)	29,988,785	50,967,241	30,057,821

103

Note 4 - Transaction Accounting Adjustments to the IMAQ and RESPL Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the Year Ended March 31, 2023 are as follows:

(AA) Reflects the elimination of interest and dividend income on investments held in trust account and income taxes thereon

(BB) Reflects the impact for the fair value step up in intangible and produced and licensed content costs of RESPL

(CC) Reflects the impact for the fair value step up in produced and licensed content costs of equity method investee

(DD) Reflects the impact of interest expense on bridge finance (short term borrowing) for adjustment I of note 3.

(EE) Reflects the impact of reversal of interest expense on net outstanding dues of the Target Company and its joint ventures towards related entities of the Seller, recorded by the target company in its consolidated financial statements.

(FF) Reflects the impact of interest expense on bridge finance (short term borrowing) for payment of tranche 2 and tranche 3 for the purchase of common stock from Non-controlling interest

(GG) Reflects the impact of interest expense due to unwinding of discount on the liability created for purchase of Non-Controlling interests and discharge of net outstanding dues of the Target Company and its joint ventures towards related entities of the Seller.

	Present Value as at		Interest Expense
	Initial closing (April 1, 2022)	March 31, 2023	March 31, 2023
	(A)	(B)	(B)-(A)
Reconciliation of Purchase consideration:
Payment to Seller towards purchase of common stock of the Target Company:
Tranche 1 to be paid at initial closing	40,000,000	40,000,000	607,576
Tranche 2 to be paid after 90 days from initial closing	15,392,424	16,000,000	2,905,983
Tranche 3 to be paid after 12 months from initial closing	17,094,017	20,000,000	3,492,557
Tranche 4 to be paid after 18 months from initial closing	20,544,452	24,037,009	607,576
	93,030,893	100,037,009	7,006,115
Payment to Seller towards settlement of net outstanding dues:
Tranche 1 to be paid at initial closing	3,848,106	4,000,000	151,894
Tranche 2 to be paid after 90 days from initial closing	17,094,017	20,000,000	2,905,983
Tranche 3 to be paid after 12 months from initial closing	11,062,397	12,943,005	1,880,608
Tranche 4 to be paid after 18 months from initial closing	3,848,106	4,000,000	151,894
	32,004,520	36,943,005	4,938,484
Total	125,035,414	136,980,013	11,944,600

(HH) Reflects the impact of accrual of transaction costs as all the transaction cost are accounted at the beginning of the earliest period presented i.e., April 1, 2022.

(II) Reconciliation of interest expense on bridge financing for the year ended March 31, 2023.

	(A)	(B)	(C)	(D)	(A)*(B)	(A)*(C)	(A)*(D)
	Rate	Amount Assuming no Further Redemption	Amount Assuming Maximum Redemption	Amount Assuming Maximum Redemption if proposal 5 is not approved	Interest expense Assuming no Further Redemption (*)	Interest expense Assuming Maximum Redemption (*)	Interest expense Assuming Maximum Redemption if proposal 5 is not approved
On bridge finance required for initial closing	17%	29,988,785	50,967,241	30,057,821	5,432,403	9,232,605	5,444,909
On payment of tranche 2 of purchase consideration	17%	16,000,000	16,000,000	16,000,000	2,127,928	2,127,928	2,127,928
On payment of tranche 2 towards settlement of net outstanding dues	17%	4,000,000	4,000,000	4,000,000	531,982	531,982	531,982
Total		49,988,785	70,967,241	50,057,821	8,092,314	11,892,515	8,104,819

(*) Interest compounded on quarterly basis

Note 5 - Reconciliation of Pro Forma Weighted Average Shares Outstanding

Presented below is a reconciliation of pro forma weighted average shares outstanding.

	Assuming No Further Redemption	Assuming 25% of Maximum Redemption	Assuming 50% of Maximum Redemption	Assuming 75% of Maximum Redemption	Assuming Maximum Redemption	Assuming Maximum Redemption if proposal 5 is not approved
Pro forma weighted average shares calculation, basic and diluted
Shares held by:
IMAQ public shares	1,973,118	1,973,118	1,973,118	1,973,118	1,973,118	1,973,118
IMAQ initial stockholders	6,546,900	6,546,900	6,546,900	6,546,900	6,546,900	6,546,900
IMAQ initial stockholders rights	39,845	39,845	39,845	39,845	39,845	39,845
IMAQ public share rights	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000
	9,709,863	9,709,863	9,709,863	9,709,863	9,709,863	9,709,863
Shares redeemed	-	(493,280)	(986,559)	(1,479,839)	(1,973,118)	(6,493)
Pro forma weighted average shares outstanding	9,709,863	9,216,584	8,723,304	8,230,025	7,736,745	9,703,370

Note 6 – Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since April 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. Warrants have been excluded from the calculation as they are anti-dilutive.

The unaudited pro forma condensed combined loss per share has been prepared assuming four alternative levels of redemption of IMAQ’s public shares:

	Assuming No Further Redemption	Assuming 25% of Maximum Redemption	Assuming 50% of Maximum Redemption	Assuming 75% of Maximum Redemption	Assuming Maximum Redemption	Assuming Maximum Redemption if proposal 5 is not approved
Year Ended March 31,2022
Net loss	(25,779,901)	(26,729,951)	(27,680,002)	(28,630,052)	(29,580,103)	(25,792,407)
Weighted average shares outstanding – basic and diluted	9,709,863	9,216,584	8,723,304	8,230,025	7,736,745	9,703,370
Basic and diluted net loss per share	(2.66)	(2.90)	(3.18)	(3.48)	(3.82)	(2.66)

104

COMPARATIVE PER SHARE INFORMATION

The following table sets forth historical comparative share information for IMAQ and RESPL and unaudited pro forma combined per share information of the Combined Company after giving effect to the Business Combination, assuming six redemption scenarios as follows:

•	Assuming No Further Redemptions — this scenario assumes that no shares of IMAQ Common Stock are redeemed in connection with the consummation of the Business Combinations;

•

Assuming Maximum Redemptions — this scenario assumes that 2,141,895 shares of IMAQ common stock subject to redemption are redeemed for an aggregate payment of approximately $21.58 million from the Trust Account;

•	25% of the Maximum Redemptions;

•	50% of the Maximum Redemptions;

•	75% of the Maximum Redemptions; and

•	Assuming Maximum Redemption if proposal 5 is not approved

The unaudited pro forma book value information reflects the Business Combinations as if they had been consummated on March 31, 2023. The weighted average shares outstanding and earnings (loss) per share information reflects the Business Combinations as if they had been consummated on April 1, 2022, the beginning of the earliest period presented.

The comparative per share information is derived from, and should be read in conjunction with, “Unaudited Pro Forma Condensed Combined Financial Information,” including the accompanying notes, contained elsewhere in this proxy statement. In addition, the comparative per share information should be read in conjunction with IMAQ’s financial statements and RESPL’s consolidated financial statements, in each case, including the accompanying notes, contained elsewhere in this proxy statement. The comparative per share information is presented for illustrative purposes only and is not necessarily indicative of actual or future financial condition or results of operations that would have been realized if the Business Combinations had been consummated as of the date indicated or will be realized upon the consummation of the Business Combinations.

Disclosure of the effective underwriting fee on a percentage basis for public shares at each redemption level :-

	Assuming No Further Redemption	Assuming 25% of Maximum Redemption	Assuming 50% of Maximum Redemption	Assuming 75% of Maximum Redemption	Assuming Maximum Redemption	Assuming Maximum Redemption if proposal 5 is not approved
Chardan fees	12,650,000	12,650,000	12,650,000	12,650,000	12,650,000	12,650,000
IMAQ public shares	1,973,118	1,479,839	986,559	493,280	0	1,966,625
Percentage	64.11%	85.48%	128.22%	256.45%	-	64.32%

	Assuming No Further Redemption	Assuming 25% of Maximum Redemption	Assuming 50% of Maximum Redemption	Assuming 75% of Maximum Redemption	Assuming Maximum Redemption	Assuming Maximum Redemption if proposal 5 is not approved
Period Ended March 31, 2023
Book value	5,069,037	124,403	(4,820,231)	(9,764,864)	(15,909,419)	5,000,001
Weighted average shares outstanding – basic and diluted	9,709,863	9,216,584	8,723,304	8,230,025	7,736,745	9,703,370
Basic and diluted net loss per share	(2.66)	(2.90)	(3.17)	(3.48)	(3.82)	(2.66)
Book value per diluted share	0.52	0.01	(0.55)	(1.19)	(2.06)	0.52

DILUTION

It is anticipated that upon the Closing, IMAQ’s Public Stockholders (including rights) will retain an ownership interest of approximately 33.32% in the Combined Company and the initial stockholders will retain an ownership interest of approximately 66.68% of the outstanding common stock of the Combined Company.

The ownership percentage with respect to the Combined Company following the Business Combination does not take into account the redemption of any shares by IMAQ’s Public Stockholders. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by IMAQ’s existing stockholders in the Combined Company will be different.

The issuance of additional common stock (if any) will significantly dilute the equity interests of existing holders of IMAQ securities and may adversely affect prevailing market prices for our public shares.

On August 2, 2021, the Company completed its Initial Public Offering of 20,000,000 Units, at $10.00 per Unit, generating gross proceeds of $200,000,000. On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, the Company consummated the sale of an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $30,000,000. Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 714,400 Private Units at a price of $10.00 per Private Unit ($7,144,000 in the aggregate). As a result, the value of your Public Shares may be significantly diluted in the event we consummate the Business Combination. The table below illustrates how the sources of possible dilution affect the Public Stockholder ownership percentage in the combined entity.

•	The cash exercise of the Public Warrants and the Private Warrants to purchase three-fourths (3/4) of one share of Common Stock at a price of $11.50 per share; and

•	The cashless exercise of the Public rights which entitles holder to receive one-twentieth (1/20) of one share of Common Stock upon the consummation of Business Combination.

The table is presented assuming seven scenarios:

•	No redemptions and rights exercised

•	No redemptions, rights and warrants exercised

•	25% of maximum redemptions, rights and warrants exercised

•	50% of maximum redemptions, rights and warrants exercised

•	75% of maximum redemptions, rights and warrants exercised

•	Maximum redemptions, rights and warrants exercised

•	Maximum redemptions if proposal 5 is not approved, rights and warrants exercised

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	No redemptions and rights exercised	No redemptions, rights and warrants exercised	25% of maximum redemptions, rights and warrants exercised	50% of maximum redemptions, rights and warrants exercised	75% of maximum redemptions, rights and warrants exercised	Maximum redemptions, rights and warrants exercised	Maximum redemptions if proposal 5 is not approved, rights and warrants exercised
IMAQ Public shares	1,973,118	1,973,118	1,479,839	986,559	493,280	0	1,966,625
IMAQ Initial stockholders	6,546,900	6,546,900	6,546,900	6,546,900	6,546,900	6,546,900.0	6,546,900.0
Shares Underlying the Rights - Initial stockholders	39,845	39,845	39,845	39,845	39,845	39,845	39,845
Shares Underlying the rights - Public stockholders	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000
Shares Underlying the warrants - Public stockholders	-	17,250,000	17,250,000	17,250,000	17,250,000	17,250,000	17,250,000
Shares Underlying the Warrants - Initial stockholders	-	597,675	597,675	597,675	597,675	597,675	597,675
Total	9,709,863	27,557,538	27,064,259	26,570,979	26,077,700	25,584,420	27,551,045

	No redemptions and rights exercised	No redemptions, rights and warrants exercised	25% of maximum redemptions, rights and warrants exercised	50% of maximum redemptions, rights and warrants exercised	75% of maximum redemptions, rights and warrants exercised	Maximum redemptions, rights and warrants exercised	Maximum redemptions if proposal 5 is not approved, rights and warrants exercised
IMAQ public shares	32.16%	73.93%	73.45%	72.96%	72.45%	71.92%	73.92%
IMAQ initial stockholders	67.84%	26.07%	26.55%	27.04%	27.55%	28.08%	26.08%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

DILUTION

It is anticipated that upon the Closing, IMAQ’s Public Stockholders (including rights) will retain an ownership interest of approximately 33.32% in the Combined Company and the initial stockholders will retain an ownership interest of approximately 66.68% of the outstanding common stock of the Combined Company.

The ownership percentage with respect to the Combined Company following the Business Combination does not take into account the redemption of any shares by IMAQ’s Public Stockholders. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by IMAQ’s existing stockholders in the Combined Company will be different.

The issuance of additional common stock (if any) will significantly dilute the equity interests of existing holders of IMAQ securities and may adversely affect prevailing market prices for our public shares.

On August 2, 2021, the Company completed its Initial Public Offering of 20,000,000 Units, at $10.00 per Unit, generating gross proceeds of $200,000,000. On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, the Company consummated the sale of an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $30,000,000. Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 714,400 Private Units at a price of $10.00 per Private Unit ($7,144,000 in the aggregate). As a result, the value of your Public Shares may be significantly diluted in the event we consummate the Business Combination. The table below illustrates how the sources of possible dilution affect the Public Stockholder ownership percentage in the combined entity.

•	The cash exercise of the Public Warrants and the Private Warrants to purchase three-fourths (3/4) of one share of Common Stock at a price of $11.50 per share; and

•	The cashless exercise of the Public rights which entitles holder to receive one-twentieth (1/20) of one share of Common Stock upon the consummation of Business Combination.

The table is presented assuming seven scenarios:

•	No redemptions and rights exercised

•	No redemptions, rights and warrants exercised

•	25% of maximum redemptions, rights and warrants exercised

•	50% of maximum redemptions, rights and warrants exercised

•	75% of maximum redemptions, rights and warrants exercised

•	Maximum redemptions, rights and warrants exercised

•	Maximum redemptions if proposal 5 is not approved, rights and warrants exercised

	No redemptions and rights exercised	No redemptions, rights and warrants exercised	25% of maximum redemptions, rights and warrants exercised	50% of maximum redemptions, rights and warrants exercised	75% of maximum redemptions, rights and warrants exercised	Maximum redemptions, rights and warrants exercised	Maximum redemptions if proposal 5 is not approved, rights and warrants exercised
IMAQ Public shares	1,973,118	1,973,118	1,479,839	986,559	493,280	0	1,966,625
IMAQ Initial stockholders	6,546,900	6,546,900	6,546,900	6,546,900	6,546,900	6,546,900.0	6,546,900.0
Shares Underlying the Rights - Initial stockholders	39,845	39,845	39,845	39,845	39,845	39,845	39,845
Shares Underlying the rights - Public stockholders	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000
Shares Underlying the warrants - Public stockholders	-	17,250,000	17,250,000	17,250,000	17,250,000	17,250,000	17,250,000
Shares Underlying the Warrants - Initial stockholders	-	597,675	597,675	597,675	597,675	597,675	597,675
Total	9,709,863	27,557,538	27,064,259	26,570,979	26,077,700	25,584,420	27,551,045

	No redemptions and rights exercised	No redemptions, rights and warrants exercised	25% of maximum redemptions, rights and warrants exercised	50% of maximum redemptions, rights and warrants exercised	75% of maximum redemptions, rights and warrants exercised	Maximum redemptions, rights and warrants exercised	Maximum redemptions if proposal 5 is not approved, rights and warrants exercised
IMAQ public shares	32.16%	73.93%	73.45%	72.96%	72.45%	71.92%	73.92%
IMAQ initial stockholders	67.84%	26.07%	26.55%	27.04%	27.55%	28.08%	26.08%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

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THE MEETING OF THE IMAQ STOCKHOLDERS

General

IMAQ is furnishing this proxy statement to IMAQ’s stockholders as part of the solicitation of proxies by the IMAQ Board for use at the Meeting of the IMAQ stockholders to be held on [ ], 2023 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [ ], 2023 in connection with the vote on the Proposals. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Meeting.

Time, Date and Place

The Meeting will be held virtually at 10:00 a.m., Eastern time, on [ ], 2023 and conducted exclusively via live audio cast at https://www.cstproxy.com/[ ] or such other time, date and place to which the Meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. There will not be a physical location for the Meeting, and you will not be able to attend the Meeting in person. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for IMAQ and the IMAQ stockholders. The virtual meeting format allows attendance from any location in the world. You will be able to attend via a live audio cast available at https://www.cstproxy.com/[ ] or by calling toll-free at [ ] in the United States and Canada or at [ ] (standard rates apply) from foreign countries from any touch-tone phone (with access code: [ ]).

Virtual Meeting Registration

To register for the virtual Meeting, please follow these instructions as applicable to the nature of your ownership of IMAQ Common Stock.

If your shares of IMAQ Common Stock are registered in your name with Continental and you wish to attend the online-only virtual meeting, go to https://www.cstproxy.com/[ ], enter the control number you received on your proxy card and click on the “Click here” to pre-register for the online meeting link at the top of the page. Just prior to the start of the Meeting, you will need to log back into the website using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Meeting.

Beneficial owners of IMAQ Common Stock who wish to participate in the online-only virtual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker or other nominee that holds their shares of IMAQ Common Stock and email a copy (a legible photograph is sufficient) of their legal proxy to [proxy@continentalstock.com]. Beneficial owners of IMAQ Common Stock who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only virtual Meeting. After contacting Continental, a beneficial owner of IMAQ Common Stock will receive an electronic mail prior to the Meeting with a link and instructions for entering the virtual Meeting. Beneficial owners of IMAQ Common Stock should contact Continental at least five business days prior to the date of the Meeting.

Accessing the Virtual Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact Continental at the phone number or e-mail address below. Beneficial owners of IMAQ Common Stock who hold shares through a bank, broker or other nominee will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows:

Continental Stock Transfer & Trust Company 1

State Street, 30th floor

New York, New York 10004

Attention: [        ]

Email: [proxy@continentalstock.com].

Record Date; Who is Entitled to Vote

IMAQ has fixed the close of business on [ ], 2023 as the Record Date for determining those of the IMAQ stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were [ ] shares of IMAQ Common Stock issued and outstanding and entitled to vote, of which [ ] are Public Shares and 6,546,900 are shares held by the Initial Stockholders. Each holder of shares of IMAQ Common Stock is entitled to one vote per share on each Proposal. If your shares of IMAQ Common Stock are held in “street name,” you should contact your bank, broker or other nominee to ensure that shares owners of IMAQ Common Stock held beneficially by you are voted in accordance with your instructions.

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In connection with the IPO, we entered into the Letter Agreement, pursuant to which the Initial Stockholders agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal and the other Proposals. As of the date of this proxy statement, the Initial Stockholders own [ ]% of the issued and outstanding shares of IMAQ Common Stock. The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal and, accordingly, we would need only [ ], or [ ]%, of the [ ] Public Shares to be voted in favor of the Business Combination Proposal in order to have them approved (assuming that only a quorum was present at the meeting).

Quorum and Required Votes for the Proposals

A quorum of the IMAQ stockholders is necessary to hold a valid meeting. The IMAQ stockholders representing the majority of the shares of IMAQ Common Stock issued and outstanding as of the Record Date and entitled to vote at the Meeting must be present in person by virtual attendance or represented by proxy will constitute a quorum. Shares of IMAQ Common Stock will be counted for purposes of determining if there is a quorum if an IMAQ stockholder (i) is present and entitled to vote at the meeting or (ii) has properly submitted a proxy card or voting instructions through a bank, broker or other nominee. In the absence of a quorum, the IMAQ stockholders representing the majority of the votes present in person by virtual attendance or represented by proxy at the Meeting may adjourn the Meeting until a quorum is present. Abstentions by virtual attendance and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Below are the required votes for each of the Proposals

•

Proposal 1 — Approval of the Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of IMAQ Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Business Combination Proposal. Broker non-votes will have no effect on the outcome of the Business Combination Proposal.

•

Proposal 2 — Approval of the Charter Proposal requires the vote of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Charter Proposal.

•

Proposal 3 — Approval of the Advisory Charter Proposal is a non-binding advisory vote, and requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Advisory Charter Proposal. Broker non-votes have no effect on the outcome of the Advisory Charter Proposal.

•

Proposal 4 — Approval of the Directors Proposal requires the vote of a plurality of the shares of the Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the Directors Proposal.

•

Proposal 5 — Approval of the Current Charter Amendment Proposal requires the affirmative vote of the holders of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Current Charter Amendment Proposal.

•

Proposal 6 — Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal. Broker non-votes have no effect on the outcome of the Adjournment Proposal.

Attending the Meeting either in person by virtual attendance or represented by proxy and abstaining from voting and a broker non-vote will have the same effect as voting against the Business Combination Proposal and/or the Charter Proposal.

The Business Combination Proposal is conditioned upon the approval of the Charter Proposal, and in a maximum redemption scenario, upon approval of the Current Charter Amendment Proposal. Each of the Charter Proposal, the Directors Proposal, and the Current Charter Amendment Proposal is conditioned upon the approval of the Business Combination Proposal.

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Voting Your Shares

Each share of IMAQ Common Stock that you own in your name entitles you to one vote on each Proposal at the Meeting. Your proxy card shows the number of shares of IMAQ Common Stock that you own.

There are two ways to ensure that your shares of IMAQ Common Stock are voted at the Meeting:

•

You can vote your shares of IMAQ Common Stock by signing, dating and returning the enclosed proxy card in the pre-paid postage envelope provided. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares of IMAQ Common Stock as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares of IMAQ Common Stock, your shares will be voted, as recommended by the IMAQ Board. The IMAQ Board recommends voting “FOR” each of the Proposals. If you hold your shares of IMAQ Common Stock in “street name,” which means your shares of IMAQ Common Stock are held of record by a bank, broker or other nominee, you should follow the instructions provided to you by your bank, broker or other nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Meeting.

•

You can participate in the virtual Meeting and vote during the Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares of IMAQ Common Stock are held in the name of your bank, broker or other nominee, you must get a proxy from the bank, broker or other nominee. That is the only way IMAQ can be sure that the bank, broker or other nominee has not already voted your shares of IMAQ Common Stock.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES OF IMAQ COMMON STOCK WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL AND EACH OF THE OTHER PROPOSALS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	if you are a holder of record as of the Record Date, you may notify our proxy solicitor, Advantage Proxy, in writing before the Meeting that you have revoked your proxy; or

•	you may participate in the virtual Meeting, revoke your proxy and vote during the virtual Meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares of IMAQ Common Stock

If you have any questions about how to vote or direct a vote in respect of your shares of IMAQ Common Stock, you may contact Advantage Proxy, our proxy solicitor as follows:

Advantage Proxy

PO Box 10904, Yakima, WA 98909

Phone: (206) 870-8565

Email: ksmith@advantageproxy.com

No Additional Matters May Be Presented at the Meeting

The Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Proposal, the Directors Proposal, the Current Charter Amendment Proposal, and the Adjournment Proposal. Under the Current Charter, other than procedural matters incident to the conduct of the Meeting, no other matters may be considered at the Meeting if they are not included in the notice of the Meeting.

Redemption Rights

Pursuant to the Current Charter, a holder of the Public Shares may demand that IMAQ redeem such Public Shares for cash in connection with the consummation of the Initial Business Combination. You may not elect to redeem your Public Shares prior to the consummation of the Initial Business Combination.

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If you are a public stockholder and you seek to have your Public Shares redeemed, you must submit your request in writing that we redeem your Public Shares for cash no later than 5:00 p.m., Eastern time, on [ ], 2023 (two business days before the Meeting). The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares of IMAQ Common Stock to be redeemed and must be sent to Continental at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

You must tender the Public Shares for which you are electing redemption at least two business days before the Meeting by either:

•	delivering certificates representing shares of IMAQ Common Stock to Continental; or

•	delivering the shares of IMAQ Common Stock electronically through the DTC’s DWAC (Deposit / Withdrawal At Custodian) System.

Any corrected or changed written demand of redemption rights must be received by Continental at least two business days before the Meeting. No demand for redemption will be honored unless the holder’s shares of IMAQ Common Stock have been delivered (either physically or electronically) to Continental at least two business days prior to the vote at the Meeting.

Public stockholders of IMAQ Common Stock may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination Proposal and whether or not they are holders of shares of IMAQ Common Stock as of the Record Date. Any public stockholder who holds shares of IMAQ Common Stock on or before [ ], 2023 (two business days before the Meeting) will have the right to demand that his, her or its Public Shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, upon the consummation of the Initial Business Combination.

If you wish to tender through the DTC’s DWAC (Deposit / Withdrawal At Custodian) System, please contact your bank, broker or other nominee and request delivery of your shares of IMAQ Common Stock through the DTC’s DWAC (Deposit / Withdrawal At Custodian) System. Delivering shares of IMAQ Common Stock physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act together to facilitate this request. It is IMAQ’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. IMAQ does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem their shares of IMAQ Common Stock may be unable to meet the deadline for tendering their shares of IMAQ Common Stock before exercising their redemption rights and thus will be unable to redeem their shares of IMAQ Common Stock.

In the event that a stockholder tenders its shares of IMAQ Common Stock and decides prior to the consummation of the Initial Business Combination that it does not want to redeem its shares of IMAQ Common Stock, the stockholder may withdraw the tender. In the event that a stockholder tenders shares of IMAQ Common Stock and the Business Combination is not consummated, these shares of IMAQ Common Stock will not be redeemed for cash and the physical certificates representing these shares of IMAQ Common Stock will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. IMAQ anticipates that a stockholder who tenders shares of IMAQ Common Stock for redemption in connection with the vote to approve the Business Combination Proposal would receive payment of the redemption price for such shares of IMAQ Common Stock promptly following the consummation of the Initial Business Combination.

If properly demanded by the IMAQ public stockholders, IMAQ will redeem each share for a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the date of the Meeting. As of [ ], 2023, this would amount to approximately $[ ] per share. If you exercise your redemption rights, you will be exchanging your shares of IMAQ Common Stock for cash and will no longer own shares of IMAQ Common Stock.

All outstanding Public Warrants will continue to be outstanding notwithstanding the actual redemptions. The value of our outstanding Public Warrants was approximately US$[ ] based on the closing price of the Public Warrants of US$[ ] on The Nasdaq Capital Market as of [ ], 2023. The potential for the issuance of a substantial number of additional shares of IMAQ Common Stock upon exercise of these Public Warrants could make the combined company less attractive to investors. Any such issuance will increase the number of issued and outstanding IMAQ Common Stock and reduce the value of the outstanding shares of IMAQ Common Stock. Therefore, the outstanding Public Warrants could have the effect of depressing IMAQ’s share price.

Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(1) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the shares of IMAQ Common Stock.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain closing conditions and, as a result, would not be able to consummate the Business Combination.

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Appraisal Rights

Appraisal rights are not available to holders of shares of IMAQ Common Stock in connection with the Business Combination.

Proxies and Proxy Solicitation Costs

IMAQ is soliciting proxies on behalf of the IMAQ Board. This solicitation is being made by mail but also may be made by telephone or in person. IMAQ and its executive officers, directors and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with this proxy statement and proxy card.

IMAQ will bear the cost of solicitation. Advantage Proxy, a proxy solicitation firm that IMAQ has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $8,500 and be reimbursed for out-of-pocket expenses.

IMAQ will ask banks, brokers and other nominees to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. IMAQ will reimburse them for their reasonable expenses.

111

PROPOSAL 1 — THE BUSINESS COMBINATION PROPOSAL

General

Holders of IMAQ Common Stock are being asked to approve and adopt the SPA and the transactions contemplated thereby. The IMAQ stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the SPA, which is attached as Annex A to this proxy statement. See “— The SPA” for additional information and a summary of certain terms of the SPA. You are urged to read carefully the SPA in its entirety before voting on the Business Combination Proposal.

Because IMAQ is holding a stockholder vote on the Business Combination Proposal, it may consummate the Business Combination only if it is approved by the affirmative vote of the majority of the issued and outstanding shares of IMAQ Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the Meeting.

Background of the Business Combination

The terms of the SPA and related ancillary documents are the result of extensive negotiations between IMAQ, the Seller and their respective representatives. The following is a brief description of IMAQ’s formation, the background of IMAQ’s previous attempts at a business combination, its negotiations with and evaluation of Reliance, the SPA, the Business Combination and the related transactions. The following is not intended to be a list of all opportunities initially evaluated or explored or discussions held by IMAQ, but rather summarizes the key meetings and events that led to the signing of the SPA with the Seller and includes all information that IMAQ and the Seller consider material regarding the negotiation of the Business Combination. All dates and times referred to in the following chronology are Eastern Standard Time in the United States unless otherwise indicated.

International Media Acquisition Corp. is a special purpose acquisition company incorporated under the laws of the State of Delaware, USA, on January 15, 2021. IMAQ was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses

On August 2, 2021, we consummated the IPO of 20,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $200,000,000. Simultaneously with the consummation of the IPO, we consummated the sale of 714,400 Private Units in a private placement transaction to the Sponsor, generating additional gross proceeds of $7,144,000.

On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Public Units to cover over-allotments, if any, we consummated the sale of an additional 3,000,000 Units, at $10.00 per Public Unit, generating gross proceeds of $30,000,000. Simultaneously with the closing of the exercise of the over-allotment option, we consummated the sale of an additional 82,500 Private Units, at a price of $10.00 per Private Unit, in a private placement to the Sponsor, generating gross proceeds of $825,000.

After deducting the underwriting discounts, offering expenses and commissions from the IPO and the sale of the Private Units, a total of $230,000,000 of the net proceeds from the IPO and the sale of the Private Units was deposited into the Trust Account established for the benefit of the holders of the Public Shares, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective Business Combination and continuing general and administrative expenses.

As approved by its stockholders at the Special Meeting of Stockholders held on July 26, 2022 (the “Special Meeting”), IMAQ entered into an amendment, dated July 26, 2022 (the “Trust Amendment”), to the investment management trust agreement, dated July 28, 2021, by and between IMAQ and Continental Stock Transfer & Trust Company. Pursuant to the Trust Amendment, IMAQ was granted the right to extend the time IMAQ has to complete a business combination two (2) times for an additional three (3) months each time, from August 2, 2022 to February 2, 2023, by depositing into the Company’s trust account $350,000 for each three-month extension. The Company’s stockholders elected to redeem an aggregate of 20,858,105 shares in connection with the Special Meeting.

On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023. As of November 7, 2022, IMAQ had cash of $34,733 outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of September 30, 2022, there was approximately $21,575,755 held in the Trust Account.

After the consummation of the IPO, IMAQ’s management began its search for a suitable target for a business combination. IMAQ was contacted by certain individuals and entities with respect to potential business combination opportunities.

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The IMAQ management team reached out to various contacts and sources, including “A list” media personalities and film stars, film producers, owners of private and public companies, private equity funds, and the investment bankers and legal and finance professionals advising these sectors to generate acquisition opportunities.

IMAQ management had the vision to create a vertically integrated media company providing 360 degree entertainment direct to consumer across all formats (film, series, games, animation) and platforms (mobile, TV and theatrical screens). The thinking was to own the entire media & entertainment value chain right from content creation to content distribution, direct to consumer. Furthermore IMAQ management was keen on acquiring new media assets including but not limited to animation, mobile gaming, NFTs, etc. as they represented a high-growth segment and would benefit from the IP generated from and distributed by traditional media & entertainment studios.

IMAQ’s IPO prospectus laid out several evaluation criteria for potential target companies to be considered for a business combination, including the following:

•	Valuation: enterprise value of $150M-$500M across all assets; overall reasonable valuation, potentially depressed due to impact of Covid-19 on media & entertainment

•	Control: minimum 51% shareholding in target entities; maximize primary infusion of capital for growth

•	Business fundamentals: strong track record; predictable/reccuring revenues; positive cashflows or a clear path to achieving it

•	Sector/industry: media & entertainment; sub-sectors benefiting from growth in digital content delivery; sub-sectors with multi-lingual/multi-cultural plays

•	Other factors: established brand and experienced management team

Based on the abovementioned evaluation criteria, IMAQ management focused on three subsectors in the media & entertainment industry, specifically in India:

1)	Content creation (film, series, animation, games, etc.)

2)	OTT (over-the-top) platforms, specifically subscription video on demand (SVOD)

3)	Cinema chains

Content creation across formats (film, TV & web-series, animated content, mobile games, etc.) as well as OTT platforms experienced significant growth due to an acceleration of digital/mobile first content consumption, enabled by low-cost smart phones and low-cost access to mobile internet, and further driven by the impact of Covid-19. Furthermore, and despite the impact of Covid-19, cinema chains witnessed significant growth post-Covid due to pent up demand for entertainment and more specifically due to the growth of regional cinema, i.e., films produced in local/regional languages witnessing pan-India consumption.

With a focus on the above mentioned subsectors in the media & entertainment industry IMAQ signed 4 non-binding LOIs; one with Potential Target 1, a regional OTT platform, two with Potential Target 2 and 3, both mid size cinema chains, and finally Reliance Entertainment, a platform agnostic content creation company. However, due to the current challenging financial market conditions and their impact on IMAQ’s ability to procure additional financing sources to consummate a business combination with multiple target assets, IMAQ decided to focus on acquiring Reliance as the anchor asset, which produces content across media & platforms and deferring the acquisition of the other assets in content distribution (OTT and cinema chains) to when financial market conditions improve.

Between mid-August, 2021 and January, 2022, IMAQ reviewed several potential merger targets and seriously engaged with 8 of these potential targets and signed non-binding LOIs with 4 targets including Reliance. IMAQ did not provide formal proposals to the other 4 potential targets primarily due to concerns with the viability of the potential target business, funding requirements of the target businesses surpassing what IMAQ deemed feasible to provide, valuation expectations of the potential target being higher than IMAQ believed was appropriate, or the technology being too early-stage and hence not sufficiently proven. The IMAQ team held frequent discussions regarding various targets during this period both internally and externally with potential target management teams, and held meetings with sector professionals and experts. No discussions regarding a potential merger target were held prior to IMAQ’s IPO.

With regards to the 8 targets with which IMAQ seriously engaged but did not pursue a business combination:

Potential Target 1: Potential Target 1 was a leading over-the-top (OTT) player in a regional Indian language. IMAQ was directly approached by the top management of Potential Target 1, a regional OTT platform, on August 18, 2022 with regard to a business combination with Potential Target 1, after which IMAQ determined to execute a non-disclosure agreement with Potential Target 1 on August 19, 2022 to continue discussions. Potential Target 1’s OTT platform was part of a larger regional content producer & distributor which had a long standing working relationship with Mr. Sarkar while he was a part of Reliance Entertainment. This target was specifically shortlisted by IMAQ amongst other potential OTT platforms because it had achieved operational break-even and was very close to being cashflow positive, an important target evaluation criteria as mentioned above, and unlike other OTT platforms in India that were still burning large amounts of cash. Potential Target 1 was focused on a specific regional language as opposed to the mainstream languages of Hindi and English, which were dominated by large global players including Netflix, Amazon, Disney+Hotstar, SonyLiv, etc. These large global players were spending hundreds of millions of dollars in content creation and acquisition in India, thereby making it difficult to compete for smaller platforms. Furthermore, Potential Target 1 had established a leadership position in the specific regional language due to the backing of their parent company, which was the largest producer and distribtutor of content in the said regional language. IMAQ had briefly considered two other OTT platforms, but did not sign an NDA with either; one of these platforms was focused on Hindi and was struggling to compete with the larger players and the other platform was focused on another regional language viz a vis Potential Target 1 but had a high burn rate due to high content acquisition costs associated with that specific regional language. Potential Target 1 was funded by its parent company for the past 4 years and hence was seeking its first round of external funding; hence they were not comfortable giving up 51% ownership and control to IMAQ. However, IMAQ made it clear that as per its evaluation criteria, majority ownership or at least a path to achieving it was a key requirement for a potential transaction. Potential Target 1. With regards to valuation, IMAQ chose the EV/Revenue multiple because most OTT platforms globally were not EBITDA positive. During discussions with Potential Target 1 in the second half of 2021, IMAQ cited Netflix’s trading multiple of 10x trailing revenue and the guidance of its transaction advisors who suggested a range of 2.5-5x trailing revenue for emerging/growth OTT platforms in India when compared with Netflix, which was a clear market leader and a valuable brand. However, Potential Target 1 pushed back on using trailing revenue because they were projecting substantial revenue growth in the coming years from their entry into new regional languages, for which Potential Target 1 was seeking capital from IMAQ. After several rounds of negotiation IMAQ agreed to a multiple on FY23 revenue (1 year forward). Since a large portion of future revenue growth was being driven by new languages, IMAQ decided to stagger its investment in Potential Target 1 such that the initial investment would give IMAQ a 30% equity ownership with a right but not an obligation to acquire an additional 21% equity stake within 18-24 months based on pre-determined performance milestones. On December 12, 2022, IMAQ entered into a non-binding LOI based on the aforementioned discussions. IMAQ conducted conference calls and virtual meetings with the Chief Executive Officer, Chief Operating Officer, and other representatives of Potential Target 1 on numerous occasions and engaged in detailed financial, legal and technology due diligence on Potential Target 1 that included a detailed review of business operations and material contracts, projected financial statements as well as proposed capital expenditure details and technology roadmaps, etc. Despite the attractiveness of Potential Target 1, IMAQ decided not to pursue a business combination with Potential Target 1 due to the current financial market conditions, which made it difficult for IMAQ to raise additional financing, which in turn would negatively impact Potential Target 1’s expansion plans into additional regional languages. IMAQ informed Potential Target 1 management of the situation and will reinstate conversations post the initial business combination with Reliance and post an improvement in current financial markets.

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When evaluating the theatrical exhibition sector in India, Mr. Sarkar was keen on building a pan-India presence, given the emerging success of regional films, particularly from the south, at the box office across the country. The Indian theatrical landscape comprised of 2 large players which were publicly listed: PVR Cinemas and INOX Lesire, both with 500+ screens, and 5 mid-size players with around 50-400 screens; all other players were small and fragmented. IMAQ considered all 5 mid-size players, signed NDAs with 4 of them (Potential Target 2-5) and signed non-binding LOIs with 2 of them (Potential Target 2 and 3). With regards to valuation metrics, IMAQ management studied the valuation metrics utilized by market analysts viz a vis the listed players PVR & INOX. Specifically, the market valued PVR & INOX based on the EV/EBITDA multiple as EBITDA encompassed operational scale & efficiencies. However, given the impact of Covid-19 on cinema chains in both 2020 and 2021, market analysts were evaluating PVR & INOX based on their estimate of a 1 year forward EBITDA metric, i.e., FY23 EBITDA; PVR was trading at 14-15x FY23 EBITDA and INOX was trading at 12-13x EBITDA in the second half of 2021. Since the mid-size players being evaluated by IMAQ lacked the scale and brand value of PVR and INOX, IMAQ decided to start negotiations with all potential targets at 5-6x FY23 EBITDA.

Potential Target 2: Potential Target 2 is a mid-size cinema-chain co-founded by a renowned Indian film producer-director and a veteran Indian film distributor. Potential Target 2 provides a multiplex experience at affordable prices to middle-class Indians, with a unique focus on Tier-II cities. Potential Target 2 had a portfolio of 70+ cinema screens, 60% of which were spread across 15 Tier-II cities. The company also had a ready pipeline of 50+ screens that could be added to its portfolio within the upcoming months, subject to capital infusion for capex and rent-deposit. IMAQ reached out to Potential Target 2 via a former colleague of Mr. Sarkar from the theatrical distribution team at Reliance Entertainment. IMAQ shared an NDA with Potential Target 2 on September 4, 2021, which was signed by both parties on September 6, 2021. Between September 8, 2021 and December 5, 2021, IMAQ management conducted numerous calls, meetings, etc. with the management of Potential Target 2 to better understand their business operations and financials over the past 4 years, the impact of COVID-19 on the exhibition sector and in particular their operations and financial position, and their expansion plans for the next 3 years including their ready pipeline of screens. Furthemore, IMAQ and Potential Target 2 management engaged in several rounds of negotiaons around the following areas: i) management’s estimated EBITDA generated by the existing screens based on projected growth in key operational metrics such as average ticket price, spends per head, advertising revenue, etc. ii) competitive benchmarking of management’s estimate of the operational metrics and hence EBITDA of pipeline screens (that would be operational in FY23) based on competing screens in their vicinity, and iii) rationalization of corporate expenses/other overheads due to Covid-19. Post negotiations, IMAQ and Potential Target 2 signed a non-binding LOI on January 7, 2022 for a primary equity investment to acquire 51% of the target based on a mutually agreed FY23 EBITDA estimate and EV multiple. IMAQ then undertook, exhaustive financial and legal due diligence of Potential Target 2 with a focus on operations and material contracts associated with its current portfolio of theatrical screens. Despite the attractiveness of Potential Target 2 as an offline distribution channel partner to Reliance and its complementary portfolio of screens to those housed by Potential Target 3 mentioned below, IMAQ management decided not to pursue a business combination with Potential Target 2 due to the difficulties associated with raising additional financing in the current financial market conditions, the lack of which would negatively impact the growth plans of Potential Target 2.

Potential Target 3: Potential Target 3 is a leading cinema-chain with close to 130 large format screens in South India. The company is founded by a leading film producer and distributor in South India along with a leading film-family comprising several generations of leading actors and producers in South India. The exhibition arm’s backing by a leading film distribution business provides Potential Target 3 with a unique competitive advantage. Furthermore, the company leverages its relationship with the South Indian film fraternity to launch cinema screens co-owned and co-branded with leading South Indian actors, thereby driving higher footfalls and profitability of the cinema screens. Lastly, Potential Target 3’s portfolio of screens complements that of Potential Target 2 from a geographic spread perspective and hence the combination of the two potential targets would create a competitive pan-India cinema-chain operator. Given the above rationale, IMAQ reached out to Potential Target 3 via another formet colleague of Mr. Sarkar from the regional theatrical distribution team at Reliance Entertainment. IMAQ management shared an NDA with Potential Target 3 on September 21, 2021, which was signed by both parties on September 28, 2021. Between September 28, 2021 and December 15, 2021, IMAQ management engaged with the management of Potential Target 3 on numerous calls, meetings, etc. to study the company’s operations, past performance, future projections, planned portfolio of screens, etc. in further detail. IMAQ engaged in similar valuation negotiations based on a mutually agreed estimation of FY23 EBITDA and an EV multiple based on it. IMAQ found the synergies between Potential Target 2 and Potential Target 3 as well as the synergies between the 2 cinema-chains and Reliance compelling enough to sign a non-binding LOI with Potential Target 3 on December 15, 2021to acquire 51% of the company via a combination of secondary share purchase and primary capital infusion to fund screen expansion. IMAQ subsequently commenced detailed financial and legal due diligence of the potential target, but the process was significantly delayed due to the untimely demise of one of the founding members of the company. Despite the attractiveness of Potential Target 3, IMAQ decided not to pursue a business combination due to the rationale mentioned above.

IMAQ signed NDAs with and evaluated 2 more potential cinema chains: Potential Target 4 & 5 but did not sign an LOI with either target for various reasons.

Potential Target 4: IMAQ was introduced to another mid-size cinema-chain with 150+ screens on August 25, 2021 via an industry consultant who was advising Potential Target 4 on its fundraise and read about IMAQ’s IPO and interest in the theatrical exhibition space. While owned by a diversified business group with several business interests, the cinema-chain was being independently run by a professional management team. Several factors contributed to the attractiveness of Potential Target 4 including: (i) strong portfolio of recently refurbished cinema screens, (ii) significant presence in Tier-II cities, a growing market for film distribution, (iii) strong pipeline of new screens ready to be added for want of capital. Hence IMAQ entered into an NDA on September 2, 2021 and thereafter conducted several meetings and calls with the management of Potential Target 4 to evaluate the company’s historical financials including the impact of COVID-19 closures on its working capital and debt position as well as the growth projections. However, IMAQ was unable to consummate an offer due to several reasons: i) mis-alignment around valuation; Potential Target 4 was keen on a higher multiple applied on a higher base of a two year forward/FY24 EBITDA vs. a one year forward/FY23 EBITDA, which was unacceptable and ii) mis-alignment around timelines; Potential Target 4 was entertaining other offers for investment and was keen on closing a transaction within a few months.

Potential Target 5: Potential Target 5 was a top 5 cinema-chain in India with a portfolio of 450+ screens spread across 100+ cities across India. The company was under significant financial duress due to a large debt book accumulated on its balance sheet from several acquisition financings as well as significant working capital pressure created from COVID-19 related cinema closures across the country for several months. Hence Potential Target 5 was seeking a buyout partner at a reasonably attractive valuation given its financial duress. IMAQ was approached by the management of Potential Target 5 after which IMAQ signed an NDA with the company on October 24, 2021 and began a detailed analysis on the following areas: (i) health of the balance sheet given the accumulated debt and working capital pressures, (ii) operational status of its portfolio of screens including material contracts, (iii) retention of key management personnel and current management’s ability to restructure its debt book with the banks. IMAQ engaged with the company’s management for a period of 3 months via calls and meetings but eventually decided not to pursue Potential Target due to a mismatch in timelines associated with the de-SPAC process and the financial restructuring of the company’s balance sheet with the relevant banks.

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Outside of the content creation, OTT and cinema chain subsectors of the media & entertainment, IMAQ also considered a few targets in other adjacent subsectors that offered potential synergies to primary target subsectors.

Potential Target 6: Potential Target 6 was a leading player in the business of content aggregation, syndication and distribution, specifically of non-theatrical rights of South Indian films. The company also holds intellectual property rights (IPR) of several films in its content bank, thereby enabling it to monetize content across platforms with a focus on new-age media like subscription video on demand (SVOD) and advertising video on demand (AVOD). IMAQ reached out to Potential Target 6 via a board member, who was also an investor in the Target. IMAQ shared an NDA on August 29, 2021, which was signed by both parties on September 17, 2021. Between September 20, 2021 and November 11, 2021, IMAQ management engaged with the potential target on numerous calls to better understand the company’s past and current year operations and capital requirements for planned growth opportunities. Given the capital intensive nature of the business of Potential Target 6, centered around the acquisition of IPR to syndicate/distribute across platforms, IMAQ deemed the capital requirement to be too large for a potential business combination. Furthermore, the valuation expectations of the management of Potential Target 6 were too high and did not fit the evaluation parameters of IMAQ. Hence IMAQ did not pursue the conversation further.

Potential Target 7: Potential Target 7 reached out to IMAQ directly via its Chairman & Managing Director. Potential Target 7 was a media conglomerate comprising of TV channels, including a kids channel that showcased animated content, digital assets including a niche OTT platform focused on documentaries, content production and gaming. While the mix of assets across content production, OTT, and gaming were attractive to IMAQ, Potential Target 7’s legacy was in broadcast TV and most of its historical financial performance/revenues were driven from this segment, which did not fit IMAQ’s focus areas given that broadcast TV, particularly DTH is viewed as a sunset industry subject to cord cutting, driven by the acceleration of digital content distribution. While Potential Target 7 also had assets in content production, OTT and gaming, which were focus areas for IMAQ, these assets were nascent and did not contribute significantly to the Target’s financials. Lastly, Potential Target 7 was not profitable and did not have a clear path to achieving positive cashflows, which is why IMAQ did not consummate an offer to Potential Target 7.

Potential Target 8: Potential Target 8 was a well-known studio rental and post-production business along with a budding content production arm focused on both films for theatrical distribution and series for OTT. Strategically located in the heart of the South India, the sprawling studio campus provides services for films sets construction, outdoor sets, floors, data storage, editing, dubbing, SFX, visual effects, digital intermediate, sound mixing, mixing, mastering, among other amenities, which IMAQ considered synergistic for its potential play in content production. IMAQ reached out to Potential Target 8 via the former colleague of Mr. Sarkar at Reliance Entertainment, who also introduced IMAQ to Potential Target 3. Post initial conversations an NDA was exchanged on September 4, 2021. However, after evaluating Potential Target 8’s financials, IMAQ deemed the content production business to be nascent and unpredictable. The studio rental and post-production businesses was also small in terms of scale but with reasonable track record in terms of profitability. However, IMAQ decided not to pursue Potential Target 8 due to its focus on the core sectors of content production, OTT and cinema chains.

As mentioned earlier, IMAQ’s vision was to create a unique vertically integrated media and entertainment company operating out of India but delivering content across the globe. Towards this aim, IMAQ intended to acquire assets across content production and distribution, both online via OTT and offline via cinema-chains. IMAQ engaged with multiple cinema-chains and a couple of OTT platforms (some of which are explained above) and signed an LOI with Reliance, one OTT platform and two cinema-chains with an intention to rollup all 4 companies as part of the de-SPAC or business combination. However, acquisition of and investment in the 4 assets would require significant capital for which IMAQ needed to secure additional external financing. Between April 2022 and August 2022 IMAQ engaged with a plethora of potential investors that included both strategic investors: global media and entertainment companies looking to expand their operations in India and financial investors: private equity players and public market investors who were bullish on the media and entertainment sector in India. However, given the deteriorating financial market conditions, IMAQ was unable to secure a definitive commitment for equity financing and hence had to stagger its rollup strategy beginning with Reliance. With a focus on combining with just Reliance, IMAQ expanded its search for additional financing to include debt/structured equity investments. On October 18, 2022 IMAQ received an indicative term sheet for up to USD 75 million in senior secured asset based financing from a global lender, which IMAQ is currently evaluating and negotiating.

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The Background of IMAQ’s Interaction with Reliance

The initial filing made with the U.S. Securities and Exchange Commission on April 7, 2021 disclosed that Shibasish Sarkar was a senior executive from Reliance Entertainment Holdings Private Limited and the final amendment filed on July 26, 2021 specified that Mr. Sarkar had been the Group CEO at Reliance Entertainment since January 2019 and was Group COO from September 2015 to December 2018. The prospectus further clarified Mr. Sarkar’s pre-existing material fiduciary and contractual obligations including his role as Director or Designated Partner at various Reliance affiliates. Furthermore, the prospectus also clarified that IMAQ was not prohibited from engaging in a business combination with one or more target businesses that may be affiliated with IMAQ’s Sponsors, directors or officers, provided that IMAQ obtained an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to IMAQ from a financial point of view.

On September 3, 2021, Mr. Sarkar reached out the management and promoters of Reliance Entertainment to discuss a business combination between IMAQ and Reliance Entertainment. Given that Mr. Sarkar had served the organization for over a decade in senior capacities including as CFO, COO and lastly as Group CEO, Mr. Sarkar was aware of his employer’s endeavor to monetize the entertainment assets and its alignment with IMAQ’s acquisition objectives.

Between September 3, 2021 and September 28, 2021, a representative of IMAQ and Reliance held several telephonic or virtual meetings regarding the terms of a potential transaction.

Initially, IMAQ proposed to acquire one hundred percent of the outstanding capital stock of Reliance held by the Seller without assuming any of Reliance’s outstanding indebtedness. The proposed transaction required Reliance to procure “No Objection” letters from bankers and tax authorities as is customary for such transactions. Thus, the acquisition structure was envisaged as (i) 100% acquisition of the outstanding share capital of Reliance from the Seller; and (ii) acquisition of 50% of the outstanding share capital of Phantom Films Private Limited ("Phantom") from the shareholders of Phantom. With respect to Phantom, since IMAQ had certain apprehensions concerning ongoing shareholder disputes in Phantom which could potentially adversely impact IMAQ’s plans, IMAQ decided not to purchase equity capital of Phantom, and instead, proposed to purchase the library of films which belonged to Phantom (and which library of films has since been acquired by Reliance). The acquisition of Reliance was proposed to be undertaken on a debt free basis, and the Seller and IMAQ unanimously agreed on this understanding. It was also agreed that the Seller would be responsible for settling any outstanding indebtedness of Reliance and all intercompany outstanding indebtedness at a group level.

As part of the acquisition process, no-objection certificates (NOCs) were required to be obtained by RBEP Entertainment Private Limited from YES Bank (which included the loan given to Phantom), Indusland Bank and Central Bank. It was proposed by the Seller in a meeting held on [ ], 2021, that IMAQ would provide a one time settlement amount towards clearing the loan amounts due to these lenders. However, IMAQ did not initialy agree to this proposal. After further discussions, IMAQ agreed to settle the amounts due to the lenders. The NOC requirements were later changed from being a condition precedent to the Business Combination to becoming a condition subsequent, since the structure of the acquisition was changed to a tranched approach (as detailed later herein) with remittances occurring over a period of 18 (eighteen) months, as opposed to the initial proposed structure for a 100% upfront cash payment. Further, amounts due to be paid to employees of Reliance were proposed to be cleared by IMAQ but this was dismissed as the principal understanding was that the acquisition of Reliance was to be undertaken on  a debt free basis. Hence, IMAQ would not carry the responsibility to clear these debts prior to the consummation of the Business Combination.

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On September 3, 2021, the Seller presented Reliance’s financial projections to IMAQ. The table below summarizes financial projections provided as of that date.

INR Crores	FY19A	FY20A	FY21E	FY22E	FY23E
Revenue	795	697	138	843	1,362
Attributable EBITDA	14	-4	9	24	83

The financials presented by Reliance management to IMAQ on September 3, 2021 were prepared based on the following material assumptions:

•

Successful release of the planned slate of films in the second half of FY21-22 viz a vis the continuing impact of Covid-19 on the theatrical business including government restrictions related to occupancy in theatres;

•

Specifically, 2 big budget films, Sooryavanshi & ‘83, which were scheduled to be released pre-Covid-19 were postponed and planned to be released around November and December 2022 and a large portion of the FY22 film revenues & overall revenues depended on the release of these 2 films;

•	Ability to successfully complete the production and release of planned slate of films in FY22-23 viz a vis the uncertainty related to the longevity of Covid-19 related impact;

•

Ability to successfully produce and deliver web-series already contracted to various OTT (over the top) platforms in FY21-22 as well as secure contracts for new web-series for the next financial year, i.e., FY22-23;

•	Specifically, a big budget web-series which was greenlit in FY22 was projected to be produced and delivered in FY23 and a large portion of the OTT revenue in FY23 depened its completion; and

•

Ability to manage cost of production for both the planned state of films and contracted web-series within the assumed production budgets viz a vis potential government restircitons on account of Covid-19, thereby impacting gross profitability.

On [ ], the Seller granted data access to the IMAQ team. IMAQ and its advisors started due diligence on or around that date and the diligence effort continued until the Stock Purchase Agreement was signed.

In a virtual meeting held on September 9, 2021, between the two parties , IMAQ proposed that the enterprise valuation of Reliance be benchmarked within the range of 7x– 9x of EBITDA, based on IMAQ’s study of the average 1x revenue multiple of various publicly listed media and entertainment companies in India and Mr. Sarkar’s understanding of a 8-10% EBITDA margin (this understanding was driven by Mr. Sarkar’s vast operational experience of 20 years at 4 different media and entertainment companies in India). The EBITDA multiple was based on various factors, including market comparables, Mr. Sarkar’s understanding was based on proposals considered in the past, management expectations and market intelligence of possible competitors and their commercial stance. In arriving at the valuation of Reliance, Mr. Sarkar relied on several knowledge sources including publicly listed media and entertainment companies in India, the advice of investment bankers who had approached him for potential M&A opportunities while he was Group CEO of Reliance and finally a council of advisors that included KPMG (IMAQ’s transaction advisor), Chardan Capital Markets (merchant bankers), Ontogeny Capital (financial advisor), among others. For the purpose of calculating enterprise value, the FY 22-23 EBITDA was assumed to be INR 90 crores ($[ ]).

On September 20, 2021, IMAQ and Reliance had a virtual meeting primarily to negotiate the proposed valuation since the Seller pushed back on the initial EV/EBITDA multiple range proposed by IMAQ. During this meeting IMAQ proposed to improve that valuation multiple of 9.5x. There was a discussion that instead of the Seller selling a hundred percent of their equity, Seller would consider an option of retaining 10% with the possibility of earning upside from future value accretion. Initially IMAQ considered the option, but post internal deliberations concluded that this option of retaining a small portion of equity did not offer any strategic or financial advantage and did not pursue this proposal further.

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On September 24, 2021, the Seller informed IMAQ that it had two other potential exit options and that, all things being equal, the other offers were more competitive than the business combination terms proposed by IMAQ. Mr. Sarkar consulted with his advisors including Ontogeny and Chardan and tabled the idea of increasing the EV/EBITDA multiple based on Mr. Sarkar’s belief that Reliance had reasonable growth potential, a belief that was anchored in Mr. Sarkar’s knowledge of Reliance’s pipeline of films for theatrical release and series for OTT platforms, etc. from when he was the Group CEO of Reliance Entertainment.

On September 25, 2021, IMAQ proposed a valuation of 10x of the FY 22-23 EBITDA. Mr. Sarkar and the IMAQ team reviewed the publicly listed media & entertainment (M&E) companies in India and compiled their revenue multiples (see below). The reason for revenue multiples and not EBITDA multiples was because the mix of M&E companies that were publicly listed spanned broadcast TV players, music labels, film library companies, cinema chains, etc., all with different operating models, with very few companies that were reasonably similar to Reliance Entertainment in terms of a focus on filmed entertainment/content production for OTT. Based on the average revenue multiple of 1x and an estimated 8% EBITDA margin for a mid-size content production company, Mr. Sarkar started negotiations with an EBITDA multiple range of 7-9x.

Company	FY20 EV/Revenue
Entertainment Network India Ltd.	1.0x
Eros International Media Ltd.	0.1x
Tips Industries Ltd.	1.5x
Balaji Telefilms Ltd.-Standalone	0.7x
Saregama India Ltd.	0.7x
Shemaroo Entertainment Ltd.	0.3x
PVR Cinemas Ltd.	1.8x
Inox Leisure Ltd.	1.4x
UFO Moviez India Ltd.	0.5x
Zee Entertainment Enterprise Ltd.	1.5x
Sun TV Network Ltd	3.2x
Pritish Nandy Comm. Ltd.	0.4x
MEAN	1.1x
MEDIAN	0.9x

Mr. Sarkar has a rich operational experience in media & entertainment spanning 20 years across 4 different companies including Reliance Entertainment, where Mr. Sarkar spent over 14 years, first as Chief Financial Office, then as Chief Operating Officer and finally as Group CEO. Before Reliance, Mr. Sarkar worked at UTV where he played a significant role in fundraising activities as well as the IPO listing on the Indian stock exchanges. Mr. Sarkar also worked at Studio18 where he drove the fundraising activit associated with raising a $100 million film fund that was listed on the AIM at the London stock exchange. Mr. Sarkar’s rich experience in capital raising as well as public market listings in the media & entertainment space helped him develop a strong knowledge base in M&E valuation.

More recently, while CEO of Reliance Entertainment, Mr. Sarkar was approached by multiple investment bankers for the purpose of fundraise/M&A and these bankers presented valuation metrics which were inline with the abovementioned range of 7-9x EV/EBITDA. However, the current shareholders of Reliance Entertainment rejected the initial EV/EBITDA range offered by IMAQ as they were in conversations with several larger M&E companies that were exploring M&A at much higher multiples.

Mr. Sarkar subsequently offered a higher EBITDA multiple of 10x as he was confident of the growth potential of Reliance Entertainment. This confidence stemmed from Mr. Sarkar’s understanding of Reliance's project pipeline across films for theatrical release, series for OTT as well as children’s animated content for pay-TV. This is because there is a 12-18 month lead time in developing a pipeline of projects and securing pre-sale agreements with buyers across pay-TV & OTT as well as any project financing that maybe required. Mr. Sarkar’s assumption was well founded because a year down the line from the abovementioned conversation, Reliance’s attributable EBITDA is projected to land at Rs. 100 crores, which in hindsight proves Mr. Sarkar’s confidence in the projected EBITDA discussed between September 2021 and October 2021.

On September 26, 2021, the Seller asked IMAQ if it were willing to consider the payment of a portion of the transaction consideration upfront. Based on the advice of Chardan and ALMT, anchored in their understanding of the applicable regulatory frameworks in the United States and India, IMAQ informed the Seller that there was no possibility of IMAQ arranging any payments to the Seller before SEC and shareholder approval and the closing of the Business Combination. IMAQ then proposed a valuation of 11x of the FY 22-23 EBITDA instead of an advance against the deal value.

On September 28, 2021, the Seller once again responded with a counter proposal for the Seller to retain 10% of its shares at the proposed valuation. Once again, Mr. Sarkar consulted his advisors across, Ontogeny and Chardan as well as the legal team at ALMT to evaluate any upside to IMAQ vis a vis the Seller retaining some shareholding in lieu of a higher EV/EBITDA multiple. Based on his conversations, Mr. Sarkar, in turn, proposed a valuation of 11.6x of the assumed FY 22-23 EBITDA. The transaction consideration was fixed in absolute terms for hundred percent of the outstanding shares of Reliance owned by the Seller. The Seller would be responsible for settling any outstanding indebtedness of Reliance and all intercompany outstanding indebtedness at a group level.

IMAQ and the Seller agreed to the foregoing terms and agreed to proceed with the signing a non-binding letter of intent.

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On [ ], the IMAQ team commenced internal discussions including consultations with the M&A team and ALMT Legal, lawyers for IMAQ, on the proposed deal and LOI draft.

On October 9, 2021, IMAQ sent a draft LOI to the Seller contemplating a cash transaction at an enterprise value of $140 million.

Between October 9, 2021 and October 25 2021, there were multiple discussions between ALMT Legal and representatives on both sides to finalize the LOI.

Effective October 15, 2021, Mr. Sarkar relinquished this position as Group CEO and was no longer employed by Reliance.

Mr. Sarkar was employed by both Reliance (as a Group CEO) and IMAQ (Group Chairman and CEO) at the time of the initial negotiations pertaining to the non-binding letter of intent. Effective October 15, 2021, Mr. Sarkar relinquished this position as Group CEO and was no longer employed by Reliance. In adition, Mr. Sanjay Wadhwa, a director of IMAQ, was at the time and continues to be an equityholder in Y-Not Films LLP, a subsidiary of Reliance. From the onsent of the negotiations with Reliance, the Board was aware of the relationships between Mr. Sarkar and Mr. Wadhwa, on the one hand, and Reliance, on the other hand. Further, the Board (i) understands that Mr. Wadhwa will continue to be an equityholder in Y-Not Films LLP following the Business Combination and (ii) expects Mr. Sarkar to assume the role of Group CEO of Reliance following the Business Combination. However, the specific terms of Mr. Sarkar’s engagement as Group CEO following the Business Combination are subject to mutual discussion and agreement between IMAQ and Mr. Sarkar and the approval of IMAQ’s Board of Directors.

While the Board of Directors of IMAQ anticipated a seamless transition following the completion of the Business Combination because of Mr. Sarkar’s familiarity with Reliance’s business and operations, the Board took into consideration Houlihan Capital’s determination in its fairness opinion presentation to the Board that a business combination with Reliance is fair, from a financial point of view, to the stockholders of IMAQ. It is also pertinent to note that Mr. Sarkar was employed by Reliance Entertainment Studios Private Limited., and that the negotiations with IMAQ pertaining to the non-binding letter of intent was undertaken with the Seller and its representatives. The team representing the Seller was and continues to be completely different from the team that Mr. Sarkar led in his earlier position with Reliance and neither the Seller nor any of the Seeller’s representatives on this deal had any line reporting relation with Mr. Sarkar while he was employed with Reliance. The persons involved in the negotiations from IMAQ was Mr. Sarkar and persons involved in the negotiations on behalf of the Seller were primarily the members of the board of directors of the Seller.

On October 26, 2021, ALMT Legal circulated the final version of the LOI for review and execution. However, the LOI was only executed on January 15, 2022 and subsequently extended on April 20, 2022. The delay in the initial LOI execution was due to several factors regarding internal controls and approvals of the Seller.

The LOI was executed on January 15, 2022 and subsequently extended on April 20, 2022. The key terms of the LOI included the acquisition of 100% of the issued and outstanding share capital of Reliance Entertainment Studios Private Limited and 50% acquisition of the issued and outstanding share capital of Phantom Films Private Limited from the Seller for an aggregate purchase price of $140 Million. The parties agreed under this LOI to pay the purchase consideration in a manner which was most efficient to both IMAQ and the Seller. The LOI further provided for standard conditions such as (i) no declarations or dividends or distributions to be made to any shareholders or any bonus issuance to made from the execution date till the date of closing; (ii) the execution of definitive documents to include covenants on continued operation and preservation of the business of Reliance Entertainment Studios Private Limited in the ordinary course; (iii) stipulations of conditions precedent, which included the requirement to extinguish any inter-company loans and any convertible instruments as agreed to under the definitive documents. The LOI stipulated certain additional conditions precedent to be completed prior to closing which included, inter alia, the procurement of no objection/no dues certificates from certain identified lenders. The LOI also provided that the definitive agreements would contain certain customary terms and conditions including representations and warranties and associated indemnities and the definitive agreements (other than provisions relating to title to the acquired shares) would be governed by the internal laws of the State of New York. The LOI, save for certain clauses mentioned under the LOI, was non-binding and required the execution of the binding definitive agreements negotiated and executed between the parties.

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On January 17, 2022, IMAQ appointed Chardan Capital Markets as its non-exclusive capital markets advisor and M&A advisor.

Between January 2022 and April 2022, IMAQ management worked with Reliance management to revisit the business/financial projections for FY23 till FY27 for the purpose of obtaining a fairness opinion on the valuation of the proposed acquisition of Reliance Entertainment. IMAQ management assessed the 9 month performance of Reliance from April 2021 to January 2022 and specifically the performance of the above mentioned 2 big budget films, Sooryavanshi and ‘83, viz a vis the potential impact of Covid-19 on the film exhibition sector. Based on the success of Sooryavanshi despite 50% occupancy in theatres and the subsequent success of several other Indian films, IMAQ management remained bullish on the performance of the planned slate of films in FY23. Furthermore, IMAQ evaluated the pre-sale contracts for the digital & satellite rights of the films scheduled to release in FY23 along with the contracts of the web-series greenlit by OTT platforms in order to assess the predictability of the forecasted revenues for FY23. Overall, the underlying assumptions for FY23 financial projections were similar to the above mentioned assumptions underpinning the projections prepared by Reliance management. In addition, the projections for FY24-FY27 depended on the following assumptions:

•	Limited to no impact of Covid-19 on the theatrical exhibition of films;

•

Reliance’s ability to continue to develop a pipeline of films for theatrical release and to be able to pre-sell the digital/OTT & satellite/Pay-TV rights of these films in order to part-finance their production budgets;

•	Reliance’s ability to continue to develop a pipeline of web-series and successfully pitch the series to OTT platforms to be greenlit and commissioned for production;

•	Optimization of production costs with an increase in the scale of the overall content production business (films, web-series, etc.) thereby improving gross profit margins; and

•	The animation team’s ability to develop new characters based on the film library of Reliance and the games team’s ability to develop new games and successfully publish them globally.

On March 24, 2022, the initial draft of the SPA was circulated by ALMT to Reliance.

On March [ ], 2022, Chardan advised IMAQ that redemption rates related to de-SPAC transactions were significantly higher in 2022 when compared to equivalent rates in 2020 and 2021. Furthermore, with redemption rates exceeding 90%, IMAQ management was advised to raise a PIPE (private investment in public equity) in order to supplement the finacing for IMAQ’s de-SPAC transaction, since a large portion of the consideration for the proposed transaction with Reliance was payable in cash. As a result, IMAQ engaged the following financial advisors to raise PIPE investments in connection with IMAQ’s de-SPAC transaction with a focus on the specified regions:

Name of Advisor	Engagement Date	Focus Area
Ontogeny Capital	March 28, 2022	Middle East & Europe
ICICI Securities	April 21, 2022	India
Quadrillion Consulting	June 14, 2022	Middle East
RubikZ Consulting	June 14, 2022	Middle East
Empowerment IP Capital	August 31, 2022	Europe & North America

There are no formal or informal commitments to retain the financial advisors after the Business Combination. In addition, as there is presently no committed financing for the Business Combination, there are no pre-existing relationships between the sponsors of IMAQ and additional investors in connection with the Business Combination. The initial stockholders waived their redemption rights with respect to the common stock issued prior to IMAQ's initial public offering and the common stock underlying the Placement Units pursuant to the letter agreement, dated July 28, 2021. Other than with respect to the foregoing, the Company has not engaged in any negotiations of any arrangements whereby any shareholder agreed to waive their redemption rights in connection with the initial business combination.

Between the months of April, 2022 and August, 2022, the legal due diligence reports for the various joint venture companies and the subsidiary companies of the Reliance, namely (i) Rohit Shetty Picturez LLP; (ii) Select Flix LLP; (iii) Window Seat Films LLP; (iv) Y-Not Films LLP; (v) Film Hangar LLP; (vi) Global Cinemas LLP; (vii) Plan C Studios LLP; (viii) Reliance Entertainment Studios US Inc. and (ix) Reliance Entertainment Studios UK Private Limited, were issued to IMAQ. These reports recommended that Reliance obtains consents from certain of its joint venture partners as a condition precedent to the consummation of this Business Combination.

On April 28, 2022, a list of initial key issues was shared with IMAQ and ALMT by Seller’s counsel. The list included, (i) the possibility of acquiring Phantom Films Private Limited; (ii) the determination of purchase price; (iii) the applicability of withholding taxes; (iv) customary exceptions to the representations and warranties provided by the Seller and the Company; (v) liability of Seller for filings and disclosures made by IMAQ; (vi) the survival periods for the representations and warranties; (viii) indemnification obligations; (vii) ability to terminate the SPA; and (viii) choice of law.

On May 10, 2022, an initial call between Seller’s counsel and ALMT was conducted on the key issues list circulated by Seller’s counsel. All points highlighted in the key issues list were discussed between the legal counsel and the outcome of such discussions was further discussed by the respective counsel with their clients. Discussion pertained to all issues brought forward under the issues list circulated on April 28, 2022. Some of such discussion included (i) the possible acquisition of Phantom Films; (ii) the structure of the purchase price; (iii) the applicability of withholding taxes on the purchase price; (iv) survival of representations and warranties; and (v) limitation on the indemnification of the Seller.

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On May 31, 2022, an issues list updated with responses from IMAQ and ALMT was circulated to the Seller’s Counsel. The updated list included (i) the possible acquisition of Phantom Films; (ii) applicability of withholding taxes with respect to the purchase price; (iii) idemnification; (iv) survival of the representations and warranties; and (v) disclosure schedules to be provided under the SPA.

On June 22, 2022, IMAQ and its advisors reached out to the Seller to discuss certain revisions in the deal terms.

On June 24, 2022, IMAQ and its advisors explained to the Seller that US capital markets were under tremendous pressure from inflationary concerns and investor concerns regarding the potential for a recession, which had led an increase in interest rates by 75 basis points in June (overall 150 basis points year to date). More specifically, the S&P 500 index had decreased 21% year to date and media & entertainment stocks were trending even lower; Netflix had decreased 71% year to date (triggered by a contraction in Q1 subscribers), Lions Gate had decreased 44% and Disney had decreased 39% (as per FactSet data on 21st June 2022). Furthermore, IMAQ explained to the Seller that SPAC redemption rates had escalated due to various factors including aggressive merger valuations, business combinations of pre-revenue target companies, etc. thereby driving capital market investors away from buying SPAC shares pre-merger. These factors had made it difficult for IMAQ to raise additional financing to supplement potential SPAC redemptions. Hence IMAQ proposed to the Seller to stagger the payment of the transaction consideration over a period of 12-18 months, while maintaining the original deal value of $140 million.

On June 25, 2022, IMAQ shared a revised proposal to the Seller proposing an initial payment of $40 million with $15-30 million to be paid 90 days post close and the remaining $70-80 million to be paid 12-18 months post close. IMAQ further clarified that it would attempt to access multiple sources of financing including convertible debentures, collateralized notes, forward purchase agreements, etc. to finance the initial purchase price payments and would consider a follow on equity offering and warrant exercises upon the improvement of market conditions.

Between June 26, 2022 and July 1, 2022, representatives of IMAQ and Reliance held several meetings to finalize the revised proposal, which was finally agreed upon between both parties on July 1, 2022. The parties agreed to divide the purchase price of $140 million in two parts: (i) $102 million payable directly to the Seller and $38 million payable by means of contribution to the payoff of Reliance’s outstanding indebtedness. Furthermore, the parties decided to implement the revised proposal directly via a definitive share purchase agreement and related shareholders agreement and earn-out agreement instead of preparing a further updated version of the LoI.

Due to the unfavorable capital markets environment at the time, IMAQ management and its financial advisors were unable to secure any significant PIPE investment commitments in connection with the proposed transaction acquisition of Reliance. As a result, IMAQ management re-negotiated the transaction structure as part of the revised proposal so as to allow IMAQ to discharge the total transaction consideration over four payment tranches spread over 18 months in order to allow IMAQ more time to secure the full amount of financing required to close the business combination.

Following payment of the initial tranche of the purchase price, IMAQ will acquire shareholding of 39.20%. Following the second tranche, IMAQ will acquire a total consolidated shareholding of 54.90%. Following the third tranche, IMAQ will acquire a total consolidated shareholding of 74.50%. Following fourth tranche, IMAQ will acquire a total consolidated shareholding of 100%. Pursuant to the LOI, IMAQ will appoint the majority of directors on the board of directors of Reliance immediately upon delivery of the of the first tranche of the purchase price (irrespective of its shareholding in Reliance at that point in time) and will continue to do so throughout the term of its shareholding in Reliance, subject to IMAQ meeting its payment obligations within the purchase period of 18 months. The Seller was also offered an earn-out based on IMAQ stock performance of $7.5 million if IMAQ stock traded above $15 and another $10 million if IMAQ store traded above $20. Lastly, it was agreed that if IMAQ defaulted on any of the future tranches and is not able to cure the default within a certain time frame, management control including majority board representation, would revert back to the Seller.

On July 13, 2022, Loeb circulated a revised draft of the SPA to the Seller’s Counsel. The revised SPA contemplated the purchase of equity from Seller in four separate installments for a total of $140 Million. It also provided for entry into a Shareholders Agreement among the parties to govern relations of Reliance until all shares were purchased by IMAQ and provided for the payment of an earnout to the Sellers in the event that the stock price of IMAQ reached certain thresholds.

On July 28, 2022, the Seller’s Counsel circulated an issues list. Significant items on the issues list included questions surrounding the treatment of the purchase price and earnout under Indian law; provisions contemplated to be included in the Shareholders Agreement, representations and warranties, restrictions against competition, indemnification and governing law.

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On August 3, 2022, Loeb, IMAQ and Seller’s counsel, Crawford Bayley (“CB”) met to discuss the issues presented in the issues list.

On August 12, 2022, Loeb circulated a response to the issues list to CB. The response included (i) a requirement that the SPA provide full scale representations and warranties, including certain representations and warranties of the Seller as to title for the equity, (ii) a clarification of the definition of the business for purposes of the restrictions against competition, (iii) indemnification to be provided by IMAQ to Seller and from Seller to IMAQ, and (iv) a requirement that governing law by U.S. and arbitration be set in London.

On August 15, 2022, IMAQ shared an initial draft of the Shareholders’ Agreement with the Seller. The Shareholders’ Agreement contained certain customary provisions regarding the governance of Reliance. In addition, it provided that IMAQ will control the Board of Reliance upon the closing of the initial tranche of the Business Combination but provided certain protective votes which required the consent of either the Seller or a Director appointed by the Seller. The Shareholders Agreement also provided Seller with certain anti-dilution rights in the event that IMAQ issued any shares of Reliance at a purchase price less than the purchase price paid by IMAQ in the transaction.

On August 22, 2022, ALMT and CB had a telephone call to discuss the open issues pending in the transaction documents. The issues discussed included, (i) Seller’s remedies for breach in payment by IMAQ: (ii) payment of an earnout; (iii) indemnity obligations of the Company; (v) the difference in governing laws under the SPA and under the Shareholders’ Agreement; and (vi) the overall status of the transaction.

On August 23, 2022, ALMT circulated an email clarifying IMAQ’s position regarding certain open issues discussed on the prior day’s call. The email summarized certain topics discussed on the call including Indian tax issues related to the purchase price and the earnout, restrictions against competition and indemnification.

On August 29, 2022, ALMT circulated a revised SPA. Changes to the SPA included a change in the structure of the purchase price to $102 Million to be paid to the Sellers and $38 Million to be paid to Reliance in order to pay off certain intercompany indebtedness. The earnout agreement provisions were also removed and included in a separate agreement with Reliance. The SPA was further revised to provide that control of the Board of Reliance would revert back to Seller in the event of a default of any obligation to pay the purchase price.

On August 31, 2022, CB circulated a revised Shareholders’ Agreement which included an expanded section of protective provisions requiring the vote of the Seller or the director nominated by the Seller and to delete the obligation to provide a right of first offer and tag along rights to IMAQ before selling shares of Reliance to a third party in the event of a default in the payment of the purchase price by IMAQ. In addition, the revisions to the Shareholders’ Agreement provided that in the event of a default by IMAQ in payment of the purchase price, the Shareholders’ Agreement would be terminated.

On September 1, 2022, CB circulated a revised SPA which removed the indemnification escrow, added certain knowledge and other qualifiers to the representations and warranties of Reliance, permitted Reliance to supplement disclosure schedules prior to the initial closing, removed provisions with respect to compliance with the Hart Scott Rodino Act since it was determined that such compliance was not required, reduced the time period for survival of the representations and warranties, and limited the indemnification paid by the Seller to the purchase price received.

On September 1, 2022, ALMT also circulated a revised draft of the Shareholders’ Agreement which provided that IMAQ would also be entitled to certain protective votes in the event that the control of the Board of Reliance changed due to a default in the payment of the purchase price and that Seller would only be entitled to sell the remainder of its shares to a third party if IMAQ defaulted on its payment obligations prior to a time that it had purchased more than a majority of the equity of Reliance.

On September 2, 2022, Loeb and Kumar, Prabhu, Patel and Banerjee, LLC (“KPPB Law”), US counsel for Reliance, had an introductory call to discuss preliminary transaction matters and the current status of the transaction.

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On September 4, 2022, ALMT circulated an updated Shareholders’ Agreement to CB which included revisions to the protective provisions and expanded list of protective provisions which would be put into effect if IMAQ defaulted on its purchase price obligations and had not yet acquired a majority of the shares of Reliance.

On September 5, 2022, the following documents were circulated:

- ALMT circulated a revised SPA which clarified that the $38 Million provided to Reliance could be structured as either a loan or as an equity purchase, updated certain closing deliveries, added certain India specific representations and warranties; provided certain additional conditions to closing, and provided that certain fundamental representations of the Seller would survive in perpetuity.

- CB circulated a revised draft of the Shareholders Agreement which provided that in the event of a default or delay in payment of the purchase price by IMAQ, the Shareholders’ Agreement would terminate and in the event of a default of certain other material provisions of the Shareholders’ Agreement, Seller would have expanded protective votes and the ability to sell the remainder of its equity in Reliance without any restrictions;

-ALMT circulated a further revised Shareholders Agreement providing instead that in the event a default in payment of the purchase price by IMAQ prior to the time that it owned a majority of the shares of Reliance, the Shareholders’ Agreement would not terminate but Seller would have certain additional protection provisions and would have the right to sell the remainder of its equity in Reliance without restriction and upon the default of certain other material provisions in the Shareholders’ Agreement by IMAQ, Seller would also be entitled to implement certain other protective provisions and would also be entitled to sell the remainder of its equity without restrictions.

-ALMT circulated the initial draft of the Earnout Agreement which provided that a total of $17,500,000 would be provided to Seller by Reliance upon the achievement of certain stock price milestones of IMAQ.

On September 7, 2022, ALMT circulated additional revisions to the Shareholders’ Agreement based upon discussion between principals including the right to renegotiate certain of the protective provisions once IMAQ had funded at least $70 Million of the purchase price; ALMT also circulated a revised SPA which removed the tax withholding language, revised certain indemnity provisions and provided that the representations and warranties of the Seller would be pursuant to Indian law.

On September 9, 2022, CB circulated revised drafts of all documents. In the SPA, the representations which constituted fundamental representations were revised, the withholding language was modified to clarify that in the event of any required tax withholding IMAQ would pay additional amounts so that the Seller would still receive the entire purchase price as if no withholding or deduction was necessary, a corresponding representation from IMAQ that no withholding taxes would be required was added, the time periods for survival of representations and warranties were revised, and a provision was added that Seller would have no liability to IMAQ until it had purchased all of the shares of Reliance. The Shareholders’ Agreement further revised the protective provisions and default provisions and reinserted the provision giving Seller the right to terminate the Shareholders’ Agreement upon a default in payment by IMAQ. The Shareholders’ Agreement further provided that if a default had not been cured in 18 months, Seller shall have the right to appoint a majority of the board of Reliance and IMAQ shall only be entitled to appoint one director or observer as long as they hold at least 10% of the equity.

On September 12, 2022, ALMT circulated a further revised draft of the SPA, Shareholders’ Agreement and Earnout Agreement. The revised SPA included changes to the tax withholding section and survival of representations and warranties.

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On September 26, 2022, all hands call occurred among IMAQ, Reliance and their lawyers to discuss through remaining issues . Items discussed included usage of intellectual property and it was agreed that IMAQ would cease using the Reliance name and intellectual property within 14 days of closing. The parties also discussed the tax withholding and agreed that the Seller would receive the full purchase price without any withholding. However, in the even that IMAQ is also required to withhold any amount, Seller shall repay such amount to IMAQ in the event that it later receives any refund. It was agreed that fundamental representations would survive for a period of 10 years and that limitations of liability should apply equally to Purchaser and Seller.

On September 28, 2022, ALMT circulated a revised SPA, Shareholders’ Agreement, Earnout Agreement, and issues list reflecting the agreements from the all hands call.

During October 2022, the parties resolved remaining issues and final execution copies were circulated among the parties.

On October 21, 2022, IMAQ held a board meeting to discuss the transaction with Reliance. Houlihan Capital presented its fairness opinion analysis to the IMAQ board members. The disinterested members of the IMAQ Board unanimously approved the SPA and related matters. Houlihan Capital subsequently delivered its final fairness opinion to the IMAQ Board, stating that the proposed consideration is fair, from a financial point of view to IMAQ’s stockholders. See the summary of the fairness opinion below and the fairness opinion included with this proxy statement/prospectus as Annex [ ].

On October 22, 2022, IMAQ and the Seller signed the SPA, the Shareholders’ Agreement, and the Earn-out Agreement.

On October 24, 2022, IMAQ filed a Current Report on Form 8-K to announce the signing of the SPA.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and any transaction financing and to take actions and exercise their respective rights under the SPA to facilitate the completion of the Business Combination.

IMAQ’s Current Charter provides that IMAQ renounces its interest in any corporate opportunity offered to any director or officer to the fullest extent permitted by applicable law. IMAQ is not aware of any such corporate opportunities not being offered to it and does not believe that the limitation of the application of the “corporate opportunity” doctrine in IMAQ’s Current Charter had any impact on its search for a potential business combination.

Background of IMAQ’s Advisors

Chardan Capital Markets, LLC (“Chardan”), founded in 2003, is a full-service investment banking firm and was the underwriter of IMAQ’s IPO. Chardan is serving as the sole M&A advisor and placement agent for IMAQ’s business combination with Reliance. Chardan underwritten, sponsored, or advised more than [ ] SPAC transactions since 2004.

As of the date hereof, Chardan continues to serve as IMAQ’s financial adviser and has no intention of ceasing its involvement in the Business Combination. Upon the consummation of the Initial Business Combination, Chardan is entitled to a deferred underwriting commission of $8,050,000 in connection with its services as an underwriter for IMAQ’s IPO.

Houlihan Capital is a full-service investment banking firm. Houlihan Capital is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. IMAQ selected Houlihan Capital to act as its financial advisor in connection with the business combination on the basis of Houlihan Capital’s experience in similar transactions and its reputation in the investment community.

Fairness Opinion of Houlihan Capital – Reliance Entertainment Studios Private Limited (Reliance)

On October 21, 2022, Houlihan Capital delivered an oral opinion to the IMAQ Board, which opinion was subsequently confirmed by delivery of a written opinion dated October 22, 2022 addressed to the IMAQ Board, to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the written opinion, the consideration to be paid by IMAQ pursuant to the Business Combination was fair, from a financial point of view, to IMAQ.

The full text of Houlihan Capital’s written opinion dated October 22, 2022, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion (which are also summarized herein), is attached as Annex [ ] to this proxy statement and is incorporated herein by reference. The description of Houlihan Capital’s written opinion set forth in this proxy statement/prospectus is qualified in its entirety by the full text of such opinion. Houlihan Capital’s opinion was provided for the use and benefit of the IMAQ Board (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, Houlihan Capital provided its consent to the inclusion of the text of its opinion as part of this proxy statement). Houlihan Capital’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be paid by IMAQ pursuant to the Business Combination and does not address the Company’s underlying business decision to enter into the Business Combination, effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to IMAQ. Houlihan Capital’s opinion does not constitute a recommendation as to how any IMAQ Stockholder should vote or act with respect to the Business Combination or any other matter. Houlihan Capital’s opinion was approved by a Houlihan Capital fairness opinion committee.

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In arriving at its opinion, Houlihan Capital, among other things:

•	Held discussions with certain members of IMAQ’s management regarding the Business Combination

•	Reviewed information provided by Client and Target including, but not limited to:

o	Unaudited annual financial statements for Reliance for the fiscal years ended March 31, 2021 and 2022;

o	Projected financial statements for Reliance for the fiscal years ended March 31, 2023, through 2027.

o	A summary schedule of locked contracts for Reliance Animation for the fiscal years ended March 31, 2023 and 2024;

o	Executed Letter of Intent, dated January 15, 2022;

o	Draft Stock Purchase Agreement between IMAQ and Reliance dated on or about September 19, 2022;

o	IMAQ de-SPAC road show presentation dated July 14, 2022;

o	Investor presentation for Reliance;

•

Reviewed the industry in which the Target operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;

•	Reviewed certain other relevant, publicly available information, including economic, industry, and Target specific information.

•	performed financial studies, analyses and investigations, and considered such other information, as was deemed necessary or appropriate.

In connection with its review, Houlihan Capital, with the consent of the IMAQ Board, relied on the information supplied to, discussed with or reviewed by it for the purpose of its opinion being complete and accurate in all material respects. Houlihan Capital did not assume any responsibility for independent verification of any such information. With the consent of the IMAQ Board, Houlihan Capital relied upon, without independent verification, the assessment of IMAQ and its legal, tax, regulatory, and accounting advisors with respect to legal, tax, regulatory, and accounting matters. Houlihan Capital assumed, at the IMAQ Board's direction, that financial forecasts and other prospective information relating to Reliance provided by IMAQ’s management had a reasonable basis and, as of the date of Houlihan Capital’s opinion, reflected the best estimates and judgment of IMAQ’s management. Houlihan Capital expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with the IMAQ Board's consent, Houlihan Capital did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Reliance or IMAQ, nor was Houlihan Capital furnished with any such evaluation or appraisal.

Houlihan Capital’s opinion did not address IMAQ’s underlying business decision to enter into the SPA or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to IMAQ and does not address any legal, regulatory, tax, or accounting matters. At the direction of the IMAQ Board, Houlihan Capital was not asked, nor did it offer, any opinion as to any terms of the SPA or any aspect or implication of the Business Combination, except for the fairness of the consideration from a financial point of view to IMAQ. With the IMAQ Board's consent, Houlihan Capital expressed no opinion as to what the value of the shares of Common Stock actually will be when issued pursuant to the SPA or the prices at which such Common Stock or any other securities of the Combined Company may trade at any time. Houlihan Capital did not express any opinion as to fair value or the solvency of the Combined Company following the closing of the Business Combination. In rendering its opinion, Houlihan Capital assumed, with the IMAQ Board's consent, that the final executed form of the SPA would not differ in any material respect from the applicable drafts that it reviewed, that the Business Combination would be consummated in accordance with the terms of the SPA without any waiver or modification that could be material to Houlihan Capital’s analysis, and that the parties to the SPA would comply with all the material terms of the SPA. Houlihan Capital assumed, with the IMAQ Board's consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Business Combination would be obtained except to the extent that could not be material to its analysis. Houlihan Capital also was not requested to, and did not, participate in the structuring or negotiation of the Business Combination. Except as described in this summary, the IMAQ Board imposed no other instructions or limitations on Houlihan Capital with respect to the investigations made or procedures followed by Houlihan Capital in rendering its opinion.

Houlihan Capital’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Houlihan Capital as of, the date of the opinion, and Houlihan Capital assumed no responsibility to update the opinion for developments after the date of the opinion.

Houlihan Capital’s opinion did not address the fairness of the Business Combination or any aspect or implication of the Business Combination to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of IMAQ. In addition, Houlihan Capital did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Business Combination, or any class of such persons, relative to the consideration or otherwise.

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The following is a summary of the material financial and comparative analyses presented by Houlihan Capital to the IMAQ Board at its meeting held on October 21, 2022, in connection with its opinion. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Houlihan Capital’s analyses, the tables must be read together with the text of each summary. The summary of Houlihan Capital’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex process involving various analyses. The following summary should be read in conjunction with Houlihan Capital’s report which is attached hereto as Annex [ ].

Valuation Overview

In arriving at its fairness opinion, Houlihan Capital compared the consideration proposed in the SPA of $102.0 million (exclusive of an earn-out), with an additional $38.0 million infusion into Reliance via equity or debt, plus the assumption of approximately $17.5 million in pro forma debt with a range of value for Reliance generated by a discounted cash flow analysis and guideline public company analysis. Houlihan Capital noted that the contemplated consideration was less than the value range.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow, discounted at a rate reflecting risks inherent in such cash flows. Houlihan Capital utilized a financial forecast provided by IMAQ’s management for fiscal years 2023 through 2027, which is summarized in the table below:

($ in millions)	2023	2024	2025	2026	2027	Terminal Year
NET REVENUE
TOTAL NET REVENUE	$170.6	$241.9	$285.5	$331.8	$381.0	$381.0
Revenue Growth %	54.1%	41.7%	18.0%	16.2%	14.8%	N/A
COST OF REVENUE
TOTAL COST OF REVENUE	$154.2	$210.0	$242.2	$277.9	$314.4	$314.4

GROSS PROFIT	$16.4	$31.9	$43.3	$53.9	$66.6	$66.6
Gross Profit Margin %	9.6%	13.2%	15.2%	16.2%	17.5%	17.5%

OPERATING EXPENSES
Total Operating Expenses	$5.9	$6.7	$7.8	$9.0	$10.3	$10.3
INCOME FROM OPERATIONS	$10.5	$25.2	$35.5	$44.9	$56.4	$56.4
Operating Income Margin %	6.2%	10.4%	12.4%	13.5%	14.8%	14.8%

Depreciation Expense	$0.04	$0.04	$0.04	$0.04	$0.04	$-
Interest Expense	2.5	-	-	-	-	-
Other Expenses (Income), Net	0.0	-	-	-	-	-
INCOME BEFORE TAXES (EBT)	$8.0	$25.1	$35.4	$44.9	$56.3	$56.4

Income Tax Expense	3.1	8.6	12.0	14.5	17.8	17.8
NET INCOME	$4.9	$16.6	$23.5	$30.4	$38.5	$38.6
Net Income Margin %	2.8%	6.9%	8.2%	9.2%	10.1%	10.1%

EBITDA	$10.5	$25.2	$35.5	$44.9	$56.4	$56.4
EBITDA Margin %	6.2%	10.4%	12.4%	13.5%	14.8%	14.8%

Plus: Capitalized Production Costs	$6.7	$9.7	$13.0	$13.5	$15.1	$15.1

Adjusted EBITDA	$17.2	$34.8	$48.5	$58.4	$71.5	$71.5

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Houlihan Capital calculated the present value of Reliance's projected future free cash flows over this discrete period using a discount rate of 26.0%. As Reliance is an established company, this discount rate was determined by the Capital Asset Pricing Method (CAPM).

At the end of 2027, Houlihan Capital estimated a terminal value for Reliance using the Gordon Growth method. The terminal value was also discounted to present using a 26.0% discount rate.

After performing a series of sensitivity analyses to measure the impact of changes in the underlying assumptions and inputs to the discounted cash flow analysis, including the impact of changes to the discount rate and terminal multiple, Houlihan Capital calculated an enterprise value range for Reliance between approximately $185.8 million and approximately $228.0 million.

Guideline Public Company Analysis

Houlihan Capital searched the universe of publicly traded companies for companies with operations that are similar to Reliance and identified 7 reasonably similar companies in developed markets and 9 reasonably similar companies in emerging markets. In selecting guideline public companies, Houlihan Capital searched for companies with similar business operations, size, prospects for growth, profitability, and risk. Houlihan Capital relied upon the guideline public company peer group presented in the table below.

Company Name	Ticker
AMC Networks Inc.	NASDAQGS:AMCX
Boat Rocker Media Inc.	TSX:BRMI
Chicken Soup for the Soul Entertainment, Inc.	NASDAQGM:CSSE
Lions Gate Entertainment Corp.	NYSE:LGF.A
Thunderbird Entertainment Group Inc.	TSXV:TBRD
Paramount Global	PARA
WildBrain Ltd.	TSX:WILD
Nazara Technologies Limited	BSE:543280
PVR Limited	NSEI:PVR
Shemaroo Entertainment Limited	BSE:538685
Balaji Telefilms Limited	BSE:532382
Media Matrix Worldwide Limited	BSE:512267
Tips Industries Limited	NSEI:TIPSINDLTD
Mukta Arts Limited	BSE:532357
UFO Moviez India Limited	BSE:539141
Eros International Media Limited	NSEI:EROSMEDIA

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In valuing the Target, Houlihan Capital applied multiples of FY2022, FY2023 and FY2024 revenue. Houlihan Capital believes that these time periods strike a balance between reliability, visibility, and growth potential. Houlihan Capital considered applying multiples of the Target’s revenues, EBITDA, net income, and book value; however, based on Reliance and the peer group’s business model, Houlihan Capital concluded that multiples of revenues were the most applicable.

The selection of a valuation multiple is largely a qualitative exercise that is informed by quantitative measures. In selecting the multiples to apply to the Target, Houlihan Capital reviewed the growth expectations (as quantified by company / analyst projections), risk (as measured by required rates of return), and cash flow margins (as captured by EBITDA margin and capital expenditure requirements) of the Target and the guideline public companies. Based on this information and other factors, Houlihan Capital used professional judgment to select multiples that reflect the relative comparability of the Target to the guideline public companies.

A summary of the analysis includes the following:

•

Growth. Historical and expected growth has a direct impact on the value of a company. Investors are willing to attribute higher multiples to firms whose revenues and earnings are growing more rapidly than their competitors. Superior earnings growth is also an indication of the competitive position of a company, with more successful firms able to grow faster than the industry. The Target is projected to grow revenue at a much faster rate than its peers. The Target’s projected revenue growth for fiscal years 2024 and 2025 is 41.7% and 18.0%, respectively. This is significantly higher than the median projected revenue growth of the guideline public companies for the same periods, which is 9.4% for fiscal year 2024 and 7.5% for fiscal year 2025. All else equal, this suggests that higher multiples are warranted.

•

Size. There is generally an inverse relationship between a company’s size and the level of investment risk. Larger companies are often more geographically diversified which makes it easier to enter into new markets. Large companies also have greater access to capital markets than small companies. Investors typically expect smaller, less diversified businesses to have a higher amount of risk associated with their lack of financial size and diversification. The Target is smaller than most of the guideline companies, which have an average enterprise value of $2.5 billion. The Target’s average enterprise value, as calculated within this opinion, is approximately $200.3 million. All else equal, this suggests that lower multiples are warranted.

•

Profitability. Profitability has a direct impact on the value of a company, with highly profitable companies trading at premium multiples. It is also an indication of the competitive position within an industry, as the market leaders are typically able to earn above average profits. The Target has higher projected EBITDA margins in FY2023 and FY2024 than most of the selected companies. All else equal, higher multiples are warranted.

Certain factors suggest that the Target would trade at a premium to the guideline public companies, and other factors indicate it would trade at a discount. Houlihan selected a 2022 revenue multiple above the median based on RESPL’s substantial growth in revenue and profitability compared to 2021. Houlihan selected a 2023 revenue multiple at the median given more modest revenue growth and the uncertainties involved in achieving the forecast, as well as observed tapering of multiples among the guideline public companies. As revenue growth matures in 2024 and market multiples continue to decline, Houlihan selected a 2024 revenue multiple which was slightly less than the observed median of the guideline public companies.

The Guideline Public Company analysis indicates a range of $177.2 million to $205.6 million for the enterprise value of the Target.

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The Stock Purchase Agreement

The subsections that follow this subsection describe the material provisions of the SPA, but do not purport to describe all of the terms of the SPA. The following summary is qualified in its entirety by reference to the complete text of the SPA, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the SPA carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

On October 22, 2022, IMAQ entered into the SPA with Risee Entertainment Holdings Private Limited, a company incorporated in India, and Reliance Entertainment Studios Private Limited, company incorporated in India. Pursuant to the terms of the SPA, a business combination between IMAQ and Reliance will be effected by the acquisition of 100% of the issued and outstanding share capital of Reliance from Seller in a series of transactions, the first of which (as further described in this proxy statement, the “Initial Business Combination”) satisfies the Nasdaq Capital Market requirement that the fair market value of the initial business combination target company must be at least 80% of the balance in IMAQ’s trust account (less any deferred underwriting commissions and interest released to pay franchise and income taxes) on the execution date of the SPA. The combined company following the consummation of the Initial Business Combination is referred to in this proxy statement as the “Combined Company.” All capitalized terms used herein, but not otherwise defined, shall have the respective meanings ascribed to such terms in the SPA.

The following diagram depicts the current ownership structure of Reliance and its subsidiaries (percentages shown indicate both voting and economic interests):

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The following diagram illustrates the ownership structure of IMAQ immediately following the Initial Business Combination (percentages shown indicate both voting and economic interests) and assumes that (i) no IMAQ public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in IMAQ’s trust account, (ii) no IMAQ Warrants are exercised, (iii) all IMAQ Rights are exercised by the holders thereof, and (iv) no additional shares of IMAQ are issued in connection with the Business Combination:

The following diagram illustrates the ownership structure of IMAQ immediately following IMAQ’s purchase of the Tranche 4 Company Shares (percentages shown indicate both voting and economic interests) and assumes that (i) no IMAQ public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in IMAQ’s trust account, (ii) no IMAQ Warrants are exercised, (iii) all IMAQ Rights are exercised by the holders thereof, and (iv) no additional shares of IMAQ are issued in connection with the Business Combination:

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Business Combination Consideration

In accordance with the terms and subject to the conditions of the SPA, the Seller shall, in exchange for the consideration set forth below, sell, transfer, convey, assign and deliver to IMAQ, and IMAQ shall purchase, acquire and accept from the Seller all rights, title and interest in and to the shares of Reliance (the “Company Shares”) in the manner described herein, free and clear of all liens, excepting only restrictions on the subsequent transfer of the Company Shares by IMAQ imposed under applicable laws, IMAQ’s organizational documents, and the Shareholders’ Agreement (as defined below). Such purchases shall be made as follows:

(a) Tranche 1: IMAQ shall purchase and Seller shall sell 3,920 Company Shares (the “Tranche 1 Company Shares”) at the initial closing of the Business Combination which shall occur within four days of the satisfaction or waiver of the closing conditions set forth in the SPA (the “Initial Closing,” and any subsequent closing thereafter, an “Additional Closing”), which shares shall represent 39.20 % of the fully diluted equity ownership of Reliance as of the date of the Initial Closing, for the higher of: (i) the fair market value of the Tranche 1 Company Shares determined in accordance with the requirements of the Foreign Exchange Management Act, 1999, of the Republic of India (the “FEMA”), or (ii) $40,000,000;

(b) Tranche 2: IMAQ shall purchase and Seller shall sell 1,570 Company Shares (“Tranche 2 Company Shares”) on or prior to the 90th day following the Initial Closing for the higher of: (i) the fair market value of the Tranche 2 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $16,000,000 (and simultaneously, IMAQ shall also infuse $4,000,000 as primary equity capital into Reliance and be issued common equity shares in Reliance against such subscription amount, or, alternatively, IMAQ may also infuse this amount as a loan to Reliance in accordance with applicable laws), which shares (i.e., the Tranche 2 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased under paragraph (a) above) represent 54.90% of the fully diluted equity ownership of Reliance as of such Additional Closing;

(c) Tranche 3: IMAQ shall purchase and Seller shall sell 1,960 Company Shares (“Tranche 3 Company Shares”) on or prior to 12 months from the Initial Closing for the higher of: (i) the fair market value of the Tranche 3 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $20,000,000 (and simultaneously, IMAQ shall also infuse $20,000,000 as primary equity capital into Reliance and be issued common equity shares in Reliance against such subscription amount, or, alternatively, IMAQ may also infuse this amount as a loan to Reliance in accordance with applicable laws), which shares (i.e., the Tranche 3 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased and subscribed under paragraphs (a) and (b) above, as the case may be) represent 74.50% of the fully diluted equity ownership of Reliance as of such Additional Closing;

(d) Tranche 4: IMAQ shall purchase and Seller shall sell 2,550 Company Shares (“Tranche 4 Company Shares”) on or prior to 18 months from the Initial Closing for the higher of: (i) the fair market value of the Tranche 4 Company Shares determined in accordance with the requirements of the FEMA, or (ii) $26,000,000 (and simultaneously, IMAQ shall also infuse $14,000,000 as primary equity capital into Reliance and be issued common equity shares in Reliance against such subscription amount, or, alternatively IMAQ may also infuse this amount as a loan to Reliance in accordance with applicable Laws), which shares (i.e., the Tranche 4 Company Shares and the shares allotted pursuant to the primary equity infusion contemplated under the SPA, if issued) shall (together with the shares purchased and subscribed under paragraphs (a), (b) and (c) above, as the case may be) represent 100% of the fully diluted equity ownership of Reliance as of such Additional Closing.

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(e) Reliance shall, and IMAQ shall ensure that, all primary investments into Reliance by IMAQ as contemplated under the SPA, aggregating to $38,000,000, shall be used solely for the purposes of repayment of the inter-company loans aggregating to $38,000,000 as existing on the books of Reliance at the Initial Closing (the “Existing Inter-Company Loans”), as set forth in the SPA.

(f) Any loan extended by IMAQ to Reliance pursuant to paragraphs (b) to (d) above shall be repaid (including any interest repayment or payment of charges) by Reliance only after the Seller has been paid the entire consideration contemplated under the SPA.

At the Initial Closing and each Additional Closing, the applicable consideration will be paid by IMAQ to the Seller in Indian National Rupees, the currency of the Republic of India (“INR”), based upon the foreign exchange rates published by Bloomberg as set forth in the SPA.

Further, under Indian exchange control regulations (namely, the Foreign Exchange Management Act, 1999 and regulations framed thereunder), if an overseas buyer (in this case, IMAQ) purchases shares of an Indian company (in this case, Reliance) from an Indian seller (in this case, Seller), the purchase consideration payable to the Indian selling shareholder cannot be less than the fair market value of such shares determined at the time of the sale. Hence, if the fair market value at the time of the sale is higher than $102,000,000 then such higher amount shall be payable to ensure compliance with the said Indian exchange control regulations. There is however, no other maximum aggregate consideration envisaged in this transaction other than compliance with the aforesaid regulations. The fair market value has to be determined at each stage of payment of the four tranches. IMAQ does not expect any change in the consideration payable as Tranche 1 and 2 (i.e. Tranche 1 of $40,000,000 and Tranche 2 of $16,000,000). With regard to Tranches 3 and 4, the fair market valuation report pertaining to the shares of Reliance will need to be obtained and the payment of the balance two Tranches 3 and 4 will be paid accordingly. With respect to the payment of $38,000,000, the fair market value is not a relevant factor if this amount is paid as a loan by IMAQ to Reliance (and thereafter used by Reliance for repayment of existing loans taken from Seller). However, if this amount of $38,000,000 is infused by IMAQ into Reliance as subscription consideration for issuance of fresh shares to IMAQ, then such fresh shares shall also have to be issued at a per share price which is not less than the fair market value determined at the time of such issuance of fresh shares.

Default of Additional Purchase and Subscription Obligations

In the event that IMAQ defaults/fails: (i) to consummate the Additional Closings as contemplated under the SPA, (ii) to make the infusion of primary investment or loan of $38,000,000 in Reliance, (iii) to ensure that Reliance repays the Existing Inter-Company Loans, in each case, in accordance with the time periods specified in the SPA, for any reason whatsoever (including on account of delay or failure in obtaining any approval from any Authority or non-fulfillment of any other condition mentioned in the SPA and the other agreements related thereto (the “Additional Agreements”)), the following consequences shall follow, without prejudice to the other rights and remedies of the Seller provided for under the SPA and the Additional Agreements:

(a) the Seller shall have the right to seek specific performance and in the event that such specific performance is not enforceable or available under any provision of applicable law, IMAQ shall be liable to pay damages to the Seller on account of the default/breach committed by IMAQ;

(b) the Seller shall have an unfettered right to transfer, sell, dispose, and/or create liens on all or any of the Company Shares held by it;

(c) the Seller shall have affirmative vote rights with respect to the matters specified in the Shareholders’ Agreement;

(d) if any default as stipulated under the SPA has not been cured by IMAQ within a period of 18 months of the Initial Closing, the Seller shall have the right to appoint majority of the directors on the board of directors of Reliance (the “Reliance Board”) upon completion of such 18 month period, provided that IMAQ shall continue to have the right to nominate one director or observer on the Reliance Board, as long as IMAQ holds at least 10% of the total share capital of Reliance as determined on a fully diluted basis, and further provided that if: (i) the Seller has transferred, sold, disposed of and/or created any liens on all (and not some) of the Company Shares held by it, and (ii) IMAQ has completed the purchase of more than 75% of the Company Shares, the Reliance Board shall be reconstituted in a manner which reflects the inter se shareholding percentages of the stockholders of Reliance, however, the transferee of the Seller’s transferred Company Shares shall continue to have the right to nominate one director or observer on the Reliance Board, as long as such transferee holds at least 10% of the total share capital of Reliance, and, further, IMAQ shall have certain affirmative vote rights with respect to the matters specified in the Shareholders’ Agreement; and

(e) if any default as stipulated under the SPA has not been cured by IMAQ within a period of 21 months of the Initial Closing and IMAQ has not completed the purchase of more than 75% of the Company Shares, at the option of the Seller: (i) all the rights of IMAQ under the SPA and the Additional Agreements shall fall away and cease to exist, and (ii) all the liabilities, obligations, and responsibilities of the Seller under the SPA and the Additional Agreements shall fall away and cease to exist other than the right of IMAQ to nominate one director on the Reliance Board, as long as IMAQ holds at least 10% of the total share capital of Reliance as determined on a fully diluted basis; provided, however, that if the Seller has transferred, sold, or disposed of all (and not some) of the Company Shares, the transferee of the Seller’s transferred Company Shares and IMAQ shall mutually discuss and agree on the affirmative vote rights which may be available to IMAQ with respect to the matters specified in the Shareholders’ Agreement.

The reconstitution of the Board of Reliance in the aforesaid instances would take place by the relevant number of IMAQ’s nominee directors resigning from the Board, and the simultaneous appointment of additional nominee directors of the Seller being appointed on the Board, as the case may be.

Representations and Warranties

The SPA contains customary representations and warranties of the parties thereto. Reliance has made representations and warranties with respect to (a) corporate existence and power, (b) authorization to enter into the SPA and related transactions, (c) governmental authorization, (d) non-contravention, (e) capitalization, (f) corporate records, (g) subsidiaries, (h) consents, (i) financial statements, (j) books and records, (k) internal accounting controls, (l) absence of certain changes, (m) properties and title to assets, (n) litigation, (o) contracts, (p) licenses and permits, (q) compliance with Laws, (r) intellectual property, (s) accounts payable and affiliate loans, (t) employees and employee matters, (u) withholding, (v) employee benefits, (w) real property, (x) tax matters, (y) environmental laws, (z) finders’ fees, (aa) powers of attorney, suretyships and bank accounts, (bb) directors and officers, (cc) anti-money laundering laws, (dd) insurance, (ee) related party transactions, and (ff) investment company status.

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The Seller has made representations and warranties with respect to (a) corporate existence, (b) corporate power and authority, (c) conflicts, (d) consents, (e) liens and encumbrances, (f) title, (g) taxes, (h) jurisdiction of formation, (i) pendency of proceedings, and (j) absence of voting agreements.

IMAQ has made representations and warranties with respect to, among other things, (a) corporate existence and power, (b) corporate authorization to enter into the SPA and related transactions, (c) governmental authorization, (d) non-contravention, (e) finders’ fees, (f) board approval, (g) litigation, (h) capitalization, (i) compliance, (j) SEC filings and financial statements, (k) IMAQ’s trust fund, (l) SEC registration, and (m) listing.

Covenants

The SPA includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Business Combination, and efforts to satisfy conditions to the consummation of the Business Combination.

The SPA also contains additional covenants of the parties, including, among others, access to information, tax matters, notices of certain events, cooperation in the preparation of the Proxy Statement and other filings required to be filed in connection with the Business Combination, efforts to obtain Company Consents, satisfaction of indebtedness, Reliance providing additional financial information, and non-competition and non-solicitation.

Exclusivity

Each of Seller and Reliance has agreed that from the date of the SPA until the Initial Closing or, if earlier, the valid termination of the SPA in accordance with its terms, it will not initiate any negotiations with any party relating to an Alternative Transaction (as such term is defined in the SPA) or enter into any agreement relating to such a proposal. Each of Seller and Reliance has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of Seller or Reliance, as applicable, would be deemed a breach of the party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the Initial Closing and any Additional Closing is conditioned upon, among other things, (i) the absence of any applicable law or order restraining, prohibiting or imposing any condition on the consummation of the Business Combination and related transactions, (ii) no action being brought by any Authority to enjoin or otherwise restrict the consummation of the Initial Closing and any Additional Closing, and (iii) with respect to the Initial Closing, approval by IMAQ stockholders of the Business Combination and related transactions and each of the Purchaser Proposals (as defined in the SPA).

IMAQ’s obligation to close is subject to the satisfaction of the following conditions, which include, among other things, (a) Reliance having duly performed or complied with all of its obligations under the SPA in all material respects, (b) Reliance having obtained a valuation certificate to determine the fair market value of the Company Shares in accordance with the FEMA for transfer of the Company Shares to IMAQ as required under the applicable Indian laws, (c) Reliance having obtained any Company Consents required under the SPA, (d) Reliance having delivered to IMAQ the Required Financial Statements, and (e) all issues and obligations identified during the due diligence exercise carried out by IMAQ on Reliance having been resolved and addressed by Reliance to the satisfaction of IMAQ prior to the Initial Closing. One of such obligations that were identified and established as being a condition precedent to the Business Combination was the procurement of consents from the various joint ventures and/or subsidiaries of Reliance. After completetion of the due diligence process, it was established that no specific consents are required to be obtained from the counter parties to the various limited liability partnership agreements (JV Agreements) executed by Reliance before undertaking the Business Combination, except for the prior written consent required from The Window Seat Picture Company LLP and Film Hangar LLP.

Prior consent was required to be given to the certain specified promoters of Plan C Studios LLP and certain designated partners of the LLP in the event of any change in control (directly or indirectly) of Reliance. These have also been established as conditions precedent to the Business Combination.

The JV Agreement with Global Cinemas LLP also requires Reliance to notify certain identified partners of the JV in the event of an indirect change in control of Reliance.

Additionally, even though no clear consent or intimation obligations have been identified under the remaining JV Agreements, Reliance shall, as a condition precedent to the Business Combination, notify the relevant counter parties under those respective JV Agreements, of the proposed Business Combination.

Reliance’s conditions to closing include, among other things, (a) IMAQ having duly performed or complied with all of its obligations under the SPA in all material respects, (b) the representations and warranties of IMAQ contained in the SPA (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Purchaser Fundamental Representations, being true and complete in all material respects as of the date of the SPA and as of the Initial Closing and any Additional Closing, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty being true and complete in all material respects at and as of such earlier date), (c) the Purchaser Fundamental Representations (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect) being true and complete in all respects at and as of the date of the SPA and as of the Initial Closing and any Additional Closing, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty being true and complete in all respects at and as of such specific date), other than de minimis inaccuracies, (d) no event having occurred that would result in a Material Adverse Effect on IMAQ, and (e) IMAQ and certain stockholders of IMAQ shall have executed and delivered to Reliance a copy of each Additional Agreement to which IMAQ and such stockholders are party.

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Termination

(A) Either the Seller or IMAQ may terminate the SPA at any time prior to the Initial Closing as follows:

(a) In the event that the Initial Closing has not occurred by the six-month anniversary of the date of the SPA (the “Outside Closing Date”), either party shall have the right to terminate the SPA without liability to the other party. Such right may be exercised by either party by giving written notice to the other Parties at any time after the Outside Closing Date.

(b) In the event that an Authority shall have issued an order or enacted a law, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order or law is final and non-appealable, IMAQ or Seller shall have the right, at its sole option, to terminate the SPA without liability to the other party; provided, however, that the right to terminate the SPA shall not be available to Seller or IMAQ if the failure by such party or its affiliates to comply with any provision of the SPA has been a substantial cause of, or substantially resulted in, such action by such Authority.

(c) The SPA may be terminated at any time prior to the Initial Closing by mutual written consent of Seller and IMAQ duly authorized by each of their respective boards of directors.

(B) The SPA may also be terminated any time prior to the Initial Closing by:

(a) IMAQ, if (x) Seller or Reliance shall be in breach of any of its material representations, warranties, agreements or covenants contained in the SPA to be performed on or prior to the Initial Closing, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in the SPA impossible; and (y) such breach cannot be cured or is not cured within thirty (30) days following receipt by Seller of a written notice from IMAQ describing in reasonable detail the nature of such breach.

(b) Seller, without prejudice to any rights or obligations Seller may have, if: (i) IMAQ shall have breached any of its covenants, agreements, representations, and warranties contained in the SPA; and (ii) such breach cannot be cured or is not cured within thirty (30) days following receipt by IMAQ of a written notice from Seller describing in reasonable detail the nature of such breach.

(c) IMAQ, if there is a Material Adverse Effect with respect to Reliance.

(d) Seller, if there is a Material Adverse Effect with respect to IMAQ.

(e) IMAQ or Seller, if any of the Purchaser Proposals fail to receive the requisite vote for approval at the Purchaser Stockholder Meeting.

(f) Seller, in accordance with conditions specified under the section entitled “— Default of Additional Purchase and Subscription Obligations” above.

Survival of Representations and Warranties and Indemnification

The representations and warranties of IMAQ, Seller and Reliance contained in the SPA will survive the Initial Closing for a period of 18 months. All Seller Fundamental Warranties shall survive for a period of 10 years after the Initial Closing and the Company Fundamental Representations and the Purchaser Fundamental Representations shall survive for a period of five years after the Initial Closing, and the representations and warranties set forth in Section 4.24 of the SPA shall survive for seven years. All covenants and agreements of the parties contained in the SPA shall survive for the period explicitly specified therein, if applicable, or until performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Subject to the limitations set forth in the SPA, from and after the Initial Closing, Reliance shall defend, indemnify and hold harmless each of IMAQ, its affiliates and their respective successors, officers, directors, stockholders, employees, agents, trustees, advisers, lenders and representatives, from and against, and pay or reimburse, such indemnitees for any and all incurred, actual and direct losses (including reasonable legal expenses and costs resulting from Third Party Claims), solely resulting from, arising out of or relating to (i) any inaccuracy in or breach of the representations or warranties of Seller or Reliance set forth in the SPA; or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or Reliance pursuant to the SPA. Notwithstanding the foregoing, Reliance shall have no liability for any claims made by IMAQ prior to the purchase of 100% of the Company Shares by IMAQ as contemplated under the SPA. In addition, from and after the Initial Closing, Reliance shall defend, indemnify and hold harmless each Seller Indemnitee from and again, and pay or reimburse the Seller Indemnitee for any and all losses and damages actually suffered or incurred by Seller Indemnitee resulting from arising out of, or relating to any disclosures or submissions made by Reliance to any person including the SEC, public or investors.

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Subject to the limitations set forth in the SPA, from and after the Initial Closing, Seller shall defend, indemnify and hold harmless each of IMAQ, its affiliates and their respective successors, officers, directors, stockholders, employees, agents, trustees, advisers, lenders and representatives, from and against, and pay or reimburse, such indemnitees for any and all incurred, actual and direct losses (including reasonable legal expenses and costs resulting from Third Party Claims), solely resulting from, arising out of or relating to (i) any inaccuracy in or breach of any of the Seller Fundamental Warranties set forth in the SPA; or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to the SPA.

From and after the Initial Closing, IMAQ shall defend, indemnify and hold harmless each of Seller, its affiliates and their respective successors, officers, directors, shareholders, employees, agents, trustees, advisers, lenders and representatives (each a “Seller Indemnitee” and together the “Seller Indemnitees”), from and against, and pay or reimburse, the Seller Indemnitees for any and all losses and damages, resulting from, arising out of or relating to (i) any inaccuracy in or breach of any of the representations or warranties of IMAQ contained in the SPA, (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by IMAQ pursuant to the SPA, (iii) any disclosures or submissions made by IMAQ to any person, including the SEC, public, or investors, and (iv) the agreements entered into by IMAQ in connection with its initial public offering.

Certain Related Agreements

Shareholders’ Agreement

On October 22, 2022, Seller, Reliance and IMAQ entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), pursuant to which the parties agreed, among other things, that (i) Mr. Shibasish Sarkar shall serve as the Chief Executive Officer of Reliance upon consummation of the Initial Closing, (ii) immediately at Initial Closing, the Reliance Board shall consist of five directors, three of whom shall be nominated by IMAQ and the other two shall be nominated by the Seller, each to serve for a term of two years; provided that the right to nominate a director shall be deemed to include the right to replace or remove such director, and (iii) neither the Seller nor IMAQ shall be entitled to transfer, sell or create any encumbrance on all or any of the Company Shares held by it, except with the prior written consent of the other party and/or other than as contemplated under the SPA; provided, however, that IMAQ shall be entitled to create any encumbrance on the Company Shares held by it for the purpose of availing financing to, or in the ordinary course of business of, IMAQ. The nominee directors of IMAQ on the Board are proposed to be Mr. Shibasish Sarkar and Mr. Vishwas Joshi, in addition to a third nominee who shall be identified prior to Initial Closing.

Pursuant to the Shareholders’ Agreement if IMAQ defaults under the SPA, then, in addition to certain other remedies, the Seller would have the right to obtain majority control of the Board and appoint the majority of the Board members in the following manner:

(A)

if any such default has not been cured by IMAQ within a period of 18 (eighteen) months of the Initial Closing, the Seller shall have the right to appoint majority of the directors on the Board of the Company upon completion of such 18 (eighteen) month period, provided that IMAQ shall continue to have the right to nominate 1 (one) director or observer on the Board of Reliance, as long as IMAQ holds at least 10% of the total share capital of Reliance as determined on a fully diluted basis, and further provided that if: (i) the Seller has transferred, sold, disposed of and/or created any liens on all (and not some) of the Company Shares held by it, and (ii) IMAQ has completed the purchase of at least 75% of the Company Shares, the Board of Reliance shall be reconstituted in a manner which reflects the shareholding percentages of the stockholders of Reliance. However, the transferee of the Seller’s transferred Company Shares shall continue to have the right to nominate 1 (one) director or observer on the Board of Reliance, as long as such transferee holds at least 10% of the total share capital of Reliance, and IMAQ shall have affirmative vote rights with respect to all items listed under Part A of Clause 2.17 of the Shareholders’ Agreement; and

(B)

if any such default has not been cured by IMAQ within a period of 21 (twenty one) months of the Initial Closing and IMAQ has not completed the purchase of at least 75% of the Company Shares, at the option of the Seller: (i) all the rights of IMAQ under the Shareholders’ Agreement, the SPA and other ancillary documents shall fall away and cease to exist, and (ii) all the liabilities, obligations, and responsibilities of the Seller under the Shareholders’ Agreement, the SPA and other ancillary documents shall fall away and cease to exist, other than the right of IMAQ to nominate 1 (one) director on the Board of Reliance, as long as IMAQ holds at least 10% of the total share capital of Reliance as determined on a fully diluted basis. In such event, if the Seller has transferred, sold, or disposed of all (and not some) of Reliance’s shares held by the Seller, the transferee of the Seller’s transferred shares and IMAQ shall mutually discuss and agree on the affirmative vote rights which may be available to IMAQ with respect to the items listed under Part A of Clause 2.17 of the Shareholders Agreement.

In the aforementioned instances, certain nominees of IMAQ identified at the relevant time would be required to resign from the Board of Reliance, while additional identified nominees of the Seller would be appointed simultaneously as Board members, so as to effect the objective of Board majority control in favour of the Seller.

Following the consummation of the Initial Business Combination, Reliance will become a subsidiary of IMAQ. The provisions of the Shareholders’ Agreement govern the relationship of IMAQ and the Seller only with respect to the operations and management of Reliance. If the Business Combination is completed, the current members of the IMAQ Board will be appointed to serve as members of the parent company’s board of directors. The Shareholders’ Agreement or any default by IMAQ under the SPA will have no impact on the constitution of the parent company’s board of directors.

The parties agreed pursuant to the Shareholders’ Agreement that IMAQ shall at all times have the right to nominate the majority of the Reliance Board members from the Initial Closing onwards, and consequently exercise majority control over the Reliance Board. Notwithstanding anything to the contrary, neither Reliance nor its subsidiaries nor the respective shareholders, directors, officers, committees, committee members, employees, agent nor any of their respective delegates (as the case may be) shall approve, authorize, or agree or commit to undertake any action with respect to any of Reserved Matters (as defined in the Shareholders’ Agreement) in any manner, whether directly or indirectly, unless approved in writing by: (i) the Seller, or the Seller director(s) if such Reserved Matter is taken up for discussion at a Reliance Board or committee meeting, from the Initial Closing until such time that IMAQ has the right to nominate the majority of the Reliance Board seats in accordance with the terms of the Shareholders’ Agreement; (ii) IMAQ, or IMAQ’s director(s) if such Reserved Matter is taken up for discussion at a Reliance Board or committee meeting, in the event that the Seller obtains the right to constitute the majority of the Reliance Board in accordance with the terms of the Shareholders’ Agreement; and (ii) the Minority Shareholder (as defined in the Shareholders’ Agreement) if such Reserved Matter is being considered at a meeting of shareholders.

The Shareholders’ Agreement shall become effective from the date of the Initial Closing and shall be terminated with respect to a party upon such party ceasing to hold any Company Shares. Any person acquiring securities issued by Reliance or in a transfer of securities in accordance with the terms of the Shareholders’ Agreement shall be bound by the provisions of the Shareholders’ Agreement in accordance with the terms thereof.

In the event that either party defaults under the Shareholders’ Agreement, the non-defaulting party shall have certain rights and remedies under the Shareholders’ Agreement, including the right to seek specific performance. In addition, the defaulting party shall indemnify the non-defaulting party for any losses related to the defaulting parties’ breach of the Shareholders’ Agreement.

The foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference to the full text of the Form of Shareholders’ Agreement, a copy of which is attached hereto as Annex [ ].

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Earnout Agreement

On October 22, 2022, the Seller, IMAQ and Reliance entered into an Earnout Agreement, pursuant to which, during the period from and after the first anniversary of the Initial Closing until the third anniversary of the Initial Closing (the “Earnout Period”), up to $17,500,000 of the consideration for the Business Combination (the “Earnout”) will be paid to the Seller by Reliance upon the achievement of certain trading prices of the common stock of IMAQ as follows:

(a) the Seller shall be entitled to receive, and Reliance shall be obligated to pay, an INR amount equivalent to $7,500,000 at such time as the weighted average share price of the shares IMAQ on Nasdaq, for a period of ten (10) trading days over any twenty (20) consecutive trading days during the Earnout Period, is greater than or equal to $15.00 per share; and

(b) the Seller shall be entitled to receive, and Reliance shall be obligated to pay, an INR amount equivalent to $10,000,000 at such time as the weighted average share price of the shares of IMAQ on Nasdaq, for a period of ten (10) trading days over any twenty (20) consecutive trading days during the Earnout Period, is greater than or equal to $20.00 per share Any Earnout that is not earned on or before the expiration of the Earnout Period shall be forfeited.

The foregoing description of the Earnout Agreement is qualified in its entirety by reference to the full text of the Form of Earnout Agreement, a copy of which is attached hereto as Annex [ ].

Proposed Financing Transaction in Connection with the Business Combination

IMAQ is in the process of negotiating financing (the “Proposed Financing Transaction”) in connection with the Business Combination. Components of the Proposed Financing Transaction may include, but are not limited to, asset-backed financing based on Reliance’s film library, debt and equity-linked financing secured by cash flows and assets of the Combined Company, non-redemption agreements, and a stand-by equity issuance facility available after the close of the Business Combination. As of the date hereof, IMAQ has not secured any committed financing but is in discussion with multiple parties regarding financing arrangements. IMAQ is required under the terms of the SPA to have secured financing of at least $40 million at the time of the Initial Closing. If at the time of the Initial Closing IMAQ has not secured adequate financing for the aggregate amount of the consideration payable under the SPA, IMAQ expects to raise the funds to satisfy the cash payments for each subsequent tranche following the Initial Closing on a progressive basis as permitted under the SPA. In the event that IMAQ enters into any definitive financing agreements, IMAQ will publicly disclose the overall size and pricing of such financing arrangements in its filings with the SEC. Any financing arrangement that IMAQ enters into will not impact the consideration payable under the SPA. IMAQ previously received a non-binding term sheet for a $75 million asset-backed loan but the counterparty subsequently withdrew the offer due to deteriorating capital market conditions. Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate the Proposed Financing Transaction. There are no minimum cash conditions that IMAQ should meet prior to each closing, other than the minimum aggregate consideration. The lack of committed financing for the entirety of the aggregate consideration for the Business Combination presents a significant risk to the execution of the Business Combination. In similar SPAC business combinations, the parties typically secure financing in the form of debt or equity prior to the closing of the transaction.

Following the closing of the Business Combination, the Combined Company will need to raise sufficient capital or debt to sustain its operations and service its existing debt obligations. There is no assurance that the Combined Company will be able to raise sufficient capital or debt to sustain its operations and service its existing debt obligations, or that such financing will be on terms that are favorable to the Combined Company. See “Risk Factors — Risks Related to IMAQ and the Business Combination — Even if the Business Combination is approved at the Meeting, IMAQ cannot assure you that IMAQ will be able to successfully negotiate and execute a definitive agreement with respect to the Proposed Financing Transaction.” and “— The Combined Company will take on substantial indebtedness in connection with the consummation of the Business Combination, which could materially and adversely affect the Combined Company’s financial position, including decreasing business flexibility, impacting ratings and increasing borrowing costs.”

The IMAQ Board’s Reasons for the Approval of the Business Combination

In evaluating the Business Combination, the IMAQ Board consulted with management and considered and evaluated a number of factors, including, among others, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the IMAQ Board did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision to recommend for the approval the Business Combination. The IMAQ Board based its decision on all of the information available and the factors presented to and considered by it. In addition, individual members of the IMAQ Board may have given different weights to different factors. This explanation of the IMAQ Board’s reasons for approval of the Business Combination and all other information presented in this “— The IMAQ Board’s Reasons for the Approval of the Business Combination” is forward-looking in nature and, therefore, should be read in conjunction with the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

IMAQ’s board of directors reviewed various industry and financial data, materials presented by Reliance, and public data disclosed by other providers. The following were significant positive aspects to a transaction with Reliance:

•

Reliance is domiciled in India and a prolific producer and distributor of entertainment content in Hindi and other regional Indian languages. India’s continued increase in per capita income is expected to support consumption growth including in the media, entertainment and gaming sectors.

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•

Shibasish Sarkar, IMAQ’s Chairman and Chief Executive Officer, previously served as the Chief Executive Officer of Reliance, and will assume the role of Group CEO of Reliance following consummation of the Business Combination. IMAQ intends to continue to operate and grow the current business of Reliance after the Bussiness Combination. As a result of Mr. Sarkar’s familiarity with Reliance’s business and operations, the IMAQ Board anticipates a seamless transition following the Business Combination.

•

Having delivered multiple shows, Reliance has a proven track record to manage projects across medium and large-scale production budgets, produce and deliver content across episodic, live action, feature forms and animation formats.

•

Reliance is an established media and entertainment brand with long-term joint venture relationships pursuant to which filmmakers direct and produce for Reliance preferentially. For example, Reliance has strategically relevant agreements with marquee directors such as Neeraj Pandey and Shital Bhatia of Plan C, Rohit Shetty of Rohit Shetty Picturez LLP, S. Shashikant & Sanjay Wadhwa of Y Not Films LLP, Imtiaz Ali of Window Seat Films LLP, and Ribhu Dasgupta of Film Hangar LLP.

•	Reliance has a large and growing library of movies and owns significant content that is protected by copyright, trade secret or other intellectual property laws and treaties.

•	Reliance’s revenue has been growing substantially, having increased from 1.3 billion INR ($16.4 million) in fiscal year 2021 to 9.2 billion INR ($115.0 million) in fiscal year 2022.

•

Enhanced access to capital as a result of being a public company will provide Reliance with significant opportunities for Reliance to expand its media and entertainment platform through cost and operational improvements that will support an expanded presence in the marketplace.

•

Reliance’s personnel at all levels have a proven track record of driving growth and profitability and can benefit from the vast network, experience and guidance of IMAQ’s management team and board of directors.

•	Houlihan Capital’s determination in its fairness opinion presentation to the Board that a business combination with Reliance is fair, from a financial point of view to the stockholders of IMAQ.

The proposed Business Combination between IMAQ and Reliance is expected to accelerate Reliance’s expansion and improve its competitiveness in the marketplace.

The IMAQ Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, among others, the following:

•	To successfully close the Business Combination is hinging on conditions that are not under the control of IMAQ.

•	There are potential risks that the benefits of the Business Combination may not be realized within the timeframe as expected.

•	There is a risk that current IMAQ shareholders may not provide sufficient votes necessary to affect the Business Combination.

•	The success of the Business Combination depends on the commercial success of Reliance’s content rollout, which is subject to various external factors that are beyond management’s control.

•	Global macro-economic factors such as an economic downturn may cause softening of demand in the consumer discretionary sector, including media and entertainment.

•	Constantly changing consumer preferences and trends in the consumption of media and entertainment products expose Reliance to risks related to pace of product innovation and brand positioning.

•	Threats related to breach of information systems may expose the company to potential lawsuits and / or loss of IP and eroded competitive advantages.

•	Other risks associated with the Business Combination, and the business of Reliance itself as described in the section “Risk Factors.”

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Anticipated Accounting Treatment

The Business Combination between IMAQ and Reliance is expected to be accounted for as a forward business acquisition with IMAQ as the accounting acquirer.

Interests of Certain Persons in the Business Combination

Certain of IMAQ’s directors and executive officers may be deemed to have interests in the transactions contemplated by the SPA that are different from, or in addition to, those of IMAQ’s stockholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in approving the SPA and the transactions contemplated therein, including the Business Combination (as described in the section entitled “Proposal 1 — The Business Combination Proposal – IMAQ Board’s Reasons for the Approval of the Business Combination” beginning on page [ ]). The Board concluded that the potential benefits that it expected IMAQ and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Mr. Shibasish Sarkar, the Chairman of the IMAQ Board and Chief Executive Officer of IMAQ, who is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, who is an equityholder in Y-Not Films LLP, a subsidiary of Reliance, each abstained from the IMAQ Board’s vote to approve the Business Combination to avoid the appearance of a potential conflict of interest.

The Sponsor has invested an aggregate of approximately $10.7 million, as on June 30, 2023, including investments in founder shares, Placement Units, promissory notes and advances, which it stands to forfeit and lose if IMAQ is unable to complete a business combination. Such founder shares, Placement Units, promissory notes and advances had an aggregate market value of $[ ] million, based on the closing price of IMAQ’s shares of common stock and units on Nasdaq [ ] of $[ ] and $[ ], respectively. Certain officers and directors of IMAQ have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of IMAQ will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described herein.

When you consider the recommendation of the IMAQ Board in favor of the approval of the Business Combination Proposal, you should keep in mind that the Sponsor and IMAQ’s executive officers and directors have interests in each of the Proposals that are different from, or in addition to, and which may conflict with, your interest as a stockholder of IMAQ. These interests include, among other things:

•

Mr. Shibasish Sarkar, the Chairman and Chief Executive Officer of IMAQ is the former Chief Executive Officer of Reliance, and Mr. Sanjay Wadhwa, a director of IMAQ, is an equityholder in Y-Not Films LLP, a subsidiary of Reliance;

•

a total of $2,370,632 from IMAQ’s IPO was held outside of the Trust Account for working capital expenses. To date, IMAQ has spent $[ ] million for accounting, audit, legal D&O insurance and other filing fees and expenses. IMAQ also projects to spend approximately $[ ] million towards the Business Combination. If an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement;

•

the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of IMAQ Common Stock held by them if we fail to consummate an initial business combination prior to February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated). In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 will be worthless, as the Sponsor does not have liquidation rights with respect to the Founder Shares. The Founder Shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023;

•

the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•

the fact that Mr. Sarkar is a member of the Sponsor and owns units of the Sponsor that will convert into Founder Shares and Private Units upon a distribution of the Sponsor’s assets to its members. As a result, Mr. Sarkar the right to obtain securities of the Combined Company;

•

the fact that, with certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (x) six months after the date of the consummation of the Initial Business Combination, and (y) the date on which the closing price of the Combined Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Initial Business Combination, or earlier, in either case if, subsequent to the consummation of the Initial Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Combined Company’s Common Stock for cash, securities or other property;

•

the continued indemnification of IMAQ’s executive officers and directors and the continuation of IMAQ’s executive officers’ and directors’ liability insurance following the consummation of the Initial Business Combination;

•

the fact that the current members of the IMAQ Board will continue as members of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors;

•

the fact that the Sponsor and IMAQ’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal; and

•

the fact that if an initial business combination is not completed by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated), the 796,900 Placement Units that were purchased by our Sponsor for $7,969,000 will be worthless. Such Placement Units had an aggregate market value of approximately $[ ] million, based on the closing price of IMAQ Units of $[ ] on Nasdaq as of [ ], 2023.

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As of [ ], 2023, the Sponsor owns shares of IMAQ common stock and IMAQ directors David M. Taghioff, Deepak Nayar, Klaas P. Baks, Paul F. Pelosi, Jr. and Suresh Ramamurthi each own 30,000 shares of IMAQ Common Stock. These shares had an aggregate market value of approximately $[ ] million based on the closing price of IMAQ’s Common Stock of $[ ] on Nasdaq as of [ ], 2023. These shares will be worthless if we fail to consummate an initial business combination prior to February 2, 2023.

In addition, if an initial business combination is not consummated, IMAQ’s Sponsor will not receive reimbursement for any out-of-pocket expenses incurred to the extent that such expenses exceed the amount of available proceeds that were held outside of the Trust Account from the IPO and Private Placement. [As of [ ], 2023, the Sponsor, officers and directors of IMAQ are not owed any such out-of-pocket expenses.]

In addition, as of November 7, 2022, IMAQ owes the Sponsor approximately $1,295,000 that has been drawn under certain promissory notes between IMAQ and Sponsor, the balance of which is payable by IMAQ after the date of consummation of a business combination. In the event that a business combination does not close, IMAQ may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the Trust Account would be available for such repayment.

On July 26, 2022, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 by depositing into the Trust Account $350,000 for each three-month extension. On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023 (the “Extension”). The Extension is the second and last of up to two three-month extensions permitted under IMAQ’s governing documents. The Extension provides IMAQ with additional time to complete the Business Combination. The Sponsor received non-interest bearing, unsecured promissory notes equal to the amount of the deposits that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would be paid upon consummation of our initial business combination.

Lastly, if the Business Combination is completed, the current members of the IMAQ Board will be appointed to serve as members of the Combined Company’s Board and expect to receive compensation for services in an amount to be determined by the Combined Company’s Board following the consummation of the Initial Business Combination.

These interests may influence the IMAQ Board in making its recommendation that you vote in favor of the approval of the Business Combination Proposal and the other Proposals. In light of the foregoing, the Sponsor and IMAQ’s executive officers and directors will receive material benefits from the completion of the Business Combination and have incentives to complete the Business Combination rather than liquidate even if (i) Reliance is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and our directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on their investment(s), even if IMAQ’s public stockholders experience a negative return on their investment after consummation of the Business Combination. For example, the Sponsor paid an aggregate of $25,000 for the Founder Shares, or approximately $0.004 per Founder Share. As a result of the low acquisition cost of our Founder Shares, the Sponsor, its affiliates and our management team could make a substantial profit even if the acquisition targets subsequently decline in value or become unprofitable for our public stockholders.

The IMAQ Board was aware of and considered these interests and facts, among other matters, in evaluating and approving the Business Combination and in recommending to IMAQ stockholders that they approve the Business Combination.

Appraisal Rights

Appraisal rights are not available to holders of shares of IMAQ Common Stock in connection with the Business Combination.

Redemption Rights

Pursuant to the Current Charter, holders of the Public Shares may elect to have their Public Shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the date of the Special Meeting, including interest (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of [ ], 2023, this would have amounted to approximately $[ ] per share.

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You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i) hold Public Shares, or hold Public Shares through Public Units and you elect to separate your Public Units into Public Shares, Public Rights and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m., Eastern Time, on [ ], 2023, (x) submit a written request to Continental to redeem your Public Shares for cash and (y) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding Public Units must separate the Public Units into the Public Shares, Public Rights and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If the Public Units are registered in a holder’s own name, such holder must deliver the certificate for its Public Units to Continental, with written instructions to separate the Public Units into the Public Shares, Public Rights and Public Warrants. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Units into the Public Shares, Public Rights and Public Warrants.

If a holder of the Public Shares exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its Public Shares (either physically or electronically) to Continental in accordance with the procedures described herein. See “The Meeting of the IMAQ Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Vote Required for Approval

The Business Combination Proposal (and, consequently, the SPA and the transactions contemplated thereby, including the Business Combination) requires the affirmative vote of the majority of the issued and outstanding shares of IMAQ Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Business Combination Proposal. Broker non-votes will have no effect on the outcome of the Business Combination Proposal.

The Business Combination Proposal is conditioned upon the approval of the Charter Proposal and, in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), upon the approval of the Current Charter Amendment Proposal (Proposal 5). The Charter Proposal, the Directors Proposal, and the Current Charter Amendment Proposal are conditioned on the approval of the Business Combination Proposal.

A copy of the SPA is attached to this proxy statement as Annex A.

The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Business Combination Proposal.

Recommendation of the IMAQ Board

THE IMAQ BOARD UNANIMOUSLY RECOMMENDS THAT THE IMAQ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of IMAQ’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of IMAQ and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that the IMAQ stockholders vote for the proposals. See “— Interests of Certain Persons in the Business Combination.”

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PROPOSAL 2 — THE CHARTER PROPOSAL

Overview

If the Business Combination is consummated, IMAQ will replace the Current Charter with Proposed Charter in the form attached to this proxy statement as Annex B. In the judgment of the Board, adoption of the Proposed Charter is necessary to adequately address the needs of the Combined Company.

The Charter Proposal is comprised of the following material amendments to the Current Charter:

3A. Provisions Specific to a Blank Check Company — to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant to the Combined Company following the Initial Closing.

3B. Authorized Preferred Stock — to increase the number of authorized shares of IMAQ’s preferred stock, and designate such as “blank check preferred;” and

3C. Business Combination — provide that the Combined Company elects not to be governed by Section 203 of the DGCL. The Proposed Charter further provides that the Combined Company shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless certain conditions are met.

The following table sets forth a summary of the principal proposed changes and the material differences between the Current Charter and the Proposed Charter. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the Proposed Charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter
Provisions Specific to a Blank Check Company	Under the Current Charter, Article SIXTH sets forth various provisions related to IMAQ’s operation as a blank check company prior to the consummation of an initial business combination.

The Proposed Charter will not include these blank check company provisions because, upon consummation of the Business Combination, IMAQ will cease to be a blank check company. In addition, the provisions requiring that the proceeds from its initial public offering be held in a trust account until a business combination or liquidation of IMAQ and the terms governing IMAQ’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.

Authorized Preferred Stock	The Current Charter authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share.

The Proposed Charter will authorize the issuance of up to [ ] shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Company’s Board to increase the number of outstanding shares and discourage a takeover attempt.

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Business Combination	Current Charter was silent

The Combined Company elects not to be governed by Section 203 of the DGCL.

The Combined Company shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless (i) prior to the date of the transaction, the Combined Company’s Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Combined Company’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), or (iii) on or subsequent to such time, the business combination is approved by the Combined Company’s Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of is not owned by the interested stockholder.

Reasons for the Amendments to the Current Charter

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to IMAQ’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Charter does not include the requirement to dissolve the Combined Company after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from IMAQ’s IPO be held in the trust account until a business combination or liquidation of IMAQ has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Charter.

Blank Check Preferred Stock

The Board believes that the authorization of shares of “blank check” preferred stock will provide the Combined Company with needed flexibility to issue shares in the future in a timely manner and under circumstances the Combined Company considers favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Notwithstanding the foregoing, authorized but unissued preferred stock may enable the Combined Company’s Board to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company. If, in the due exercise of its fiduciary obligations, for example, the Combined Company’s Board was to determine that a takeover proposal was not in the best interests of the Combined Company, such preferred stock could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the Combined Company’s Board to issue the authorized preferred stock on its own volition will enable the Combined Company to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Company currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

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Business Combination

These provisions may encourage companies interested in acquiring the Combined Company to negotiate in advance with the Combined Company’s Board because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

Vote Required for Approval

Approval of the Charter Proposal requires the vote of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Charter Proposal. Adoption of the Charter Proposal is subject to and conditioned on the approval of the Business Combination Proposal, the Directors Proposal, and the Current Charter Amendment Proposal at the Meeting.

The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Charter Proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE CHARTER PROPOSAL.

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PROPOSAL 3 — THE ADVISORY CHARTER PROPOSALS

Overview

We are asking our stockholders to vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Proposed Charter. These proposals are being presented in accordance with SEC guidance and will each be voted upon on an advisory basis. The vote on each of these proposals are not binding on IMAQ or our Board.

In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, IMAQ intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal).

Advisory Charter Proposals

The following table sets forth a summary of the material changes proposed to be made between our existing charter and the Proposed Charter applicable to the Advisory Charter Proposals. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this proxy statement as Annex B. We urge all stockholders to read the Proposed Charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter
Advisory Charter Proposal A — Provisions Specific to a Blank Check Company	Under the Current Charter, Article SIXTH sets forth various provisions related to IMAQ’s operation as a blank check company prior to the consummation of an initial business combination.

The Proposed Charter will not include these blank check company provisions because, upon consummation of the Business Combination, IMAQ will cease to be a blank check company. In addition, the provisions requiring that the proceeds from its initial public offering be held in a trust account until a business combination or liquidation of IMAQ and the terms governing IMAQ’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.

Advisory Charter Proposal B — Authorized Shares of Blank Check Preferred Stock	The Current Charter authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share.

The Proposed Charter will authorize the issuance of up to [ ] shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Company’s Board to increase the number of outstanding shares and discourage a takeover attempt.

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Advisory Charter Proposal C — Business Combination	Current Charter was silent

The Combined Company elects not to be governed by Section 203 of the DGCL.

The Combined Company shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless (i) prior to the date of the transaction, the Combined Company’s Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Combined Company’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), or (iii) on or subsequent to such time, the business combination is approved by the Combined Company’s Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of is not owned by the interested stockholder.

Reasons for the Advisory Charter Proposals

Advisory Charter Proposal A — Provisions Specific to a Blank Check Company

The elimination of certain provisions related to IMAQ’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Charter does not include the requirement to dissolve the Combined Company after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from IMAQ’s IPO be held in the trust account until a business combination or liquidation of IMAQ has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Charter.

Advisory Charter Proposal B — Blank Check Preferred Stock

The Board believes that the authorization of shares of “blank check” preferred stock will provide the Combined Company with needed flexibility to issue shares in the future in a timely manner and under circumstances the Combined Company considers favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Notwithstanding the foregoing, authorized but unissued preferred stock may enable the Combined Company’s Board to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company. If, in the due exercise of its fiduciary obligations, for example, the Combined Company’s Board was to determine that a takeover proposal was not in the best interests of the Combined Company, such preferred stock could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the Combined Company’s Board to issue the authorized preferred stock on its own volition will enable the Combined Company to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Company currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

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Advisory Charter Proposal C: — Business Combination

These provisions may encourage companies interested in acquiring the Combined Company to negotiate in advance with the Combined Company’s Board because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

Vote Required for Approval

Approval of the Advisory Charter Proposal is a non-binding advisory vote, and requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Advisory Charter Proposal. Broker non-votes have no effect on the outcome of the Advisory Charter Proposal.

As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on IMAQ or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, IMAQ intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal).

The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Advisory Charter Proposals.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF EACH OF THE ADVISORY CHARTER PROPOSALS UNDER PROPOSAL 3.

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PROPOSAL 4 — THE DIRECTORS PROPOSAL

Overview

Pursuant to the SPA, IMAQ has agreed to take all necessary action so that effective at the Closing, the entire board of directors of the Combined Company will consist of seven individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq. The current directors of IMAQ, Messrs. Shibasish Sarkar, Sanjay Wadhwa, David M. Taghioff, Deepak Nayar, Klaas P. Baks, Paul F. Pelosi, Jr. and Suresh Ramamurthi will continue on the board of directors of the Combined Company. For additional information on the experience of the director nominees, see “Management of the Combined Company.”

Subject to the rights of holders of any series of preferred stock with respect to the election of directors any director may be removed from office by the stockholders of the Combined Company only for cause. Vacancies occurring on the Combined Company’s board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Combined Company’s board of directors, although less than a quorum, or by a sole remaining director, and not by stockholders of the Combined Company. A person so elected by the Combined Company’s board of directors to fill a vacancy or newly created directorship will hold office until the next election at which such director will have been chosen and until his or her successor will be duly elected and qualified or until their earlier resignation, removal or death.

If the Business Combination Proposal is not approved, the Directors Proposal will not be presented at the Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is consummated.

The IMAQ Board knows of no reason why any of the director nominees will be unavailable or decline to serve as a member of the Combined Company’s board of directors.

Information about Director Nominees

Following the consummation of the Initial Business Combination, in accordance with the terms of the SPA and assuming the approval of the Directors Proposal, the Combined Company’s board of directors will be as follows:

Name	Age	Position
Shibasish Sarkar		Chief Executive Officer and Chairman of the Board of Directors
Sanjay Wadhwa		Director
David M. Taghioff		Director
Deepak Nayar		Director
Klaas P. Baks		Director
Paul F. Pelosi, Jr.		Director
Suresh Ramamurthi		Director

For additional information on the experience of the director nominees, see “Management of the Combined Company.”

Vote Required for Approval

Approval of the Directors Proposal requires the vote of a plurality of the shares of the Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the Directors Proposal.

The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Directors Proposal.

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Recommendation of the IMAQ Board

THE IMAQ BOARD UNANIMOUSLY RECOMMENDS THAT THE IMAQ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTORS PROPOSAL.

The existence of financial and personal interests of one or more of IMAQ’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of IMAQ and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that the IMAQ stockholders vote for the proposals. See “Proposal 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

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PROPOSAL 5 — THE CURRENT CHARTER AMENDMENT PROPOSAL

Overview

In this proposal, we are asking our stockholders to approve a proposal (the “Current Charter Amendment Proposal”) to the Current Charter to modify Article SIXTH (D) (the “NTA Requirement”). If the Current Charter Amendment Proposal is not approved by the stockholders, it will not become effective. The Current Charter Amendment Proposal is described in more detail below.

The NTA Requirement

Article SIXTH D. of the Current Charter currently provides the following, “The Corporation will not consummate any Business Combination unless it has net tangible assets of at least $5,000,001 upon consummation of such Business Combination.” The purpose of this article was to ensure that, in connection with its initial business combination, IMAQ would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”). IMAQ is proposing to amend its Current Charter to modify the NTA Requirement as follows: “The Corporation will not consummate any Business Combination unless it (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended.” The NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and IMAQ believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Capital Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, IMAQ intends to rely on the Exchange Rule to not be deemed a penny stock issuer.

Rule 419 blank check companies and “penny stock” issuers

As disclosed in the IPO prospectus, because the net proceeds of the IPO were to be used to complete an initial business combination with a target business that had not been selected at the time of the IPO, IMAQ may be deemed to be a “blank check company”. Under Rule 419 of the Securities Act the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Rule 3a51-1 sets forth that that term “penny stock” shall mean any equity security, unless it fits within certain enumerated exclusions including the NTA Rule and the Exchange Rule. Historically, SPACs have relied upon the NTA Rule to avoid being deemed a penny stock issuer. Like many SPACs, IMAQ included Article SIXTH D. in its Current Charter, in order to ensure that through the consummation of its initial business combination, IMAQ would not be considered a penny stock issuer and therefore not a blank check company if no other exemption from the rule was available.

Reliance on Rule 3a51-1(a)(2).

The Exchange Rule excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. IMAQ’s securities are listed on the Nasdaq Capital Market and have been so listed since the consummation of the IPO. IMAQ believes that the Nasdaq Capital Market has initial listing standards that meet the criteria identified in the Exchange Rule and that it can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Therefore, the NTA Requirement is unnecessary so long as IMAQ meets the requirements of the Exchange Rule.

Reason for the Amendment

IMAQ is proposing the Current Charter Amendment Proposal in order to modify the NTA Requirement contained in the Current Charter because IMAQ does not believe that it will be able to satisfy the NTA Requirement at the closing of the Business Combination under certain circumstances.

More specifically, the presentation in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” has been prepared assuming two alternative levels of additional redemptions of IMAQ common stock for the IMAQ and Business Combination:

●

Assuming Minimum Additional Redemptions (“Minimum Redemption”) — this scenario assumes that no shares of IMAQ common stock are redeemed and that IMAQ’s stockholders approve the Business Combination Proposal (Proposal 1).

o	Assuming that the Current Charter Amendment Proposal is approved, then the Business Combination can close.

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o	Assuming that the Current Charter Amendment Proposal is not approved, then the Business Combination can close.

o

However, assuming that the Current Charter Amendment Proposal (Proposal 5) is not approved and redemptions exceed [ ] million shares ($[ ] million in payments from the Trust Account), then the Business Combination cannot close.

●

Assuming Maximum Redemptions (“Maximum Redemption”) — this scenario assumes the redemption of [ ] million shares of IMAQ common stock at $[ ] per share, for aggregate payment of approximately $[ ] million from the Trust Account, and that IMAQ’s stockholders approve the Business Combination Proposal (Proposal 1).

o	Assuming that the Current Charter Amendment Proposal (Proposal 5) is approved, then the Business Combination can close.

o	Assuming that the Current Charter Amendment Proposal (Proposal 5) is not approved, then the Business Combination cannot close.

The SPA does not include a provision under which the Business Combination will not take place if redemptions exceed a certain amount. However, as described in more detail above, if a certain level of redemptions is achieved (and depending on whether the Current Charter Amendment Proposal is approved), the Business Combination cannot close.

IMAQ further believes that it can rely on other available exclusions from the penny stock rules, more specifically, the Exchange Rule, that would not impose restrictions on IMAQ’s or the Combined Company’s net tangible assets. While IMAQ does not believe this failure to satisfy the NTA Requirement subjects it to the SEC’s penny stock rules, as the NTA Requirement is included in its Current Charter, if the Current Charter Amendment proposal is not approved, IMAQ may not be able to consummate the Business Combination.

Vote Required for Approval

The Current Charter Amendment Proposal requires the affirmative vote of the holders of the majority of the outstanding shares of IMAQ Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Current Charter Amendment Proposal.

The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Current Charter Amendment Proposal.

Recommendation of the IMAQ Board

THE IMAQ BOARD UNANIMOUSLY RECOMMENDS THAT THE IMAQ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CURRENT CHARTER AMENDMENT PROPOSAL.

The existence of financial and personal interests of one or more of IMAQ’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of IMAQ and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that the IMAQ stockholders vote for the proposals. See “Proposal 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

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PROPOSAL 6 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the IMAQ Board to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to IMAQ’s stockholders in the event that, based upon the tabulated vote at the time of the Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Directors Proposal, or the Current Charter Amendment Proposal. In no event will the IMAQ Board adjourn the Meeting or consummate a Business Combination beyond the date by which it may properly do so under the Current Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by IMAQ’s stockholders, the IMAQ Board may not be able to adjourn the Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reliance, the Charter Proposal, the Directors Proposal, the Current Charter Amendment Proposal, or any other proposal.

Vote Required for Approval

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of IMAQ Common Stock present or represented at the Meeting, by ballot, proxy or electronic ballot, and entitled to vote at the Meeting. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal. Broker non-votes have no effect on the outcome of the Adjournment Proposal.

The Initial Stockholders have agreed to vote any shares of IMAQ Common Stock owned by them in favor of the Adjournment Proposal.

Recommendation of the IMAQ Board

THE IMAQ BOARD UNANIMOUSLY RECOMMENDS THAT THE IMAQ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of IMAQ’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of IMAQ and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that the IMAQ stockholders vote for the proposals. See “Proposal 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

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INFORMATION ABOUT IMAQ

Overview

IMAQ is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities.

If IMAQ does not consummate the Business Combination and fails to consummate an initial business combination by February 2, 2023 (unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated), then, pursuant to the amended and restated certificate of incorporation, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend IMAQ’s certificate of incorporation to extend the date by which an initial business combination may be consummated.

Offering Proceeds Held in Trust

On August 2, 2021, IMAQ consummated the IPO of 20,000,000 units (the “Public Units”) at $10.00 per Public Unit, generating gross proceeds of $200,000,000. Simultaneously with the consummation of the initial public offering, IMAQ consummated the sale of 714,400 units (the “Private Units”) in a private placement transaction with Content Creation Media LLC, IMAQ’s sponsor, generating gross proceeds of $7,144,000.

On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Public Units to cover over-allotments, if any, we consummated the sale of an additional 3,000,000 Units, at $10.00 per Public Unit, generating gross proceeds of $30,000,000. Simultaneously with the closing of the exercise of the over-allotment option, we consummated the sale of an additional 82,500 Private Units, at a price of $10.00 per Private Unit, in a private placement to the Sponsor, generating gross proceeds of $825,000.The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

After deducting the underwriting discounts, offering expenses and commissions from the initial public offering and the sale of the Private Units, a total of $230,000,000 of the net proceeds from the initial public and the sale of the Private Units was deposited into IMAQ’s trust account (the “Trust Account”), which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by use, until the earlier of (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account.

Extension of the Time to Consummate the Business Combination

On July 26, 2022, at a special meeting of the Company’s stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 by depositing into the Trust Account $350,000 for each three-month extension. On July 27, 2022, the Sponsor deposited an aggregate of $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from August 2, 2022 to November 2, 2022. On October 28, 2022, the Sponsor deposited an additional $350,000 into IMAQ’s Trust Account in order to extend the time available to us to consummate our initial business combination from November 2, 2022 to February 2, 2023. The redemption payments total in connection with the July 2022 Special Meeting amount to $209,064,259.52 and the Trust Account balance following the redemption payments was $21,468,570.23.

On January 27, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period one (1) time for an additional three (3) months from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until, August 2, 2023, by depositing into the trust account $385,541.10 for the three-month extension and $128,513.70 for each subsequent one-month extension. The Sponsor subsequently deposited an aggregate of $771,082.20 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from February 2, 2023 to August 2, 2023. In connection with the January 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 168,777 Public Shares, and following such redemptions, there were 1,973,118 Public Shares outstanding. The redemption payments total in connection with the January 2023 Special Meeting amount to $1,746,785.34 and the Trust Account balance following the redemption payments was $20,421,109.41.

On July 31, 2023, IMAQ held a special meeting of stockholders, the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the Combination Period for twelve (12) additional one (1) month periods from August 2, 2023 to August 2, 2024 (i.e., for a total period of time ending 36 months from the consummation of the IPO) by depositing into the trust account $128,513.70 for each one-month extension. On [ ], 2023, the Sponsor deposited an aggregate of $128,513.70 into IMAQ’s Trust Account in order to extend the time available to consummate to consummate IMAQ’s initial business combination from August 2, 2023 to September 2, 2023. In connection with the July 2023 Special Meeting, IMAQ’s stockholders elected to redeem an aggregate of 63,395 Public Shares, and following such redemptions, there were 1,909,723 Public Shares outstanding. The redemption payments total in connection with the July 2023 Special Meeting amount to $694,363.63 and the Trust Account balance following the redemption payments was $20,917,141.76.

The foregoing extensions provided IMAQ with additional time to complete the Business Combination. The Sponsor received non-interest bearing, unsecured promissory notes equal to the amount of the deposits that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would be paid upon consummation of our initial business combination.

Effecting a Business Combination

On October 22, 2022, IMAQ entered into the SPA with Risee Entertainment Holdings Private Limited, a company incorporated in India, and Reliance Entertainment Studios Private Limited, company incorporated in India. Pursuant to the terms of the SPA, a business combination between IMAQ and Reliance will be effected by the acquisition of 100% of the issued and outstanding share capital of Reliance from Seller in a series of transactions, the first of which (as further described in this proxy statement, the “Initial Business Combination”) satisfies the Nasdaq Capital Market requirement that the fair market value of the initial business combination target company must be at least 80% of the balance in IMAQ’s trust account (less any deferred underwriting commissions and interest released to pay franchise and income taxes) on the execution date of the SPA. The combined company following the consummation of the Initial Business Combination is referred to in this proxy statement as the “Combined Company”. The Business Combination is subject to the approval of the IMAQ stockholders as well as other closing conditions. If IMAQ does not consummate the Business Combination and fails to consummate an initial business combination by February 2, 2023, then, pursuant to the amended and restated certificate of incorporation, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend IMAQ’s certificate of incorporation to extend the date by which an initial business combination may be consummated.

Satisfaction of 80% Test

The Nasdaq rules require that IMAQ’s initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account) at the time of IMAQ’s signing a definitive agreement in connection with its initial business combination. As of October 22, 2022, the date of the execution of the SPA, the value of the net assets held in the Trust Account was approximately $[ ] million and 80% thereof represents approximately $[ ] million. In determining whether the the consideration for the Company Shares under the SPA represents the fair market value of Reliance, IMAQ considered all of the factors described in the section of this proxy statement entitled ““Proposal 1 — The Business Combination Proposal”. On the date of the Initial Closing of the Business Combination, which is referred to herein as the Initial Business Combination, IMAQ will purchase the Tranche 1 Company Shares for $40,000,000. As a result, IMAQ concluded that the fair market value of the business to be acquired at the Initial Closing will be significantly in excess of 80% of the net assets held in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account).

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Redemption Rights for Holders of the Public Shares

Pursuant to IMAQ’s amended and restated certificate of incorporation, holders of the public shares will be entitled to redeem their public shares for a pro rata share of the Trust Account (including interest earned on the pro rata portion of the Trust Account, net of taxes payable), currently anticipated to be no less than approximately $[ ] per share of IMAQ Common Stock. IMAQ’s initial stockholders do not have redemption rights with respect to any shares of IMAQ Common Stock owned by them, directly or indirectly.

Automatic Dissolution and Subsequent Liquidation of the Trust Account if No Business Combination

If IMAQ does not consummate the Business Combination and fails to consummate an initial business combination by February 2, 2023, then, pursuant to the amended and restated certificate of incorporation, IMAQ will be required to dissolve and liquidate as soon as reasonably practicable, unless IMAQ seeks stockholder approval to amend IMAQ’s certificate of incorporation to extend the date by which an initial business combination may be consummated. As a result, this has the same effect as if IMAQ had formally gone through a voluntary liquidation procedure under Delaware law. Accordingly, no vote would be required from the IMAQ stockholders to commence such a voluntary winding up, dissolution and liquidation. If IMAQ is unable to consummate the Business Combination and fails to consummate an initial business combination by February 2, 2023, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of IMAQ’s outstanding public shares for a pro rata share of the aggregate amount then on deposit in the Trust Account upon the consummation of the Initial Business Combination (including interest earned on the pro rata portion of the Trust Account, net of taxes payable) and then seek to liquidate and dissolve, unless IMAQ seeks stockholder approval to amend the Current Charter to extend the date by which an initial business combination may be consummated. In the event of its dissolution and liquidation, the IMAQ Warrants will expire and will be worthless.

The proceeds deposited in the trust account could, however, become subject to the claims of IMAQ’s creditors which would have higher priority than the claims of its public stockholders. IMAQ cannot guarantee that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, IMAQ’s plan of dissolution must provide for all claims against it to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before IMAQ makes any distribution of its remaining assets to its stockholders. While IMAQ intends to pay such amounts, if any, IMAQ cannot guarantee that it will have funds sufficient to pay or provide for all creditors’ claims.

Although IMAQ will seek to have all vendors, service providers, prospective target businesses or other entities with which IMAQ does business execute agreements with it waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of IMAQ’s public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against IMAQ’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, IMAQ’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to it than any alternative.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with IMAQ and will not seek recourse against the trust account for any reason. The Sponsor has agreed that it will be liable to IMAQ if and to the extent any claims by a third party for services rendered or products sold to IMAQ, or a prospective target business with which IMAQ has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under IMAQ’s indemnity of the underwriters of IMAQ’s initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. IMAQ has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of IMAQ. IMAQ has not asked the Sponsor to reserve for such indemnification obligations. Therefore, IMAQ cannot guarantee that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for IMAQ’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, IMAQ may not be able to complete its initial business combination, and IMAQ’s stockholders would receive such lesser amount per share in connection with any redemption of their public shares. None of IMAQ’s officers will indemnify IMAQ for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, IMAQ’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While IMAQ expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to IMAQ, it is possible that IMAQ’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. IMAQ has not asked the Sponsor to reserve for such indemnification obligations and IMAQ cannot guarantee that the Sponsor would be able to satisfy those obligations. Accordingly, IMAQ cannot guarantee that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of IMAQ’s trust account distributed to its public stockholders upon the redemption of its public shares in the event IMAQ does not complete its business combination by February 2, 2023 may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of IMAQ’s trust account distributed to its public stockholders upon the redemption of its public shares in the event IMAQ does not complete its business combination by February 2, 2023, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If IMAQ is unable to complete its business combination by February 2, 2023, IMAQ will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to IMAQ to pay its taxes, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of IMAQ’s remaining stockholders and their board of directors, dissolve and liquidate, subject in each case to IMAQ’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is IMAQ’s intention to redeem its public shares as soon as reasonably possible following its 18th month and, therefore, IMAQ does not intend to comply with those procedures. As such, IMAQ’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of such date.

Because IMAQ does not comply with Section 280, Section 281(b) of the DGCL requires IMAQ to adopt a plan, based on facts known to IMAQ at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because IMAQ is a blank check company, rather than an operating company, and its operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. Pursuant to the obligation contained in IMAQ’s underwriting agreement dated July 28, 2021, IMAQ required that all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against IMAQ are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, the Sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under IMAQ’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

If IMAQ files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in IMAQ’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, IMAQ cannot guarantee that it will be able to return $10.00 per share to its public stockholders. Additionally, if IMAQ files a bankruptcy petition or an involuntary bankruptcy petition is filed against IMAQ that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by IMAQ’s stockholders. Furthermore, IMAQ’s board of directors may be viewed as having breached its fiduciary duty to its creditors and/or may have acted in bad faith, thereby exposing itself and IMAQ to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. IMAQ cannot guarantee that claims will not be brought against it for these reasons.

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IMAQ’s public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of its public shares if IMAQ does not complete its business combination by February 2, 2023, subject to applicable law, (ii) (a) in connection with a stockholder vote to approve an amendment to its amended and restated certificate of incorporation to modify the substance or timing of its obligation to allow redemption in connection with the Business Combination or to redeem 100% of its public shares if IMAQ has not consummated an initial business combination by February 2, 2023, or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity or (iii) IMAQ’s completion of an initial business combination, and then only in connection with those public shares that such stockholder properly elected to redeem, subject to the limitations described in the final prospectus IMAQ filed with the SEC on July 29, 2021. In no other circumstances will a stockholder has any right or interest of any kind to or in the trust account.

Each of IMAQ’s initial stockholders has agreed to waive its rights to participate in any liquidation of the Trust Account or other assets with respect to any shares of IMAQ common stock they hold.

Employees

IMAQ currently has two officers, Messrs. Sarkar and Joshi, who serve as the Chief Executive Officer and Chief Financial Officer, respectively. The officers are not obligated to devote any specific number of hours to IMAQ’s matters. The amount of time the officers will devote to IMAQ in any time period will vary based on whether a target business has been selected and the stage of the Business Combination process IMAQ is in. IMAQ does not have any other employees.

Facilities

IMAQ’s executive offices are located at 1604 US Highway 130, North Brunswick, NJ 08902 and its telephone number is (212) 960-3677. The cost for IMAQ’s use of this space is included in the $10,000 per month fee it pays to the Sponsor for office space, administrative and support services. IMAQ considers its current office space adequate for its current operations.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against IMAQ or any members of its management team in their capacity as such.

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MANAGEMENT OF IMAQ

Overview of Executive Officers and Directors

As of the date of this proxy statement, IMAQ’s executive officers and directors are as follows:

Name	Age	Position
Shibasish Sarkar		Chief Executive Officer and Chairman of the Board of Directors
Vishwas Joshi		Chief Financial Officer
Sanjay Wadhwa		Independent Director
David M. Taghioff		Independent Director
Deepak Nayar		Independent Director
Klaas P. Baks		Independent Director
Paul F. Pelosi, Jr.		Independent Director
Suresh Ramamurthi		Independent Director

Shibasish Sarkar has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception. Mr. Sarkar has extensive experience of over 27 years in the media industry. Mr. Sarkar has been handling multiple verticals across films, television, animation, gaming content and operations of digital and new media platforms. Since January 2019, Mr. Sarkar has been the Group CEO at Reliance Entertainment and was Group COO from September 2015 to December 2018. Reliance Entertainment is a part of the Reliance ADA Group, a leading private sector business serving over 250 million customers across financial services, infrastructure, power, telecommunications, media and entertainment, and healthcare sectors. Mr. Sarkar is also a member of the senior leadership team of Reliance ADA Group and serves as a director on the board of various Reliance ADA Group companies. Mr. Sarkar has hands-on experience and domain expertise within geographic markets of India, UK, and China, having helmed the distribution and production of hundreds of films having collaborated with the leading filmmakers & actors of Indian film industry. Mr. Sarkar has been a pioneer in producing digital content with clients across major OTT and TV Video-On-Demand platforms like Netflix, Amazon Prime Video, Disney+ Hotstar and SonyLIV. Mr. Sarkar has set up a marquee roster of showrunners and directors, delivering shows worth $22 million in the preceding 24 months through multiple shows contracted with streaming platforms with an aggregate value in the pipeline of approximately $80 million.

Sanjay Wadhwa has served as a member on our Board of Directors since our inception. Since 1993, Mr. Wadhwa has been the Managing Partner of AP International Group, established in 1958, now one of the oldest film studios in southern India. AP International Group has been involved in film financing, acquisition, distribution, and handling of over 1000 films since its inception. Mr. Wadhwa, with over 35 years of experience in the field of Indian media and entertainment industry, has expertise in film financing, international distribution and syndication, digital media services platform and content production. Mr. Wadhwa is a well-known media personality in Southern India and within the Tamil, Telugu, and Malayalam speaking markets in Middle East, North America and South-East Asia, with notable contribution to trade and film exporting organizations. Mr. Wadhwa has been a member of the Entrepreneurs Organization, Chennai since 2000 and was the second Indian to be on the global board of Entrepreneurs Organization, Alexandria, Virginia, USA (2014 to 2017). Mr. Wadhwa also serves as a director on the board of Phonographic Digital Limited and was also the former director in Recorded Music Performance Ltd.

Vishwas Joshi has served as our Chief Financial Officer since our inception. Mr. Joshi is a certified cost accountant having over 28 years of experience in the fields of media and entertainment, consumer goods and manufacturing services. Until recently, Mr. Joshi was associated with Walt Disney Company India in the capacity of executive director and head of studio finance from June 2007 to September 2020. Mr. Joshi has also worked with Sahara One Media and Entertainment, Capital Foods, Tata Oil Mills, CEAT and Batliboi accounting firm. Mr. Joshi’s expertise is spread across finance, accounts (India and US standards), treasury, audits, business planning and strategy and general management. Mr. Joshi has expertise in M&A transactions and post-merger integrations. Mr. Joshi was employed with UTV during the time Disney acquired 100% stake in UTV, and he was extensively involved in the transaction. After the aforesaid acquisition, Mr. Joshi continued as head of studio finance for UTV Studio and Walt Disney Studio India. Subsequently, he was also involved in the transaction relating to Disney acquiring Fox Star Studio and continued as head of studio finance for UTV/ Disney/Fox.

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David M. Taghioff became a member of our Board of Directors on July 28, 2021. Mr. Taghioff has lead Library Pictures International, LLC, a global local-language content financier, since May 2019. Library was launched in May 2019 to support industry-leading filmmakers across the globe by investing in local production slates. From August 2011 to April 2020, Mr. Taghioff served at leading entertainment and sports agency Creative Artists Agency (CAA) and finally in the capacity of Co-Head of Global Client Strategy where he worked across the agency identifying new business opportunities for the agency’s clients, with an emphasis on the international marketplace. He advised corporate clients on their international initiatives, and he also worked with film and television clients on cross-border opportunities, brokering multiple film slate deals as well as packaging episodic content and film deals for Netflix and Amazon in India. From April 2010 to August 2011, he was Chief Operating Officer of Octagon, Inc.’s entertainment division. Prior to Octagon, from August 2006 to January 2010, Mr. Taghioff served as the Co-Head of William Morris Agency’s London office. Mr. Taghioff graduated with a Bachelor of Science in Urban Planning (Economics) from the University of Southern California. He received his Juris Doctorate from Santa Clara University School of Law and is a member of the California State Bar.

Deepak Nayar became a member of our Board of Directors on July 28, 2021. Based in Los Angeles, Mr. Nayar has worked as a film and television producer since 1996 and is known for his association with films like Lost Highway, Buena Vista Social Club, Bend It Like Beckham, Bride and Prejudice, Vampire Academy, Dredd, Partition 1947, and The Mistress of Spices. Mr. Nayar has won awards from the Imagen Foundation and the Online Film and Television Association. He has also been nominated for Grammy Awards, BAFTA Award and European Film Awards. He completed his Bachelor’s degree in English Literature from Hindu College, University of Delhi.

Klaas P. Baks became a member of our Board of Directors on September 17, 2021. Dr. Baks is the Co-Founder and Director of the Emory Center for Alternative Investments and has been a finance professor at Emory University’s Goizueta Business School since September 2002. He teaches courses in private equity, venture capital and distressed investing and has been recognized with nine awards, including Emory University’s highest award for teaching excellence, the Emory Williams Distinguished Teaching Award, the Marc F. Adler Prize for Teaching Excellence awarded by alumni and the Donald R. Keough Award for Excellence. Since October 2014, Dr. Baks has served as the Atlanta Chair for Tiger 21, a peer-to-peer learning network for high-net-worth investors whose members manage more than $50 billion and are entrepreneurs, inventors and top executives focused on improving investment acumen and exploring common issues of wealth preservation, estate planning and family dynamics. Dr. Baks also serves as a director or advisor for various companies and investment funds, including Vistas Media Acquisition Company Inc. (Nasdaq: VMAC) (since August 2020), American Virtual Cloud Technologies, Inc. (Nasdaq: AVCT) (since July 2017) - acquired through a SPAC business combination, Buckhead One Financial (since January 2018), JOYN (from May 2017 to March 2020), Peachtree Hotel Group (since August 2016), Backend Benchmarking (since April 2018) and TWO Capital Partners (since September 2009). Dr. Baks also has served on the Investment Committee of the Westminster Schools Board of Trustees from September 2017 to August 2020. Prior to joining Emory University, he held positions at Fuji Bank in Tokyo, Japan, Deutsche Bank in Hong Kong and the International Monetary Fund in Washington, D.C. Dr. Baks’s research and teaching focuses on issues in alternative investments, entrepreneurial finance and investment management, and he has published papers in numerous academic and business journals, including the Wall Street Journal. Dr. Baks studied at the Wharton School at the University of Pennsylvania, during which he spent two years at Harvard University as part of his doctoral research on the performance of actively managed mutual funds, and earned a Ph.D. in finance. He also earned a Master of Arts in economics from Brown University, a Master of Science in econometrics, cum laude from Groningen University and a diploma in Japanese language and business studies from Leiden University.

Paul Pelosi Jr. became a member of our Board of Directors on July 28, 2021. Mr. Pelosi is an experienced advisor to emerging growth and Fortune 500 companies in the areas of finance, infrastructure, sustainability and public policy. From March 2020 to the present, Mr. Pelosi has provided business development management services to ST Biosciences. From January 2021 to the present, he has also provided sales services to St. Georges Eco-Mining. From January 2002 to the present, Mr. Pelosi has advised clients on real estate transactions as a registered broker. He has been a member of the California State Bar since 1996. From March 2006 to October 2008, Mr. Pelosi served as Vice President of Corporate Strategy at InfoUsa, where he identified and executed mergers, acquisitions, and business partnerships. Mr. Pelosi’s previous experience includes working in a variety of positions in sales, corporate finance, loan origination, and institutional sales at Bank of America Securities from 1996 to 2001, JP Morgan Chase from 2001 to 2003, Bank of America Countrywide from 2003 to 2008, and at WR Hambrecht from 2009 to 2012. Mr. Pelosi is a graduate of Georgetown University with a BA in History (Cum Laude) and graduate of the Georgetown Law Center with a joint JD/MBA with an emphasis in International Business.

Suresh Ramamurthi became a member of our Board of Directors on July 28, 2021. Mr. Ramamurthi has been Chairman of CBW Bank since 2013 and has also served as the bank’s CTO. Mr. Ramamurthi leads CBW Bank’s initiatives to support and foster innovation including working with financial services start-ups. In 2009, the current ownership acquired the struggling Citizens Bank in Weir, Kansas and transformed the 123-year-old single-branch institution through the use of disruptive financial technology. Mr. Ramamurthi was named American Banker’s Innovator of the Year for 2015. Mr. Ramamurthi served on the Board of Trustees for the Kansas Public Employees Retirement System (KPERS) from July 2013 to June 2021, having served as Chairman of the investment committee and Chairman of the Board of Trustees. KPERS has more than $23 billion AUM and serves more than 281,000 retirees. Previously, Mr. Ramamurthi served as a Board Member of Kansas Film Commission. He has a Bachelor’s degree in Electronics and Communication Engineering from Anna University, Guindy, India, a Master’s degree in Computer Science from the Rutgers-NJIT Joint Program and an MBA in Finance from the University of Chicago.

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Qualifications of Executive Officers and Directors

IMAQ’s executive officers and members of the IMAQ Board are composed of a diverse group of leaders with a wide array of professional roles. In these roles, they have gained experience in core management skills, such as strategic and financial planning, financial reporting, compliance, risk management and leadership development. Many of its executive officers and members of the IMAQ Board also have experience serving on boards of directors and committees of boards of directors of other companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, the executive officers and members of the IMAQ Board also have other experience that makes them valuable, such as cross border M&A and operator experience in the consumer goods industry.

IMAQ, along with its executive officers and members of the IMAQ Board, believe that the above- mentioned attributes, along with the leadership skills and other experiences of IMAQ’s executive officers and members of the IMAQ Board, provide IMAQ with a diverse range of perspectives and judgment necessary to facilitate its goals of consummating the Business Combination.

Employment Agreements

On February 8, 2021, we entered into an agreement with Vishwas Joshi to act as our Chief Financial Officer for a period of twenty-four months from the date of listing of the Company on NASDAQ. We have agreed to pay Mr. Joshi up to $400,000, subject to successfully completing our initial business combination. If we do not complete a business combination, we have agreed to pay Mr. Joshi $40,000. As of June 30, 2022, we have accrued $40,000 as expense. IMAQ has not entered into any other employment agreements with its executive officers and has not made any agreements to provide benefits upon termination of employment of its executive officers.

Executive Officers’ and Directors’ Compensation

None of IMAQ’s officers or directors has received any cash compensation for services rendered to IMAQ. Other than the administrative service fee of $10,000 per month payable to the Sponsor, no compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, existing officers, directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of its initial Business Combination, although IMAQ may consider cash or other compensation to officers or advisors IMAQ may hire to be paid either prior to or in connection with its initial business combination. In addition, IMAQ’s officers, directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable Business Combination. IMAQ’s audit committee will review on a quarterly basis all payments that IMAQ made to the Sponsor, officers, directors or special advisor, or their affiliates.

After the completion of the Business Combination, directors or members of IMAQ’s management team who remain with IMAQ may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to IMAQ’s stockholders in connection with the proposed Business Combination. IMAQ have not established any limit on the amount of such fees that may be paid by the combined company to its directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to IMAQ’s officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on its board of directors.

Following the Business Combination, to the extent IMAQ deems it necessary, it may seek to recruit additional managers to supplement the incumbent management team. IMAQ cannot assure you that IMAQ will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

IMAQ has not made any equity awards to any of its executive officers or directors during the period from January 15, 2021 (inception) through the year ended December 31, 2021, other than certain transfers described under “Certain Relationships and Related Party Transactions — IMAQ’s Relationships and Related Party Transactions.”

Committees of the IMAQ Board

The IMAQ Board has a standing audit committee and a compensation committee. IMAQ does not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors of IMAQ may recommend a director nominee for selection by the board of directors.

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Audit Committee

The audit committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, serves various principal functions, including but not limited to:

●

the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by IMAQ;

●

pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by IMAQ, and establishing pre-approval policies and procedures;

●

reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with IMAQ in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to IMAQ entering into such transaction; and

●

reviewing with management, the independent registered public accounting firm, and IMAQ’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding its financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The members of the audit committee are Suresh Ramamurthi, David M. Taghioff and Deepak Nayar, each of whom is an independent director under Nasdaq listing standards. Mr. Ramamurthi is the chairperson of the audit committee. The IMAQ Board has determined that Mr. Ramamurthi qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC.

Compensation Committee

The compensation committee serves various principal functions, including but not limited to:

●

reviewing and approving on an annual basis the corporate goals and objectives relevant to IMAQ’s Chief Executive Officer’s compensation, evaluating IMAQ’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of IMAQ’s Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of IMAQ’s other officers;

●	reviewing on an annual basis IMAQ’s executive compensation policies and plans;

●	implementing and administering IMAQ’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with IMAQ’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for IMAQ’s officers and employees;

●	if required, producing a report on executive compensation to be included in IMAQ’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

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The members of the compensation committee are M. Taghioff, Suresh Ramamurthi and Klaas P. Baks, each of whom is an independent director under Nasdaq listing standards. Mr. Taghioff is the chairperson of the compensation committee.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of IMAQ’s existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination, although IMAQ may consider cash or other compensation to officers or advisors IMAQ may hire to be paid either prior to or in connection with IMAQ’s initial business combination. Accordingly, it is likely that prior to the consummation of the Initial Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Director Nominations

IMAQ does not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of IMAQ’s independent directors may recommend a director nominee for selection by the board of directors. IMAQ’s board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee.

IMAQ has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, IMAQ’s board of directors considers educational background, diversity of professional experience, knowledge of its business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of IMAQ’s stockholders.

Compensation Committee Interlocks and Insider Participation

None of IMAQ’s officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on IMAQ’s board of directors.

Limitation on Liability and Indemnification of Officers and Directors

IMAQ’s amended and restated certificate of incorporation provides that its officers and directors will be indemnified by IMAQ to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, IMAQ’s amended and restated certificate of incorporation provides that its directors will not be personally liable for monetary damages to it or its stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to IMAQ or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

IMAQ has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its amended and restated certificate of incorporation. IMAQ’s bylaws also permits it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. IMAQ has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures itself against its obligations to indemnify its officers and directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IMAQ

The following discussion and analysis of IMAQ’s financial condition and results of operations should be read in conjunction with IMAQ’s financial statements, including the accompanying notes, contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. IMAQ’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement. Unless specified otherwise, the numbers set forth below are in thousands.

Fiscal Year End Change

As previously disclosed, we changed our fiscal year end from December 31 to March 31, effective for the fiscal year beginning April 1, 2022. Our current fiscal year began on April 1, 2022 and ended on March 31, 2023 ("Fiscal 2023"). We refer to the period beginning on January 1, 2022 and ending on March 31, 2022 as the "transition period". We filed a Transition Report on Form 10-QT that included financial information for the transition period with the SEC on September 29, 2022. Our 2021 fiscal year began on January 1, 2021 and ended on December 31, 2021 ("Fiscal 2021"). There was no Fiscal 2022.

We have presented the twelve months ended March 31, 2022 as a comparison to our results for Fiscal 2023 as we believe this comparison is more meaningful to a reader’s understanding of our Fiscal 2023 results of operations than a comparison to Fiscal 2021. A comparison of the three-months ended March 31, 2022 to the three-months ended March 31, 2021 may be found in Part I, Item 2, of our Transition Report on Form 10-QT for the three-months ended March 31, 2022 filed with the SEC on September 29, 2022.

Overview

We are a blank check company incorporated on January 15, 2021, in Delaware and formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this Annual Report as our “initial business combination”. We intend to effectuate our initial business combination using cash from the proceeds of our initial public offering (the “Initial Public Offering”) and the private placement of the Private Units (as defined below), the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of the Initial Public Offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with an initial business combination:

•	may significantly dilute the equity interest of our investors who would not have pre-emption rights in respect of any such issuance;

•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•

could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock, rights and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

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•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Stock Purchase Agreement

On October 22, 2022, we entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (the “Seller”), and Reliance Entertainment Studios Private Limited, company incorporated in India (the “Target Company”). Pursuant to the terms of the SPA, a business combination between us and the Target Company will be effected by the acquisition of 100% of the issued and outstanding share capital of the Target Company from Seller in a series of transactions (collectively, the “Stock Acquisition”). Our board of directors has (i) approved and declared advisable the SPA and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by our stockholders.

In accordance with the terms and subject to the conditions of the SPA, the Seller will, in exchange for the consideration set forth in the SPA, sell, transfer, convey, assign and deliver, all rights, title and interest in and to the shares of the Target Company (the “Company Shares”), free and clear of all liens, excepting only restrictions on the subsequent transfer of the Company Shares by us imposed under applicable laws, our organizational documents, and the shareholders’ agreement entered into in connection with the SPA. Such purchases will be made in four separate tranches as described in the SPA, with the final purchase to be made on or prior to 18 months from the initial closing. The aggregate purchase price for the Company Shares under the SPA is $102,000,000, and in addition, we also agreed to make a primary investment into the Target Company in the amount of $38,000,000.

The SPA contains customary representations, warranties and covenants of the parties thereto. The consummation of the proposed Stock Acquisition is subject to certain conditions as further described in the SPA.

Please see the Current Report on Form 8-K we filed with the SEC on October 24, 2022 for additional information.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities for the period from January 15, 2021 (inception), through March 31, 2023, were organizational activities, after IPO related to identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on cash and cash equivalents held after the Initial Public Offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended March 31, 2023, we had net loss of $1,235,409, which consists of interest income on investments held in the trust account of $1,088,765 and change in warrant liability of $119,535, offset by operating costs of $2,236,076, and income tax provision of $207,632.

For the year ended March 31, 2022, we had a net loss of $2,198,385, which consists of interest income on investments held in the trust account of $29,938 and change in warrant liability of $318,760, offset by operating costs of $2,547,083.

Liquidity and Capital Resources

As of March 31, 2023, we had $302 in our operating bank account available for working capital needs. All remaining cash was held in the trust account and is generally unavailable for our use prior to an initial business combination.

On August 2, 2021, we consummated the Initial Public Offering of 20,000,000 units (the “Units”), at $10.00 per Unit, generating gross proceeds of $200,000,000. Each Unit consists of one share of common stock (“Public Share”), one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right entitles the holder to receive one-twentieth of one share of common stock at the closing of our initial business combination. Each Public Warrant entitles the holder to purchase three-fourths of one share of common stock at an exercise price of $11.50 per whole share.

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Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 714,400 units (the “Private Units”), at a price of $10.00 per Private Unit ($7,144,000 in the aggregate). Each Private Unit consists of one share of common stock (“Private Share”), one right (“Private Right”) and one warrant (“Private Warrant”). Each Private Right entitles the holder to receive one-twentieth of one share of common stock at the closing of our initial business combination. Each Private Warrant entitles the holder to purchase three-fourths of one share of common stock at an exercise price of $11.50 per whole share.

The proceeds from the Private Units was added to the proceeds from the Initial Public Offering to be held in the trust account. If we do not complete our initial business combination within 15 months (or up to 18 months if our time to complete a business combination is extended), the proceeds of the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and all underlying securities will be worthless. There will be no redemption rights or liquidating distributions from the trust account with respect to the rights and warrants included in the Private Units.

On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, we consummated the sale of an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $30,000,000.

Simultaneously with the closing of the exercise of the over-allotment option, we consummated the sale of an additional 82,500 Private Units, at a price of $10.00 per Private Unit, in a private placement to our Sponsor, generating gross proceeds of $825,000.

We intend to use substantially all of the net proceeds of the Initial Public Offering and the private placement, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including deferred underwriting commissions payable to the underwriters in an amount equal to 3.5% ($8,050,000) of the total gross proceeds raised in the Initial Public Offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until February 2, 2023, to consummate a Business Combination. The Company elected to take second extension, Sponsor deposited into the Trust Account $350,000 to extend the deadline from November 2, 2022, to February 2, 2023. On January 27, 2023, IMAQ held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment changed the date by which IMAQ must consummate an initial business combination for an additional three (3) months, from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until August 2, 2023 (the “Amended Combination Period”). On February 3, 2023, third extension payment of $385,541 was deposited by the Sponsor into the Company’s Trust Account to extend the February 2, 2023, deadline to May 2, 2023. between June and July 2023 further three extension payment amounting to $385,539 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023

If a Business Combination is not consummated by August 2, 2023, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, if a Business Combination not occur, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 2, 2023.

Management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by August 2, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 2, 2023.Management plans to continue to draw down the funds on its promissory notes, repayable only if there is a Business Combination. The Company intends to complete a Business Combination before the mandatory liquidation date.

We believe that the balance in our operating bank account as of March 31, 2023; available promissory note, off balance sheet loan arrangement and commitment from sponsor to provide further loan as and when required, will be insufficient to allow us to operate for at least the next 12 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for target business to consummate our initial business combination with and structuring, negotiating and consummating the business combination.

We expect our primary liquidity requirements during that period to include approximately $134,950 for accounting, audit and other third-party expenses attendant to the structuring and negotiation of a business combination; $568,150 for due diligence, consulting, travel and miscellaneous expenses incurred during search for initial business combination target; $385,000 SEC extension fee; $182,000 for franchise tax payment and approximately $45,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We may need to raise additional funds following the Initial Public Offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

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Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2023.

Contractual Obligations

Promissory Notes - Related Party

On February 1, 2021, we issued an unsecured promissory note to the Sponsor (the “Initial Promissory Note”), pursuant to which we could borrow up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering. On April 6, 2021 and June 17, 2021, we issued additional unsecured promissory notes to the Sponsor (the “Additional Promissory Notes” and, together with the “Initial Promissory Note”, the “IPO Promissory Notes”), pursuant to which we may borrow up to an additional aggregate principal amount of $200,000. The IPO Promissory Notes were non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Notes was repaid on August 6, 2021.

On January 14, 2022, we issued an unsecured promissory note to the Sponsor (the “Post-IPO Promissory Note”), pursuant to which we could borrow up to an aggregate of $500,000 in two installments of (i) up to $300,000 during the month of March 2022, and (ii) up to $200,000 during the month of June 2022 at our discretion. The Post-IPO Promissory Note is non-interest bearing and payable promptly after the date on which we consummate an initial business combination.

On March 29, 2022, we amended and restated the Post-IPO Promissory Note, such that the aggregate amount we can borrow at our discretion under the note increased from $500,000 in two installments as described above, to up to $750,000 in three installments of (i) up to $195,000 no later than February 28, 2022, (ii) up to $355,000 no later than April 30, 2022, and (iii) up to $200,000 no later than June 30, 2022. No other terms were amended pursuant to this amendment and restatement. As of March 31, 2023 and March 31, 2022, the amount outstanding on the promissory note was $750,000 and $195,000 respectively.

On August 10, 2022, the Company issued an unsecured promissory note to the Sponsor (the “August 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate of $895,000 in three installments of (i) up to $195,000 no later than July 31, 2022, (ii) up to $500,000 no later than October 31, 2022, and (iii) up to $200,000 no later than January 31, 2023 at the Company’s discretion. The August 2022 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of March 31, 2023 and March 31, 2022, the amount outstanding on the August 2022 Promissory Note was $895,000 and $0 respectively.

On November 18, 2022, the Company issued an unsecured promissory note to the Sponsor (the “November 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate of $300,000 no later than March 31, 2023, at the Company’s discretion. The November 2022 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of March 31, 2023, and March 31, 2022, the amount outstanding on the November 2022 Promissory Note was $300,000 and $0 respectively.

On February 14, 2023, the Company issued an unsecured promissory note to the Sponsor (the “February 2023 Promissory Note”), pursuant to which the Company may borrow up to an aggregate amount of up to $500,000 in four installments of (i) up to $150,000 no later than February 28, 2023, (ii) up to $200,000 no later than March 31, 2023, (iii) up to $50,000 no later than April 30, 2023, and (iv) up to $100,000 no later than July 31, 2023, upon the request by the Company at the Company’s discretion. The February 2023 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of March 31, 2023, and March 31, 2022, the amount outstanding on the February 2023 Promissory Note was $180,541 and $0 respectively.

Loan Transfer Agreement

On January 26, 2023, International Media Acquisition Corp., a Delaware corporation (the “Company”),entered into a Loan and Transfer Agreement, dated as of the date hereof (the “Loan Agreement”), by and among the Company, Content Creation Media, LLC (the “Sponsor”), and the lender named therein (the “Lender”), pursuant to which the Sponsor is permitted to borrow $385,541 (the “Initial Loan”) and $128,513 per month, at the Company’s discretion (each a “Monthly Loan” and collectively with the Initial Loan, the “Loan”) which will in turn be loaned by the Sponsor to the Company, to cover certain extension payments to the trust account of the Company. Pursuant to the Loan Agreement, the Loan shall be payable within five (5) days of the date on which Company consummates its de-SPAC transaction.

As additional consideration for the Lender making the Initial Loan available to Sponsor, the Company shall issue 500,000 shares of Common Stock to the Lender (the “Initial Securities”), and as additional consideration for the lender making each Monthly Loan available to Sponsor, the Company shall issue 166,700 shares of Common Stock to Lender for each Monthly Loan. Such securities shall be subject to no transfer restrictions or any other lock-up provisions, earn outs or other contingencies, and shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the de-SPAC Closing in connection with the de-SPAC Closing, or if no such registration statement is filed in connection with the de-SPAC Closing, the first registration statement filed subsequent to the de-SPAC Closing, which will be filed no later than 45 days after the de-SPAC Closing and declared effective no later than 90 days after the de-SPAC Closing.

The proceeds of the Loan will be used for the Company to fund amounts deposited into the Company’s trust account in connection with each extension.

Underwriting Agreement

On July 28, 2021, in connection with the Initial Public Offering, we entered into an underwriting agreement with Chardan Capital Markets, LLC, as representative of the underwriters named therein.

Pursuant to the underwriting agreement, the underwriters were paid a cash underwriting discount of $0.20 per Unit sold in the Initial Public Offering, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering and full exercise of the over-allotment option. In addition, $0.35 per Unit sold in the Initial Public Offering, or $8,050,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.

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Right of First Refusal

Subject to certain conditions, we granted Chardan, the representative of the underwriters in the Initial Public Offering, for a period of 18 months after the date of the consummation of our business combination, a right of first refusal to act as book-running manager, with at least 30% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement for the Initial Public Offering.

Chief Financial Officer Agreement

On February 8, 2021, we entered into an agreement with Vishwas Joshi to act as our Chief Financial Officer for a period of twenty-four months from the date of listing of the Company on NASDAQ. We have agreed to pay Mr. Joshi up to $400,000, subject to successfully completing our initial business combination. If we do not complete a business combination, we have agreed to pay Mr. Joshi $40,000. As of March 31, 2023, we have accrued $40,000 as expense.

Consulting Agreements

We have engaged Ontogeny Capital L T D (“Ontogeny”) to act as a management consulting and corporate advisor in the preparation of corporate strategies, management support and business plans for us. We paid Ontogeny $40,000 at the time of signing the engagement agreement and $35,000 upon the filing of the registration statement relating to the Initial Public Offering. We paid Ontogeny an aggregate of $1,650,000 upon the closing of the Initial Public Offering and exercise of the underwriters’ over-allotment option. In addition, upon the consummation of our initial business combination, we have agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

On September 17, 2021, we entered into a consulting agreement, effective as of September 1, 2021, with F. Jacob Cherian, pursuant to which we engaged Mr. Cherian to provide financial advisory services to us for a period of 12 months. In consideration for his services, we agreed to pay Mr. Cherian a monthly consulting fee of $12,000 per month. Agreement was terminated in April 2022 and since no further payment accrued or paid under this agreement.

On October 29, 2021, we entered into a letter of engagement and terms of business (the “Letter of Engagement”) with Sterling Media Ltd (“Sterling Media”), pursuant to which we engaged Sterling Media to provide strategic media coverage for us commencing on October 29, 2021 and ending on June 30, 2022 (the “Term of Engagement Letter”). In consideration for the services Sterling Media provides to us, we agreed to pay Sterling Media a total fee of £20,000 during the Term of Engagement Letter in accordance with the terms of the Letter of Engagement. An additional mutually agreed financial fee may be awarded to Sterling Media for deals secured by Sterling Media that may result in clearly significant brand enhancement and/or potential future income for us.

On October 29, 2021, we also entered into a consulting agreement with Priyanka Agarwal, pursuant to which we engaged Ms. Agarwal to provide strategy, management and financial advisory services to us, as specified in the consulting agreement, commencing on October 29, 2021 and ending on October 28, 2022 (the “Term of Consulting Agreement”). On January 28, 2023, the Company extended the existing agreement till April 28, 2023.In consideration for the services Ms. Agarwal provides to us, we agreed to pay Ms. Agarwal a monthly consulting fee of $11,250 per month for the duration of the Term of Consulting Agreement in accordance with the payment schedule provided in the consulting agreement. In addition, we shall reimburse Ms. Agarwal for her reasonable and documented travel expenses incurred at our request.

On January 12, 2022, we entered into a letter of engagement with Chardan Capital Markets, LLC (“Chardan”), pursuant to which we engaged Chardan to provide capital markets advisory services commencing from January 12, 2022 and ending on the close of a potential placement related to our initial business combination. In consideration for the services Chardan will provide to us, we agreed to pay Chardan a total fee of 5% of the aggregate sales price of securities sold in the financing transaction plus reimbursement of out-of-pocket expenses capped at $25,000.

On January 12, 2022, we also entered into a letter of engagement with Chardan, pursuant to which we engaged Chardan to provide merger and acquisition advisory services commencing from January 12, 2022 and ending on close of our initial business combination. In consideration for the services Chardan provides to us, we agreed to pay Chardan a total fee equal to: (i) if we enter into a business combination involving a party other than a target introduced by Chardan, one-half of one percent (0.5%) of the aggregate value of the business combination; and (ii) if we consummate a business combination with a target introduced by Chardan, three percent (3%) of the first $100 million aggregate value of the target, two percent (2.0%) of the aggregate value of the target greater than $100 million but less than $200 million, and one percent (1.0%) of the aggregate value of the target greater than $200 million but less than $300 million, paid at the close of the business combination plus reimbursement of out-of-pocket expenses capped at $25,000.

On March 18, 2022, we entered into an engagement letter with Ontogeny Capital relating to corporate advisory & management consultancy services for the purpose of raising capital in form of a private investment in public equity (“PIPE”) financing. Ontogeny Capital will receive a contingent fee equal to 5% of the gross proceeds of securities sold in the PIPE up to $75 million in gross proceeds and 5.5% of the gross proceeds of securities sold in the PIPE from $75 million up to $150 million in gross proceeds. The engagement letter also provides for an additional incremental discretionary fee of 0.5% of gross proceeds if the gross proceeds of securities sold in a PIPE are above $150 million.

On June 9, 2022, we entered into a letter of engagement with ADAS Capital Partners and Lone Cypress Holdings (“ADAS”), pursuant to which we engaged ADAS to provide Company with introduction to investors residing in geographies outside of United States of America, assist in negotiations with introduced parties, assist with closing with introduced parties, assets with getting certain capital back from certain individuals and any other services deemed appropriate. In consideration for the services ADAS will provide to us, we agreed to pay ADAS a total fee of $25,000.

On June 27, 2023, we entered into a letter of engagement with Advantage Proxy , pursuant to which we engaged Advantage Proxy to act as Solicitation Agent for our shareholders in connection with Company’s Special Meeting (Extension Meeting) held in the third quarter of 2022. In consideration for the services Advantage Proxy provided to us, we agreed to pay Advantage Proxy a total estimated fee of $8,500 plus expenses.

On June 28, 2022, we entered into a letter of engagement with Baker Tilly DHC Business Private Limited (“Baker”), pursuant to which we engaged Baker to provide Purchase Price Allocation (PPA) study in accordance with the extant provision of US GAAP ASC 805. In consideration for the services Baker will provide to us, we agreed to pay Baker a total estimated fee of $24,000.

On July 7, 2022, we entered into a letter of engagement with Baker Tilly DHC Business Private Limited (“Baker”), pursuant to which we engaged Baker to provide Valuation of Intellectual Properties. In consideration for the services Baker will provide to us, we agreed to pay Baker a total estimated fee of $10,000.

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On July 20, 2022, we entered into a letter of engagement with Houlihan Capital, pursuant to which we engaged Houlihan to render a written opinion (“Opinion”), whether or not favorable, to the Board of Directors of the Company as to whether, as of the date of such Opinion, that the consideration to be issued or paid in the Transaction is fair from a financial point of view to the stockholders of the Company. In consideration for the services Houlihan will provide to us, we agreed to pay Houlihan a total estimated fee of $150,000.

On September 13, 2022, we entered into a letter of engagement with FNK IR, pursuant to which we engaged FNK to act as integrated investor and media relations partner on behalf of the Company. In consideration for the services FNK will provide to us, we agreed to pay FNK a monthly fee of $8,000 per month. On February 8, 2023, the contract was terminated.

Critical Accounting Policies

The preparation of  financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Net Loss Per Share of Common Stock

Net loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other stockholders, redeemable and non-redeemable common stock are presented as one class of stock in calculating net loss per share. We have not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,847,675 shares in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events.

Warrant Liability

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent annual period end date while the warrants are outstanding.

Common Stock Subject to Possible Redemption

All of the 23,000,000 Public Shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the initial business combination and in connection with certain amendments to our Amended and Restated Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within our control require common stock subject to redemption to be classified outside of permanent equity. Therefore, all redeemable Public Shares have been classified outside of permanent equity.

We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

Share Based Payment Arrangements

On July 7, 2021, the Sponsor entered into agreements with two independent directors to transfer 95,000 Founder Shares to each director, subject to and upon closing of our initial business combination. As such, under ASC 718, these shares are transferred subject to a performance condition and compensation expense will be recognized at the date of a business combination when earned.

On July 22, 2021, the Sponsor sold 30,000 of its Founder Shares to each of its five independent directors (the “Directors”) (or 150,000 Founder Shares in total) for cash consideration of approximately $0.004 per share. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founders Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares. The value of the Founder Shares sold to the Directors was determined to be $787,500 as of July 22, 2021. As such, the Company recognized compensation expense of $786,848 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

On September 17, 2021, the Sponsor sold 25,000 of its Founder Shares to an additional independent director (the “Additional Director”) for consideration of approximately $0.004 per share. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founders Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares. The value of the Founder Shares sold to the Additional Director was determined to be $141,250 as of September 17, 2021. As such, the Company recognized compensation expense of $141,150 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

On September 17, 2021, the Sponsor sold 75,000 of its Founder Shares to an independent consultant (the “Consultant”) for consideration of approximately $0.004 per share. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founders Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares. The value of the Founder Shares sold to the Consultant was determined to be $423,750 as of September 17, 2021. As such, the Company recognized compensation expense of $423,450 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

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MANAGEMENT OF THE COMBINED COMPANY

The management team and board of directors of IMAQ will continue as the management team and board of directors of the Combined Company following the consummation of the Initial Business Combination. See “Management of IMAQ” for additional details.

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INFORMATION ABOUT RELIANCE

Unless otherwise indicated or the context otherwise requires, references in this section to “the Company,” “we,” “us,” “our” and other similar terms refer to Reliance and its consolidated subsidiaries prior to the Business Combination. Unless otherwise stated, all industry data provided herein is derived from a report of the Federation of Indian Chambers of Commerce and Industry entitled “Turning into Consumer: Indian M&E rebounds with a customer centric approach,” dated March 2022.

COMPANY OVERVIEW

Reliance Entertainment Studios Private Limited (the “Company” or “Reliance”) is a private limited company formed and doing business under the laws of India. The Company is engaged in the business of media, entertainment and film production including the creation, acquisition, marketing and distribution of content across film, television, web and digital platforms, animation, games and new media. The Company is also engaged in related, ancillary and derivative products and services which without limitation includes artist management, film production (including pre and post), media planning and buying services, licensing, merchandising, training and education, music, public performances, OTT platforms, import, export, and trading in the media and entertainment sector (collectively, the “Business”), and conducts this Business by itself and through its subsidiaries (“Subsidiaries”) and joint ventures (“Joint Ventures,” and together with the Company and Subsidiaries, the “Company Group”). The Company has its corporate offices in Mumbai, India and nine (9) other offices in India and two (2) outside India. The Company operates from leased premises.

Reliance has been able to attract and retain best in class employees across its various businesses. The Company has a total employee census of over 1,200 people based across 8 cities giving it a true pan-India presence across the Businesses. Animation Studios has the highest head count with 990 resources followed by the content team with close to 100 members and Reliance Gaming with 90 people. Education and experience are the corner stones of Reliance’s hiring strategy with 14% of the workforce holding post-graduate degrees including its Chartered Accountants, MBAs and Filmmakers, and 35% holding graduate degrees. The Company’s heads of business divisions are well respected and have won several awards for excellence within India as well as from global industry organizations. Overall, the Company is proud of its capable talent pool of employees who have developed in-house expertise in creation of content across films (along with the Company’s JV partners), OTT, animation and gaming as well as global proficiency in distribution and marketing across the businesses which are leaders within their industries.

Reliance is the successor entity to RBEP Entertainment Pvt. Ltd. (“RBEP”) which has been in business since 2015. Reliance was formed in 2019 and between 2020 and 2022 acquired all the assets, rights and interests of RBEP in its Joint Ventures and Subsidiaries.

The Company is an Indian-owned entity in the filmed entertainment industry, and the Company Group has built a large film portfolio across Hindi, English and other major Indian languages such as Tamil, Telugu and Bengali. Furthermore, Reliance is the only significant entity in the filmed entertainment industry, which strategically owns and operates new-media divisions across animation and mobile gaming that successfully leverage film intellectual property produced by Reliance as well as licensed from other studios.

The Company Group has produced and/or distributed approximately over 400 films with cumulative gross box office proceeds in excess of 1 billion USD. Marquee films distributed by the Company include “’83”, “Vikram Vedha”, “The Singham Franchise”, “Golmaal Again”, “3 Idiots,” “Don 2,”  and “Toilet: Ek Prem Katha,”. Reliance has worked and continues to work with some of the top talent from the Indian film industry for its filmed entertainment business.

The Company Group has also established distribution channels and syndication coverage across the Indian subcontinent and in over 100 other countries

Other Key Highlights About The Company Group

●	The Company has produced award winning content, earning over 60 awards including 29 National Awards

●	The Company is a joint venture partner to several top filmmakers to help them expand their content production and distribution capacity throughout India

●	The Company licenses filmed content to top global platforms such as Netflix, Amazon Prime, Disney+Hotstar, SonyLiv amongst others

●

The Company operates an award-winning, multi-location animation studio, which delivers IP driven animation content across multiple Indian languages to top channels such as Discovery Kids (India), Nickelodeon (India), Pogo, etc.

●	The Company is an established mobile cross-platform F2P game developer and publisher with over 500 million downloads

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LINES OF BUSINESS

The Company is primarily engaged in the following lines of business either directly or through its Subsidiaries and Joint Ventures, as more specifically described below:

•	Filmed Entertainment
•	Film Marketing & Distribution, Syndication and Home Video Distribution
•	Web-Content and TV Production
•	Animation
•	Mobile Games

COMPETITIVE STRENGTHS

The Company’s management believes the following strengths gives it a competitive and distinctive advantage:

A leading corporate player with a differentiated value proposition to maintain its strong market position

Reliance has proven capabilities and a distinctive operating model of creative partnerships with top talent within the industry which places it in a unique position for content creation across traditional and new media assets, such as films, OTT/series, animation and gaming. With its established track record, Reliance believes its well-positioned to benefit from the anticipated growth in the Media and Entertainment (“M&E”) industry.

Reliance has established itself as leading well-known and established  filmed entertainment enterprise in India. Reliance has produced and/or released over 400 films with a cumulative gross box office proceeds in excess of USD 1 billion. Through its unique model of forming equity partnership with leading film producers and directors, Reliance has distributed marquee films such as “’83”, “Vikram Vedha”, “The Singham Franchise”, “Golmaal Again”, “3 Idiots”, “Don 2” and “Toilet: Ek Prem Katha”. Reliance has produced creative content across multiple languages, i.e., Hindi, English, Tamil, Telegu, Bengali, and across genres, i.e., action, comedy, thriller, drama, romance. Reliance films have won over 60 awards, including 29 National Awards, and have premiered at some of the most prestigious film festivals around the world, a reflection of recognition by its peers in the field of cinema and the arts. Reliance has also built strong film distribution and syndication capabilities across India and over 100 countries.

Reliance has gained a formidable position in web and digital entertainment in a short span of time as a result of its early mover advantage. Reliance works with diverse clients across global and local OTT platforms, i.e., Amazon Prime, Netflix, Disney+Hotstar, Jio Studios, SonyLiv, MX Player, Zee5, and Voot. Reliance has managed to demonstrate success in the OTT space delivering shows across medium and large-scale production budgets, and has produced and delivered content across episodic, live action, feature forms and animation formats. Through its in-house content development team and joint venture partners, Reliance has set up a marquee roster of show runners and directors like Vikas Bahl, Vikramaditya Motwane, Milan Luthria, Imtiaz Ali, Rohit Shetty among others. The strength of Reliance’s reputation is demonstrated by recently released Amazon original series ‘Jubilee’, which premiered across 240 countries & territories (https://www.imdb.com/title/tt19868804/) and ‘Sacred Games’ (https://www.imdb.com/title/tt6077448/), which exemplifies Reliance’s status and advantageous position as the first original series to be commissioned by Netflix from India.

Reliance enjoys leading 2D animation studio position among its peers and is known for delivering IP driven animation content across multiple Indian languages to television broadcasters in India and internationally. The Company’s animation studio has a Flash 2D, Harmony 2D and Maya 3D pipeline with proven production facilities, having delivered more than 18,000 minutes of animated content to date. The animation studio provides content to notable broadcasters in the industry such as Discovery (India), Viacom18 Media, Turner Broadcasting (Asia Pacific), Disney Broadcasting (India), Sony Entertainment, IN10 Media, and Sun TV.

The Reliance Animation studio has the unique advantage of having access to leading film creators and film intellectual property from Reliance and its joint venture partners. It has successfully acquired intellectual property rights from films and spun off animated series and films, specifically focusing on children's character. The Company’s animation studio has state-of-the-art technology in animation and visual effects and engages with over 1,000 creators working in multiple locations in India.

Strong relationships and unique equity partnership model with India’s Leading Directors and Producers

Reliance has taken a unique approach to its operating model by entering into equity partnerships with leading filmmakers and industry experts to establish various film studio joint ventures for creative content production, film distribution and syndication businesses. Presently Reliance has five joint venture partnerships with Rohit Shetty, Neeraj Pandey, Ribhu Dasgupta, Imtiaz Ali, and S Sashikant - all of them being among India's most celebrated directors and producers in the film industry. These director-producer partnerships provide Reliance with a high visibility for its forthcoming slate of films.

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The partnership model is valuable to filmmakers as it enables them to develop cutting edge, commercial content and expand on their vision. Reliance’s significant global and domestic distribution, marketing and monetization network, not only complements the content makers’ vision but ensures the highest value creation for all stakeholders. Reliance also arranges financing through pre-sale of digital and satellite rights.

Reliance has distribution and syndication coverage across over 100 countries globally

Reliance has developed a robust film distribution and marketing team. Reliance's internal team of experts staff an extensive distribution network with a business development staff and billing points across all domestic theatrical circuits and sub territories in India and traditional overseas markets like USA and UK, providing control and effective local customer service.

Reliance maintains key people in Mumbai, New Delhi, Hyderabad, Bangalore and Kolkata in India, and also in North America, United Kingdom and the Middle East, making it is the film studio with the most global network in the country.

This system is supported with marketing expertise at the local level along with data analytics for multimedia initiatives at the national level.

Reliance has also taken a multi-modal approach through its own distribution network and works closely with strategic partners for certain focus markets and segments. As an example, Reliance has invested in building strategic relationships with leading and large movie theatre chains in India and in top emerging markets. Reliance has a collaboration with PVR Pictures Ltd., India's leading cinema chain, to distribute films throughout India. Further in the Middle East, Reliance has access to more than 500 screens through Majid Al Futtaim Group. Additionally, Reliance has formed two joint ventures for distribution in focus niche market segments, the distribution of films in the southern Indian market, and for non-theatrical syndication (TV broadcasting).

Reliance’s extensive global and domestic distribution, production, and monetization network is a valuable complement to its content creation business resulting in value creation for all its partners and stakeholders.

Recurring revenue with strong visibility and diversification across geographies and end-markets

Reliance believes that its unique cinematic platform, combined with its longstanding relationships with content producers and key creative talent, provides it with significant revenue visibility. Since 2015, Reliance has introduced and successfully replicated a successful joint venture model with filmmakers and industry experts to establish film studio partnerships, and also strategic relationships for marketing, distribution and syndication.

Reliance also actively seeks opportunities to diversify its revenue emerging from the rise of new digital India by creating new stories and content for certain identified markets.

Reliance has a rich content bank of films and animation where it owns or controls IP monetization rights, across languages. Director-producer partnerships provide reliance with a predictable slate of films with high-value actors. Reliance content library includes films with A-list actors, i.e., Ajay Devgn, Akshay Kumar, Ranveer Singh, Hrithik Roshan, Salman Khan, and high-value franchises.

Reliance will continue scaling up its film and OTT businesses and has a strong pipeline of films and series across languages that are in various stages of production. Although it is difficult to predict with certainty the commercial success of any creative effort, Reliance's continuous endeavor is to create reel content that appeals across multiple customer cohorts with evolving taste and preferences.

Further Reliance management is enthusiastic given the momentum in its gaming and animation businesses which, lends a synergistic and complementary role in the success of Reliance's digital businesses. These businesses form a very strategic part of Reliance's portfolio by extension of its proprietary intellectual property into games and animation.

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Entrepreneurial management team with deep operational experience and track record of success

Reliance has evolved with its senior leadership's vision of meeting young India’s aspirations and assuming a leadership position in communications, media and entertainment.

RESPL's senior leadership has created a spectacular and unique cinematic platform in the country. Reliance has experienced a string of success with feature films in multiple Indian languages, and a predictable slate of films with high value actors.

Reliance’s highly experienced senior leadership and management team complements its creative and technical workforce by combining managerial, creative and technical know-how with deep industry experience. Reliance has supplemented its management team with creative industry talent recognized for their unparalleled skills and achievements, by anchoring them as the mentors to its team. This has resulted in a top-down commitment to creativity across the Company, and help to enhance its reputation as a leading and top film corporate network.

With able and competent management team, Reliance has a demonstrated ability to manage projects across medium and large-scale production budgets, produce and deliver content across episodic, live action, feature forms and animation formats. Further Reliance senior leadership enjoys excellent industry-wide reputation and credibility through which Reliance has managed to attract many of the marquee industry producers, directors and show runners to join them as business partners and associates.

FILMED ENTERTAINMENT

Since 2015, Reliance and its predecessor, have introduced and successfully replicated a successful joint venture model with filmmakers and industry experts to establish film studio partnerships.

Filmmakers are the creative center of any film project. They are multi-talented and often execute multiple roles and responsibilities They select a script they believe in and then sell the idea of the film to the key stakeholders including potential funding sources and distribution collaborators. They are often personally involved with the film direction either as directors or mentors to directors in the role of creative producer and executive director. They may also work closely with the writers on the script, screenplay and dialogue and involved in the hiring of talent in front of and behind the cameras.

The Company’s business model of partnering with other companies that have built relationships with these filmmakers has proven to be an effective strategy for leveraging relationships with filmmakers who, due to their high profile and don’t easily fit into traditional corporate structures. These filmmakers with their individual brand equity and fan-following, are able to attract talent, distributors, and funding on the strength of their individual name recognition and body of work. With respect to the Joint Ventures, Reliance has been able to:

(i) Establish long-term joint venture relationships with partners that have preferential agreements with known filmmakers in the industry;

(ii) Share the financial and other risks and benefits associated with these undertakings and the development of associated intellectual property rights; and

(iii) Maximize monetization by selling films outright to different partners.

The partnership model is also valuable to filmmakers as it enables them to develop cutting edge, commercial content and expand on their vision. Reliance’s significant global and domestic distribution, marketing and monetization network, not only complements the content makers’ vision but ensures high value creation for all stakeholders.

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The Company has strategic arrangements with each of the joint venture partners set forth below:

I.	Plan C: Joint Venture with Friday Filmworks

Established – December 2015.

Principals - Mr. Neeraj Pandey, Mr. Shital Bhatia and Reliance

Writer, director, and producer Neeraj Pandey and Shital Bhatia are well-known for marrying thought-provoking cinema with entertainment and commerce. Neeraj Pandey has been acknowledged for his films like “A Wednesday,” “Special 26,” “Baby,” and his biopic on MS Dhoni, the acclaimed cricketeer.

Mr. Pandey won the National Award for his debut, film “A Wednesday,” and the movie received two Screen Awards and IIFA Awards.

Plan C Studios launched its first production, “Rustom”, for which Akshay Kumar won the National Film Award for Best Actor.

In 2017, Plan C released two films, “Naam Shabana” and “Toilet: Ek Prem Katha.” “Toilet: Ek Prem Katha” featuring Akshay Kumar.

Plan C Studios Films

Year	Film	Director	Star Cast
2016	Rustom	Tinu Suresh Desai	Akshay Kumar & Ileana D'Cruz
2017	Naam Shabana	Shivam Nair	Taapsee Pannu, Akshay Kumar, Manoj Bajpayee, Anupam Kher
2017	Toilet: Ek Prem Katha	Shree Narayan Singh	Akshay Kumar, Bhumi Pednekar
2018	Aiyaary	Neeraj Pandey	Sidharth Malhotra, Manoj Bajpayee, Rakul Preet Singh, Pooja Chopra, Adil Hussain, Kumud Mishra, Naseeruddin Shah, Anupam Kher
2022	Operation Romeo	Shashant Shah	Sidhant Gupta, Vedika Pinto, Bhumika Chawla, Sharad Kelkar

II.	Rohit Shetty Picturez: Joint Venture with Rohit Shetty

Established – May 2016.

Partners - Rohit Shetty LLP Group and Reliance

Formed in 2016, Rohit Shetty Picturez LLP is a joint venture with film director, producer, and television personality Rohit Shetty. Rohit Shetty is one of the most successful and sought-after film directors in the contemporary Indian film industry and currently has the highest number of movies in the coveted Rs. 100 crore ($15 million) and Rs. 200 crore ($30 million) gross revenues category. Rohit Shetty has been the vision behind hugely successful film franchises such as “Golmaal” and “Singham”.

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Rohit Shetty Picturez is the creator of “Cop Universe,” an Indian media franchise. The shared universe was established by crossing over common plot elements, settings, cast, and characters. The first two films, “Singham” (2011) and “Singham Returns” (2014) feature the iconic character Bajirao Singham, an honest police officer who fights for justice. The joint venture recently announced the 3rd film in the franchise, “Singham 3”, which will release around the festival of Diwali in 2024.

The first film produced by this joint venture was the October 2017 release “Golmaal Again”. This film broke multiple box office records and became one of the highest-grossing Indian films at that time. The next project under the joint venture, “Simmba” (2018), starring Ranveer Singh, as Sangram “Simmba” Bhalerao, was also a box office blockbuster and is this joint venture’s highest grossing film to date; this film was the second franchise in the Cop Universe.

The third franchise in the Cop Universe is “Sooryavanshi”, the film features Akshay Kumar reprising the role of DCP Veer Sooryavanshi with co-star Katrina Kaif. It was released in November 2021 and was the highest grossing theatrical release for that year in India, despite Covid-19 related restrictions for theatrical occupancy.

In addition to Hindi films, Rohit Shetty Picturez is catering to the needs of an audience that is voraciously consuming digital content.

Rohit Shetty Picturez has stepped into creating original web series as showrunner and producer and providing younger fans with animated content like “Little Singham” and “Golmaal Jr.” and “Smaashhing Simmba”. Amazon Prime has signed Rohit Shetty for an eight-episode original web series that’s based on the Mumbai Police. Titled “Indian Police Force,” the upcoming series will star Sidharth Malhotra, Vivek Oberoi & Shilpa Shetty. The series is currently under production and is set to premiere on Amazon Prime Video around the festival of Diwali in 2023.

Rohit Shetty Picturez Films and Content

Year	Film	Director	Star Cast
2017	Golmaal Again	Rohit Shetty	Ajay Devgan, Parineeti Chopra, Tabu, Arshad Warsi, Tushar Kapoor, Shreyas Talpade, Kunal Khemu, Johny Lever, Sanjay Mishra, Prakash Raj, Neil Nitin Mukesh
2018	Simmba	Rohit Shetty	Ranveer Singh, Sonu Sood, Sara Ali Khan
2021	Sooryavanshi	Rohit Shetty	Akshay Kumar, Katrina Kaif, Ajay Devgn, Ranveer Singh, Jackie Shroff
2023*	Indian Police Force	Rohit Shetty	Sidharth Malhotra, Vivek Oberoi & Shilpa Shetty
2024**	Singham 3	Rohit Shetty	Ajay Devgn, Akshay Kumar, Ranveer Singh, Deepika Padukone, Kareena Kapoor, Vicky Kaushal

*In post-production, estimated release around Diwali 2023

**Film announced along with cast, in pre-production, estimated release around Diwali 2024

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III.	Y NOT Studios

Established – November 2017.

Partners – S. Sashikanth (40%), Sanjay Wadhwa (10%) and Reliance (50%)

Y NOT STUDIOS is a joint venture with noted film producer S. Sashikanth and Sanjay Wadhwa's AP International which produces high quality film content for the South Indian market.

Before this venture, S. Sashikanth had a successful track record collaborating with filmmakers like Sudha Kongara, Balaji Mohan and Pushkar–Gayathri and produced about a dozen feature films, in a variety of Indian dialects including Tamil, Telugu, Malayalam and Hindi.

Y Not Studios Films

Year	Film	Director	Star Cast
2019	Game Over	Ashwin Saravanan	Taapsee Pannu
2021	Aelay	Halitha Shameem	Samuthirakani, K. Manikandan
2021	Mandela	Madonne Ashwin	Yogi Babu
2021	Jagame Thandhiram	Karthik Subbaraj	Dhanush, James Cosmo, Aishwarya Lekshmi
2022	Vikram Vedha	Pushkar & Gayatri	Hrikthik Roshan, Saif Ali Khan, Radhika Apte

YNOT Studios’ recent release “Vikram Vedha”, was a neo-noir action thriller film written and directed by Pushkar–Gayathri; a remake of their own 2017 Tamil film of the same name, from a screenplay by Neeraj Pandey. The film was released in over 100 countries, making it one of the widest openings in Bollywood.

IV.	Window Seat Films LLP

Established – May 2018.

Partners – Imtiaz Ali and Reliance

In 2018 the predecessor to Reliance set up Window Seat Films LLP, a 50:50 Joint Venture with one of India’s most celebrated filmmakers, Imtiaz Ali

Imtiaz is a talented and successful writer, director who has won several awards during his career and has produced films that have achieved a cult status with Indian youth. He is known for films like “Jab We Met,” “Love Aaj Kal,” “Rockstar,” “Tamasha,” “Highway,” and “Jab Harry met Sejal”.

The initial project for Window Seat Films features Kartik Aaryan and Sara Ali Khan on screen for the first time in “Love Aaj Kal” the film was released on Valentine’s Day 2020.

Window Seat Films has also produced a comedy-drama web series for Sony Liv, titled “Dr. Arora”. In 2022, the joint venture produced and released a comedy film titled “Thai Massage”, directed by Mangesh Hawadale and starring Gajraj Rao, Divyendu Sharma, and Sunny Hinduja.

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V.	Film Hangar LLP

Established– January  2021.

Partners – Film Hangar Entertainment LLP and Reliance

Reliance joined hands with filmmaker Ribhu Dasgupta, to form Film Hangar, a joint venture to produce clutter-breaking content.

Ribhu’s body of work includes “Michael” (2011) starring Naseeruddin Shah, “Yudh” (2014)’ a television series starring Amitabh Bachchan, followed by “TE3N” (2016) starring Amitabh Bachchan, Vidya Balan & Nawazuddin Siddiqui and very recently, “Bard of Blood” (2019) which is streaming on Netflix.

The first film under this banner was, “The Girl on the Train,” an adaptation of the best-selling novel with the same name by Paula Hawkins, released on Netflix.

Film Hangar latest production was of an espionage action thriller with Parineeti Chopra titled “Code Name Tiranga” released in October 2022. The joint venture also recently wrapped shoot of its drama-thriller titled “Section 84” starring the legendary Amitabh Bachchan along with Nimrat Kaur and Diana Penty.

FILM DISTRIBUTION & MARKETING

Reliance has developed a robust film distribution and marketing team. The Company’s internal team of experts manage an extensive distribution network with a business development staff and billing points across all domestic theatrical circuits and sub-territories in India.

Company offices are located in Mumbai, New Delhi, Hyderabad, Bangalore and Kolkata in India as well as offices in North America, United Kingdom (U.K.) and the Middle East, making it is the film studio with the most global network in the country.

The Company’s international distribution and syndication network reaches over 100 countries, including Company personnel located in the U.S. and U.K.

The Company’s extensive global and domestic distribution, production and monetization network is a valuable complement to its content creation business resulting in value creation for all its partners and stakeholders.

I.	Joint Venture for Theatrical Distribution in South India: Global Cinemas LLP

Established – February 2015.

Designated Partner: Mr. Sunil Narang

Global Cinemas LLP is a joint venture that was established to expand the distribution of films in the southern Indian market. The business model of Global Cinemas includes acquiring the rights to film against refundable advances to hedge the risk of the film’s success at the box office.

Partners of this LLP include:

The Asian Group, a distributor and exhibitor of films in South India that owns or controls 120 Multiplexes and single-screens in the Nizam Circuit (Telengana and parts of Maharashtra and Karnataka) and is a leading player in the exhibition segment; and

Suresh Babu, a well-known Telugu film producer, studio owner, exhibitor and distributor.

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II.	Joint Venture for Non-Theatrical Syndication: Select Flix LLP

Established – April 2017.

Partners – Phantom Films Private Limited, Select Media Holdings LLP and Reliance

Select Flix has been in the business of transacting in movie rights for TV broadcasters and has already acquired rights to a library of hundreds of films to be dubbed into multiple Indian languages.

According to Industry estimates, more than a third of the total television viewership in India is generated from films and is continuing to grow, almost tripling the number of films showing between 2016 and 2017. Select Flix has been established to service this growing market.

III.	Film Library

Reliance has a young and relevant library of films that could be franchised and generate non-theatrical revenues from the growing digital home entertainment market. Indian copyright law provides 60 years of copyright protection to owners of films.

NATIONAL FILM AWARDS

Established in 1954, the National Film Awards is one of the most prestigious annual events in India. The President of India presents the awards in recognition of aesthetic and technical excellence and social relevance contributing to the understanding and appreciation of cultures of different regions of the country in cinematic form, thereby also promoting unity and integrity of the nation.

Reliance, and its predecessor, have been the recipients of 30 National Awards which is a reflection of recognition by its peers in the field of cinema and the arts.

YEAR	FILM	LANGUAGE	30 NATIONAL AWARDS
2022	Mandela	Tamil	Madonne Ashwin awarded Best Debut Film of a Director and Best Screenplay (Dialogues)
2017	Rustom	Hindi	Best Actor - Akshay Kumar
2017	Wrong Side Raju	Gujarati	Best Gujarati Film
2015	Masaan	Hindi	Best Debut Film Of a Director - Neeraj Ghaywan
2014	Queen	Hindi	Best Hindi film, Best Actress - Kangana Ranaut
2014	Chotushkone	Bengali	Best Director - Srijit Mukherjee
2014	Jaatishwar	Bengali	Won 4 National Film Awards
2010	Kutty Srank	Malayalam	Won 5 National Film Awards including the Best Feature Film
2010	Abhoman	Bengali	Won 4 National Film Awards including the Best Feature Film in Bengali
2010	Well Done Abba	Hindi	Best Film on Social Issues
2009	Shob Charitro Kalponik	Bengali	Best Feature Film in Bengali
2009	Paa	Hindi	Won 4 National Film Awards including the Best Feature Film in Hindi
2008	Rock On!!	Hindi	Won 2 National Film Awards including the Best Feature Film in Hindi

The Company has also been associated with films that have been awarded recognition by other Industry associations such as Filmfare, IIFA, Producers Guild, and FICCI.

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WEB CONTENT PRODUCTION

Reliance has been an early-mover in the video-on-demand platform and has established a reputation for successfully meeting the urgent demand from global and local OTT players. “Sacred Games” (https://www.imdb.com/title/tt6077448/) exemplified the Company’s status and advantageous position as the first original series to be commissioned by Netflix from India.

The Company has established a diverse client base across global and Indian platforms such as Amazon Prime, Netflix, Disney+Hotstar, Jio Studios, SonyLiv, MX Player, Zee5, and Voot.

Additionally, through its in-house content development team and joint venture partners, the Company has a marquee roster of showrunners and directors including Vikas Bahl, Vikramaditya Motwane, Milan Luthria, Imtiaz Ali, Rohit Shetty and others.

The Company has a proven track record of managing projects of varying budgets, and producing content in episodic, live action, feature length and animation formats. This established record gives the Company a distinct competitive advantage, enabling it to negotiate the retention of intellectual property rights such as derivatives and extensions, secure rights of first refusal for subsequent seasons and retain profit share in syndication.

OTT Releases /Platform & Ratings

PLATFORM	FORMAT	TITLE	NO. OF EPISODES	IMDB RATING
Alt Balaji	Series	Bose: Dead or Alive	9	8.7
Disney+Hotstar	Series	Masoom	6	6.0
Netflix	Series	Sacred Games (Season 1&2)	16	8.5
Sony Liv	Series	Dr. Arora	8	7.7
Viu	Series	Kaushiki	13	6.9
Viu	Series	Sumer Singh Diaries (Kaushiki S2)	10	5.6
Voot	Series	Yo Ke Hua Bro	5	8.8
Zee5	Series	Black Widows	10	7.1
Zee5	Series	Sunflower	8	7.4
Amazon	Series	Jubilee	8.4	10
Netflix	Mini-Series	Ghoul	3	7.0
Netflix	Film	The Girl on the Train	NA	4.5
Netflix	Film	Aelay	NA	6.9
Netflix	Film	Jagame Thandhiram	NA	5.8
Netflix	Film	Mandela	NA	8.4
Zee5	Film	Shukranu	NA	6.4
Zee5	Film	Ghoomketu	NA	5.6
Netflix	Specials	Family Tandoncies - Amit Tandon	NA	7.1
Viu	Branded Content	Teachers (Season 1&2)	15	NA
OTT Releases /Awards

PLATFORM	FORMAT	TITLE	Year	Award	Result
Alt Balaji	Series	Bose: Dead or Alive	2018	IWM Digital Awards	Winner
				DigiXX Awards	Winner
				iReel Awards	Nominated
Disney+Hotstar	Series	Masoom	2022	Best digital content - web series - drama/comedy	Winner
			2022	Best newcomer female - Samara Tijori	Winner
			2022	Best Casting - Casting Bay	Winner

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PLATFORM	FORMAT	TITLE	Year	Award	Result
Netflix	Series	Sacred Games (Season 1&2)	2018	Asian Academy Creative Award Best Editing	Winner
			2018	Asian Academy Creative Award Best Direction (Fiction)	Winner
			2020	Filmfare OTT Awards Best Cinematography	Winner
			2020	Filmfare OTT Awards Best Music	Winner
			2020	Filmfare OTT Awards Best Supporting Actor	Winner
			2019	Gold Awards Best Supporting Actress	Winner
			2019	ITAA Best Actor in supporting role	Winner
			2018	ITAA Best Web series	Winner
			2019	IWM Digital Awards Supporting Actor	Winner
			2019	IWM Digital Awards Supporting Actress	Winner
Netflix	Mini Series	Ghoul	2019	Golden Trailer Awards Best Horror/Thriller Poster	Winner
			2019	Indian Recording Arts Award Best Sound Editor	Winner
			2019	ITAA Best' Actress	Nominated
			2019	IWM Digital Awards Popular Actress	Nominated
Netflix	Specials	Family Tandoncies - Amit Tandon	2020	Filmfare OTT Awards Best Series	Nominated
Netflix	Film	The Girl on the Train	2020	Istanbul Film Awards Best Music	Winner
			2021	Life Art Festival Best Director	Winner
Netflix	Film	Mandela	2022	National Film Award Best Direction	Winner
			2022	National Film Award Best Dialogue	Winner
Zee5	Series	Black Widows	2022	21st ITA Awards Best Screenplay	Winner
			2022	IWM Digital Awards Best Editing	Winner
			2021	Asian Television Awards Best Drama	Nominated
Zee5	Series	Sunflower	2021	Filmfare OTT Awards Best Actor critics choice	Winner
Amazon	Series	Jubilee	2023	Best Cinematography In A Web Series	Winner
				Best Screenplay In A Web Series	Winner
				Most Popular Supporting Actress In A Web Series	Winner
				Best Direction In A Web Series	Winner
				Best Web Series	Winner
				Best Performer In A Negative Role In A Web Series: Editor’s Choice	Winner
				Pathbreaking Performer Of The Year	Winner
				Power Performer Of The Year	Winner
				Trailblazer Performer of The Year	Winner

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ANIMATION CONTENT DELIVERY

Reliance is a leading animation studio in India. Established in 2005, Reliance Animation Studios Private Limited (“Reliance Animation Studio”), now a wholly owned subsidiary of Reliance, is well known for delivering proprietary animation content across multiple Indian languages to television broadcasters in India and internationally.

Reliance Animation Studio has a Flash 2D, Harmony 2D and Maya 3D pipeline with proven production facilities, having delivered more than 18,000 minutes of animated content to date.

The animation studio provides content to the notable broadcasters in the industry such as Discovery (India), Viacom18 Media, Turner Broadcasting (Asia Pacific), Disney Broadcasting (India), Sony Entertainment, IN10 Media, and Sun TV.

Recently, Reliance Animation was the production partner for “Sammy & Raj”, one of Nickelodeon International & Nickelodeon India's first ever children's series with cross-border cultural mix. The 20-episode comedy follows the misadventures of a pair of cousins who have access to a time-altering program and can pause, rewind, fast-forward, and slow-motion their way through a variety of situations. The animated series was released first in the United Kingdom, Africa, Southeast Asia, and the Middle East and will be eventually released in India. Reliance produced the show using the Harmony software platform, which is well known in the international markets.

The Reliance Animation Studio has the unique advantage of having access to leading film creators and film intellectual property from Reliance and its joint venture partners and it has successfully acquired intellectual property rights from films and spin off animated series and films.

Reliance Animation Studio has state-of-the-art technology in animation and visual effects and engages with over 1,000 creators working in multiple locations in India.

Some of the animation content that the animation studio has created are as follows:

Popular Animated Shows from Reliance Animation Studio
Little Singham	Format - I	2D Television Series
	Platform	On TV: Discovery Kids India, POGO TV
	Platform	Streaming: Netflix
Duration
	Season 1	156 eps x 11 mins and 5 telefeature x 66 mins
	Season 2	216 eps x 11 mins and 6 telefeature x 66 mins
	Season 3	176 eps x 11 mins and 10 telefeature x 44 mins
	Format - II	3D Telefeatures
	Platform	On TV: Discovery Kids India 6 telefeature x 44 mins
	Available languages	Hindi, English and Tamil

Baby Little Singham	Format	2D Television Series
	Platform	On TV: Discovery Kids India, POGO TV
	Duration	48 eps x 7 mins
	Genre	Kids Comedy Show
	Available languages	Hindi, English and Tamil

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Golmaal Junior	Format	2D Television Series
	Platform	Nickelodeon Sonic
	Platform	Streaming: Voot
	Duration	416 eps x 11 mins
	Genre	Adventure comedy
	Available languages	Hindi

Smaashhing Simmba	Format	2D Television Series
	Platform	POGO TV, Discovery Kids
	Duration	208 eps x 11 mins
	Genre	Adventure comedy
	Available languages	Hindi

Bhaiyyaji Balwan	Format	2D Television Series
	Platform	Hungama
	Duration	104 eps x 11 mins
	Genre	Comedy Adventure
	Available languages	Hindi

Pandeyji Pehelwan	Format	2D Television Series
	Platform	ETV, Bal Bharat
	Duration	52 eps x 11 mins
	Genre	Action Comedy
	Available languages	Hindi

Shaktimaan	Format	2D Television Series
	Platform	POGO, Tata Sky
	Duration	26 eps x 22 mins
	Genre	Action / Adventure comedy
	Available languages	English, Hindi, Tamil and Telugu

Little Krishna	Format	3D Television Series
	Platform	Discovery Kids India
	Duration	13 eps x 22 mins
5 medleys x 66 mins
	Genre	General Entertainment
	Language tracks available	English, Hindi and Tamil

Big Bees Jr.	Format	3D Kids nursery rhymes
	Duration	39 mins
	Genre	Kids education
	Language tracks available	English

Krishna Aur Kans	Format	Theatrical Released Feature Film
	Duration	117 mins
	Genre	General Entertainment
	Language tracks available	English, Hindi and Tamil

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AWARDS (Reliance Animation Studio)

International and Domestic recognitions and accolades the studio has collected.

⮚	Krishna aur Kans	– Best Animated Feature Film at Bhopal International Film Festival

⮚	Krishna aur Kans	– Special Jury mention for Best Animated Feature Film

⮚	Shaktimaan	– Nominated for Best Animated TV Episode at Asia Television Award

⮚	Shaktimaan	– Best Animated T.V. series- FICCI Frames 2012

⮚	Big Bees	– Finalist at ATF Superpitch 2010

⮚	Little Krishna	– Best Animated T.V. Episode- FICCI Frames 2010

⮚	Little Krishna (Telefilm-I)	– Best Animated Film- FICCI Frames 2010

⮚	Little Krishna	– Best VFX in a T.V. episode- FICCI Frames 2010

⮚	Ghost Station	– Best Animated Promos- FICCI Frames 2010

⮚	Little Krishna	– Best 3D Animation - Asian Television Award- 2009

⮚	Little Krishna	– Best Professionals Film- ASIFA- 2009

⮚	Big Bees Jr.	– Viewer’s Choice Award- TASI, 2009

⮚	Little Krishna	– Outstanding Indian Animated Content- FICCI Frames 2008

⮚	Little Krishna	– Best Animated T.V. series- FICCI Frames 2008

⮚	Little Krishna	– Best Animated T.V. episode- FICCI Frames 2008

⮚	Little Krishna	– Best VFX in a T.V. episode- FICCI Frames 2008

⮚	Little Krishna	– Best 3D Animation Film- Golden Curser 2008

⮚	Little Krishna	– Best Sound Effects- Golden Curser 2008

⮚	Little Krishna	– Best Visual Effects- Golden Curser 2008

⮚	Little Krishna	– Best Indian Animated Content- FICCI Frames 2007

⮚	Veneta Cucine	– Best Animated Ad Film- FICCI Frames 2006

⮚	The Bad Egg	– Digicon International Award- Japan 2007

⮚	The Bad Egg	– Gold Medal At New York Festival 2007

⮚	BIG Animation	– Maharashtra IT Award For R&D in Multimedia & Entertainment 2008

⮚	Little Singham	– India Licensing Award- 2018 Best Property Award

⮚	Little Singham	– Best Show for Kids - Fiction (Jury) Indian Telly Awards 2019

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⮚	Little Singham	– Best Animated series 2021 (ANN AWARD 2021)

⮚	Little Singham	– Best Experimental Marketing 2021 (ANN AWARD 2021)

⮚	Little Singham	– Best Promo 2021 (ANN AWARD 2021)

⮚	Smashing Simmba	– ASIFA Awards of Excellence 2020-21 - Best 2D Animation Series and Director

⮚	Best Tele feature: Little Singham ki Black shadow se Takkar (ANN AWARD 2022)

⮚	Best Bollywood inspired IP: Little Singham (ANN AWARD 2022)

⮚	Best Screenplay: Little Singham-Super Squad Kojima Island (ANN AWARD 2022)

⮚	Best Remotely Produced content: Smashing Simmba (ANN AWARD 2022)

Best Programming for Kids : Bhaiyyaji Balwan (Indian Telly Award 2023 )

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Mobile Gaming

Established in 2005, Reliance Interactive Gaming Private Limited (“Reliance Gaming”), now a wholly-owned subsidiary of the Company, is a leading publisher and developer of mobile games, with an integrated team of 90 people (60% Engineers), strategically located in the U.S. and India. The Company specializes in action, sports and arcade games.

Reliance Gaming’s development studio is located in Pune, India. The design, strategy, and business development leadership are located in Chicago, USA. Having its own development team and strong relationships with Apple, Google, and other distribution platforms puts Reliance Gaming in a unique and strong position to become a leading mobile games publisher that can also support the developer community through its development and publishing strengths.

Unlike many other gaming companies based out of India that focus either only on the global market or the Indian market, Reliance Gaming has a strong presence both in the global market as well as the Indian market and has a proven track record of launching successful games in global territories as well as for the Indian market over the past 15 years. It has established itself as a truly global gaming company.

The team has developed many collaborative relationships with major studios, Telecom carriers, and OEMs and achieved over 500 million downloads cumulatively across all its games. Over the years, the company has signed mobile games licensing and publishing agreements both at a global level as well as for the Indian market with brands/IP owners/movie studios like World Wrestling Entertainment, Dreamworks SKG, International Cricket Council (ICC), Manchester United Football Club, Sony Pictures Network, Warner Brothers, Discovery Communications, etc. and has also been instrumental in helping companies like Disney and Cartoon Network to foray into the Indian market in the early days of mobile gaming as their exclusive mobile gaming partners and, even today, runs live-operations for many global players for their mobile games.

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In India, the company has been a pioneer in mobile advergaming and has over the years worked with various brands like Coca-Cola, Hershey’s, ITC, etc. to help their brands leverage the power of gaming and connect with their audiences by building advergames that have the brand as an integral part of the game. The Company has also won various industry awards for its games and some of its advergames have been showcased as case studies and success stories of how gaming can help a brand build a connection with its consumers.

The studio has access to proven game engines through its internal development team or partnerships. Each game deployed goes through structured and disciplined greenlight and Go-To-Market processes and as a result, the company has delivered a portfolio that fetches an average 4+ rating on app stores.

Management of player community and gameplay to optimize monetization through a dedicated platform, analytics and live operations team give the company its unique competitive edge to deliver Freemium games to an audience in 45 countries.

The gaming team is driven by detailed data analytics, using an in-house, proprietary player management platform across all levels of the game maintenance from pre-launch to monetization. It is strongly focused on community management, tracking player gaming and spending behavior across cohorts to provide more gamers better gameplay, community experience and gratifying rewards, resulting in higher engagement, retention, and monetization.

In November 2022, Reliance Games entered into a strategic partnership with Atari – one of the world’s most iconic consumer brands and interactive entertainment producers, wherein Reliance acquired the rights to publish Citytopia – an exciting city builder and management game. The collaboration combined Reliance Games’ expertise in game development, data analysis, and Live Operations with Atari’s popular free-to-play portfolio and its vast experience in offering addictive gameplay.

Game name	Genre	Total Downloads	Final Rating
Little Singham	Endless Runner	45,440,304	4
T20 Cricket Champions 3D	Cricket	34,829,366	4
Little Krishna	Endless Runner	28,754,737	4.1
Little Singham Cycle Race	Endless Runner	25,823,732	4
Golmaal Jr.	Endless Runner	8,305,096	4.3
Drone Shadow Strike	Action	12,722,464	4
Little Singham Cricket	Endless Runner	7,184,306	4.2
Little Ram	Endless Runner	6,416,248	4.1
Little Singham Super Skater	Endless Runner	7,652,405	4
Gujrat Lions	Cricket	3,647,265	4
URF	Action	8,824,348	4
Drone 3	Action	3,453,631	4
Monster Truck	Racing	2,868,447	4
Badlands	Action	1,998,030	4
UZF	Action	2,222,110	4.3
Simmba - Skateboard Rush	Endless Runner	1,821,890	4.2
WRB 2	Action	1,640,032	4
World Cricket Premier League	Cricket	2,148,766	4
Little Radha	Endless Runner	1,235,311	4.1
Cricket World Champions + 83	Cricket	847,286	4
CID	Endless Runner	595,426	4.3
Little Krishna Jungle Run	Endless Runner	66,515	NA

As a part of its growth strategy, and to take the company to the next level, the leadership team is working aggressively towards foraying into new domains in gaming like publishing on handheld gaming platforms like the Nintendo Switch (the most popular handheld console in recent times), and initiating new business gaming initiatives like esports, Real Money Games (Skill Gaming), as well as exploring the Metaverse and Web3 gaming space (AR, VR, NFT, Blockchain gaming etc.).

The Company is also in the process of hiring experienced gaming professionals with a proven track record in the gaming industry to augment its leadership team as it readies itself for the next phase of growth which will be both organic and through strategic investments/alliances with other gaming companies, brands, and IP owners to launch games that have both a global appeal as well as focused for the Indian market.

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INDUSTRY OVERVIEW

Indian economy and its impact on M&E

The Indian economy grew at a rapid 6.8% in 2022 in terms of real GDP growth and became the 5th largest economy in 2022, overtaking the United Kingdom. The country remains one of the world’s fastest growing economy with an economic growth outlook of 5.9 percent in 2023 according to the latest IMF World Economic Outlook forecasts. This is the highest rate of growth among the major global economies and is expected to exceed that of China by 0.7% points. Furthermore, even S&P Global Ratings predicts that India will remain the fastest-growing major economy in the next three years, with a growth rate of 6.7%. Their report projected a recovery for India's economy with a growth rate of 6% for the current fiscal year, with further growth expected to reach 6.9% in FY25 and FY26.

The Indian government has played an active role in supporting the media and entertainment sector, especially through various policies aimed at increasing digitization including development of digital communication infrastructure. With a vision to provide equal access to e-services, communication facilities, and digital resources to the rural population as compared to their urban counterparts, the Indian government in the Union Budget 2022 announced the laying of optical fiber in all villages under the Bharatnet project through PPP mode in 2022-23. The government also held 5G spectrum auctions in 2022-23 which is expected to help in the achievement of the “Digital India” vision. The economic impact of introducing 5G technology is estimated to reach US$1 trillion by 2035. The Indian government also constituted a task force - AVGC (Animation, Visual Effects, Gaming and Comics) Promotion Task Force - aimed at promoting the AVGC sector and tapping its potential to serve domestic markets and global demand. The task force believes India can capture 5% or around $40 billion of the global market share in the animation, visual effects, gaming and comic (AVGC) sector by 2025 coupled with 25-30 per cent annual growth and creating over 160,000 new jobs annually.

M&E 2022: Key trends

The Indian M&E industry increased 20% in 2022 to INR 2.1 trillion, surpassing 2019 pre-pandemic levels, and is expected to grow to INR 2.34 trillion in 2023.

	2019	2020	2021	2022	2023E	2025E	CAGR 2022- 2025
Television	787	685	720	709	727	796	3.90%
Digital media	308	326	439	571	671	862	14.70%
Print	296	190	227	250	262	279	3.70%
Filmed entertainment	191	72	93	172	194	228	9.80%
Online gaming	65	79	101	135	167	231	19.50%
Animation and VFX	95	53	83	107	133	190	21.10%
Live events	83	27	32	73	95	134	22.20%
Out of Home media	39	16	20	37	41	53	12.80%
Music	15	15	19	22	25	33	14.70%
Radio	31	14	16	21	22	26	7.50%
Total	1,910	1,476	1,750	2,098	2,339	2,832	10.50%
Growth		-23.20%	19.30%	19.90%	11.50%

All figures are gross of taxes (INR in billion) for calendar years | EY estimates

The Indian M&E sector continued its strong growth trajectory. It grew by INR348 billion (19.9%) to reach INR2.1 trillion (US$26.2 billion), 10% above its pre-pandemic 2019 levels.  While television remained the largest segment, digital media cemented its position as a strong number two segment, followed by a resurgent print. The filmed entertainment segment recovered as theatrical releases doubled and reclaimed the fourth position overtaking online gaming. The share of traditional media (television, print, filmed entertainment, OOH, music, radio) stood at 58% of M&E sector revenues in 2022, down from 71% in 2019.

The M&E sector has become medium agnostic

	2019	2020	2021	2022	2025E
Video	55%	69%	68%	66%	63%
Experiential	22%	16%	16%	21%	25%
Textual	19%	12%	13%	10%	9%
Audio	4%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

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Revenue share | EY estimates | Includes related data consumption cost estimates

Given that video, audio, text and experiences are available across almost all segments, the M&E sector is redefining itself across these four verticals:

•	Video – TV, video OTT, short video
•	Experiential – Online gaming, cinemas, events, OOH
•	Textual – print, online news
•	Audio – radio, music, audio OTT

Video remained the largest earning segment in 2022, and despite resumption of normal life after the pandemic, held on to a 11% gain in revenue share since 2019. The pandemic impacted 2020 and 2021 as regards experiential revenues, but those have now recovered, and we expect their share to keep growing as India’s per capita income grows. Text has probably seen a permanent loss due to the fall of print circulation, but will remain relatively stable as regards ad and sub growth, albeit at a slower rate than other media Audio revenue models remain largely digital advertising and events linked, and their revenue share will therefore remain stable.

M&E segmental performance in 2021

EY estimates

Television – Television advertising grew 2% to end 2022 just behind its 2019 levels, on the back of volume growth. Subscription revenue continued to fall for the third year in a row, experiencing a 4% de-growth due to a reduction of five million pay TV homes and stagnant consumer-end ARPUs. While linear viewership declined 7% over 2021, 8 to 10 million smart TVs connected to the internet each day, up from around 5 million in 2021.

Digital advertising – Digital advertising grew 30% to reach INR499 billion, or 48% of total advertising revenues. Included in this is advertising by SME and long-tail advertisers of INR180 billion and advertising earned by e-commerce platforms of INR70 billion.

Digital subscription – Digital subscription grew 27% to reach INR72 billion. 99 million paid video subscriptions across almost 45 million Indian households generated INR68 billion, an amount which is over 60% of broadcasters’ share of TV subscription revenues. Due to a plethora of free audio options, just 4 to 5 million consumers bought music subscriptions, generating INR2.2 billion while online news subscriptions generated INR1.2 billion.

Print – Advertising revenues grew 13% in 2022 as print remained a “go-to” medium for more affluent and non- metro audiences. Subscription revenues grew 5% on the back of rising cover prices and has stabilized at 15% to 20% below the pre-COVID-19 levels. Digital revenues remain elusive for most newspaper companies

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Film – The segment grew 85% to reach 90% of its 2019 levels as theaters re-opened. Over 1,600 films were released in 2022, theatrical revenues crossed INR100 billion, and fewer films released directly on digital platforms. 335 Indian films were released overseas.

Online gaming – New players, marketing efforts, specialized platforms and brand ambassadors all worked to grow the segment 34% in 2022 to reach INR135 billion. Regulatory clarity improved, and this could lead to more FDI in this segment. There were over 400 million online gamers in India, of which around 90-100 million played frequently. Real money gaming comprised 77% of segment revenues.

Animation and VFX – As content production resumed, service demand – both domestic and exports – increased, resulting in the segment growing 29% and crossing INR100 billion for the first time.

Live events – The fastest growing segment of 2022, organized events grew 129% over a depleted base as weddings, corporate events and activations, government initiatives, and large marquee IP with international participation took place after a gap of almost two years.

OOH – OOH media grew 86% in 2022 and reached 94% of 2019 levels. Capacity utilization improved in 2022, but rates remained challenged. Digital OOH screens increased to around 100,000 and contributed 8% of total segment revenues.

Music – The segment grew by 19% to reach INR22 billion. Film music, which had reduced during the pandemic, returned at scale. 87% of revenues were earned through digital means, though most of it was advertising led, there being around only 4 to 5 million paying subscribers despite streaming reach of over 200 million.

Radio – Radio segment revenues grew 29% in 2022 to INR21 billion but were still just 66% of 2019 revenues. Ad volumes increased by 25% in 2022 as compared to the previous year, though ad rates remained 20% below their 2019 levels. Many radio companies are looking at alternate revenue streams to grow faster.

Filmed entertainment

Filmed entertainment recovered to 90% of its pre-pandemic levels

	2019	2020	2021	2022	2023E	2025E
Domestic theatricals	115	25	39	105	118	136
Overseas theatricals	27	3	6	16	20	26
Broadcast rights	22	7	7	10	11	12
Digital/OTT Rights	19	35	40	36	39	45
In-cinema advertising	8	2	1	5	7	9
Total	191	72	93	172	194	228

INR billion (gross of taxes) | EY estimates

·	Domestic film releases were twice 2021 levels; 1,623 movies were released this year across languages, which is 9% higher than 2019 levels
·	The highest number of films were released in Telugu (278), Kannada (233), followed by Tamil (288) and Malayalam (199). Only 194 films were released in Hindi
·	Gross box office revenues crossed INR100 billion, almost three times the revenues of 2021, only the second time in India’s history
·	Footfalls increased to 994 million in 2022 but were still significantly lower than the 1,460 million footfalls recorded in 20191 as per Comscore. One reason for reduced footfalls was the lower urgency to view a film due to shorter digital release windows
·	Average ticket prices saw in increase from INR106 in 2019 to INR119 in 2022
·	35 films released overseas contributing a grossbox office collection of INR16 billion, thereby showing a growth of almost 170% over 2021
·	International monetization continues to be impacted vis-à-vis 2019 levels due to the geopolitical tensions with China, a market which has shown high propensity to consume Indian content in the past
·	Broadcast rights remained subdued due to lower ratings of film channels Digital rights rationalized and shed their direct-to-OTT premiums as most larger films reverted to theatrical releases
·	Over 200 films released on digital platforms in 2022, from large films priced at over INR1 billion to small regional films available for as little as INR10 million
·	However, most large films reinstated the initial exclusive theatrical window, which was found to be critical to market a film and consequently, the digital rights values rationalized
·	The digital release window, which had reduced to between zero and four weeks, was again brought up to at least eight weeks, and was even higher in some cases where the theatrical run was successful

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Animation and VFX

The animation and VFX segment exceeded its pre-COVID-19 levels in 2022 and reached INR107 billion

	2019	2020	2021	2022	2024E
Animation	22	25	31	38	59.0
VFX	50	9	38	50	93.1
Post-production	23.1	10	14	19	28.3
Total	95	43	83	107	180.4

·	Animation grew 25% over 2021 to reach INR 38 billion in 2022, 71% higher than the pre-pandemic levels
·	Demand for animated content began to normalize to pre-pandemic levels, e.g., kids’ viewership reduced by 13% over 2021
·	In contrast, dedicated kids’ OTT platforms have grown and more options, especially in regional languages, have emerged
·	VFX grew 30% to reach INR50 billion; from delivering back-end services only, India has now emerged as the provider of turnkey services - from pre-visualization to final rendering
·	Top global VFX players are turning to India to leverage the cost arbitrage that India continues to offer as sequels are generating a lower return in many cases
·	There has been a 100% increase in high-budget films (INR100 crore or more) in India in 2022 over 2021, which increased the demand for domestic VFX services
·	Large budget films tend to spend 25% to 30% of the entire budget on VFX. The corresponding number for a low to mid-size film is 10% to 15%

The segment is expected to grow at a CAGR of 20% to 25% between 2022-2025 to reach INR190 billion

Key drivers for the projected growth include:

·	Demand for tentpole movies and VFX heavy episodic content are expected to remain high
·	Demand for domestic animated content to surge as Prasar Bharati is considering launching a children’s TV channel under Doordarshan
·	Increased viewership of anime among millennials means there is an opportunity for high-quality adult-focused animated content
·	Indian artists have extensive experience in developing international IPs and therefore are well placed to create home-grown Ips
·	Gaming has seen tremendous growth during the pandemic and post-pandemic world and presents a fresh opportunity for monetization
·	Leveraging the proposals put forward by the AVGC task force to address critical challenges like heavy capital outlay, skilled talent shortage such as:
o

A national AVGC-XR Mission has been proposed to attract FDI investment, form co-production treaties, promote innovation in collaboration with international counterparts, and to develop a talent ecosystem

o

AVGC accelerators and innovation hubs are to be established in academic institutions as there is an acute shortage of tech artists; we estimate the need for a million artists if India is to step up to take advantage of the global opportunity

Digital Media

Digital media grew 30% in 2022

	2021	2022	2023E	2025E
Advertising	383	499	594	765
Subscription	56	72	77	97
Total	439	571	671	862

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INR in billion (gross of taxes) | EY estimates

Digital infrastructure:

•	Telecom subscriptions remained stable at 1.17 billion in 2022; Internet penetration increased by 4% to 866 million subscriptions in December 2022
•	With over 800 million broadband subscriptions, India has the second largest broadband subscriber base in the world, after China
•	Smartphone users reached 538 million in 2022. Growth has tapered down since mid-2021 since the average cost of buying a smartphone increased, resulting in just 35 million new smartphone additions during 2022

Online consumption:

•	At 4.9 hours per day, Indians came eighth in the world for the most amount of time spent on phone apps in 2022, a 32% growth since 2019
•	Average monthly mobile data usage per smartphone was 25GB per month in 2022, and this is set to increase at a CAGR of 14% to reach 54GB by 2028

Indians spent over 25 billion hours on entertainment apps

Indians spent 52% more time streaming entertainment content in 2022 as compared to 2019

Data.ai | Total hours spent on entertainment apps 2022 for select countries | Android phones only

Online video/OTT:

•	Video viewers increased 6% (30 million) in 2022 to reach 527 million
•	In 2020, 30% of OTT originals were in regional languages and this increased to 50% in 2022
•	In 2022, almost 3,000 hours of fresh, original content was produced for streaming platforms, which is 19% higher than 2021
•	Demand for original content will increase from 3,000 hours in 2021 to over 4,000 hours by 2025
•	Total online video content investment in India stood at INR82 billion in 2022

OTT Content production estimates

EY production audit team estimates | Excludes imported content and sports

Digital subscription grew 27% to reach INR72 billion

•	Video subscription revenues grew 27% in 2022 to INR68 billion
•	Paid video subscriptions reached 99 million in 2022, across almost 45 million households in India, with a total viewership of around 135 to 180 million users
•	Digital subscriptions expected to grow at a CAGR of 11% till 2025 to reach INR97 billion
•	Paid video subscriptions will increase to 114 million across 52 million households if current pricing is maintained; however, they could exceed 100 million households if pricing is reduced to around INR1,000 per year for 3-4 services
•	Bundling of various OTT platforms by ISPs and telcos will gain scale
•	The share of vernacular content will increase to over 62% of total content produced as regional OTTs flourish and achieve scale on the back of dubbing and subtitling

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RELIANCE

The following discussion and analysis provides information that believes is relevant to an assessment and understanding of Reliance ’s results of operations and financial condition. The discussion should be read together with the audited consolidated financial statements for the year ended March 2023 and 2022, and the related respective notes thereto, included elsewhere in this proxy statement. The discussion and analysis should also be read together with audited pro forma financial information for the fiscal year ended March 31, 2023 and 2022. This discussion may contain forward-looking statements based upon current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “,” “we,” “our” or “us” refer to the business of Reliance Entertainment Studios Private Limited, a company registered in India, its subsidiaries and joint ventures, together with the other production services business to be transferred prior to the consummation of the Business Combination, which will be the business of New and its subsidiaries following the consummation of the Business Combination.

A.	OVERVIEW

1.	GLOBAL ECONOMY

In its April 2023 World Economic Outlook report, the IMF stated that the outlook for global economic growth was uncertain again amid financial sector turmoil, high inflation, ongoing effects of Russia’s invasion of Ukraine, and three years of COVID. The IMF further stated that the baseline forecast was for growth to fall from 3.4 percent in 2022 to 2.8 percent in 2023, before settling at 3.0 percent in 2024. Advanced economies are expected to see an especially pronounced growth slowdown, from 2.7 percent in 2022 to 1.3 percent in 2023.

In a plausible alternative scenario with further financial sector stress, the IMF states that global growth declines to about 2.5 percent in 2023 with advanced economy growth falling below 1 percent. Global headline inflation in the baseline is set to fall from 8.7 percent in 2022 to 7.0 percent in 2023 on the back of lower commodity prices but underlying (core) inflation is likely to decline more slowly. Inflation’s return to target is unlikely before 2025 in most cases.

2.	INDIAN ECONOMY

The Indian economy grew at a rapid 6.8% in 2022 in terms of real GDP growth and became the 5th largest economy in 2022, overtaking the United Kingdom. The country remains one of the world’s fastest growing economy with an economic growth outlook of 5.9 percent in 2023 according to the latest IMF World Economic Outlook forecasts. This is the highest rate of growth among the major global economies and is expected to exceed that of China by 0.7% points.

India’s Central Bank, the Reserve Bank of India in its latest forecast expects real GDP growth at 6.5 per cent in FY2023-24. India’s economic growth has demonstrated resilience in recent periods of economic volatility by maintaining its GDP growth rate, policy reforms robustness and attracting foreign investment.

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The Government of India’s economic response to COVID-19, which was swift and substantial, has included fiscal support, including scaled-up support to vulnerable groups and rapid roll out of vaccinations, monetary policy easing, liquidity provision, and accommodative financial sector and regulatory policies. Despite the pandemic, governmental authorities have continued to introduce structural reforms, including labor reforms and a privatization plan. Regulatory ease, strong exports growth, improvement in rail and road infrastructure, a focus on furthering digital infrastructure and the availability of fiscal space to ramp up capital spending will aid in GDP growth. Aside from these variables, India’s economic story is expected to be driven in the near future by a favorable young demography and steady urbanization.

3.	MEDIA AND ENTERTAINMENT (M&E) INDUSTRY

The Indian M&E industry increased 20% in 2022 to INR 2.1 trillion, surpassing 2019 pre-pandemic levels, and is expected to grow to INR 2.34 trillion in 2023.

	2019	2020	2021	2022	2023E	2025E	CAGR 2022- 2025
Television	787	685	720	709	727	796	3.90%
Digital media	308	326	439	571	671	862	14.70%
Print	296	190	227	250	262	279	3.70%
Filmed entertainment	191	72	93	172	194	228	9.80%
Online gaming	65	79	101	135	167	231	19.50%
Animation and VFX	95	53	83	107	133	190	21.10%
Live events	83	27	32	73	95	134	22.20%
Out of Home media	39	16	20	37	41	53	12.80%
Music	15	15	19	22	25	33	14.70%
Radio	31	14	16	21	22	26	7.50%
Total	1,910	1,476	1,750	2,098	2,339	2,832	10.50%
Growth		-23.20%	19.30%	19.90%	11.50%

All figures are gross of taxes (INR in billion) for calendar years | EY estimates

While television remained the largest segment, digital media cemented its position as a strong number two segment, followed by a resurgent print. The filmed entertainment segment recovered as theatrical releases doubled and reclaimed the fourth position overtaking online gaming. The share of traditional media (television, print, filmed entertainment, OOH, music, radio) stood at 58% of M&E sector revenues in 2022, down from 71% in 2019.

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B.	COMPANY OVERVIEW

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED (“Reliance”), is a 100% Indian-owned corporate player in film entertainment. Reliance is engaged in the creation, acquisition, marketing and distribution of content across all formats, i.e., film, television, web and digital platforms, animation and games. The business also engaged in related, ancillary and derivative products and services to the above which without limitation include artist management, film production (including pre and post), media planning and buying services, licensing, merchandising, training and education, music, public performances, Over The Top (OTT) platforms, import, export, trading etc. in the M&E sector.

Reliance mostly conducts its business in India with India generating over 83% of the Company’s revenue in the year ended March 31, 2023.

Reliance has developed a robust Film distribution and marketing team with employees in Mumbai, New Delhi, Bangalore, Amravati, and Kolkata in India besides offices in North America and UK. Reliance’s significant global and domestic distribution, production and monetization network perfectly complements its content and aids value creation for all its partners and stakeholders.

Reliance, together with its Subsidiaries, affiliates and Joint Ventures through which businesses are conducted, is a diversified entertainment company with operations in the following business segments: Films, Television and Web series, Animation and Gaming.

Our revenues are derived from both businesses conducted with Reliance and its Subsidiaries, as well as businesses undertaken by our Joint Ventures. As our Joint Ventures in Limited Liability Partnerships are accounted for under the equity method, the revenue from these joint ventures are not part of our consolidated revenues.

Reliance's revenue has grown significantly during FY 2022-23 due to blockbuster film releases across the country, and a number of successful OTT and TV shows. Owing to this, our consolidated revenue increased from INR 4,411.72 Mn in the year ended March 31, 2022 to INR 5,117.29 Mn. in the year ended March 31, 2023. Similarly, during FY 2022-23, we had consolidated net loss of INR 3.42 Mn and Adjusted EBITDA of INR 815.64 Mn compared to consolidated net loss of INR 262.63 Mn and negative Adjusted EBITDA of INR 88.57 Mn in FY2021-22. For a reconciliation of net income to Adjusted EBITDA for these periods, see “— Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

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JOINT VENTURES AND SUBSIDIARIES

Reliance has formed seven joint ventures to jointly undertake production, distribution and exploration of entertainment content. All of the Joint Ventures (also referred to as “JVs”) are incorporated and conduct business in India. Joint ventures are accounted for under the equity method accounting.

In our joint venture businesses, the revenue on aggregate basis has decreased to INR 3,655.12 Mn in the year ended March 31, 2023 from INR 7,051.51 Mn in the year ended March 31, 2022.  In addition, these joint venture businesses reported net loss of INR 357.13 Mn in the year ended March 31, 2023 as compared to net income of INR 514.72 Mn in the year ended March 31, 2022. Further, the Adjusted EBITDA of these joint venture businesses also reduced from an positive Adjusted EBITDA of INR 1,215.06 Mn in the year ended March 31, 2022 to negative Adjusted EBITDA of INR 193.69 Mn in the year ended March 31, 2023. For a reconciliation of net income to Adjusted EBITDA for these periods, see “— Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

Details of the Joint Ventures recorded using equity method investments are as follows:

			Percentage of equity held by the Company
Name of Company	Place of incorporation and business	Principal activity	As of March 31, 2023	As of March 31, 2022
Plan C Studios LLP	India	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Rohit Shetty Picturez LLP	India	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Select Flix LLP	India	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Global Cinema LLP	India	Distribution and Syndication of full-length feature films	40.00%	40.00%
Y-Not Films LLP	India	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Window Seat Films LLP	India	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Film Hangar LLP	India	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%

Reliance has four subsidiaries engaged in the business of animation, gaming and distributing contents overseas as follows:

1.	Reliance Entertainment Studios (UK) Private Limited, incorporated in England;
2.	Reliance Entertainment Studios US, Inc, incorporated in the state of New Jersey United States;
3.	Zapak Games Private Limited (Earlier known as Reliance Interactive Gaming Private Limited), incorporated in India; and
4.	Reliance Animation Studios Private Limited, incorporated in India.

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C.	SEGMENTAL PERFORMANCE

Below is brief summary of Reliance’s business segments are provided:

Particulars	As of March 31, 2023 (INR in Millions)
	Films, web and TV series	Animation	Gaming	Total
Revenue	4,082.72	580.15	454.42	5,117.29

Films, Web and TV series: The films, web and TV series segment is engaged in the business of production and distribution of cinematographic movies including filming of Web series, tele-serials and non-fiction TV formats. Significant revenues consist of the sale of theatrical rights, digital, satellite and music rights, and in-film branding income. The significant operating expenses for this segment include the production and programming costs, amortization of produced and licensed content cost, and employee benefit costs.

Animation: The animation business is engaged in the creation of Animated IP content. Significant revenues consist of the sale of digital, satellite and character rights and revenue from production services and testing services. The significant operating expenses of this segment include production and programming costs, amortization of produced and licensed content cost, employee benefit costs and others.

Gaming: The gaming business primarily provide casual gaming content on mobile handsets. The mainstream revenue is from publishing mobile games on national as well as international telecom networks and from advertising income. The significant operating expenses are platform provider fees in relation to sale of games and in-app purchases and employee benefits. (For further information on the Reliance's business see “-[Company Overview]”).

D.	THE BUSINESS COMBINATION

On October 22, 2022, IMAC entered into the Stock Purchase Agreement with Risee Entertainment Holdings Private Limited. The SPA provides for, among other things, the purchase by IMAC of the outstanding Common Stock of Reliance from the current stockholders of Reliance in a Cash transaction. As per the current deal, IMAC will purchase the common stock of 10,000 from its current stockholders in 4 tranches over the next 18 months. At closing as per the SPA, IMAC will buy 100 % of Common Stock along with 100% management control and power to appoint majority of Board of Directors.

Upon closing, Reliance will become a subsidiary of IMAC, considering the factors like 100% Management control plus power to appoint a majority of the Board of Directors of Reliance. IMAC will consolidate the results of Reliance in its consolidated financial statements, even though its shareholding in Reliance is less than 50% as of closing.

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E.	FACTORS AFFECTING OUR BUSINESS AND TRENDS

In addition to the impact of the COVID-19 pandemic, our results have been affected, and are expected to be affected in the future, by a variety of factors. A discussion of key factors that have had, or may have, an effect on our results is set forth below.

1.	SEASONALITY AND REVENUE RECOGNITION

We experience and expect to continue to experience, seasonal fluctuations in our results of operations due to changes in the ultimate release dates of our projects and the number of projects on which we work. Prior to the COVID-19 pandemic, studios generally released their major high budget films, in the months of January, March, April, August and around the holiday periods of November and December. Consequently, our revenue in these months will be higher than other months, provided we have movies to release during these months.

Accordingly, in line with pre-pandemic, the months in which we have movies to release our revenue will be higher. However, in some cases, we may not meet all of our revenue recognition criteria for a given financial period and may not be able to recognize revenue in a given fiscal period even though we have already incurred the related expenses and costs, which may lead us to recognize an unusually large amount of revenue in a later financial period or, conversely, recognize a significant amount of expenses and costs in a period for which the relating revenue has not yet been recognized.

Unlike major Bollywood studios that typically target to release high-budget films during long weekends and dates around festive seasons and OTT content programming priorities will vary from platform to platform. Our services are typically completed approximately two to four weeks prior to the release date, and, therefore, our seasonal trends may change in the future as we continue to provide Work-For-Hire  services to such content providers that have more varied release calendars as compared to the major Bollywood studios.

During the COVID-19 pandemic, physical production of films, television and OTT programming had been partially suspended. This resulted in delays in deliveries and overall less new content production during the pandemic. At the same time, many theater operators temporarily closed their theaters to comply with the governmental restrictions intended to reduce the transmission of COVID-19. While a majority of the theaters operators have reopened, reopening plans for many theater operators continues to evolve given the uncertainty with continuing governmental restrictions, including the spread of new variants, and the lack of new film content from the film production studios. Even when government restrictions are fully lifted, it is unclear if consumers will return to theaters at the same levels they previously did because of concerns related to COVID-19 or because of changes to viewing habits or depressed consumer sentiment. If revenues from theatrical releases do not return to historical levels over the long term, film production business will get impacted. The temporary closure of many movie theaters has led motion picture studios to delay or alter the theatrical distribution strategy for certain of their films. Delays in theatrical releases have affected and will continue to affect both current and future periods. Gaming / Animation projects have largely not suffered the same impacts as non-animated projects, as they are not reliant on physical production to the same extent.

In addition to these seasonal trends and the impact of the COVID-19 pandemic, our results of operations may fluctuate period to period based on a number of factors, many of which are beyond our control, such as changes in content provider management and distribution platforms, consolidation among content producers, changes in the availability of creative talent, changes in our production schedule and suspensions or terminations of all or part of our engagements. Moreover, although certain elements of our business have begun to return to pre-COVID-19 pandemic norms, no assurances can be given as to whether the trends in seasonality and impacts of the COVID-19 pandemic described above will continue or change significantly in the shorter or longer term. See “— Impact of the COVID-19 Pandemic.”

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2.	EMPLOYEE HEADCOUNT AND EMPLOYEE BENEFIT EXPENSE

As Reliance continues to grow, it cannot guarantee that it will continue to attract the personnel it needs to maintain Reliance’s competitive position. In particular, Reliance intends to hire a significant number of technically-skilled personnel in 2024, and Reliance expects to face significant competition from other companies in hiring such personnel. As Reliance matures, the incentives to attract, retain and motivate employees provided by Reliance’s equity awards or by future arrangements, such as through cash bonuses, may not be effective. Reliance has a number of current employees who upon the completion of the Business Combination, and thereafter, will be entitled to receive substantial amounts of Reliance capital stock. As a result, it may be difficult for Reliance to continue to retain and motivate these employees, and the vesting of equity incentives could affect their decisions about whether or not they continue to work for Reliance. If Reliance does not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, Reliance may be unable to grow effectively.

The following table details the breakdown of our personnel count, percentage of employee as of March 31, 2023 and 2022.

	March 2023	March 2022
Payroll	176	208
Contracted	277	386
Employee headcount	453	594

3.	FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES

We operate predominantly in India, we are not materially exposed to changes in various foreign currency exchange rates. Our reporting currency is the Indian Rupee, we generated 83.22 % and 87.18% of, our revenue in Indian Rupees, respectively, for the fiscal year ended March 31, 2023 and March 31, 2022. Our costs are predominantly denominated in the local currencies of the countries where we operate.  Any extreme currency fluctuation will have an effect on the revenues and expenses of the Company.

F.	IMPACT OF COVID-19 PANDEMIC

The COVID-19 pandemic has had an unprecedented impact on the world, our industry and operations. Governmental authorities around the world, including those governing the jurisdictions in which we operate, have implemented numerous and varying orders, policies and initiatives to try to reduce the transmission of COVID-19, such as travel bans and restrictions, quarantines, shelter in place orders and business shutdowns. The difficult macroeconomic environment, which has included increased and prolonged unemployment and a decline in consumer confidence, as a result of the COVID-19 pandemic, and any resulting recession or prolonged declines in economic growth, as well as changes in consumer behavior in response to the COVID-19 pandemic, has had, and may continue to have, a negative impact on our business, financial condition, results of operations, cash flows and liquidity.

As movie production and distribution house, our business was partially impacted by the COVID-19 pandemic and governmental restrictions intended to reduce the transmission of COVID-19. We are significantly reliant on the physical production of films, television and OTT programming, which had been disrupted due to the temporary suspension of physical production since the initial outbreak of the COVID-19 pandemic. This resulted in delays in release of films during the pandemic. At the same time, many theater operators temporarily closed their theaters to comply with the governmental restrictions intended to reduce the transmission of COVID-19. While majority of the theater operators have reopened most of their theaters, there is uncertainty with respect to continuing governmental restrictions, including as a result of the spread of new variants, and the lack of new film content from the film production studios. Even as the government restrictions get fully lifted, it is unclear if consumers will return to theaters at the same levels they previously did because of concerns related to COVID-19 or because of changes to viewing habits or depressed consumer sentiment. In the near and medium term, the temporary closure of many movie theaters has led motion picture studios to delay or alter the theatrical distribution strategy for certain of their films, including a parallel release on multiple output formats including theatres, OTT subscription platforms, PVOD, among others.

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During the fiscal year ended March 31, 2023 and March 31, 2022, cost overruns impacted our business in the following ways:

•	A number of projects which were ready for release have to wait for longer time before it got release and many projects in pipeline have to wait for longer period before it can resume its production.
•	Our cash collections were slowed, as some Exhibitors / Channels / OTT platforms requested to delay some or all of the payment schedules for our released movies due to overall showdown in Economy.
•	We continued to incur fixed employee compensation expense associated with project team (producers, production supervisors, artists, etc.) dedicated to extended and/or postponed projects.

To mitigate the broader public health risks to our workforce associated with COVID-19 pandemic, we took, and continue to take, measures in line with recommendations of relevant governments and health authorities, and a vast majority of our workforce of creative and technical personnel has been working remotely from home.

As the world emerges out of the COVID-19 pandemic, has adapted its business model to benefit from animation shows, which do not require significant physical shoots, and virtual production, which enables remote content production, while continuing to benefit from tailwinds in the traditional theatrical and OTT business, which is dependent on physical shoots.

G.	KEY PERFORMANCE INDICATORS

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe the following measures are useful in evaluating our operating performance:

	(INR in Mn) For the Year Ended March 31
	2023	2022
Revenue	5,117,29	4,411.72
Operating Expenses	4,161.35	4,186.30
Operating expenses as a percentage of revenue	81.32%	94.89%
General & Administrative Expenses	522.49	450.62
General & Administrative Expense as a percentage of revenue	10.21%	10.21%
Adjusted EBITDA	815.64	(88.57)
Adjusted EBITDA Margin	15.94%	(2.01%)
Net Loss	(3.42)	(262.63)
Net Loss Margin	(0.07%)	(5.95%)

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1.	Revenue

Our main sources of revenue generation are Films, Web and TV series, Animation and Gaming. Significant revenues consist of the sale of theatrical, digital, satellite and music rights, and in-film branding income. Company revenue increased from INR 4,411.72 Mn during the previous year ended March 31, 2022 to INR 5,117.29 Mn during the year ended March 31, 2023. Primarily the increase was due to the release of theatrical films during fiscal year ended March 31, 2023 as compared to previous year ended March 31, 2022. The increase is revenue is largely due to release of 5 films including 2 big films named “Vikram Vedha” and “Bholaa” and 5 OTT shows produced and released during the year 2023.

2.	Operating Expenses

Operating expenses consist primarily of programming and production costs, technical support costs, operating employee benefits, distribution costs, platform provider fees in relation to the sale of games and in-app purchases and amortization of produced and licensed content cost. We managed to keep same operating expenses from INR 4,186.30 Mn during the previous year ended March 31, 2022 to INR 4,161.35 Mn during the year ended March 31, 2023.

3.	Adjusted EBITDA and Adjusted EBITDA margin

Note

Adjusted EBITDA is a non-GAAP financial measure used in the financial projections above. Adjusted EBITDA is defined as net income (loss), adjusted to exclude: (i) corporate borrowing-based interest expense (ii) income taxes, (iii) depreciation and amortization, (iv) impairment expense (inclusive of asset impairments and abandonments), (v) transaction-related expenses, (vi) warrant fair value adjustments, and (vii) unusual or non-recurring charges that we do not consider in our evaluation of ongoing operating performance. For a historical reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net income (loss), see the section entitled “Reliance’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin”. Reliance did not prepare or provide any such reconciliation for the projections.

Adjusted EBITDA is a key measure of Reliance’s financial performance and Reliance’s management uses it to assess its results of operations, evaluate factors and trends affecting Reliance’s business and plan and forecast future periods. Reliance also considers Adjusted EBITDA to be important measures because it helps illustrate underlying trends in its business and historical operating performance on a more consistent basis.

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4.	Number of Films and Shows

We released 5 films during the year ended March 31, 2023 and March 31, 2022, respectively and produced 13 shows for OTT platforms during the year ended March 31, 2023 and March 31, 2022, respectively.

We have 7 films to release and 13 shows under our production pipeline as at year ended March 31, 2024 compared to 5 films and 8 shows as at year ended March 31, 2023.

5.	Net Loss and Net Loss Margin

We released 5 films and produced 13 shows OTT platforms during the year ended March 31, 2023, which resulted into positive operating margin of INR 955.94 Mn for the year ended March 31, 2023.

We released 4 films and produced 13 shows OTT platforms during the year ended March 31, 2022, which resulted into positive operating margin of INR 225.42 Mn for the year ended March 31, 2022.

However, Net Loss for the year ended March 31, 2023 is largely attributable to fixed general and administrative expenses and further due to Interest expenses on borrowings and for the year ended March 31, 2022 is largely attributable to fixed general and administrative expenses and further due to Interest expenses.

H.	COMPONENTS OF OUR RESULTS OF OPERATIONS

	1.	Revenue

Revenue is recognized when control of a good or service is transferred to a customer in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Subjective judgment is used in the determination of the amount and timing of revenue recognition including the identification of distinct performance obligations in contracts containing bundled advertising sales and content licenses, and the allocation of consideration among individual performance obligations within these arrangements based on their relative standalone selling prices.

Films, Web and TV series and Animation segments:

As a producer: The film business generates revenue from the worldwide theatrical release of produced and acquired films for exhibition in movie theaters. Theatrical revenue is affected by the timing, nature and number of films released in the movie theaters and their acceptance by audiences. It is also affected by the number of exhibition screens, ticket prices, the percentage of ticket sale retention by the exhibitors and the popularity of competing films at the time when such films are released. For film titles that have a minimum guaranteed license fee across all titles that earns out against the aggregate fees based on the licensee’s underlying sales, the Group allocates the minimum guaranteed license fee to each title at contract inception and recognizes the allocated license fee as revenue when the title is made available to the customer. License fees earned by titles in excess of their allocated amount are deferred until the minimum guaranteed license fee across all titles is exceeded. Once the minimum guaranteed license fee across all titles is exceeded, license fees are recognized as earned based on the licensee’s underlying sales.

The film business also generates revenue from the licensing of film/music contents in India and internationally to cable, broadcast and premium networks and subscription video on demand services. Such agreements generally include fixed pricing and span multiple years. For example, following a film’s theatrical release, Film business may license the satellite and digital rights of a film to different customers over multiple successive distribution windows. Revenue is recognized when the content is delivered and available for use to the licensee. When the term of an existing agreement is renewed or extended, revenue is recognised at the later of when the content is available or when the renewal or extension period begins.

199

As a distributor: Fees charged for licensing of films to theatrical distributors are recognized as revenue based on the contractual royalty rate applied to the distributor’s underlying sales from exhibition of the films.

Production service: The Company Group provides production services to OTT platforms and television broadcasters. Under such contracts the Group handles the preproduction, production, post-production and delivery of the program for the purpose of exclusive commercial exploitation of the program through all modes, media and format as directed by platform and broadcasters. All the rights relating to produced or under production are with the customers. Customer receives and consumes the benefits as an when the any activity is undertaken by the Group as the customer would not need to substantially reperform the work completed to date. Therefore, Group recognizes such revenue over the period of time of the contract using the percentage of completion method.

Advertising Revenues- Film: In film branding, the revenue is recognized when the films are released for theatrical distribution.

Gaming segment:

Product sale: Reliance evaluates sales of its products and content via distribution partner and third-party digital storefronts, to determine whether revenue should be reported gross, or net of fees retained by the storefront. Key indicators that Reliance evaluates in determining whether it is principal in the sale (gross reporting) or an agent (net reporting) include, but are not limited to:

•	which party is primarily responsible for fulfilling the promise to provide the specified good or service; and

	•	which party has discretion in establishing the price for the specified good or service.

Based on the evaluation of the above indicators, for sales arrangements via the distribution partner and third party digital storefronts, Reliance reports revenue on a gross basis where it is a principal and reports revenues on a net basis (i.e., net of fees retained by the digital storefront) where it is acting as an agent.

Product sales consist of sales of games through Company's distribution partner which in turn sells games on digital storefronts. Revenue is recognized from the sale of products after both (1) control of the products has been transferred to customers and (2) the underlying performance obligations have been satisfied.

In-game/app revenue: Revenues attributable to the sale of one-time in-game/app virtual items, including skills, privileges, or other consumables, features or functionality, to the players/ users, are recognized after the underlying performance obligations have been satisfied, usually when players/users purchase the virtual items.

Advertising: Advertising revenue is derived from advertisement contracts with online advertising networks, exchanges and direct sales of advertisers. Revenue from advertising services, including performance-based advertising, is recognized after the underlying performance obligations have been satisfied, usually in the period in which advertisements are displayed.

200

2.	Operating Expenses

	a.	Employee benefits expense, net

Employee benefit expenses consists primarily of personnel and related expenses for all employees, including salaries, bonuses, commissions, payroll taxes, benefits and stock compensation expense. This includes the personnel costs for our artist, production and supervisor teams, as well as for support functions such as technology, HR, talent acquisition and finance. Our employee benefit expenses are presented net of any expenses that are capitalized as part of internally generated intangible assets. We expect our employee benefit expenses to increase over time following the consummation of the Business Combination due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company, as well as other costs associated with continuing to expand capacity and grow our business.

	b.	Depreciation and amortization expense

Depreciation and amortization expense consists primarily of depreciation and amortization of films inventory, software and developed technology, leasehold improvements and equipment, fixtures and fittings.

	c.	Other operating expenses, net

Other operating expenses consist primarily of office rental and utility costs, professional fees for legal, tax and audit service.

	d.	Related party and other operating expenses, net

Related party and other operating expenses consist primarily of Advertisement, Website development, Royalty, Assignment of rights, Interest on borrowings, Interest on Inter Corporate Deposits, Rent, Royalty/ Producers share.

3.	Interest expense, net
Interest expenses primarily consists of Interest on compulsory convertible debentures, interest on loans from related parties and inter corporate debts and interest on Tax Deducted at Source.

4.	Income tax expense (benefit)
Income tax expense primarily consists of current and deferred income tax.

I.	SEGMENT REPORTING

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding allocation of resources and in assessing performance. Reliance’s Global CEO is its CODM. Reliance’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. As such, Reliance has determined that it operates in three operating and reportable segments.

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Assets and liabilities are used interchangeably between segments, and these have not been allocated to the reportable segments.

The following summary describes the operations in each of the Group’s reportable segments:

Films, web and TV series: The Films, web and TV series is engaged in the business of production and distribution of cinematographic movies including filming of tele-serials and documentaries.

Animation: The animation business is engaged in the creation of Animation and VFX content of Animation and Visual effects.

Gaming: The gaming primary business is to provide all kinds of gaming and non-gaming content on mobile handsets. The mainstream of revenue is from publishing of mobile games and non-gaming content on national as well as international telecom networks.

J.	CONSOLIDATED FINANCIAL

	1.	Operating Results 2023 vs. 2022

	Year ended March 31, 2023	Year ended March 31, 2022

Revenue	5,117.29	4,411.72
Costs and expenses:
Operating expenses	4,161.35	4,186.30
Sales and marketing expense	115.61	120.38
General and administrative expense	522.49	450.62
Depreciation and amortization expense	24.13	40.80
Total costs and expenses	4,823.58	4,798.10
Profit/(Loss) Loss from operations	293.71	(386.39)
Other income/(expense)
Interest income	189.59	137.33
Interest expense	(430.78)	(357.25)
Other income/(expense) net	126.72	96.46
Total other income	(114.47)	(123.46)
Profit/(Loss) before income taxes and equity-method investment activity	179.24	(509.84)
Equity method investment activity, net	(158.78)	253.97
Profit/(Loss) before income tax expense	20.46	(255.87)
Income tax expense	23.88	6.76
Net Loss	(3.42)	(262.63)

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a.	Revenue

Reliance has three reportable segments, as described below, which are Reliance's Lines of Business (LoBs). The LoBs offer different products and services and are managed by the leadership team of Reliance. LoBs assets, liabilities, and expenses are reviewed on a company-wide basis and hence are not allocated to these LoBs. Segment revenue from each LoB is reported and reviewed by the Chief Operating Decision Maker (CODM i.e Global CEO) every month.

The segment wise revenue contribution of Reliance is as follows:

	(INR in Mn)
	As on March 31, 2023
Segment	Films, web and TV series	Animation	Gaming	Total
Revenue	4,082.72	580.15	454.42	5,117.29
% wise Revenue contribution	79.78	11.34	8.88	100.00

As compared to previous year ended March 31, 2022, total revenue increased by 16.00% or INR 705.58 Mn during the year ended March 31, 2023. Total Revenue comprised of following:

                                                                                                                                                (INR in Mn)

Segments	Year ended March 31, 2023	Year ended March 31, 2022	% Change
Films, web and TV series	4,082.72	3,779.41	8.02
Animation	580.15	460.93	25.87
Gaming	454.42	171.39	165.17
Total	5,117.29	4,411.72	16.00

Income from Films, web and TV series increased by 8.02% or INR 303.31 Mn during the year ended March 31, 2023, as compared to the previous year ended March 31, 2022. Primarily the increase was on account of increase of Sale of Digital rights.

Income from Animation business increased by 25.87% or INR 119.23 Mn during the year ended March 31, 2023, as compared to the previous year ended March 31, 2022. The increase was mainly due to the increase of contribution from IP Sale and Production Services.

Income from Gaming business increased by 165.16% or INR 283.04 Mn during the year ended March 31, 2023, as compared to the previous year ended March 31, 2022. The increase was mainly due to the increase in Advertising Revenue and Online Publishing Revenue with launch of new game “American Dad” in October 2022.

b.	Costs and expenses
As compared to the previous year ended March 31, 2022, total cost and expenses increased by 0.53% or INR 25.48 Mn during the year ended March 31, 2023. Total expenses were comprised of the following:

			(INR in Mn)
Particulars	Year ended March 31, 2023	Year ended March 31, 2022	% Change
Costs and expenses:
Operating expenses	4161.35	4,186.30	-0.60
Sales and marketing expense	115.61	120.38	-3.97
General and administrative expense	522.49	450.62	15.95
Depreciation and amortization expense	24.13	40.80	-40.85
Total costs and expenses	4,823.58	4,798.10	0.53

Operating Expense cost decreased by 0.60%, or INR 24.95 Mn, during the year ended March 31, 2023, compared to the year ended March 31, 2022. The decrease was primarily due to the more cost of production towards release of movies and web shows during March 31, 2023 compared to release of movies and web shows only during March 31, 2022.

Sales and Marketing Expenses decreased by 3.97%, or INR 4.77 Mn, during the year ended March 31, 2023, compared to the year ended March 31, 2022. The decrease was primarily due to savings made in marketing and distribution cost towards release of movies during March 31, 2023 compared to release of movies during March 31, 2022.

General and Administrative Expense increased by 15.95%, or INR 71.87 Mn, during the year ended March 31, 2023, compared to the year ended March 31, 2022. The increase was primarily due to increase in office rent and Overheads cost of Animation and Games segment due to increase in business.

Depreciation and Amortization Expenses decrease by 40.85%, or INR 16.66 Mn, during the year ended March 31, 2023, compared to the year ended March 31, 2022. The decrease was primarily due to reduction in amortization of Games compared to March31, 2022.

c.	Interest Income and Expense

			(INR in Mn)
Particulars	Year ended March 31, 2023	Year ended March 31, 2022	% change
Interest income	189.59	137.33	38.06
Interest expense	-430.78	-357.25	20.58

Interest income and Interest expenses increased by 38.06% or Rs 52.26 Mn and 20.58% or Rs 73.52Mn respectively, during the year ended March 31, 2023, compared to the year ended March 31, 2022. The total Interest income increase due to increase in Interest on loans given and total interest expenses increase due to increase in Interest on loans taken and convertible debentures and Interest on Tax Deducted at Source.

d.	Income Tax Expense

Income Tax Expenses during the year ended March 31, 2023 are INR 23.88 Mn, primarily due to profit on Film& OTT business, Animation business, RES US and RES UK.

2.	Liquidity and Capital Reserve

At the onset of the COVID-19 global pandemic, in light of uncertainty in the global economy as well as equity and bond markets, Reliance undertook several actions to further strengthen its financial position and balance sheet, and maintain financial liquidity and flexibility. As on 31st March 2023, Reliance had cash and cash equivalents of INR 293.55 Mn and equity method investments of INR 1575.06 Mn. Further, Reliance had accumulated deficit of INR 427.87 Mn as on 31st March 2023.

	a.	Indebtedness

		(INR in Mn)
Particulars	As of March 31, 2023	As of March 31, 2022
Loans from Related Party	1,111.23	1,247.93
Compulsory Convertible Debentures (Unsecured)	1,737.11	1,587.61
Other Unsecured Loans	1,408.52	1,630.14
Total	4,256.86	4,465.68

Current	1,548.40	456.13
Non-Current	2,708.46	4,009.55
Total	4,256.86	4,465.68

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Details of Reliance’s unsecured long-term borrowings are as follows:

On March 29, 2021, Reliance issued a compulsory convertible debenture of INR 1,804.30 Mn for acquiring stake from various investee entities. The debentures are non-interest bearing, due on March 29, 2031, or any other period as mutually agreed by the parties and is unsecured. The debentures may be converted into 10% Non-Cumulative Redeemable Preference Share (NCRPS), at a conversion price as determined by Independent Valuer. As at March 31, 2023, the principal remaining of this note was INR 1,804.30 Mn with a fair value of INR 1,716.54 Mn determined based on the fair value of the shares would be converted at March 31, 2023. During the period ended March 31, 2023, Reliance recorded interest of INR 147.30 Mn on this debenture.

On September 30, 2021, Reliance issued compulsory convertible debentures amounting to INR 22.90 Mn for acquiring animation business. The debentures are non-interest bearing, due on September 30, 2031, or any other period as mutually agreed by the parties and is unsecured. The debentures may be converted into 10% Non-Cumulative Redeemable Preference Share (NCRPS), at a conversion price as determined by Independent Valuer. As at March 31, 2023, the principal remaining of this note was INR 22.90 Mn with a fair value of INR 20.57 Mn determined based on the fair value of the shares would be converted at March 31, 2023. During the period ended March 31, 2023, Reliance recorded interest of INR 2.20 Mn on this debenture.

On 1st February 2021, Reliance obtained loan Reliance Value Services Private Limited bearing an interest rate of 14%. The tenure of the loan is 10 years and the principal along with accumulated interest has to be repaid at the end of the said tenure. Reliance Value Services Private Limited has assigned the said loan to CLE Private Limited. The carrying value of such loan as on March 31, 2023 is INR 147.97 millions (March 31, 2022 INR 147.97).

As at March 31, 2022, Reliance obtained an inter corporate deposit (ICD) from RBEP Entertainment Private Limited of INR 260.13 Mn bearing an interest rate of 15% and INR 330.91 Mn bearing an interest rate of 8.50%. The loan repayable at the end of 10 year carrying value of loans from RBEP as on March 31, 2023 is INR 773.10 millions (March 31, 2022 INR 822.45 millions)

Details of Company's unsecured short-term borrowings are as follows:

Reliance has obtained a short term loan from Big Synergy Limited in the form of an inter-corporate deposit bearing an interest rate of 8% p.a.. The loan along with interest is to be repayable on demand. The carrying value as on 31 March 2023 is INR 182.14 Mn and as on 31 March 2022 is INR 164.63 Mn. During the year, Reliance borrowed money from Andolan Films Pvt Ltd amounting to INR 29 Mn. Out of INR 29Mn, Reliance repaid INR 27.50 Mn and outstanding balance of only INR1.50 Mn. at the interest rate of 9% p.a. repayable after one year.

On 19 May 2021, Reliance has availed a line of credit of INR 2,680 Mn from Super Cassettes Industries Private Limited an unrelated party for financing the production of films. Out of a total INR 2,680 Mn Reliance has outstanding loan of INR 902.18 Mn as at March31, 2023 (Previous Year 1,390). The interest rate is 12.5%. 50% of the loan amount along with interest is to be repaid one week prior to the release of each film on any media/platform and the remaining 50% along with interest is to be repaid within 90 days from the date of release of each film on any medium/platform.

Reliance has obtained short term loans in the form of inter corporate deposits from various related parties. Refer note 6.1 and 6.2 (Related Parties) for more details of such loans. The interest rate for such loans varies from 8%-15% p.a.. The loans along with interest are repayable on demand

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B.	Related Party Transaction
Affiliate is considered as a party that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an entity.

	a.	List of Related Parties (with whom transactions have taken place during the reported years)

Name of the party	Relationship
Risee Entertainment Holding Private Limited	Holding Company
Reliance Animation Studios Private Limited	Subsidiary company
Zapak Games Private Limited	Subsidiary company
Reliance Entertainment Studios UK Private Limited	Subsidiary company
Reliance Entertainment Studios US Inc.	Subsidiary company
Rohit Shetty Picturez LLP	Joint Venture (equity accounted investee)
Select Flix LLP	Joint Venture (equity accounted investee)
Plan C Studios LLP	Joint Venture (equity accounted investee)
Global Cinemas LLP	Joint Venture (equity accounted investee)
Y Not Films LLP	Joint Venture (equity accounted investee)
Window Seat Films LLP	Joint Venture (equity accounted investee)
Film Hangar LLP	Joint Venture (equity accounted investee)
Reliance Films Distribution Private Limited	Affiliates of the entity
Reliance Creative Content Solutions LLP	Affiliates of the entity
RBEP Entertainment Private Limited	Affiliates of the entity
Phantom Movie Private Limited	Affiliates of the entity
Phantom Films Productions P Limited.	Affiliates of the entity
Phantom Horror Private Limited.	Affiliates of the entity
Zapak Mobile Games Private Limited	Affiliates of the entity
Talenthouse Entertainment Private Limited	Affiliates of the entity
Big Animation (India) Private Limited	Affiliates of the entity
Big Synergy Media Limited	Affiliates of the entity
Big Flicks Private Limited	Affiliates of the entity
Big Animation (I) Private Limited	Affiliates of the entity
Reliance Big Entertainment (UK) Private Limited	Affiliates of the entity
83 Films Limited.	Affiliates of the entity
RBEP Entertainment Pvt Ltd	Affiliates of the entity
Reliance Big Entertainment US Inc	Affiliates of the entity
Reliance Big Entertainment Studios UK Private Limited	Affiliates of the entity
Reliance Entertainment US Inc	Affiliates of the entity
Eclatant Films Private Limited	Affiliates of the entity
Reliance Big Entertainment Private Limited	Affiliates of the entity
Zapak Digital Entertainment Limited	Affiliates of the entity
Zapak Mobile Games Private Limited	Affiliates of the entity
Sachin Savla	Key Management Personnel (Up to 29.07.2022)
Pushpak Shah	Key Managerial Personnel
Dhruv Sinha	Key Managerial Personnel
Sumit Chadha	Key Managerial Personnel

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b. Transactions with related parties
Particulars	March 31, 2023	March 31, 2022
Production Service income
Film Hangar LLP	-	123.56
RBEP Entertainment Private Limited	-	35.40
Eclatant Films Private Limited	-	5.50
	-	164.46
Other Income Consultancy Fees
Reliance Big Entertainment US Inc	6.43	-

Income from Sale of Images
Reliance Creative Content Solutions LLP	2.32	-
Y Not Films LLP	0.17	-
Window Seat Films LLP	0.40	-
	2.89	-
Royalty income
Window Seat Films LLP	78.00	-
Reliance Big Entertainment (UK) Private Limited	-	0.72
Big Synergy Media Ltd	-	80.00
Film Hangar LLP	100.75	-
Global Cinemas LLP	-	68.91
	178.75	149.63
Gaming revenue
Reliance Big Entertainment (UK) Private Limited	8.66	32.59

Reimbursement of Expenses received
Big Animation (India) Private Limited	0.09	1.72
Big Flicks Private Limited	-	0.04
Film Hangar LLP	0.29	0.13
Eclatant Films Private Limited	-	84.81
Phantom Horror Pvt. Ltd.	0.07	-
Plan C Studios LLP	15.77	-
RBEP Entertainment Private Limited	-	5.07
Reliance Creative Content Solutions LLP	0.20	0.29
Reliance Films Distribution Private Limited	-	0.29
Select Flix LLP	-	0.04
Window Seat Films LLP	0.50	0.62
Y Not Films LLP	-	0.05
Zapak Digital Entertainment Limited	-	0.04
Zapak Mobile Games Private Limited	-	1.78
Big Synergy Media Ltd	-	0.05
	16.92	94.93
Interest on Inter Corporate Deposits
Film Hangar LLP	15.34	12.51
Plan C Studios LLP	6.71	7.23
Reliance Creative Content Solutions LLP	16.52	13.02
Reliance Films Distribution Private Limited	0.77	2.48
Rohit Shetty Picturez LLP	-	6.12
Talenthouse Entertainment Private Limited	0.18	0.11
Window Seat Films LLP	22.27	10.99
Y Not Films LLP	116.41	84.68
	178.20	137.14
Total	391.85	578.75

Expenses
Purchase of Goods/ assets
Reliance Films Distribution Private Limited	2.74	-
Reliance Big Entertainment (UK) Private Limited	1.01	-
	3.75	-

Interest on Borrowings
Big Animation (India) Private Limited	4.18	3.21
RBEP Entertainment Private Limited	60.67	72.02
Zapak Digital Entertainment Limited	5.07	5.68
Big Synergy Media Limited	14.42	12.48
Reliance Creative Content Solutions LLP	0.23	-
Eclatant Films Private Limited	3.21	14.30
	87.78	107.69
Realised Foreign Exchange (Gain)/Loss
Reliance Big Entertainment (UK) Private Limited	(0.19)	-

Advertisement Expenses Big Animation (India) Private Limited	-	1.18

Production office Expenses
Y Not Films LLP	722.50	-
Window Seat Films LLP	277.50	-
Film Hangar LLP	253.50	-
	1,251.50	-
Professional and Consultancy Charges
Reliance Big Entertainment UK Private Limited	-	1.15

Repairs & Maintenance expense
RBEP Entertainment Private Limited	-	0.95

Royalty / Producers Share expenses
Eclatant Films Private Limited	-	14.88
Rohit Shetty Picturez LLP	-	755.78
Select Flix LLP	0.71	38.71
Y Not Films LLP	2.50	-
Window Seat Films LLP	3.00	-
Film Hangar LLP	2.50	-
	8.71	809.37
Total	1,351.55	920.34

206

c. Transactions during the year
Particulars	Mar-23	Mar-22
Borrowings availed
Big Synergy Media Ltd	30.40	74.11
Eclatant Films Private Limited	35.66	121.25
Zapak Digital Entertainment Ltd	-	6.80
Zapak Mobile Games Private Limited	5.00	-
Reliance Creative Content Solutions LLP	14.54	-
RBEP Entertainment Pvt Ltd	7.30	60.37
Big Animation (India) Pvt Ltd	11.41	47.35
	104.31	309.88
Borrowings repaid
Big Synergy Media Ltd	12.90	47.38
RBEP Entertainment Pvt Ltd	111.26	106.17
Zapak Digital Entertainment Ltd	1.54	9.50
Eclatant Films Private Limited	94.44	199.64
Reliance Creative Content Solutions LLP	14.54	-
Big Animation (India) Private Limited	26.00	-
	260.68	362.69
Loan Given
Reliance Films Distribution Private Limited	0.50	10.10
Reliance Creative Content Solutions LLP	266.67	532.94
Film Hangar LLP	97.74	132.65
Plan C Studios LLP	-	48.20
Rohit Shetty Picturez LLP	-	37.30
Window Seat Films LLP	370.55	103.00
Y Not Films LLP	802.05	131.54
Sumit Chadha	-	15.16
83 Films Ltd.	-	30.32
Select Flix LLP	-	29.30
Talenthouse Entertainment Pvt. Ltd.	-	1.50
	1,537.51	1,072.01
Loan Repaid
Reliance Creative Content Solutions LLP	604.39	50.00
Reliance Films Distribution Pvt Ltd	14.10	21.10
83 Films Limited.	30.32	-
Sumit Chadha	15.16	-
Rohit Shetty Picturez LLP	-	102.59
Film Hangar LLP	87.25	37.00
Plan C Studios LLP	21.00	30.60
Window Seat Films LLP	259.27	17.00
Y Not Films LLP	914.93	152.30
Select Flix LLP	-	40.50
Talenthouse Entertainment Private Limited	0.35	-
	1,946.77	451.09
Advances Given
Reliance Entertainment US Inc	121.36	133.33
Reliance Big Entertainment UK Pvt Ltd.	128.17	-
	249.53	133.33

Advances Received
Reliance Entertainment US Inc	39.63	-

Advances Received Repaid
Phantom Horror Private Limited	49.50	-
Reliance Entertainment US Inc	33.12	-
	82.62	-

207

d. Balance Outstanding of Related Parties

Liabilities
Contract Liabilities
Reliance Big Entertainment (UK) Private Limited	-	153.35
Reliance Entertainment Studios UK Private Limited	-	52.15
Big Synergy Media Ltd	-	1.61
RBEP Entertainment Pvt Ltd	-	6.05
Reliance Entertainment US Inc	58.65	-
Window Seat Films LLP	5.00	-
	63.65	213.16
Compulsorily Convertible Debentures (CCDs)
BIG Animation (I) Private Limited.	20.57	18.37
RBEP Entertainment Private Limited	486.72	434.57
	507.29	452.94
Loans from Related Parties
Reliance Big Entertainment (UK) Private Limited	26.90	-
Big Animation (India) Private Limited	39.40	50.24
Eclatant Films Private Limited	-	95.65
Reliance Creative Content Solutions LLP	0.21	-
Phantom Films Production Private Limited	-	11.35
Phantom Movie Private Limited	-	35.20
RBEP Entertainment Private Limited	773.10	822.45
Big Synergy Media Limited	216.03	185.78
Zapak Mobile Games Private Limited	5.31	-
Zapak Digital Entertainment Limited	50.28	47.26
	1,111.23	1,247.93

Trade payables
Film Hangar LLP	21.46	-
Eclatant Films Private Limited	0.26	63.80
Phantom Horror Private Limited.	-	57.42
RBEP Entertainment Private Limited	-	217.09
Rohit Shetty Picturez LLP	9.44	117.44
Select Flix LLP	0.03	4.70
Big Animation (India) Pvt Ltd	4.89	1.37
Zapak Digital Entertainment Limited	0.68	0.68
Big Synergy Media Ltd	1.90	5.40
Reliance Entertainment US Inc.	-	1.09
Sumit Chadha	-	0.07
	38.66	469.06
Total	1,720.83	2,383.09
Assets
Trade Receivables
Eclatant Films Private Limited	5.96	1.62
Big Animation (I) Private Limited	0.83	0.82
Big Flicks Private Limited	0.60	0.60
Film Hangar LLP	0.29	39.28
Phantom Horror Pvt. Ltd.	0.08	-
Reliance Films Distribution Private Limited	0.04	0.04
Reliance Big Entertainment Private Limited	0.81	0.81
Reliance Big Entertainment (UK) Private Limited	-	125.45
Window Seat Films LLP	0.63	0.16
Y Not Films LLP	0.80	0.06
Big Synergy Media Ltd	-	0.01
Zapak Digital Entertainment Limited	0.71	4.78
Zapak Mobile Games Private Limited	0.04	0.04
	10.79	173.67
Loans to related parties
Film Hangar LLP	149.74	123.91
Plan C Studios LLP	639.01	653.30
Global Cinemas LLP	52.01	46.80
Reliance Creative Content Solutions LLP	145.90	494.66
Reliance Films Distribution Private Limited	2.51	16.38
Select Flix LLP	35.92	35.92
Talenthouse Entertainment Private Limited	1.31	1.50
Window Seat Films LLP	286.09	151.52
Y Not Films LLP	411.27	408.83
Sumit Chadha	-	15.16
83 Films Limited.	-	30.32
Big Synergy Media Ltd	0.98	0.98
83 Films Limited.	1,724.74	11,979.28

Total	161,735.53	2,152.95

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C.	Cashflow
Cash and cash equivalents changed as follows for the financial year ended March 31, 2023, compared to the year ended March 31, 2022.

	Year ended March 31,2023	Year ended March 31,2022
Net cash used in operating activities	285.20	(464.98)
Net cash provided by/(used in) investing activities	298.89	(654.82)
Net cash provided by financing activities	(621.69)	1,421.57

During the year ended March 31, 2023, Company generated negative cash flow of INR 37.60 Mn compared to positive cash flow for the year ended March 31, 2022 INR 301.77 Mn due to negative working capital movement for the year 2022-2023.

Net cash used in operating activities:

The Company generated negative cash flow generated from operating assets and liabilities worth INR 76.75 Mn largely pertaining to increase in other assets. Also, the Company had profit from operations of INR 293.71 Mn with positive adjusted EBITDA of INR 815.64 Mn and with interest expenses & fixed general administrative expenses, incurred Net Loss of INR 3.42 Mn for the year, which resulted into Net Cash generated from Operating Activities as positive INR 285.21 Mn for March 2023.

The Company generated negative cash flow generated from operating assets and liabilities worth INR 166.89 Mn largely pertaining to increase in inventory. Also, the Company had loss from operations of INR 386.38 Mn with negative adjusted EBITDA of INR 88.57 Mn and with interest expenses & fixed general administrative expenses, incurred Net Loss of INR 262.63 Mn for the year, which resulted into Net Cash generated from Operating Activities as negative INR 464.98 Mn for March 2022.

Net cash provided by/(used in) investing activities:

Net Cash from investing activities is positive INR 298.88 in March 2023 due to repayment of Loans by Related Party and negative INR 654.82 in March 2022, largely due to loan provided to related parties (JV’s) to fund ongoing projects.

Net cash provided by financing activities:

Net cash from financing activities is negative INR 621.69 in March 2023, largely due to repayment of borrowings made during the period to private financiers.

Net cash from financing activities is positive INR 1,421.57 in March 2022, largely due to borrowings made during the period from private financiers to fund ongoing projects.

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D.	Non-GAAP Financial Measures

	a.	RELIANCE - Consolidated

	Year ended March 31,2023	Year ended March 31,2022
Profit / (Loss) Before Taxes	179.24	(509.84)
Add: Depreciation and Amortisation	24.13	40.80
Add: Interest expense	430.78	357.25
Add: Interest cost – Grouped under COP	92.08	160.55
Less: Interest income	189.59	137.33
Add: Cost Overrun due to COVID-19	279.00	-
Adjusted EBITDA	815.64	(88.57)

Reliance incurred a total of INR 279 Mn in one-time extraordinary expenses that are non-recurring in nature. Of this figure, cost overrun of INR 242 Mn which is included in COP, was driven by extraordinary production overages across 3 films (Vikram Vedha, Code Name Tiranga and Thai Massage) due to the unforeseeable impact of COVID-19.  These overages spanned across various expense heads including travel, boarding & lodging associated with foreign locations, location setup & artwork at the foreign locations and salaries wages associated with long delays in completion of shoot schedules due to COVID-19. These production overages negatively impacted Reliance’s EBITDA for the year.

•	One-time non-recurring additional expenses included in “General and Administrative Expenses” mainly associated with IMAC acquisition- INR 37 Mn in extraordinary expenses were primarily driven by additional accounting, audit and legal expenses associated with the potential acquisition by IMAC.

b.	Joint Ventures – Accounted under Equity Method

	Year ended March 31,2023	Year ended March 31,2022
Profit / (Loss) Before Taxes	(469.17)	741.76
Add: Depreciation and Amortisation	0.32	0.38
Add: Interest expense	91.06	33.13
Add: Interest cost – Grouped under COP	192.34	445.36
Less: Interest income	8.24	5.56
Adjusted EBITDA	(193.69)	1,215.06

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Adjusted EBITDA and Adjusted EBITDA margin

We define Adjusted EBITDA as net income (loss), excluding depreciation and amortization, interest and income tax expense, stock compensation expense and unusual or non-recurring charges that we do not consider in our evaluation of ongoing operating performance. The unusual or non-recurring charges include costs incurred for capital raising, COVID-19 related costs, facility closure and employee termination costs and other unusual items that we believe impact comparability between periods or which are not indicative of our ongoing operating performance. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in our presentation of Adjusted EBITDA. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material.

Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. We include Adjusted EBITDA and Adjusted EBITDA margin because they are important measures which our management uses to assess our results of operations, to evaluate factors and trends affecting our business, and to plan and forecast future periods. We also consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Employee Benefits Expense are non-GAAP financial measures.

E.	Off-Balance Sheet Arrangements

Reliance has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors Reliance does not have any off-balance sheet arrangements or interests in variable interest entities that would require consolidation.

F.	Fair Value Measurements

The Company holds financial instruments that are measured at fair value which is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

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Level 2: Inputs are quoted prices for similar assets and liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active and model- derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3: Inputs are unobservable inputs based on the Company’s assumptions and valuation techniques used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, prepaid expenses, other assets accounts, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

G.	Critical Accounting Policies

i. Basis of Presentation and Consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods. Reliance's reporting currency is INR.

The consolidated financial statements include the accounts of Reliance and its subsidiaries in which a controlling interest is maintained. All intercompany balances and transactions have been eliminated.

ii.       Going Concern

Reliance’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, Reliance had an accumulated deficit at March 31, 2023, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about Reliance’s ability to continue as a going concern.

Reliance’s continuance as a going concern is dependent on the success of the efforts of its directors and principal stockholders in providing financial support in the short-term, raising additional capital through equity or debt financing either from its own resources or from third parties, and achieving profitable operations. In the event that such resources are not secured, the assets may not be realized, or liabilities discharged at their carrying amounts, and the difference from the carrying amounts reported in these consolidated financial statements could be material.

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However, it is to be noted that Reliance had obtained a Letter of Intent (“LOI”) from International Media Acquisition Corp (the Special-Purpose Acquisition Company or “SPAC”). As on the date of this memorandum, the aforementioned LOI is valid and has not been terminated by either of the parties i.e., the SPAC or Reliance. In order to implement the proposed transaction as per the LOI, Reliance is in final stages of signing a Business Combination Agreement (“BCA”) with the SPAC. As per the BCA, all outstanding convertible instruments, intercompany loans and other indebtedness will be extinguished either by redemption of existing redeemable securities or by converting the existing convertible instruments into common equity shares of Reliance, or through any other structure as deemed appropriate by the SPAC.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of the assets or the amounts and classifications of the liabilities that may result from the inability of Reliance to continue as a going concern.

iii.     Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the consolidated financial statements. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, Reliance evaluates its estimates, including, useful lives of property and equipment and intangible assets, the nature and timing of the satisfaction of performance obligations, measurement and amortization of produced and licensed cost, allowance for credit losses on accounts receivables, fair values of investments and other financial instruments, income taxes, certain deferred tax assets and tax liabilities, and other contingent liabilities. Management believes that the estimates used in the preparation of the consolidated financial statements are reasonable. Although these estimates are inherently subject to judgment and actual results could differ from those estimates. Management believes that the estimates used in the preparation of the consolidated financial statements are reasonable.

Any changes in estimates are adjusted prospectively in Reliance’s consolidated financial statements.

iv.     Revenue Recognition

Revenue is recognized when control of a good or service is transferred to a customer in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Significant judgments used in the determination of the amount and timing of revenue recognition include the identification of distinct performance obligations in contracts containing bundled advertising sales and content licenses, and the allocation of consideration among individual performance obligations within these arrangements based on their relative standalone selling prices.

For other accounting policies please refer to Financial Sections….

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K	RISK MANAGEMENT

1.       Industry

Entertainment needs of the audience are constantly evolving, and it is difficult to predict consumer behavior with accuracy. It is also influenced by new trends and the environment around consumers. As Reliance makes substantial investments in content, nonperformance of the shows/movies would have an adverse impact on the revenue and profitability of Reliance.

Increasing smartphone penetration and affordable data tariffs have led to an increase in digital content consumption. While this trend is expected to continue, digital consumption so far has been largely supplementing television viewing. If there is a faster than expected migration to digital platforms from television, it may have an impact on the television business revenue of Reliance.

2.       External

Fallout of COVID-19 not only created an extremely volatile macro-economic environment, it also impacted the normal business   operations. It led to disruption in content production and had a significant impact on the ways of working. Any pandemic breakout in the future could have an impact on Reliance’s ability to produce content and monetise it.

Reliance has operations outside India, and a portion of its revenues and expenses are in foreign currencies. Thus, Reliance is exposed to fluctuations in the exchange rates. Any extreme fluctuations of foreign currencies with Indian Rupee could have an impact on its revenues and expenses.

Cyber risk takes on multiple forms in the entertainment industry. Streaming services like Netflix, Spotify are reliant on uninterrupted service. A cyber-attack that renders those platforms inaccessible could anger advertisers seeking a certain amount of visibility and will certainly frustrate viewers paying a monthly membership fee for on-demand content.

Macroeconomic and political risks have always been factored into the way media and entertainment companies operate. However, in many ways, the current political and economic environment is more volatile than ever. In such an environment, media and entertainment companies must continuously assess the impact of evolving political conditions and regulatory landscapes that affect their ability to do business around the world.

3.       Internal

Reliance spends a significant amount for acquisition of rights to movies and music across its broadcast, digital and international business. With increasing competition, content creation and content acquisition costs could rise to a level not commensurate with the monetization potential and estimated cost recovery.

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L.	HUMAN RESOURCE DEVELOPMENT

The Human Resource Management function is a strategic partner in our business. We firmly believe that people are our greatest asset. Our endeavour is to become an “Employer of Choice” by adopting best practices to achieve the highest level of work satisfaction.

An increasingly competitive business landscape, rising complexity, and the digital revolution are reshaping the mix of employees. Meanwhile, persistent uncertainty, a multigenerational workforce and a shorter shelf life for knowledge have placed a premium on re-skilling and up-skilling. As we adopt digital tools and new ways of working, we also need to ensure our employees are equipped with the right skills. To support this objective, we provide access to learning available anywhere and anytime.

Reflecting the ambitions and needs of our employees, we have adopted a comprehensive approach to performance management, which includes providing regular meaningful feedback and recognition, while holding people accountable and promoting continuous development.

M.	INTERNAL CONTROL

Reliance has in place adequate controls, procedures and policies that ensure orderly and efficient conduct of its business, including adherence to its policies, safeguarding of its assets, prevention and detection of fraud and errors, accuracy and completeness of accounting records, and timely preparation of reliable financial information. Our internal control system is commensurate with the size, scale, and complexity of its operations. Further, the interacts with the statutory auditors and management in dealing with matters within its terms of reference.

During the year, such controls were assessed and no reportable material weakness in the design or operations was observed.

The audit is based on an internal audit plan, which is reviewed each year in consultation with the Audit Committee. The conduct of the internal audit is oriented toward the review of internal controls and risks in our operations, accounting, and finance, procurement, employee engagement, travel, insurance, and other matters. The Audit Committee reviews adequacy and effectiveness of Reliance’s internal control processes and monitors the implementation of audit recommendations, including those relating to strengthening of Reliance’s risk management policies and systems.

Reliance has put in place an effective control system to counter threats and mitigate risks. The systemized and head-on approach in identifying risks and implementing congruous risk mitigation strategies helps to achieve this. It not only helps to minimize the impact of risks but also facilitates efficacious resource allocation, methodically; based on the risk impact ranking and risk appetite of Reliance.

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N.	Results of Operations carried though Joint Venture entities which are accounted in books using Equity Method.

Equity method investments comprises investments in the following companies
	As of March 31, 2023	As of March 31, 2022
Investments in equity method investees
Plan C Studios LLP	392.25	388.87
Rohit Shetty Picturez LLP	944.72	704.27
Select Flix LLP	16.20	4.10
Global Cinema LLP	76.30	62.72
Y-Not Films LLP	36.39	56.74
Window Seat Films LLP	94.82	89.99
Film Hangar LLP	0.01	0.04
Less: Share in Profit/(Loss) of Equity Method Investment	(158.78)	253.97
	1,401.91	1,560.70

Add: Losses in excess of the investment in equity method investees (Classified as liability)

	As of March 31, 2023	As of March 31, 2022
Investments in equity method investees
Y-Not Films LLP	147.51	-
Film Hangar LLP	25.64	-
	173.15	-

GRAND TOTAL	1,575.06	1,560.70

As a part of its business strategy Reliance has produced and distributed films/ OTT contents using these 7 Joint venture Company. The results of their operations are not being consolidated in Reliance books considering accounting guidance. The following table shows results of all Joint Ventures.

	Year ended	Year ended
	March 31,2023	March 31,2022
Revenue*	3,655.12	7,051.51
Profit / (Loss) Before Taxes	(469.17)	741.76
Adjusted EBITDA	193.69	1,215.06

*Note: Total Revenue of all LLP’s are including Intercompany transactions with Reliance group for INR 1,229.87 Mn for the year ended March 31, 2023 and INR 2,141.84 Mn for the year ended March 31, 2022.

O.	FORWARD LOOKING STATEMENTS

In this Management’s Discussion and Analysis Report, we have disclosed forward-looking information to enable investors to comprehend our prospects and take informed investment decisions. This Report and other statements – written and oral - that we periodically make, contain forward-looking statements that set out anticipated results, based on the management’s plans and assumptions. We have tried, wherever possible, to identify such statements by using words, such as ‘anticipate’, ‘estimate’, ‘expects’, ‘projects’, ‘intends’, ‘plans’, ‘believes’, among others, in connection with any discussion of future performance. We cannot guarantee that these forward-looking statements will be realised, although we believe we have been prudent in our assumptions. The achievements of results are subject to risks, uncertainties and even inaccurate assumptions. Should the known or unknown risks or uncertainties materialise, or underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF IMAQ AND THE COMBINED COMPANY

The following table sets forth information regarding the beneficial ownership of shares of IMAQ Common Stock as of the Record Date prior to the consummation of the Initial Business Combination (pre-Business Combination) and of shares of the Combined Company’s common stock immediately following the consummation of the Initial Business Combination (post-Business Combination), assuming that no Public Shares are redeemed and, alternatively, that the maximum number of Public Shares is redeemed, by:

•

each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by IMAQ to be the beneficial owner of more than 5% of shares of IMAQ Common Stock or of the Combined Company’s common stock (assuming no redemptions);

•	each of IMAQ’s current executive officers and directors and all of IMAQ’s current executive officers and directors as a group; and

•

each person who will (or is expected to) become an executive officer or director of the Combined Company following the consummation of the Initial Business Combination and all executive officers and directors of the Combined Company as a group following the consummation of the Initial Business Combination.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, IMAQ believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately following the consummation of the Initial Business Combination, sole voting and investment power with respect to all shares of IMAQ Common Stock that they beneficially own, subject to applicable community property laws. Any shares of IMAQ Common Stock subject to options or warrants exercisable within 60 days following the consummation of the Initial Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of shares of IMAQ Common Stock prior to the consummation of the Initial Business Combination (pre-Business Combination) and assuming no redemptions is based on [ ] issued and outstanding shares of IMAQ Common Stock as of the Record Date.

Assuming maximum redemptions and the exercise and conversion of all securities, the Sponsor and its affiliates and the executive officers and directors would own an aggregate [ ] shares of common stock of the Combined Company, or 100%, comprised of (1) 5,750,000 shares held by initial stockholders, (2) 796,900 shares underlying the private placement units, (3) [ ] shares to be issued and outstanding upon conversion of outstanding rights that comprise part of the private placement units, and (4) [ ] shares to be issued and outstanding upon exercise of outstanding warrants that comprise part of the private placement units.

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	Pre-Business Combination		Post-Business Combination
	Common Stock		Assuming No Redemptions		Assuming 100% Redemptions
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	% of Outstanding Shares of Common Stock	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock
Directors and Executive Officers of IMAQ and the Combined Company:
Shibasish Sarkar(3)
Vishwas Joshi
David M. Taghioff
Deepak Nayar
Klaas P. Baks
Paul F. Pelosi, Jr.
Suresh Ramamurthi
All Directors and Executive Officers of IMAQ as a Group (7 Individuals)
IMAQ’s and the Combined Company 5% Stockholders:
Content Creation Media LLC(3)

*Less than 1%.

(1)

Unless otherwise indicated, the business address of each of the following entities or individuals is c/o International Media Acquisition Corp., 1604 US Highway 130, North Brunswick, NJ 08902, prior to the consummation.

(2)	Does not include beneficial ownership of any shares of common stock underlying outstanding private warrants.

(3)

Content Creation Media LLC, the Sponsor, is the record holder of the founder shares reported herein. Mr. Sarkar, our Chairman and Chief Executive Officer, has voting and dispositive power over the shares owned by Content Creation Media LLC.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

IMAQ’s Relationships and Related Party Transactions

Founder Shares

On February 9, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 5,750,000 share of common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 750,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (not including the Private Units and underlying securities and assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). On August 6, 2021, the underwriters’ exercised the over-allotment option in full, thus these shares are no longer subject to forfeiture.

The Sponsor and the other holders of the Founder Shares have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of the Initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of the Initial Business Combination, or earlier in each case if, subsequent to an initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On July 22, 2021, the Sponsor sold 30,000 of its Founder Shares to each of its five independent directors (or 150,000 Founder Shares in total) for cash consideration of approximately $0.004 per share. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founder Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founder Shares. The value of the Founder Shares sold to the independent directors was determined to be $787,500 as of July 22, 2021. As such, the Company recognized compensation expense of $786,848 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

On September 17, 2021, the Sponsor sold 25,000 of its Founder Shares to an additional independent director for consideration of approximately $0.004 per share. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founder Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founder Shares. The value of the Founder Shares sold to the additional director was determined to be $141,250 as of September 17, 2021. As such, the Company recognized compensation expense of $141,150 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

On September 17, 2021, the Sponsor sold 75,000 of its Founder Shares to an independent consultant (the “Consultant”) for consideration of approximately $0.004 per share. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founder Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founder Shares. The value of the Founder Shares sold to the Consultant was determined to be $423,750 as of September 17, 2021. As such, the Company recognized compensation expense of $423,450 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

Promissory Note

On February 1, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Initial Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering. On April 6, 2021 and June 17, 2021, the Company issued additional unsecured promissory notes to the Sponsor (the “Additional Promissory Notes” and, together with the “Initial Promissory Note”, the “IPO Promissory Notes”), pursuant to which the Company may borrow up to an additional aggregate principal amount of $200,000. The IPO Promissory Notes were non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Notes was repaid on August 6, 2021.

On January 14, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Post-IPO Promissory Note”), pursuant to which the Company could borrow up to an aggregate of up to $500,000 in two installments of (i) up to three hundred thousand dollars ($300,000) no later than March 31, 2022, and (ii) up to two hundred thousand dollars ($200,000) no later than June 30, 2022, upon the request of the Company at the Company’s discretion. The Post-IPO Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination.

219

On March 29, 2022, the Company amended and restated the Post-IPO Promissory Note, such that the aggregate amount the Company can borrow under the note increased from $500,000 in two installments as described above, to up to $750,000 in three installments of (i) up to $195,000 no later than February 28, 2022, (ii) up to 355,000 no later than April 30, 2022, and (iii) up to $200,000 no later than June 30, 2022. No other terms were amended pursuant to this amendment and restatement. As of June 30, 2022 and December 31, 2021, the amount outstanding on the promissory note was $445,000 and $0 respectively. In July 2022 Company borrowed $305,000 under this Promissory Note, balance outstanding under this Promissory Note as of date is $750,000.

On August 10, 2022, the Company issued an unsecured promissory note to the Sponsor (the “August 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate of $895,000 in three installments of (i) up to $195,000 no later than July 31, 2022, (ii) up to $500,000 no later than October 31, 2022, and (iii) up to $200,000 no later than January 31, 2023, at the Company’s discretion. The August 2022 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of June 30, 2023, and June 30, 2022, the amount outstanding on the August 2022 Promissory Note was $895,000 and $0 respectively.

On November 18, 2022, the Company issued an unsecured promissory note to the Sponsor (the “November 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate of $300,000 no later than March 31, 2023, at the Company’s discretion. The November 2022 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of As of June 30, 2023, and June 30, 2022, the amount outstanding on the November 2022 Promissory Note was $300,000 and $0 respectively.

On February 14, 2023, the Company issued an unsecured promissory note to the Sponsor (the “February 2023 Promissory Note”), pursuant to which the Company may borrow up to an aggregate amount of up to $500,000 in four installments of (i) up to $150,000 no later than February 28, 2023, (ii) up to $200,000 no later than March 31, 2023, (iii) up to $50,000 no later than April 30, 2023, and (iv) up to $100,000 no later than July 31, 2023, upon the request by the Company at the Company’s discretion. The February 2023 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of June 30, 2023, and June 30, 2022, the amount outstanding on the February 2023 Promissory Note was $121,560 and $0 respectively.

Administrative Support Agreement

The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor up to a total of $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or liquidation, the Company will cease paying these monthly fees. Under this agreement, $50,000 of expenses were incurred for the period from January 15, 2021 (inception) through December 31, 2021, and are included in operating and formation costs in the Statements of Operations. As of December 31, 2021, $50,000 related to this agreement is recorded in accrued expenses - related party on the balance sheet.

Private Units

In addition, simultaneously with the closing of IMAQ’s initial public offering on August 2, 2021, Content Creation Media LLC, the Sponsor, purchased in a private placement transaction an aggregate of 714,400 private units at a price of $10.00 per unit for an aggregate purchase price of $7,144,000. On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Public Units to cover over-allotments, we consummated the sale of an additional 82,500 Private Units, at a price of $10.00 per Private Unit, in a private placement to the Sponsor, generating gross proceeds of $825,000. As a result, the initial stockholders purchased an aggregate of 796,900 Placement Units at a price of $10.00 per Placement Unit ($7,969,000 in the aggregate), from the Company in a private placement that occurred simultaneously with the closing of the IPO and the partial exercise by the underwriter of its over-allotment option. Each private unit consists of one share of common stock, one right and one redeemable warrant, with each warrant entitling the holder to purchase three-fourths of one share of IMAQ’s common stock at a price of $11.50 per full share, subject to certain adjustments. The proceeds from the sale of the private units were added to the proceeds from the initial public offering held in IMAQ’s trust account. If IMAQ does not consummate the Business Combination by February 2, 2023, the proceeds from the sale of the private units will be used to fund the redemption of IMAQ’s public shares, subject to the requirements of applicable law.

IMAQ Registration Rights Agreement

Pursuant to certain registration rights agreement, dated as of July 28, 2021 (the “IMAQ Registration Rights Agreement”), the holders of IMAQ founder shares, the private placement units (and underlying securities) and any securities issued to IMAQ’s Sponsor, officers, directors, other initial stockholders, or their affiliates in payment of any working capital loans made to IMAQ will be entitled to registration rights. The holders of the majority of the Founder Shares and the Private Units are entitled to make up to two demands that we register such securities. The holders of the majority of the registrable securities can elect to exercise these registration rights (i) at any time commencing any time following the consummation of the Initial Business Combination with respect to the Private Units or any securities issuable upon conversion of loans from investors to IMAQ and (ii) three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Initial Business Combination. IMAQ will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, IMAQ’s underwriters during its initial public offering and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to IMAQ’s initial public offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to IMAQ’s initial public offering.

General

Our sponsor, officers and directors, or any of their respective affiliates, are entitled to be reimbursed for certain bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our insiders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is).

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All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our insiders, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to IMAQ from a financial point of view. In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Reliance’s Relationships and Related Party Transactions

Revenues and Payables

Reliance conducts transactions in the normal course of business with its Subsidiaries, Joint Ventures, and with multiple affiliates over which the Company has significant influence, but not control. The Company, the Subsidiaries and the Joint Ventures, each derive income from, or pay each other, for the provision of products and services to each other and to their affiliates, including advertising, production services, sale of digital assets, royalities, professional and consulting services, and repairs and maintenance.An “affiliate” is a party that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an entity. Details on the transactions and the associated revenues and payables are described in “Management’s Discussion and Analysis – Related Parties.”

Inter Company Loans and Advances

From time to time, the Company provides advances or loans to its Subsidiaries, Joint Ventures, and other affiliates, for which it collects or pays interest. From time to time, the Company receives loans and advances from its Subsidiaries, Joint Ventures and affilitates, and interest is paid or collected on each of such loans and advances. The Subsidiaries and Joint Ventures also provide loans and advances to each other. The balances outstanding on each of thei inter-company loan transactions are described in “Management’s Discussion and Analysis – Related Parties.”

The Combined Company’s Relationships and Related Party Transactions

Indemnification Agreements

The Proposed Charter will contain provisions limiting the liability of the members of the Combined Company’s board of directors, and the Combined Company’s amended and restated bylaws, which will be effective upon the consummation of the Initial Business Combination, will provide that the Combined Company will indemnify each of the members of the Combined Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Combined Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Combined Company.

The Combined Company intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Combined Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Proposed Charter and the Combined Company’s amended and restated bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

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Related Party Transactions Policy

Effective upon the consummation of the Initial Business Combination, the Combined Company’s board of directors expects to adopt a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Combined Company or any of its subsidiaries is a participant, and (iii) any (x) executive officer, director or nominee for election as a director, (y) greater than 5% beneficial owner of the Combined Company’s common stock, or (z) immediate family member of the persons referred to in clauses (x) and (y) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the policy, the Combined Company’s general counsel will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If the Combined Company’s general counsel determines that a transaction or relationship is a related party transaction requiring compliance with the policy, the Combined Company’s general counsel will be required to present to the Combined Company’s audit committee all relevant facts and circumstances relating to the related party transaction. The Combined Company’s audit committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Combined Company’s code of ethics (which will also be put in place in connection with the consummation of the Initial Business Combination), and either approve or disapprove the related party transaction. If the Combined Company’s audit committee’s approval of a related party transaction requiring the Combined Company’s audit committee’s approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of the Combined Company’s audit committee, subject to ratification of the transaction by the Combined Company’s audit committee at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to the Combined Company’s audit committee for ratification at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. The Combined Company’s management will update the Combined Company’s audit committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all then current related party transactions. No member of the Combined Company’s board of directors will be permitted to participate in approval of a related party transaction for which he or she is a related party.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below) that elect to have their IMAQ Common Stock redeemed for cash if the Business Combination is consummated. This discussion applies only to IMAQ Common Stock that is held as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder or a Non-U.S. Holder in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or alternative minimum tax consequences, or to such holders of IMAQ Common Stock that are subject to special treatment under the Code, such as:

•	financial institutions or financial services entities;

•	brokers or dealers in securities or currencies;

•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	real estate investment trusts and regulated investment companies;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of IMAQ Common Stock;

•	persons that acquired IMAQ Common Stock pursuant to an exercise of employee share options in connection with employee share incentive plans or otherwise as compensation;

•	individual retirement and other deferred accounts;

•	persons that hold IMAQ Common Stock as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

For purposes of this “— Material U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a beneficial owner of IMAQ Common Stock who or which is any of the following for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including any entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. treasury regulations to be treated as a U.S. person.

For purposes of this “— Material U.S. Federal Income Tax Considerations,” a “Non-U.S. Holder” is a beneficial owner of IMAQ Common Stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of IMAQ Common Stock. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold IMAQ Common Stock through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of IMAQ Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

This discussion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all of which as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF IMAQ COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF IMAQ COMMON STOCK, AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN IMAQ COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF IMAQ COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of IMAQ Common Stock

U.S. Holders

If a U.S. Holder redeems IMAQ Common Stock into the right to receive cash pursuant to the exercise of a redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of IMAQ Common Stock under Section 302 of the Code, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in IMAQ Common Stock. The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that, under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for IMAQ Common Stock exceeds one year. It is unclear, however, whether the redemption rights with respect to IMAQ Common Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of IMAQ Common Stock should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of IMAQ Common Stock qualifies for sale treatment will depend largely on the total number of shares of IMAQ Common Stock treated as held by such U.S. Holder. The redemption of IMAQ Common Stock generally will be treated as a sale or exchange of IMAQ Common Stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

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In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only IMAQ Common Stock actually owned by such U.S. Holder, but also IMAQ Common Stock that is constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to IMAQ Common Stock owned directly, IMAQ Common Stock owned by related individuals and entities in which such U.S. Holder has an interest, or which have an interest in such U.S. Holder, as well as any IMAQ Common Stock such U.S. Holder has a right to acquire by exercise of an option, which would generally include IMAQ Common Stock that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of issued and outstanding IMAQ Common Stock actually and constructively owned by a U.S. Holder immediately following the redemption of IMAQ Common Stock must, among other requirements, be less than 80% of the percentage of issued and outstanding voting IMAQ Common Stock actually and constructively owned by such U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of IMAQ Common Stock actually and constructively owned by such U.S. Holder is redeemed or (ii) all of IMAQ Common Stock actually owned by such U.S. Holder is redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares of IMAQ Common Stock owned by family members and such U.S. Holder does not constructively own any other shares of IMAQ Common Stock. The redemption of IMAQ Common Stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a “meaningful reduction” in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution to the U.S. Holder. Such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) a U.S. Holder’s adjusted tax basis in such U.S. Holder’s IMAQ Common Stock. Any remaining excess distribution will be treated as gain from the sale or exchange of IMAQ Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to IMAQ Common Stock described in this proxy statement may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

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Non-U.S. Holders

If our redemption of a Non-U.S. Holder’s shares of IMAQ Common Stock is treated as a sale or exchange, as discussed under “— U.S. Holders,” subject to the discussions of FATCA (as defined below) and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. Holder held IMAQ Common Stock and, in the case where shares of IMAQ Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of IMAQ Common Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. Holder’s holding period for the shares of IMAQ Common Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on certain amounts of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder in connection with a redemption treated as a sale or exchange will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless IMAQ Common Stock is regularly traded on an established securities market, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that IMAQ Common Stock will be treated as regularly traded on an established securities market. However, we believe that we have not been at any time since our formation a U.S. real property holding company and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is consummated but there can be no assurance in this regard. Holders should consult their tax advisors regarding the tax consequences to them if we are treated as a U.S. real property holding corporation.

If the redemption of a Non-U.S. Holder’s shares of IMAQ Common Stock is treated as a distribution, as discussed under “— U.S. Holders,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Unless such dividend is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides to the applicable withholding agent proper certification of its eligibility for such reduced rate (usually, on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in IMAQ Common Stock redeemed. Any remaining excess distribution will be treated as gain on the sale or exchange of IMAQ Common Stock and will be treated as described above. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation,” we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must provide to the applicable withholding agent an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

FATCA Withholding Taxes

Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of dividends on IMAQ Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically, certified by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Proposed treasury regulations (on which taxpayers may rely until final regulations are issued) eliminate the 30% withholding tax that would otherwise apply to gross proceeds from the disposition of property that can produce U.S.-source dividends, such as IMAQ Common Stock, and, consequently, FATCA withholding on gross proceeds is not expected to apply to gross proceeds paid from the sale or other disposition of IMAQ Common Stock. U.S. Holders and Non-U.S. Holders should consult their tax advisers regarding the effects of FATCA on distributions on IMAQ Common Stock.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. Holders of IMAQ Common Stock and the proceeds received on the sale, exchange or redemption of IMAQ Common Stock effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally, on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to IMAQ Common Stock and proceeds from the sale, exchange, redemption or other disposition of IMAQ Common Stock may be subject to information reporting to the IRS and possible U.S. backup withholding.

U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on, amounts received in respect of their IMAQ Common Stock, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to IMAQ Common Stock and proceeds from the sale or exchange of IMAQ Common Stock received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above and otherwise complies with the applicable requirements of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

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DESCRIPTION OF IMAQ’S SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.0001 and 5,000,000 shares shall be preferred stock, par value $0.0001 per share. As of the date of this Proxy, 29,546,900 shares of common stock and no shares of preferred stock are issued or outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to our Annual Report on Form 10-K or this Proxy.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. Each redeemable warrant entitles the registered holder to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per full share, subject to adjustment, and shall expire five years after the completion of an initial business combination, or earlier upon redemption. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only warrants in multiples of four may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one warrant to purchase three-fourths (3/4) of one share, such warrant shall not be exercisable. If a warrant holder holds four warrants, such warrants will be exercisable for one share. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law.

The common stock, rights and warrants comprising the units began separate trading on August 17, 2021. Holders have the option to continue to hold units or separate their units into the component pieces.

Private Units

The private units are identical to the units sold in our IPO except that (a) the private units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination except to permitted transferees, and (b) the private warrants, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis, and (iii) are entitled to registration rights.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to our IPO, including both the insider shares and the private shares, and any shares acquired in our IPO or following our IPO in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and, assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

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Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination by February 2, 2023, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the amended and restated certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Stock

There are no shares of preferred stock outstanding. No shares of preferred stock are being issued or registered in our IPO. Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Rights included as part of Units

Each holder of a right will automatically receive one-twentieth (1/20) of a share of common stock upon consummation of the Business Combination, even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the Business Combination or an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of the Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

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The rights are issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Warrants

Each whole warrant entitles the registered holder to purchase three-fourths of a share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of the prospectus for our IPO. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of an initial business combination at 5:00 p.m., Eastern time, or earlier upon redemption or liquidation.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

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The private warrants are identical to the public warrants underlying the units sold in our IPO except that such private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our sponsor or its permitted transferees.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days prior written notice of redemption to each warrant holder,

•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price that is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of the shares of common stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of common stock, or by a split up of the shares of common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the private warrants are still held by the sponsor or its permitted transferees, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the sponsor or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the number of insider shares at 20.0% of our issued and outstanding shares of our common stock upon the consummation of our IPO. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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Our Transfer Agent, Rights and Warrant Agent

The transfer agent for our common stock, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

We are subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors are classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by resolution of the board of directors, or by the Chairman or the Chief Executive Officer.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director or officer of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the federal securities laws, including the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the inclusion of such provision in our amended and restated certificate of incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

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DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES

The following summary of certain provisions of the Combined Company’s securities does not purport to be complete and is subject to the Proposed Charter and the provisions of applicable law. Copies of the Proposed Charter are attached to this proxy statement as Annex B.

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of [  ] shares, consisting of [  ] shares of Common Stock, $0.0001 par value per share, and [  ] shares of preferred stock, $0.0001 par value. As of the Record Date, there were [  ] shares of IMAQ Common Stock outstanding. No shares of preferred stock are currently outstanding.

Common Stock

Voting Power

Except as otherwise required by law, the holders of Combined Company common stock possess all voting power for the election of the Combined Company’s directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Combined Company common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Combined Company’s Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Combined Company common stock unless the shares of Combined Company common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of the Combined Company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Combined Company common stock will be entitled to receive an equal amount per share of all of the Combined Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

The holders of the Combined Company common stock have no preemptive rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the Combined Company common stock.

Election of Directors

Following the Business Combination, the Combined Company’s Board will have seven members, five of whom will be deemed “independent” under SEC and NASDAQ rules. The Combined Company’s Board will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

The Combined Company’s Board has authority to issue shares of the Combined Company’s preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of the Combined Company’s preferred stock could have the effect of decreasing the trading price of the Combined Company’s common stock, restricting dividends on the Combined Company’s capital stock, diluting the voting power of the Combined Company’s common stock, impairing the liquidation rights of the Combined Company’s capital stock, or delaying or preventing a change in control of the Combined Company.

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Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase three-fourths of one share of Combined Company common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination or 12 months from the closing of the IPO. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation, as described in this proxy statement/prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you own a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. As of August 17, 2021, holders of IMAQ Units may elect to separately trade the shares of IMAQ Common Stock and Public Warrants included in the IMAQ Units. Holders have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and warrants.

However, no Public Warrants will be exercisable for cash unless the Combined Company has an effective and current registration statement covering the shares of Combined Company common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Combined Company common stock. Notwithstanding the foregoing, if a registration statement covering the shares of Combined Company common stock issuable upon exercise of the Public Warrants is not effective within 90 days from the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The Combined Company will use reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Combined Company common stock is not (at the time of any exercise of a Public Warrant) listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Combined Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Combined Company so elects, will not be required to file or maintain in effect a registration statement, but we will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the outstanding Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our Public Warrants has been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants. However, the price of the Combined Company Common Stock may fall below the $16.50 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

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If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Combined Company common stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Combined Company common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Combined Company common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Combined Company common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Combined Company common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after our initial business combination. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The Warrants were issued in registered form under a warrant agreement between Continental, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants.

The exercise price and number of shares of Combined Company common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Combined Company common stock at a price below their respective exercise prices.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Combined Company common stock and any voting rights until they exercise their Public Warrants and receive shares of Combined Company common stock. After the issuance of shares of Combined Company common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Combined Company common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of Combined Company common stock issuable upon exercise of such Public Warrants is current and the shares of Combined Company common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Public Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Combined Company common stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of Combined Company common stock issuable upon exercise of the Public Warrants, holders will be unable to exercise their Public Warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of Combined Company common stock issuable upon the exercise of the Public Warrants is not current or if the Combined Company common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Public Warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Public Warrants may have no value, the market for the Public Warrants may be limited and the Public Warrants may expire worthless.

238

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Combined Company common stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Combined Company common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until thirty days following the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Anti-Takeover Provisions

Proposed Charter

Among other things, the Proposed Charter will:

•

permit the Combined Company’s Board to issue up to [  ] shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Combined Company’s Board;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of all of the then-outstanding capital stock entitled to vote generally in the election of directors.

239

The combination of these provisions will make it more difficult for the existing stockholders to replace the Combined Company’s Board as well as for another party to obtain control of the Combined Company by replacing the Combined Company’s Board. Because the Combined Company’s Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Combined Company’s Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Combined Company’s Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Combined Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Combined Company’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Delaware Anti-Takeover Law

The Combined Company will opt out of Section 203 of the DGCL. However, the Proposed Charter will contain similar provisions providing that the Combined Company may not engage in certain “Business Combination” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the Combined Company’s Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Combined Company’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) (1) shares owned by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such time, the business combination is approved by the Combined Company’s Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with its affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 20% or more of our outstanding voting stock. These provisions may encourage companies interested in acquiring the Combined Company to negotiate in advance with the Combined Company’s Board because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

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Choice of Forum

The Proposed Charter provides that, unless the Combined Company consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on the Combined Company’s behalf; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Combined Company, to the Combined Company or the Combined Company’s stockholders; (iii) any claim or cause of action against the Combined Company or any current or former director, officer or other employee of the Combined Company, arising out of or pursuant to any provision of the DGCL, the Proposed Charter or the Bylaws of the Combined Company (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Proposed Charter or the Bylaws of the Combined Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the Combined Company or any current or former director, officer or other employee of the Combined Company, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The Proposed Charter also provides that if any action the subject matter of which is within the scope of foregoing is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the foregoing (an “FSC Enforcement Action”), and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The Proposed Charter further provides that, unless the Combined Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Combined Company’s Proposed Charter provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive forum provision. Additionally, the Proposed Charter provides that any person or entity holding, owning or otherwise acquiring any interest in any of the Combined Company’s securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

IMAQ

Market Price and Ticker Symbol

IMAQ Units, IMAQ Common Stock, IMAQ Warrants and IMAQ Rights trade on Nasdaq under the symbols “IMAQU,” “IMAQ,” “IMAQW,” and “IMAQR,” respectively. The IMAQ Units commenced trading on Nasdaq on July 29, 2021, and IMAQ Common Stock, IMAQ Warrants and IMAQ Rights commenced separate trading from the Units on August 17, 2021.

On [  ], 2023, the trading date before the public announcement of the Business Combination, IMAQ Units, IMAQ Common Stock, IMAQ Warrants and IMAQ Rights closed at $[  ], $[  ] and $[  ], respectively. On [  ], 2023, IMAQ Units, IMAQ Common Stock, IMAQ Warrants and IMAQ Rights closed at $[  ], $[  ] and $[  ], respectively.

Holders

As of [  ], 2023, there were [  ] holders of record of IMAQ Units, [  ] holders of record of IMAQ Common Stock, [  ] holder of record of IMAQ Warrants, and [  ] holders of record of IMAQ Rights. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose IMAQ Units, IMAQ Common Stock, IMAQ Warrants and IMAQ Rights are held of record by banks, brokers and other financial institutions.

IMAQ’s Dividend Policy

IMAQ has not paid any cash dividends on its shares of IMAQ Common Stock to date and does not intend to pay cash dividends prior to the consummation of the Initial Business Combination.

Reliance

Information regarding Reliance is not provided because there is no public market for Reliance’s Common Stock.

The Combined Company

Ticker Symbol

The Combined Company intends to list its common stock and warrants on Nasdaq under the symbols “IMAQ” and “IMAQW,” respectively, following the consummation of the Initial Business Combination.

Dividend Policy

The payment of any cash dividends following the consummation of the Initial Business Combination will be within the discretion of the board of directors of the Combined Company at such time. We currently expect that the Combined Company will retain future earnings to finance operations and grow its business and we do not expect the Combined Company to declare or pay cash dividends for the foreseeable future.

242

APPRAISAL RIGHTS

Appraisal rights are not available to holders of shares of IMAQ Common Stock in connection with the Business Combination.

243

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and the service companies that we employ to deliver communications to the IMAQ stockholders are permitted to deliver a single copy of this proxy statement to two or more IMAQ’s stockholders sharing the same address. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, upon written or oral request, we will deliver a separate copy of this proxy statement to any IMAQ’s stockholder at a shared address to which a single copy of this proxy statement was delivered and who wishes to receive separate copies in the future. The IMAQ stockholders receiving multiple copies of this proxy statement may likewise request that we deliver single copies of this proxy statement in the future. The IMAQ stockholders may notify us of their requests by calling or writing to Advantage Proxy, our proxy solicitor, at:

Advantage Proxy

PO Box 10904, Yakima, WA 98909

Phone: (206) 870-8565

Email: ksmith@advantageproxy.com

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The IMAQ Board is aware of no other matter that may be brought before the Meeting. Under Delaware law, only business that is specified in the notice of the Meeting to stockholders may be transacted at the Meeting.

FUTURE STOCKHOLDER PROPOSALS

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the Combined Company’s amended and restated bylaws will provide that the stockholder must give timely notice in proper written form to the secretary of the Combined Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Combined Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that, if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Combined Company; provided, further, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Combined Company. In addition, nominations of director candidates to the Combined Company’s board of directors and stockholder proposals also must satisfy other requirements set forth in the Combined Company’s amended and restated bylaws.

You may contact the secretary of the Combined Company at our principal executive offices for a copy of the relevant provisions of the Combined Company’s amended and restated bylaws regarding the requirements for nominating director candidates to the Combined Company’s board of directors and making stockholder proposals.

244

EXPERTS

The financial statements of International Media Acquisition Corp. for the period from January 15, 2021 (inception) through December 31, 2021 and from January 01, 2022 to December 31, 2022, included in this proxy statement have been audited by Mercurius & Associates LLP, an independent registered public accounting firm, as stated in their report appearing herein (which contains an explanatory paragraph relating to substantial doubt about the ability of International Media Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Reliance Entertainment Studios Private Limited as of March 31, 2023 and March 31, 2022, the related consolidated statements of comprehensive income (loss), equity and cash flows for each of the two years in the period ended March 31, 2023 and March 31, 2022, and the related notes included in this proxy statement have been so included in reliance upon the report of KNAV P.A., independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act and rules and regulations promulgated thereunder. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our filings with the SEC, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the Proposals to be presented at the Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

Advantage Proxy

PO Box 10904, Yakima, WA 98909

Phone: (206) 870-8565

Email: ksmith@advantageproxy.com

If you are a stockholder of IMAQ and would like to request documents, please do so by [  ], 2023, five business days prior to the Meeting, in order to receive them before the Meeting. If you request any documents from us, we will mail them to you by first-class mail or another equally prompt means.

All information contained in this proxy statement relating to IMAQ has been supplied by IMAQ and all information contained in this proxy statement relating to Reliance has been supplied by Reliance.

Information provided by either IMAQ or Reliance does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of IMAQ for the Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, IMAQ, or Reliance that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

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INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of International Media Acquisition Corp.

Audited Financial Statements as at and for the year ended March 31, 2023:

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Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of International Media Acquisition Corp.

Opinion on the financial statements

We have audited the accompanying balance sheets of International Media Acquisition Corp., (the “Company”) as of March 31, 2023, March 31, 2022, and December 31, 2021, the related statements of operations, statements of comprehensive (loss)/ income, shareholders’ equity, and cash flows for the year ended March 31, 2023, three months ended March 31, 2022 (transition period), and the period from January 15, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, March 31, 2022, and December 31, 2021, and the results of its operations and its cash flows for the year ended March 31, 2023, three months ended March 31, 2022 (transition period), and the period from January 15, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed in para ‘Liquidity and Going Concern’ of Note 1 to the Financial Statements, If a Business Combination is not consummated by August 2, 2023, there will be a mandatory liquidation and subsequent dissolution of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this uncertainty are also described in the Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to Note 1 to the financial statements which describe that, on August 16, 2022, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to March 31, in accordance with the Company’s Bylaws. Our opinion is not modified with respect to this matter.

Critical audit matter

The Critical Audit Matter are matters arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

We have served as the Company’s auditor since 2023

New Delhi, India

July 12, 2023

F-1

INTERNATIONAL MEDIA ACQUISITION CORP.

 BALANCE SHEETS

	March 31, 2023	March 31, 2022	December 31, 2021
ASSETS
Cash	$302	$107,684	$224,707
Prepaid expenses	52,500	192,200	238,953
Total current assets	52,802	299,884	463,660
Investments held in Trust Account	20,978,456	230,029,939	230,006,777
Total Assets	$21,031,258	$230,329,823	$230,470,437

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$1,192,707	$413,979	$394,079
Accrued expenses - related party	200,000	80,000	-
Promissory note- related party	2,125,541	195,000	-
Income tax payable	207,632	-	-
Total current liabilities	3,725,880	688,979	394,079
Deferred underwriting fee payable	8,050,000	8,050,000	8,050,000
Warrant liability	23,907	143,442	262,977
Total Liabilities	11,799,787	8,882,421	8,707,056

Commitments (see Note 7)
Common stock subject to possible redemption: 1,973,118, 23,000,000 and 23,000,000 shares issued and outstanding at $10.28, $10.00 and $10.00 redemption value as of March 31, 2023, March 31, 2022 and December 31, 2021, respectively	20,284,026	230,000,000	230,000,000

Stockholders' Deficit
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,546,900 shares issued and outstanding (excluding 1,973,118, 23,000,000 and 23,000,000 shares subject to possible redemption as of March 31, 2023, March 31, 2022 and December 31, 2021, respectively)	655	655	655
Additional paid-in capital	-	564,600	564,600
Accumulated deficit	(11,053,210)	(9,117,853)	(8,801,874)
Total Stockholder's Deficit	(11,052,555)	(8,552,598)	(8,236,619)
Total Liabilities and Stockholder's Deficit	$21,031,258	$230,329,823	$230,470,437

The accompanying notes are an integral part of the financial statements

F-2

INTERNATIONAL MEDIA ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year Ended March 31, 2023	Three-Months Ended March 31, 2022 (transition period)	For the Period from January 15, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$2,236,077	$458,675	$736,960
Stock-based compensation expense	-	-	1,351,448
Loss from operations	(2,236,077)	(458,675)	(2,088,408)
Expensed offering costs	-	-	-
Change in fair value of warrant liability	119,535	119,535	199,225
Interest and dividend income on investments held in trust account	1,088,765	23,161	6,777
Loss before provision for income taxes	$(1,027,777)	$(315,979)	$(1,882,406)
Provision for income taxes	207,632	-	-
Net loss	$(1,235,409)	$(315,979)	$(1,882,406)

Weighted average shares outstanding, basic and diluted	15,291,778	29,546,900	15,189,291
Basic and diluted net loss per common share	$(0.08)	$(0.01)	$(0.12)

The accompanying notes are an integral part of the financial statements

F-3

INTERNATIONAL MEDIA ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder's
	Shares	Amount	Capital	Deficit	Deficit

Balance at January 15, 2021 (inception)	-	$-	$-	$-	$-
Issuance of common stock to Sponsor	5,750,000	575	24,425	-	25,000
Proceeds from Initial Public Offering allocated to Public Warrants, net of offering costs	-	-	11,644,529	-	11,644,529
Proceeds from Initial Public Offering allocated to Public Rights, net of offering costs	-	-	6,853,620	-	6,853,620
Proceeds from sale of Private Units to Sponsor allocated to Private Shares, net of offering costs	796,900	80	7,173,920	-	7,174,000
Proceeds from sale of Private Units to Sponsor allocated to Private Rights, net of offering costs	-	-	250,879	-	250,879
Accretion of Public Shares to redemption value	-	-	(26,734,221)	(6,919,468)	(33,653,689)
Stock-based compensation	-	-	1,351,448	-	1,351,448
Net loss	-	-	-	(1,882,406)	(1,882,406)
Balance at December 31, 2021	6,546,900	655	564,600	(8,801,874)	(8,236,619)

Net loss	-	-	-	(315,979)	(315,979)
Accretion of Class A Ordinary Shares Subject to Redemption	-	-	-		-
Balance at March 31, 2022	6,546,900	655	564,600	(9,117,853)	(8,552,598)

Net loss	-	-	-	(1,235,409)	(1,235,409)
Accretion of Class A Ordinary Shares Subject to Redemption	-	-	(564,600)	(699,948)	(1,264,548)
Balance at March 31, 2023	6,546,900	655	-	(11,053,210)	(11,052,555)

The accompanying notes are an integral part of the financial statements

F-4

INTERNATIONAL MEDIA ACQUISITION CORP.

STATEMENT OF CASH FLOWS

	Year Ended March 31, 2023	Three-Months Ended March 31, 2022 (transition period)	For the Period from January 15, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(1,235,409)	$(315,979)	$(1,882,406)
Adjustments to reconcile net income to net cash used in operating activities:
Stock-based compensation expense	-	-	1,351,448
Expensed offering costs	-	-	4,926
Interest and dividend income on investments held in trust account	(1,088,765)	(23,161)	(6,777)
Change in fair value of warrant liability	(119,535)	(119,535)	(199,225)
Changes in operating assets and liabilities:
Prepaid expenses	139,700	46,752	(238,953)
Accounts payable and accrued expenses	898,728	99,900	394,079
Income tax payable	207,632	-	-
Net cash provided by (used in) operating activities	(1,197,649)	(312,023)	(576,908)

Cash flows from Investing Activities:
Cash deposited in Trust Account	(1,085,541)	-	(230,000,000)
Cash withdrawn from trust account to pay franchise tax	245,266	-	-
Cash withdrawn from trust account in connection with redemption	210,980,523	-	-
Net cash provided by (used in) investing activities	210,140,248	-	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discount paid	-	-	225,400,000
Proceeds from the sale of private units	-	-	7,240,463
Proceeds from promissory note - related party	1,930,541	195,000	315,000
Advance from Sponsor	-	-	94,537
Repayment of advance from Sponsor	-	-	(94,537)
Offering costs paid	-	-	(2,153,848)
Redemption of common stock	(210,980,522)	-	-
Net cash provided by (used in) financing activities	(209,049,981)	195,000	230,801,615

Net Change in Cash	(107,382)	(117,023)	224,707
Cash - Beginning of period	107,684	224,707	-
Cash - End of period	$302	$107,684	$224,707

Non-cash investing and financing activities
Accretion of Public Shares to redemption value	$1,264,548	$-	$33,653,689
Deferred underwriting fee payable	$-	$-	$8,050,000
Repayment of promissory note through issuance of private units	$-	$-	$503,537
Offering costs paid in exchange for private units	$-	$-	$225,000
Offering costs paid via promissory note - related party	$-	$-	$213,537
Offering costs paid by Sponsor in exchange for issuance of common stock	$-	$-	$25,000

The accompanying notes are an integral part of the financial statements

F-5

INTERNATIONAL MEDIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

International Media Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 15, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region (excluding China) for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2023, the Company had not commenced any operations. All activity for the period from January 15, 2021 (inception) through March 31, 2023, related to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below, and identifying a target Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest and dividend income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. On August 16, 2022, the board of directors of International Media Acquisition Corp. (the “Company”) approved a change to the Company’s fiscal year end from December 31 to March 31, in accordance with the Company’s Bylaws.

As previously disclosed, the Company changed its fiscal year end from December 31 to March 31, effective for the fiscal year beginning April 1, 2022. The Company's current fiscal year began on April 1, 2022 and ended on March 31, 2023 ("Fiscal 2023"). This Annual Report on Form 10-K refers to the period beginning on January 1, 2022 and ending March 31, 2022 as the "transition period". The Company filed a Transition Report on Form 10-QT that included financial information for the Transition Period with the SEC on September 29, 2022. The Company's 2021 fiscal year began on January 1, 2021 and ended on December 31, 2021 ("Fiscal 2021"). There was no Fiscal 2022.

The registration statement filed in connection with the Company’s Initial Public Offering was declared effective on July 28, 2021. On August 2, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units”), at $10.00 per Unit, generating gross proceeds of $200,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 714,400 units (the “Private Units”), at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, Content Creation Media LLC (the “Sponsor”), generating gross proceeds of $7,144,000, which is described in Note 4.

On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, the Company consummated the sale of an additional 3,000,000 Units, generating gross proceeds of $30,000,000.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of an additional 82,500 Private Units, at a price of$10.00 per Private Unit, in a private placement to the Sponsor, generating gross proceeds of $825,000.

Following the closing of the Initial Public Offering and the sale of the Private Units, a total of$230,000,000 was placed in a trust account (the “Trust Account”) and was invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders (the “public stockholders”) of the shares of common stock included in the Units sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The Public Shares subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 Distinguishing Liabilities from Equity(“ASC 480”).

F-6

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval and assuming a quorum is present at the meeting, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and the other holders of the Founder Shares (as defined in Note 5) have agreed to vote their Founder Shares, their Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the other initial stockholders (as defined in Note 5) have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their liquidation rights with respect to their Founder Shares and Private Shares if the Company fails to complete (a Business Combination within 15 months (or up to 18 months if the Company extends the period of time) from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 15 months (or up to 18 months if the Company extends the period of time) from the closing of the Initial Public Offering, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor and the other initial stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period (as defined below).

The Company will have until 15 months (or up to 18 months if the Company extends the period of time) from the closing of the Initial Public Offering to complete a Business Combination (the “Combination Period”). On January 27, 2023, IMAQ held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment changed the date by which IMAQ must consummate an initial business combination for an additional three (3) months, from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until August 2, 2023 (the “Amended Combination Period”). If the Company is unable to complete a Business Combination within the Amended Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of common stock and the board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s rights and warrants, which will expire worthless if the Company fails to complete a Business Combination within the Amended Combination Period.

F-7

The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Amended Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On October 22, 2022, International Media Acquisition Corp. (“IMAQ”) entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (“Seller”), and Reliance Entertainment Studios Private Limited, company incorporated in India (the “Target Company”). Pursuant to the terms of the SPA, a business combination between the Company and the Target Company will be effected by the acquisition of 100% of the issued and outstanding share capital of the Target Company from Seller in a series of transactions (collectively, the “Stock Acquisition”). The aggregate purchase price for the shares of the Target Company under the SPA is $102,000,000, and in addition, the Company also agreed to make a primary investment into the Target Company in the amount of $38,000,000, which will be used solely for the purposes of repayment of inter-company loans aggregating to $38,000,000 as existing on the books of the Target Company at the initial closing of the Stock Acquisition.

Extension Payment and Shares Redemption

Initially, the Company was required to complete its initial business combination transaction by August 2, 2022, which was 12 months from the closing of the Initial Public Offering (the “Combination Period”). On July 26, 2022, at a special meeting of the Company’s stockholders (the “Extension Meeting”), the stockholders approved a proposal to amend the Company’s investment management trust agreement, dated as of July 28, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Combination Period two times for an additional three months each time, or from August 2, 2022 to February 2, 2023 (the “Trust Amendment”) by depositing into the Trust Account $350,000 for each three-month extension. In connection with the proposal, the Company’s public stockholders had the right to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two days prior to such stockholder vote. Public stockholders holding 21,026,882 shares of the Company’s common stock (out of a total of 23,000,000 shares of common stock held by public stockholders) exercised their right to redeem such shares at a redemption price of approximately $10.03 per share. On January 27, 2023, IMAQ held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment changed the date by which IMAQ must consummate an initial business combination for an additional three (3) months, from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until August 2, 2023 (the “Amended Combination Period”).

On July 26, 2022, the extension payment of $350,000 was deposited by the Sponsor into the Company’s Trust Account to extend the August 2, 2022, deadline to November 2, 2022.

On October 28, 2022, a second extension payment of $350,000 was deposited by the Sponsor into the Company’s Trust Account to extend the November 2, 2022, deadline to February 2, 2023.

On February 3, 2023, third extension payment of $385,541 was deposited by the Sponsor into the Company’s Trust Account to extend the February 2, 2023, deadline to May 2, 2023.

F-8

On June 1, 2023, a fourth partial extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023.

On June 23, 2023, fifth partial extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023.

On July 11, 2023, the sixth complete extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023.

Liquidity and Going Concern

As of March 31, 2023, the Company held cash outside the Trust Account of $302 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination, to redeem Common Stock or for making tax payments.

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until February 2, 2023, to consummate a Business Combination. The Company elected to take second extension, Sponsor deposited into the Trust Account $350,000 to extend the deadline from November 2, 2022, to February 2, 2023.On January 27, 2023, IMAQ held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment changed the date by which IMAQ must consummate an initial business combination for an additional three (3) months, from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until August 2, 2023 (the “Amended Combination Period”). On February 3, 2023, third extension payment of $385,541 was deposited by the Sponsor into the Company’s Trust Account to extend the February 2, 2023, deadline to May 2, 2023 and between June and July 2023 further three extension payment amounting to $385,539 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023

If a Business Combination is not consummated by August 2, 2023, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, if a Business Combination does not occur, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 2, 2023.

Management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by August 2, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 2, 2023. Management plans to continue to draw down the funds on its promissory notes, repayable only if there is a Business Combination. The Company intends to complete a Business Combination before the mandatory liquidation date.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a prospective target company, the specific impact is not readily determinable as of the date of these financial statements.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-9

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2023.

Investments Held in Trust Account

As of March 31, 2023, the assets held in the Trust Account were comprised of U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with maturities of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are reported in the statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

F-10

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. In accordance with the guidance contained in ASC 815, the Public Warrants qualify for equity treatment. The Private Warrants do not qualify as equity and are recorded as a liability at fair value. Changes in the estimated fair value of the Private Warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Private Warrants (as defined in Note 4) was estimated using a Black-Scholes method (see Note 9).

Common Stock Subject to Possible Redemption

All of the 23,000,000 Public Shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all redeemable Public Shares have been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

As of March 31, 2023, the redeemable common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(12,466,000)
Proceeds allocated to Public Rights	(7,337,000)
Issuance costs allocated to common stock	(13,850,689)
Plus:
Remeasurement of carrying value to redemption value	33,653,689
Common stock subject to possible redemption, March 31, 2022	230,000,000
Plus:
Remeasurement of carrying value to redemption value	-
Less:
Redemption	-
Common stock subject to possible redemption, December 31, 2022	230,000,000
Plus:
Remeasurement of carrying value to redemption value	1,264,548
Less:
Redemption	(210,980,522)
Common stock subject to possible redemption, March 31, 2023	20,284,026

Offering Costs associated with the Initial Public Offering

F-11

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $15,242,385 as a result of the Initial Public Offering (consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees, and $2,592,385 of other offering costs). The Company recorded $13,850,689 of offering costs as a reduction of temporary equity in connection with the Public Shares. The Company recorded $1,386,770 as a reduction of permanent equity in connection with the Public Warrants, Public Rights, Private Shares and Private Rights. The Company immediately expensed $4,926 of offering costs in connection with the Private Warrants that were classified as liabilities.

Share-Based Payment Arrangements

The Company accounts for stock awards in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”), which requires that all equity awards be accounted for at their fair value. Fair value is measured on the grant date and is equal to the underlying value of the stock.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied, and the award is forfeited.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 202 and 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into federal law, which, among other things, will impose a 1% excise tax on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations occurring after March 31, 2023. The Company is assessing the potential impact of the IRA and will continue to evaluate the IRA’s impact as further information becomes available.

The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. For purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. The Company does not expect a material impact on the financial statements at this time.

Net Loss Per Share of Common Stock

Net loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other stockholders, redeemable and non-redeemable common stock are presented as one class of stock in calculating net loss per share. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,847,675 shares in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events.

F-12

The following table reflects the calculation of basic and diluted net loss per common stock (in dollars, except per share amounts):

	Year Ended	Year Ended	Year Ended
	March 31, 2023	March 31, 2022	December 31, 2021
Basic and diluted net loss per share:
Numerator:
Net loss	$(1,235,409)	$(2,198,385)	(1,882,406)
Denominator:
Basic and diluted weighted average shares outstanding	15,291,778	21,165,679	15,189,291
Basic and diluted net loss per share of common stock	$(0.08)	$(0.10)	(0.12)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC 820, Fair Value Measurements (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement filed in connection with the Company’s Initial Public Offering was declared effective on July 28, 2021. On August 2, 2021, the Company completed its Initial Public Offering of 20,000,000 Units, at $10.00 per Unit, generating gross proceeds of $200,000,000. Each Unit consists of one share of common stock, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right entitles the holder to receive one-twentieth of one share of common stock at the closing of a Business Combination (see Note 8). Each Public Warrant entitles the holder to purchase three-fourths of one share of common stock at an exercise price of $11.50 per whole share (see Note 7).

F-13

On August 6, 2021, in connection with the underwriters’ exercise in full of their option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, the Company consummated the sale of an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $30,000,000.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 714,400 Private Units at a price of $10.00 per Private Unit ($7,144,000 in the aggregate). Each Private Unit consists of one share of common stock (“Private Share”), one right (“Private Right”) and one warrant (“Private Warrant”). Each Private Right entitles the holder to receive one-twentieth of one share of common stock at the closing of a Business Combination (see Note 8). Each Private Warrant entitles the holder to purchase three-fourths of one share of common stock at an exercise price of $11.50 per whole share (see Note 7).

The proceeds from the Private Units was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and all underlying securities will be worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Rights and Private Warrants.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of an additional 82,500 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor, generating gross proceeds of $825,000.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 9, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 5,750,000 share of common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 750,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (not including the Private Units and underlying securities and assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). On August 6, 2021, the underwriters’ exercised the over-allotment option in full, thus these shares are no longer subject to forfeiture.

The Sponsor and the other holders of the Founder Shares (the “initial stockholders”) have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30‑trading day period following the consummation of an initial Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of an initial Business Combination, or earlier in each case if, subsequent to an initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On July 7, 2021, the Sponsor entered into agreements with two independent directors of the Company to transfer 95,000 Founder Shares to each director, subject to and upon closing of the Company’s initial business combination. As such, under ASC 718, these shares are transferred subject to a performance condition and compensation expense will be recognized at the date of a business combination when earned.

On July 22, 2021, the Sponsor sold 30,000 of its Founder Shares to each of its five independent directors (the “Directors”) (or 150,000 Founder Shares in total) for cash consideration of approximately $0.004 per. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founders Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares. The value of the Founder Shares sold to the Directors was determined to be $787,500 as of July 22, 2021. As such, the Company recognized compensation expense of $786,848 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

On September 17, 2021, the Sponsor sold 25,000 of its Founder Shares to an additional independent director (the “Additional Director”) for consideration of approximately $0.004 per. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founders Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares. The value of the Founder Shares sold to the Additional Director was determined to be $141,250 as of September 17, 2021. As such, the Company recognized compensation expense of $141,150 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

F-14

On September 17, 2021, the Sponsor sold 75,000 of its Founder Shares to an independent consultant (the “Consultant”) for consideration of approximately $0.004 per. These awards are subject to ASC 718. In accordance with ASC 718, the Company recognized compensation expense in an amount equal to the number of Founders Shares sold times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares. The value of the Founder Shares sold to the Consultant was determined to be $423,750 as of September 17, 2021. As such, the Company recognized compensation expense of $423,450 within stock-based compensation expense in the Company’s Statements of Operations for the period from January 15, 2021 (inception) through December 31, 2021.

Promissory Notes - Related Party

On February 1, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Initial Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering. On April 6, 2021, and June 17, 2021, the Company issued additional unsecured promissory notes to the Sponsor (the “Additional Promissory Notes” and, together with the “Initial Promissory Note”, the “IPO Promissory Notes”), pursuant to which the Company may borrow up to an additional aggregate principal amount of $200,000. The IPO Promissory Notes were non-interest bearing and payable on the earlier of (i) March 31, 2022, or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Notes was repaid on August 6, 2021.

On January 14, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Post-IPO Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $500,000 in two installments of (i) $300,000 during the month of March 2022, and (ii) $200,000 during the month of June 2022 at the Company’s discretion. The Post-IPO Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination.

On March 29, 2022, the Company amended and restated the Post-IPO Promissory Note, such that the aggregate amount the Company can borrow at its discretion under the note increased from $500,000 in two installments as described above, to up to $750,000 in three installments of (i) up to $195,000 no later than February 28, 2022, (ii) up to $355,000 no later than April 30, 2022, and (iii) up to $200,000 no later than June 30, 2022. No other terms were amended pursuant to this amendment and restatement. As of March 31, 2023 and March 31, 2022, the amount outstanding on the promissory note was $750,000 and $195,000 respectively.

On August 10, 2022, the Company issued an unsecured promissory note to the Sponsor (the “August 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate of $895,000 in three installments of (i) up to $195,000 no later than July 31, 2022, (ii) up to $500,000 no later than October 31, 2022, and (iii) up to $200,000 no later than January 31, 2023, at the Company’s discretion. The August 2022 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of March 31, 2023, and March 31, 2022, the amount outstanding on the August 2022 Promissory Note was $895,000 and $0 respectively.

On November 18, 2022, the Company issued an unsecured promissory note to the Sponsor (the “November 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate of $300,000 no later than March 31, 2023, at the Company’s discretion. The November 2022 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of March 31, 2023, and March 31, 2022, the amount outstanding on the November 2022 Promissory Note was $300,000 and $0 respectively.

F-15

On February 14, 2023, the Company issued an unsecured promissory note to the Sponsor (the “February 2023 Promissory Note”), pursuant to which the Company may borrow up to an aggregate amount of up to $500,000 in four installments of (i) up to $150,000 no later than February 28, 2023, (ii) up to $200,000 no later than March 31, 2023, (iii) up to $50,000 no later than April 30, 2023, and (iv) up to $100,000 no later than July 31, 2023, upon the request by the Company at the Company’s discretion. The February 2023 Promissory Note is non-interest bearing and payable promptly after the date on which the Company consummates an initial Business Combination. As of March 31, 2023, and March 31, 2022, the amount outstanding on the February 2023 Promissory Note was $180,541 and $0 respectively.

Loan Transfer Agreement

On January 26, 2023, International Media Acquisition Corp., a Delaware corporation (the “Company”),entered into a Loan and Transfer Agreement, dated as of the date hereof (the “Loan Agreement”), by and among the Company, Content Creation Media, LLC (the “Sponsor”), and the lender named therein (the “Lender”), pursuant to which the Sponsor is permitted to borrow $385,541 (the “Initial Loan”) and $128,513 per month, at the Company’s discretion (each a “Monthly Loan” and collectively with the Initial Loan, the “Loan”) which will in turn be loaned by the Sponsor to the Company, to cover certain extension payments to the trust account of the Company. Pursuant to the Loan Agreement, the Loan shall be payable within five (5) days of the date on which Company consummates its de-SPAC transaction.

As additional consideration for the Lender making the Initial Loan available to Sponsor, the Company shall issue 500,000 shares of Common Stock to the Lender (the “Initial Securities”), and as additional consideration for the lender making each Monthly Loan available to Sponsor, the Company shall issue 166,700 shares of Common Stock to Lender for each Monthly Loan. Such securities shall be subject to no transfer restrictions or any other lock-up provisions, earn outs or other contingencies, and shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the de-SPAC Closing in connection with the de-SPAC Closing, or if no such registration statement is filed in connection with the de-SPAC Closing, the first registration statement filed subsequent to the de-SPAC Closing, which will be filed no later than 45 days after the de-SPAC Closing and declared effective no later than 90 days after the de-SPAC Closing.

The proceeds of the Loan will be used for the Company to fund amounts deposited into the Company’s trust account in connection with each extension.

Administrative Support Agreement

The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor up to a total of $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or liquidation, the Company will cease paying these monthly fees. Under this agreement, the amounts paid to the Sponsor were $120,000 for the period ended March 31, 2023 and $80,000 for the period ended March 31, 2022, and are included in operating and formation costs in the statements of operations. As of March 31, 2023, and March 31, 2022, the amount outstanding under this agreement is $200,000 and $80,000, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units.

F-16

NOTE 6. COMMITMENTS

Registration Rights Agreement

Pursuant to a registration rights agreement entered into on the effective date of the Initial Public Offering, the holders of the Founder Shares, the Private Units and any units that may be issued upon conversion of Working Capital Loans or extension loans (and any securities underlying the Private Units or units issued upon conversion of the Working Capital Loans or extension loans) are entitled to certain registration rights. The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

On July 28, 2021, in connection with the Initial Public Offering, the Company entered into an underwriting agreement with Chardan Capital Markets, LLC, as representative of the underwriters named therein.

Pursuant to the underwriting agreement, the underwriters were paid a cash underwriting discount of $0.20 per Unit sold in the Initial Public Offering, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering and full exercise of the over-allotment option. In addition, $0.35 per Unit sold in the Initial Public Offering, or $8,050,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company has granted Chardan Capital Markets, LLC, for a period of 18 months after the date of the consummation of its Business Combination, a right of first refusal to act as book-running manager, with at least 30% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)I(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement for the Company’s Initial Public Offering.

Chief Financial Officer Agreement

On February 8, 2021, the Company entered into an agreement with Vishwas Joshi to act as Chief Financial Officer of the Company for a period of twenty-four months from the date of listing of the Company on NASDAQ. The Company has agreed to pay Mr. Joshi up to $400,000, subject to the Company successfully completing a Business Combination. If the Company does not complete a Business Combination within the Combination Period, the Company has agreed to pay Mr. Joshi $40,000. Expense recognized in the Company’s Statement of Operations for the period from April 01, 2022, through March 31, 2023, under this agreement was $10,000. The accrued under this agreement is $40,000 as of March 31, 2023.

Management Consulting Agreement

The Company has engaged Ontogeny Capital L T D (“Ontogeny”) to act as a management consulting and corporate advisor in the preparation of corporate strategies, management support and business plans for the Company. The Company paid Ontogeny $40,000 at the time of signing the engagement agreement and $35,000 upon the initial confidential filing of the Company’s registration statement. The Company paid Ontogeny an aggregate of $1,650,000 upon the closing of the Initial Public Offering and exercise of the underwriters’ over-allotment option. In addition, upon the consummation of the Company’s initial Business Combination, the Company has agreed to pay Ontogeny $2,875,000 for certain management consulting and corporate advisory services.

Consulting Agreements

On September 17, 2021, the Company entered into a consulting agreement, effective as of September 1, 2021, with F. Jacob Cherian, pursuant to which the Company engaged Mr. Cherian to provide financial advisory services to the Company for a period of 12 months. In consideration for his services, the Company agreed to pay Mr. Cherian a monthly consulting fee of $12,000 per month. Agreement was terminated in April 2022 and since then no further payment accrued or paid under this agreement.

F-17

On October 29, 2021, the Company entered into a letter of engagement and terms of business with Sterling Media Ltd (“Sterling Media”), pursuant to which the Company engaged Sterling Media to provide strategic media coverage for the Company. In consideration for the services Sterling Media provides to the Company, the Company agreed to pay Sterling Media a total fee of $28,250. An additional mutually agreed financial fee may be awarded to Sterling Media for deals secured by Sterling Media that may result in clearly significant brand enhancement and/or potential future income for the Company.

On October 29, 2021, the Company also entered into a consulting agreement with Priyanka Agarwal, pursuant to which the Company engaged Ms. Agarwal to provide strategy, management and financial advisory services to the Company, as specified in the consulting agreement, commencing on October 29, 2021, and ending on October 28, 2022 (the “Term of Consulting Agreement”). On January 28, 2023, the Company extended the existing agreement till April 28, 2023. In consideration for the services Ms. Agarwal provides to the Company, the Company agreed to pay Ms. Agarwal a monthly consulting fee of $11,250 per month for the duration of the Term of Consulting Agreement in accordance with the payment schedule provided in the consulting agreement. In addition, the Company shall reimburse Ms. Agarwal for her reasonable and documented travel expenses incurred at the request of the Company. Expense recognized in the Company’s Statement of Operations for the period from April 01, 2022 through March 31, 2023 under this agreement was $135,000.

On January 12, 2022, the Company entered into a letter of engagement with Chardan Capital Markets, LLC (“Chardan”), pursuant to which the Company engaged Chardan to provide capital markets advisory services commencing from January 12, 2022 and ending on the close of a potential placement related to the Company’s initial business combination. In consideration for the services Chardan will provide to the Company, the Company agreed to pay Chardan a total fee of 5% of the aggregate sales price of securities sold in the financing transaction plus reimbursement of out-of-pocket expenses capped at $25,000.

On January 12, 2022, the Company also entered into a letter of engagement with Chardan, pursuant to which the Company engaged Chardan to provide merger and acquisition advisory services commencing from January 12, 2022 and ending on close of the Company’s initial business combination. In consideration for the services Chardan provides to the Company, the Company agreed to pay Chardan a total fee equal to: (i) if the Company enters into a business combination involving a party other than a target introduced by Chardan, one-half of one percent (0.5%) of the aggregate value of the business combination; and (ii) if we consummate a business combination with a target introduced by Chardan, three percent (3%) of the first $100 million aggregate value of the target, two percent (2.0%) of the aggregate value of the target greater than $100 million but less than $200 million, and one percent (1.0%) of the aggregate value of the target greater than $200 million but less than $300 million, paid at the close of the business combination plus reimbursement of out-of-pocket expenses capped at $25,000.

On March 18, 2022, the Company entered into an engagement letter with Ontogeny Capital relating to corporate advisory & management consultancy services for the purpose of raising capital in form of private investment in public equity (“PIPE”) financing. Ontogeny Capital will receive a contingent fee equal to 5% of the gross proceeds of securities sold in the PIPE up to $75 million in gross proceeds and 5.5% of the gross proceeds of securities sold in the PIPE from $75 million up to $150 million in gross proceeds. The engagement letter also provides for an additional incremental discretionary fee of 0.5% of gross proceeds if the gross proceeds of securities sold in a PIPE are above $150 million.

On June 9, 2022, we entered into a letter of engagement with ADAS Capital Partners and Lone Cypress Holdings (“ADAS”), pursuant to which we engaged ADAS to provide Company with introduction to investors residing in geographies outside of United States of America, assist in negotiations with introduced parties, assist with closing with introduced parties, assets with getting certain capital back from certain individuals and any other services deemed appropriate. In consideration for the services ADAS will provide to us, we agreed to pay ADAS a total fee of $25,000.

On June 24, 2022, we entered into a letter of engagement with Advantage Proxy, pursuant to which we engaged Advantage Proxy to act as Solicitation Agent for shareholders of International Media Acquisition Corp. (“IMAQ” or the “Company”) in connection with Company’s Special Meeting (Extension Meeting) to be held in the third or fourth quarter of 2022 or such other time as determined by the Company (the “Business Combination Meeting”) pursuant to the terms of the final Proxy Statement to be filed with the Securities and Exchange Commission (the “SEC”) and when amended and approved by the SEC and distributed to your shareholders (the “SEC Approval Date”). In consideration for the services Advantage Proxy will provide to us, we agreed to pay Advantage Proxy a total estimated fee of $8,500 plus expenses.

On June 28, 2022, we entered into a letter of engagement with Baker Tilly DHC Business Private Limited (“Baker”), pursuant to which we engaged Baker to provide Purchase Price Allocation (PPA) study in accordance with the extant provision of US GAAP ASC 805. In consideration for the services Baker will provide to us, we agreed to pay Baker a total estimated fee of $24,000.

F-18

On July 7, 2022, we entered into a letter of engagement with Baker Tilly DHC Business Private Limited (“Baker”), pursuant to which we engaged Baker to provide Valuation of Intellectual Properties. In consideration for the services Baker will provide to us, we agreed to pay Baker a total estimated fee of $10,000.

On July 20, 2022, we entered into a letter of engagement with Houlihan Capital, pursuant to which we engaged Houlihan to render a written opinion (“Opinion”), whether or not favorable, to the Board of Directors of the Company as to whether, as of the date of such Opinion, that the consideration to be issued or paid in the Transaction is fair from a financial point of view to the stockholders of the Company. In consideration for the services Houlihan will provide to us, we agreed to pay Houlihan a total estimated fee of $150,000.

On September 13, 2022, we entered into a letter of engagement with FNK IR, pursuant to which we engaged FNK to act as integrated investor and media relations partner on behalf of the Company. In consideration for the services FNK will provide to us, we agreed to pay FNK a monthly fee of $8,000 per month. On February 8, 2023, the contract was terminated.

NOTE 7. WARRANTS

As of March 31, 2023, there were 23,000,000 Public Warrants and 796,900 Private Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration the Securities Act.

No Public Warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot guarantee that it will be able to do so and, if the Company does not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

The Company may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and
•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

F-19

If the Company calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The fair market value shall mean the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of the Company’s shares of common stock at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by the board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination, and (z) the volume weighted average trading price of the Company’s shares of common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

The Private Units are identical to the Units sold in the Initial Public Offering, except the Private Units and their component securities will not be transferable, assignable or salable until 30 days after the completion of an initial Business Combination, subject to certain limited exceptions. Additionally, Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company accounts for the 23,796,900 warrants issued in connection with the Initial Public Offering and exercise of the underwriters’ over-allotment option (including 23,000,000 Public Warrants and 796,900 Private Warrants) in accordance with the guidance contained in ASC 815-40. The Public Warrants qualify for equity treatment under ASC 815-40. Such guidance provides that because the Private Warrants do not meet the criteria for equity treatment thereunder, each Private Warrant must be recorded as a liability at fair value.

The accounting treatment for derivative financial instruments requires that the Company record the Private Warrants as derivative liabilities at fair value upon the closing of the Initial Public Offering and subsequently at the end of each reporting period. With each such re-measurement, the warrant liability will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 8. STOCKHOLDER’S EQUITY

Preferred stock— The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2023, there were no shares of preferred stock issued or outstanding.

Common stock— The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. As of March 31, 2023, there were 6,546,900 shares of common stock issued and outstanding (including 1,973,118 shares of common stock subject to possible redemption).

Rights— Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-twentieth (1/20) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-Business Combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twentieth (1/20) of a share underlying each right upon consummation of the Business Combination.

F-20

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware law. As a result, the holders of the rights must hold rights in multiples of 20 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis as of March 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Amount at Fair
Description	Value	Level 1	Level 2	Level 3
March 31, 2023
Assets
Investments held in Trust Account:
Money Market investments	$20,978,456	$20,978,456	$—	$—
Liabilities
Warrant liability - Private Warrants	$23,907	$—	$—	$23,907

The Company utilizes a Black-Scholes method to value the Private Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the Private Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The following table provides the significant inputs to the Black-Scholes method for the fair value of the Private Warrants:

	As of August 2,
	2021 (Initial	As of March 31,	As of March 31,	As of December 31,
	Measurement)	2023	2022	2021
Unit price	$10.00	$10.00	$10.00	$10.00
Common stock price	$9.44	$10.51	$9.91	$9.82
Dividend yield	—%	—%	—%	—%
Term to Business Combination (years)	1.00	0.25	0.34	0.84
Volatility	16.0%	0.00%	3.6%	7.70%
Risk-free rate	0.88%	3.6%	2.42%	1.12%
Fair value	$0.58	$0.03	$0.18	$0.28

F-21

The following table provides a summary of the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis:

Fair value as of January 15, 2021 (inception)	$—
Initial measurement as of August 2, 2021	414,352
Additional warrants issued in over-allotment	47,850
Fair value as of August 2, 2021	462,202
Change in valuation inputs or other assumptions	(199,225)
Fair value as of December 31, 2021	262,977
Change in valuation inputs or other assumptions	(119,535)
Fair value as of March 31, 2022	$143,442
Change in valuation inputs or other assumptions	(119,535)
Fair value as of March 31, 2023	$23,907

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy for the period from April 01, 2022, through March 31, 2023.

The Company recognized a gain in the accompanying Statement of Operations of $119,535 related to change in fair value of warrant liability for the period from April 01, 2022, through March 31, 2023.

NOTE 11. INCOME TAX

Deferred tax assets:	March 31, 2023	March 31, 2022	December 31, 2021
StartUp/Organization Costs	165,204	272,333	165,204
Net operating loss	34,242	40,934	34,242
Total deferred tax assets	$199,446	313,268	199,446
Valuation allowance	(199,446)	(313,268)	(199,446)
Deferred tax asset, net of allowance	$-	-	-

The income tax benefit (provision) consists of the following:

	For the year ended	For the year ended	For the year ended
	March 31, 2023	March 31, 2022	December 31, 2021
Current
Federal	$141,155	-	-
State	66,478	-	-
Deferred
Federal	(396,050)	(243,762)	(152,304)
State	(134,091)	(69,505)	(47,412)
Valuation allowance	530,142	313,268	199,446
Income tax provision	$207,632	-	-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from April 1, 2022 through March 31, 2023, the change in the valuation allowance was $216,874.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at March 31, 2023 and March 31, 2022 is as follows

F-22

	For the year ended	For the year ended	For the year ended
	March 31, 2023	March 31, 2022	December 31, 2021
Statutory federal income tax rate	21.00%	21.00%	21.00%
New Jersey statutory rate	7.11%	5.99%	6.50%
Change in fair value of warrant liability	3.27%	3.91%	2.91%
Expensed offering costs	-	(0.06)%	(0.07)%
Change in valuation allowance	(51.58)%	(14.25)%	(10.60)%
Stock Compensation	-	(16.59)%	(19.74)%
Income Taxes Provision (Benefit)	(20.20)%	-	-

The effective tax rate differs from the federal and state statutory rate of 21% and 9% for the year ended March 31, 2023, due to the valuation allowance recorded on the Company's net operating losses, as well as the change in the fair value of warrant liability, stock compensation expenses, warrant issuance costs, and state income taxes net of federal benefit.

The Company files income tax returns in the U.S. federal jurisdiction and New Jersey. The Company’s tax returns for the year ended December 31, 2021, remain open and subject to examination.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company concluded that there have been no events that have occurred that would require adjustments to the financial statements.

On June 1, 2023, a fourth partial extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023.

On June 23, 2023, fifth partial extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023.

On June 24, 2023, upon the approval of its Audit Committee of the Board of Directors (the “Audit Committee”) of International Media Acquisition Corp. (the “Company”), the Company dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm and the Company engaged Mercurius & Associates LLP (“Mercurius”) (formerly known as the AJSH & Co LLP) the Company's independent registered public accounting firm for the fiscal year ending March 31, 2023, effective immediately.

On July 11, 2023, the sixth complete extension payment of $128,513 was deposited by the Sponsor into the Company’s Trust Account to extend the May 2, 2023, deadline to August 2, 2023.

F-23

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

INDEX TO FINANCIAL STATEMENTS

Reliance Entertainment Studios Private Limited

F-24

Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Reliance Entertainment Studios Private Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Reliance Entertainment Studios Private Limited and Subsidiaries (together referred as the “Company” or “the Group”) as of March 31, 2023 and 2022 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

 These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States of America) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the United States of America federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Assessment

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company reported net losses of Indian Rupee (INR) 3.42 million for the year ended March 31, 2023. As at March 31, 2023, the Company has a significant working capital deficiency of INR 2,552.49 million, and a shareholder’s deficit of INR 347.45 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We refer to Note 2 of the accompanying consolidated financial statements and management’s plans in regard to these matters. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Atlanta, Georgia

KNAV P.A.

 August 14, 2023

F-25

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Consolidated Balance Sheet

	As at March 31, 2023	As at March 31, 2022	As at March 31, 2023 (Unaudited)
	(INR in million)		(US$ in million) (Refer note 2)
Assets
Current assets
Cash and cash equivalents	293.55	331.15	3.57
Accounts receivables, net of allowances	415.09	456.41	5.05
Operating lease right-of-use assets	3.58	-	0.04
Other current assets	1,471.51	2,386.74	17.90
Total current assets	2,183.73	3,174.30	26.56

Produced and licensed content costs	1,640.41	1,841.09	19.96
Equity method investments	1,575.06	1,560.70	19.16
Property and equipment, net	7.73	10.02	0.09
Intangible assets, net	66.29	48.48	0.81
Other non-current assets	1,647.64	224.51	20.04
Total assets	7,120.86	6,859.10	86.62

Liabilities and shareholders' deficit
Current liabilities:
Short term borrowings	1,548.40	456.13	18.83
Losses in excess of investment in equity method investees	173.15	-	2.11
Contract liabilities	1,300.36	1,118.02	15.82
Accounts payable	1,225.37	995.42	14.90
Operating lease liabilities	3.74	-	0.05
Accrued expenses and other current liabilities	485.20	589.06	5.90
Total current liabilities	4,736.22	3,158.63	57.61
Long-term borrowings, less current portion	2,708.46	4,009.55	32.94
Other non-current liabilities	23.63	33.60	0.29
Total liabilities	7,468.31	7,201.78	90.84
Shareholder’s deficit
Common stock, 10,000 of par value INR 10 each shares authorized, issued and outstanding as of March 31, 2023 and March 31, 2022	0.10	0.10	*
Accumulated deficit	(427.87)	(424.45)	(5.20)
Additional paid-in capital	80.67	81.68	0.98
Accumulated other comprehensive loss	(0.35)	(0.01)	*
Total shareholders’ deficit	(347.45)	(342.68)	(4.22)
Total liabilities and shareholders’ deficit	7,120.86	6,859.10	86.62

Commitments and contingencies (Refer note 25)

* Less than USD 50,000

The accompanying notes are an integral part of these Consolidated financial statements.

F-26

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Consolidated Statement of Operations

	Year ended March 31, 2023	Year ended March 31, 2022	Year ended March 31, 2023 (Unaudited)
	(INR in million)		(US$ in million) (Refer note 2)
Revenue	5,117.29	4,411.72	62.24
Costs and expenses:
Operating expenses (exclusive of depreciation separately shown below)	4,161.35	4,186.30	50.61
Sales and marketing expenses (exclusive of depreciation separately shown below)	115.61	120.38	1.41
General and administrative expenses (exclusive of depreciation separately shown below)	522.49	450.62	6.36
Depreciation and amortization expenses	24.13	40.80	0.29
Total costs and expenses	4,823.58	4,798.10	58.67
Profit/(Loss) from operations	293.71	(386.38)	3.57
Other income/(expense)
Interest income	189.59	137.33	2.31
Interest expense	(430.78)	(357.25)	(5.24)
Other income/(expense) net	126.72	96.46	1.54
Total other expenses	(114.47)	(123.46)	(1.39)
Profit/(Loss) before income taxes and equity accounted investments activity	179.24	(509.84)	2.18
Income tax expenses	23.88	6.76	0.29
Profit/(Loss) before income/(loss) from equity accounted investments	155.36	(516.60)	1.89
Share of profit/(loss) in equity accounted investments, net	(158.78)	253.97	(1.93)
Net loss	(3.42)	(262.63)	(0.04)
Net loss attributable to owners	(3.42)	(262.63)	(0.04)
Net loss per share attributable to owners, basic and diluted	**	(0.03)	*
Weighted-average number of shares outstanding used to compute net loss per share attributable to owners, basic and diluted	10,000	10,000	10,000

* Less than USD 50,000

** Less than INR 50,000

The accompanying notes are an integral part of these Consolidated financial statements.

F-27

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Consolidated Statements of Comprehensive Loss

	Year ended March 31, 2023	Year ended March 31, 2022	Year ended March 31, 2023 (Unaudited)
	(INR in million)		(US$ in million) (Refer note 2)
Net loss	(3.42)	(262.63)	(0.04)
Other comprehensive income (loss):
Foreign currency translation adjustments	(0.34)	(0.01)	*
Comprehensive loss attributable to owners	(3.76)	(262.64)	(0.04)

* Less than USD 50,000

The accompanying notes are an integral part of these Consolidated financial statements.

F-28

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Consolidated Statement of Shareholders’ Deficit

						(INR in million)
	Ordinary shares		Accumulated deficit	Additional paid-in capital	Accumulated other comprehensive loss	Total shareholder’s deficit
	Shares	Amount
Balance as at April 1, 2021	10,000	0.10	(161.82)	137.46	-	(24.26)
Add: Loss during the year	-	-	(262.63)	-	-	(262.63)
Net contribution on account of acquisition of businesses under common control	-	-	-	(55.78)	-	(55.78)
Other comprehensive loss, net	-	-	-	-	(0.01)	(0.01)
Balance as at March 31, 2022	10,000	0.10	(424.45)	81.68	(0.01)	(342.68)
Add: Loss during the year	-	-	(3.42)	-	-	(3.42)
Net contribution on account of acquisition of asset under common control (*)	-	-	-	(1.01)	-	(1.01)
Other comprehensive loss, net	-	-	-	-	(0.34)	(0.34)
Balance as at March 31, 2023	10,000	0.10	(427.87)	80.67	(0.35)	(347.45)

* Refer note 24

						(Unaudited) (US$ in million)
					Accumulated	(Refer note 2)
					other	Total
	Ordinary shares		Accumulated	Additional	comprehensive	shareholder’s
	Shares	Amount	deficit	paid-in capital	loss	deficit
Balance as at April 1, 2022	10,000	*	(5.16)	0.99	(*)	(4.17)
Add: Loss during the year	-	-	(0.04)	-	-	(0.04)
Net contribution on account of acquisition of asset under common control	-	-	-	(0.01)	-	(0.01)
Other comprehensive loss, net	-	-	-	-	(*)	(*)
Balance as at March 31, 2023	10,000	*	(5.20)	0.98	(*)	(4.22)

* Less than USD 50,000

The accompanying notes are an integral part of these Consolidated financial statements.

F-29

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Consolidated Statement of Cash Flow

	Year ended March 31, 2023	Year ended March 31, 2022	Year ended March 31, 2023 (Unaudited)
	(INR in million)		(US$ in million) (Refer note 2)
Operating activities
Net loss for the year	(3.42)	(262.63)	(0.04)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities:
Depreciation and amortization	24.13	40.80	0.29
Income tax	23.88	6.76	0.29
Share of (profit)/loss in equity accounted investments	158.78	(253.97)	1.93
Finance cost of Compulsory Convertible Debentures at amortized cost	149.50	169.18	1.82
Provision for employee benefit	9.09	1.67	0.11
Net change in produced and licensed content cost	200.68	(697.27)	2.44
Change in operating assets and liabilities:
Decrease / (Increase) in receivables	41.32	(330.89)	0.50
(Increase) in other assets	(874.90)	(175.33)	(10.64)
Increase in other liabilities and accrued expenses	141.33	460.10	1.72
Increase in accounts payable	232.47	392.25	2.83
Increase in contract liabilities	182.34	220.80	2.22
(Decrease) in working capital due to business transfer arrangement	-	(36.45)	-
Net cash provided by / (used in) operating activities (A)	285.20	(464.98)	3.47

Investing activities
(Acquisition) of property and equipment	(1.86)	(1.42)	(0.02)
(Acquisition) of intangible assets	(41.37)	(14.47)	(0.50)
Payment for acquisition of equity method investments	-	(0.01)	-
Payment for acquisition of business under common control	-	(2.00)	-
Payment for acquisition of asset under common control	(1.01)	-	(0.01)
Inter-corporate deposits given	(80.98)	(16.00)	(0.99)
Inter-corporate deposits repaid	14.85	-	0.18
Loans given to related parties	(1,537.51)	(1,072.01)	(18.70)
Loans repaid by related parties	1,946.77	451.09	23.68
Net cash provided by/ (used in) investing activities (B)	298.89	(654.82)	3.64

Financing activities
Proceeds from borrowings	340.00	1,553.66	4.14
Repayments of borrowings	(805.32)	(79.28)	(9.80)
Proceeds from loans from related parties	104.31	309.88	1.27
Repayment of loans from related parties	(260.68)	(362.69)	(3.17)
Net cash provided by/ (used in) financing activities (C)	(621.69)	1,421.57	(7.56)

Net increase/(decrease) in cash and cash equivalents (A+B+C)	(37.60)	301.77	(0.46)
Cash and cash equivalents at beginning of the year	331.15	29.38	4.36
Cash and cash equivalents at end of the year	293.55	331.15	3.91

Supplemental disclosure of other cash flow information:
Interest paid on borrowings during the year	0.23	4.05	*
Interest received on loans during the year	26.97	-	0.33
Income tax paid (net of refunds) during the year	99.88	200.06	1.21
Non-cash acquisition of business under common control	-	17.33	-

* Less than USD 50,000

The accompanying notes are an integral part of these Consolidated financial statements.

F-30

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

12.1. Organization and Description of Business

Reliance Entertainment Studios Private Limited was incorporated on February 18, 2019, in Mumbai, India and together with the subsidiaries and joint ventures through which businesses are conducted, is a diversified entertainment company with operations in the following business segments: Films, Television and web series, Animation and Gaming. Reliance Entertainment Studios Private Limited majorly conducts its business in India.

The accompanying consolidated financial statements include Reliance Entertainment Studios Private Limited and the following wholly owned subsidiaries (collectively, “the Company” or the “Group”):

1.	Reliance Entertainment Studios (UK) Private Limited, incorporated in England.
2.	Reliance Entertainment Studios US, Inc, incorporated in the state of New Jersey, United States of America.
3.	Zapak Games Private Limited, incorporated in India.
4.	Reliance Animation Studios Private Limited, incorporated in India.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying Consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying Consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for the years ended March 31, 2023 and March 31, 2022.

The Consolidated financial statements include the accounts of the Company and its subsidiaries in which a controlling interest is maintained. All intercompany balances and transactions have been eliminated. The joint ventures in limited liability partnerships are accounted for under the equity method.

The Consolidated financial statements of the Company were authorized by the management as on August 14, 2023.

Convenience Translation

The Consolidated financial statements are stated in million of Indian National Rupee (INR). However, solely for the convenience of readers, the consolidated balance sheet, consolidated statement of operations, consolidated statement of comprehensive loss, consolidated statement of shareholders’ deficit and consolidated cashflow statement as of and for the year ended March 31, 2023 have been translated to U.S. Dollars (US$) at the exchange rate of INR 82.22 per $1.00.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

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RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s Consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern

The Company’s Consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the Consolidated financial statements, the Company had an accumulated deficit on March 31, 2023, a net loss for the year then ended and net liability position as at balance sheet date. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuance as a going concern is dependent on the success of the efforts of its directors and principal stockholders in providing financial support in the short-term, raising additional capital through equity or debt financing either from its own resources or from third parties, and achieving profitable operations. In the event that such resources are not secured, the assets may not be realized, or liabilities discharged at their carrying amounts, and the difference from the carrying amounts reported in these Consolidated financial statements could be material.

On October 2, 2022, International Media Acquisition Corp. (“IMAQ”) entered into a Stock Purchase Agreement (the “SPA”) with Risee Entertainment Holdings Private Limited, a company incorporated in India (“Seller”, “Holding Company”), and the Company (the “Target Company”). Pursuant to the terms of the SPA, a business combination between IMAQ and the Target Company will be effected by the acquisition of 100% of the issued and outstanding share capital of the Target Company from Seller in a series of transactions (collectively, the “Stock Acquisition”). The board of directors of IMAQ has (i) approved and declared advisable the SPA and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the stockholders of IMAQ. As part of SPA, IMAQ will infuse approximately US$ 38.00 either by way of equity or debt in the Company upon successful completion of the SPA.

As on March 31, 2023, the Company has cash and cash equivalents, of INR 293.55 and net current liabilities of INR 2,552.49. However, basis the parent support letter from the Holding Company to support Company’s operations and other obligations, the management is of the view that sufficient cash flow would be available for the Company.

Further, the Company has the ability to raise additional equity financing and debt on terms that are favorable to the Company and accordingly, substantial doubt about the Company’s ability to continue as a going concern is alleviated for at least the next twelve months from the date of issuance of these Consolidated financial statements. Consequently, the Consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Further, the operations of the Company have started gearing up post COVID -19 pandemic and the projects planned during next 12 months are expected to give positive cash flows, thus the Company will be able to meet the short- term liabilities and obligations. The Company does not expect future material disruptions to its business. Risks related to the strength of the global media and entertainment sector or changes in foreign and financial market conditions could impair the Company’s operations and financial performance.

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Notes to Consolidated Financial Statements

Use of Estimates

The preparation of the Consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the Consolidated financial statements. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates. The most significant estimates made by management in the preparation of Consolidated financial statements relate to amortization of produced and licensed content cost, useful lives of property and equipment and intangible assets, fair values of compulsorily convertible debentures, revenue recognition, certain deferred tax assets and tax liabilities, and other contingent liabilities.

Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the Consolidated financial statements are reasonable. Any changes in estimates are adjusted prospectively in the Company’s Consolidated financial statements.

Revenue Recognition

Revenue is recognized when control of a good or service is transferred to a customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Significant judgments used in the determination of the amount and timing of revenue recognition include the identification of distinct performance obligations in contracts containing bundled goods or services, and the allocation of consideration among individual performance obligations within these arrangements based on their relative standalone selling prices. Further, measurement of the progress of transfer of control, relating to contracts for production of content, involves significant estimation.

Payment terms offered to customers vary by location and type of customer and the nature of the licensing arrangement: however, payments for credit sales are generally due between 30 and 90 days after revenue is recognized. In some cases, customer payments are made in advance of when the Company fulfills its performance obligation and recognizes revenue. This primarily occurs under television and film production contracts, in which payments may be received as the production progresses, where a portion of the payments are received prior to the completion of the movie and prior to license rights start dates. These arrangements do not contain significant financing components because the reason for the payment structure is not for the provision of financing to the Company, but rather to mitigate the Company’s risk of customer non-performance and incentivize the customer to exploit the Company’s content.

Films, web and TV series and Animation segments:

The following describes the revenues generated by market or product line:

Theatrical and distribution rights:

Film business generates revenue from the worldwide theatrical release of produced and acquired films for exhibition in movie theaters. For film titles with a minimum guaranteed license fee revenue is recognized when the title is made available to the customer. License fees earned by titles in excess of minimum guarantee are deferred until the minimum guaranteed license fee is exceeded. Once the minimum guaranteed license fee is exceeded, revenue is recognized as earned based on the licensee’s underlying sales. Fees charged for licensing of films to theatrical distributors are recognized as revenue in the same period as the sale to end customer based the contractual royalty rate applied to the distributor’s underlying sales from exhibition of the films.

Satellite rights, digital rights, music rights and character rights

Film business also generates revenue from the licensing of film/music/other content in India and internationally to cable, broadcast and premium networks and subscription video on demand services. Such agreements generally include fixed pricing and span multiple years. For example, following a film’s theatrical release, film business may license the exhibition rights of a film to different customers over multiple successive distribution windows. Revenue is recognized when the content is delivered and available for use to the licensee. When the term of an existing agreement is renewed or extended, revenue is recognized at the later of when the content is available or when the renewal or extension period begins. Revenue from sale of character rights under Animation business is recognized when such characters are sold to the customers.

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Notes to Consolidated Financial Statements

Production service

The Company provides production services to Over the Top (OTT) platforms and television broadcasters. Under such contracts the Company handles the preproduction, production, post-production and delivery of the program for the purpose of exclusive commercial exploitation of the program through all modes, media and format as directed by platform and broadcasters. All the rights relating to produced or under production are with the customers. Customer receives and consumes the benefits as and when any activity is undertaken by the Company as the customer would not need to substantially reperform the work completed to date. Therefore, the Company recognizes such revenue over the period of time of the contract using input method based on cost incurred i.e., the Company recognizes the revenue based on costs incurred relative to total estimated costs to determine the extent of progress toward completion.

Quality assurance services

The Company provides testing services to its customers in animation segments. The revenue from such services is recognized as and when the services are rendered.

In-film branding

The revenue is recognized when the films are released for theatrical distribution.

Sale of images

The Company recognizes revenue from the sale of images when control of the images is transferred to the customer, which generally occurs at the point in time when the images are delivered to the customer and the customer obtains the right to use the images for its intended purpose. The transaction price is allocated to each distinct image based on its standalone selling price. Any variable consideration, such as discounts or refunds, is estimated and included in the transaction price if it is probable that a significant reversal of revenue will not occur. If the customer has the option to purchase additional images at a discount, the potential discounts are assessed and, if deemed significant, are recognized as a performance obligation in the initial contract.

Gaming segment:

The Company offers its products and content via distribution partner and third-party digital storefronts such as Apple’s App Store, and the Google Play Store. For sales of its product and content, the Company determines whether or not the Company is acting as the principal in the sale to the end user, which it considers in determining if revenue should be reported based on the gross transaction price to the end user or based on the transaction price net of fees retained by the third-party digital storefront. An entity is the principal if it controls a good or service before it is transferred to the customer. Key indicators that the Company uses in evaluating these sales transactions include, but are not limited to, the following:

•	the underlying contract terms and conditions between the various parties to the transactions;
•	which party is primarily responsible for fulfilling the promise to provide the specified good or service; and
•	which party has discretion in establishing the price for the specified good or service.

Generally, considering that control of the product and content is not transferred to distribution partner and third-party digital storefronts such as Apple’s App Store, and the Google Play Store, the Company determined that they are the principal to the end user and thus reports revenue on a gross basis and fees charged by these distribution partner and digital storefronts are expensed as incurred and reported within operating expense.

In-game/app revenue

Revenues attributable to the sale of one-time in-game/app virtual items, including skills, privileges, or other consumables, features or functionality, to the players/ users, are recognized after the underlying performance obligations have been satisfied, usually when players/users purchase the virtual items.

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Notes to Consolidated Financial Statements

Advertising:

Advertising revenue is derived from advertisement contracts with online advertising networks, exchanges etc. Revenue from advertising services, including performance-based advertising, is recognized after the underlying performance obligations have been satisfied, usually in the period in which advertisements are displayed.

Segment Reporting

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision market (“CODM”) in deciding allocation of resources and in assessing performance. The Company’s global chief executive officer is its CODM. The Company’s CODM reviews financial information which is broken down into three primary division of the Company namely, Films, web and TV series segment, Animation segment and Gaming segment for the purposes of making operating decisions, allocating resources and evaluating financial performance. CODM measures each segment basis the net profit or loss after tax and share of profit or loss from equity method investment. Management reviews the results basis the performance of each segment. As such, the Company has determined that it operates in three operating and reportable segments.

Assets and liabilities are used interchangeably between segments, and these have not been allocated to the reportable segments.

Refer note 18 for further information on operating segments.

Cash and cash equivalents

Cash and cash equivalents primarily represent cash and balances in current bank accounts. The Company considers all short-term, highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts receivable

The Company classifies its right to consideration in exchange for deliverables as either accounts receivable or a contract asset. An accounts receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. The customers are billed on a regularly scheduled basis, such as bi-weekly or monthly. The payment terms are generally 30 to 90 days from the invoice date.

Accounts receivable are stated net of allowance for doubtful accounts. Outstanding accounts receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. Accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables and approximate fair value. The Company maintains allowances for doubtful accounts for estimated probable losses resulting from the inability of customers to make required payments. The estimates are based on historical collection and write-off experience, current trends, credit policy, detailed analysis of specific customer situations and percentage of accounts receivable by aging category. Accounts receivable are charged off against the reserve when, in management’s estimation, further collection efforts would not result in a reasonable likelihood of receipt.

Contract assets and liabilities

When the timing of the Company’s revenue recognition is different from the timing of customer payments, the Company recognizes either a contract asset (customer payment is subsequent to revenue recognition and subject to the Company satisfying additional performance obligations) or deferred revenue in the form of contract liability (customer payment precedes the Company satisfying the performance obligations). Consideration due under contracts with payment in arrears is recognized as accounts receivable. Deferred revenues and advance from customers are contract liabilities. Further, deferred revenues are recognized as (or when) the Company performs under the contract.

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Notes to Consolidated Financial Statements

Produced and Licensed content cost

Produced and Licensed content cost includes the unamortized costs of films and television programs, a portion of which are monetized individually, and a portion of which are monetized as part of a film group. Costs of acquiring and producing films and television programs are capitalized when incurred. For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For acquired films and television programs, capitalized costs consist of cost to acquire the distribution rights. Produced and Licensed content cost for films and television programs that are monetized individually or in a film group is amortized based upon the ratio of the current period’s revenues to the estimated ultimate revenue expected to be recognized from the exploitation, exhibition or sale of the individual films or television programs or film groups. Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture.

The costs of produced and licensed film and television content are subject to regular recoverability assessments. For content that is predominantly monetized individually, the unamortized costs are compared to the estimated fair value. The fair value is determined based on an analysis of the cash flows directly attributable to the title. To the extent the unamortized costs exceed the fair value, an impairment charge is recorded for the excess. For content that is predominantly monetized as a group, the aggregate unamortized costs of the group are compared to the present value of the discounted cash flows using the lowest level for which identifiable cash flows are independent of other produced and licensed content. If the unamortized costs exceed the present value of discounted cash flows, an impairment charge is recorded for the excess and allocated to individual titles based on the relative carrying value of each title in the group. If there are no plans to continue to use an individual film or television program that is part of a group, the unamortized cost of the individual title is written-off immediately. Licensed content is included as part of the group within which it is monetized for purposes of assessing recoverability.

Operating expenses

Operating expenses consist primarily of programming and production costs, technical support costs, operating employee benefits, distribution costs, platform provider fees in relation to sale of games and in-app purchases and amortization of produced and licensed content cost.

Sales and marketing expenses

Sales and marketing expenses include expenses incurred for distribution costs and marketing costs. Distribution and marketing expenses primarily include the costs of theatrical prints and advertising. Theatrical prints delivered to theatrical exhibitors and the advertising and marketing cost associated with the theatrical release of the films.

General and administrative expenses

These expenses include officers and administrative personnel salaries, employee benefits, bad debts, rent expenses, legal and professional expenses and accounting expenses, infrastructure costs, repairs and maintenance, communication expenses and other overheads.

Equity method investments

Investments in equity interests of entities that provide the Company with the ability to exercise significant influence, but not a controlling financial interest, over the investee are accounted for under the equity method of accounting. Investments accounted for under the equity method are initially recorded at cost. Subsequently, the Company recognizes its proportionate share of the entities’ net income or loss through the Consolidated statements of operations and as an adjustment to the investment balance.

The company has continued to recognize its share of investee losses in excess of the carrying amount of the investment, due to their intent to fund the working capital requirements of respective investees. These amounts are disclosed as losses in excess of investment in equity method investee.

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Notes to Consolidated Financial Statements

The Company reviews it’s carrying value of investments (including loans given) carried at cost, amortized cost or equity method annually, or more frequently when there is an indication for impairment. If the recoverable amount is less than it’s carrying amount, the impairment loss is accounted for in the Consolidated statement of operations.

When an impairment loss subsequently reverses, the carrying amount of the investment is increased to the revised estimate of its recoverable amount, so that the increased carrying amount does not exceed the cost of the investment. A reversal of an impairment loss is recognised immediately in the Consolidated Statement of operations.

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, term deposits with banks, accounts receivables and loans and advances given to related and unrelated parties in the form of inter-corporate deposits (ICDs). The Company places its cash and cash equivalents, term deposits with banks and funds respectively with high credit/investment grade ratings to limit the amount of credit exposure with any one bank/fund and conducts ongoing evaluations of the creditworthiness of the banks and funds with which it does business. To reduce its credit risk on accounts receivable and the ICDs given to the related and unrelated parties, the Company conducts ongoing credit evaluations of its debtors and borrowers. If required, an appropriate allowance for impairment is included in the accounts.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization and accumulated impairment loss. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are charged to earnings as incurred. The Company depreciates and amortizes all property and equipment using the straight-line method over the following estimated economic useful lives of the assets:

The estimated useful lives are as follows:

Office equipment	5 years
Computer	3 years
Fixtures & fittings	10 years

Depreciation methods, useful lives and residual values are reviewed at the end of each year and adjusted if appropriate.

Intangible assets

Game Development Costs and Intellectual Property Licenses: - Game development costs include payments made to independent software developers and cost of procuring license to develop the game. It also includes direct costs such as employee cost and such other cost directly attributable for developing the game.

Game development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established.

Intangible Asset under Development

Cost incurred during the development of games and license fees paid for developing the game are shown under Intangible Asset under Development till the date of capitalization. Costs includes direct cost such as employee cost and such other cost directly attributable for developing the games.

Amortization

Game Development Costs are amortized over the period of license or over a period of two years whichever is lesser on straight line basis from the date of commencement of license or from the date the Game is launched or released wherever applicable or at such higher rates based on management revenue forecast.

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Notes to Consolidated Financial Statements

Computer Software is amortized over a period of 5 years.

Leases

Effective April 1, 2022, the Company has accounted for leases in accordance with Accounting Standards Codification (“ASC”) 842, Leases (“ASC 842”). The standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The Company adopted ASC 842 using a modified retrospective transition approach as permitted by the amendments of ASU 2018-11 Leases (Topic 842): Target Improvements, which provides an alternative modified retrospective transition method. As a result, the Company is not required to adjust our comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption (i.e., January 1, 2022). The Company have elected to adopt the package of transition practical expedients and, therefore, have not reassessed (i) whether existing or expired contracts contain a lease, (ii) lease classification for existing or expired leases, or (iii) the accounting for initial direct costs that were previously capitalized.

The Company determines if an arrangement is a lease at contract inception. A lease exists when a contract conveys to the customer the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: (i) there is an identified asset in the contract that is land or a depreciable asset, and (ii) the customer has a right to control the use of the identified asset. The Company entered into lease contracts for office premises. Upon adoption, the Company recognized INR 11.82 of ROU assets and lease liabilities on our Consolidated Balance Sheets. See Note 22 for additional disclosures related to leases.

ROU assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred, less any lease incentives received. The lease liabilities are initially measured at the present value of the unpaid lease payments at the lease commencement date. Lease expense, for operating leases, is recognized on a straight-line basis over the lease term.

Key estimates and judgements include the following:

(i)

Discount rate — ASC 842 requires a lessee to discount its unpaid lease payments using the rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As The Company generally do not know the rate implicit in our leases, The Company use our incremental borrowing rate, based on the information available at the lease commencement date, in determining the present value of our lease payments. Our incremental borrowing rate for a lease is the rate of interest The Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

(ii)

Lease term — The lease term for all of our leases includes the noncancellable period of the lease plus any additional periods covered by either a lessee option to extend (or not to terminate) the lease that is reasonably certain to be exercised.

The Company have elected not to recognize ROU assets and lease liabilities for all short-term leases that have a lease term of 12 months or less. The Company recognize the lease payments associated with our short-term leases as an expense on a straight-line basis over the lease term. Furthermore, The Company have elected to combine lease and non-lease components for all contracts. Non-lease components primarily relate to maintenance services related to the leased asset.

Impairment of long-lived assets

The Company evaluates its long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company measures the recoverability of the assets by comparing the carrying amount of such asset to the future undiscounted cash flows it expects the asset to generate. If the Company considers the asset to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair value.

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Notes to Consolidated Financial Statements

Fair value measurements and financial instruments

The Company holds financial instruments that are measured at fair value which is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs are quoted prices for similar assets and liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active and model- derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3: Inputs are unobservable inputs based on the Company’s assumptions and valuation techniques used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, prepaid expenses and other assets accounts, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

Foreign currency

The Company’s consolidated financial statements are reported in INR, the Company’s functional currency. The functional currency for the Company’s subsidiaries in India, is the INR, and the functional currencies of the Company’s subsidiaries in USA and UK are their local currencies U.S. Dollars (USD) and Sterling Pound (GBP) respectively. The translation of the functional currencies of the Company’s subsidiaries into INR is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using an average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive loss, under accumulated other comprehensive loss as a separate component of equity.

Employee benefit plans

Contributions to defined contribution plans are charged to Consolidated statements of operations in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, future compensation increases and attrition rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in net periodic cost in its entirety immediately. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

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RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable.

Income taxes

Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

Contingencies and Litigation

The Company is currently involved in certain legal proceedings and, as required, have accrued estimates of the probable and estimable losses for the resolution of these cases. These estimates are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and have been developed in consultation with legal counsel as appropriate. From time to time, the Company is also involved in other contingent matters for which we accrue estimates for a probable and estimable loss. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to legal proceedings or our assumptions regarding other contingent matters. Refer Note 25 for more detailed information.

Net loss per share

Basic net loss per ordinary share is calculated by dividing the net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares and potentially dilutive securities outstanding for the period.

Basic and diluted net loss per share attributable to ordinary shareholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of ordinary and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to ordinary shareholders for the period to be allocated between ordinary and participating securities based upon their respective rights to share in undistributed earnings as if all income (loss) for the period had been distributed. Based on the above, the redeemable convertible preference shares, share options and convertible notes are not considered as participating securities.

For the purposes of diluted net loss per share, the redeemable convertible preference shares, share options and convertible notes are considered to be potentially dilutive securities. ASC 260 “Earnings Per Share” requires an adjustment to the numerator for any income or loss related to liability classified share options if they are presumed to be share settled. However, on the basis of past experience, there is sufficient evidence to conclude that the Company has the ability and intent to settle such share options in cash. Accordingly, these outstanding share options were excluded from the calculation of diluted loss per share because their inclusion would have been anti-dilutive. Further, the Company has reported a net loss for all periods presented, redeemable convertible preference shares and convertible notes are also considered to be anti-dilutive. Therefore, diluted net loss per ordinary share is the same as basic net loss per ordinary share for those periods.

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Notes to Consolidated Financial Statements

New Accounting Pronouncements

The Company is an emerging growth company and has elected to opt-in to the extended transition period for complying with new or revised accounting standards thereby allowing them to delay adoption of new or revised accounting standards until such time as those standards apply to private companies.

In June 2016, FASB issued ASU 2016-13, Financial Instruments-Credit Losses. The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net carrying value at the amount expected to be collected on the financial asset. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances.

The update was effective for fiscal years beginning after December 15, 2020, which was deferred to fiscal years beginning after December 15, 2022, by ASU No. 2019-10 issued in November 2019. The Company is currently assessing the impact of this ASU on the consolidated financial statements and will adopt this new standard in the fiscal year beginning April 1, 2023.

ii. In August 2018, FASB issued ASU 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans— General (Subtopic 715-20) Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans. This ASU changes the disclosure requirements for defined benefit plans. The update is effective for fiscal years ending after December 15, 2021, and the early adoption is permitted. The Company does not expect the adoption of this amendment to have a material effect on its Consolidated financial statements.

iii. In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. This ASU simplifies various aspects of income tax accounting by removing certain exceptions to the general principle of the guidance and clarifies and amends existing guidance to improve consistency in application. The update is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years, beginning after December 15, 2022. Early adoption is permitted for periods for which financial statements have not yet been made available for issuance. The Company is currently evaluating the impact of this amendment on its Consolidated financial statements and disclosures.

iv. In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires contract assets and contract liabilities (e.g., deferred revenue) acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with Topic 606, “Revenue from Contracts with Customers.” Generally, this new guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. Historically, such amounts were recognized by the acquirer at fair value in acquisition accounting. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The impact of the new standard will depend on the magnitude of future acquisitions.

F-41

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

 3. Cash and cash equivalents

	As at March 31, 2023	As at March 31, 2022
Balances with banks
In Current accounts	197.91	274.84
In Fixed Deposits	95.60	56.29
Cash in hand	0.04	0.02
	293.55	331.15

4. Accounts Receivables, net of allowances

	As at March 31, 2023	As at March 31, 2022
Accounts receivable	404.30	282.74
Accounts receivable from related parties (Refer note 23)	10.79	173.67
Less: allowance for doubtful accounts	-	-
Total accounts receivables	415.09	456.41

The Company’s accounts receivable do not have significant concentration of credit risk due to the wide variety of customers and markets in which the Company’s products and services are sold and the dispersion of its customers across geographic areas. The Company performs ongoing credit evaluations. The Company generally does not require collateral for its trade accounts receivable.

On the basis of historical collection and write-off experience, current trends, detailed analysis of specific customer situations and the ageing of the debtors, the Company has not recorded loss allowance on the accounts receivable as on March 31, 2023 and March 31, 2022, considering the Company’s assessment of possible credit losses

5. Produced and licensed content costs

	As at March 31, 2023	As at March 31, 2022
a. Projects in progress (*)	848.73	1,692.59
b. Released Films & TV Serials / Sale of Rights	791.68	148.50
Total	1,640.41	1,841.09

* Part of projects in progress is under a lien against borrowing taken from Super Cassettes Industries Private Limited and against guarantee provided to Kurios Finvest LLP to support a loan facility granted to Reliance Creative and Content Solutions LLP. For further details refer note 11 and note 25 respectively.

Total Produced and licensed content costs by predominant monetization strategy is as follows:

	As at March 31, 2023	As at March 31, 2022
Produced and licensed content costs:
Individual Monetization
Released, net of accumulated amortization	746.93	100.00
In progress	848.73	1,692.59
	1,595.66	1,792.59

Film group Monetization
Released, net of accumulated amortization*	44.75	48.50
	44.75	48.50

*This represent acquired film libraries.

Amortization of Produced and licensed content costs by predominant monetization strategy is as follows, and was included in operating expense in the Consolidated statement of operations:

F-42

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

	Year ended March 31, 2023	Year ended March 31, 2022
Amortization expense:
Individual monetization	1,194.19	882.50
Film group monetization	3.69	6.50
	1,197.88	889.00

	Year Ended March 31, 2024	Year Ended March 31, 2025	Year Ended March 31, 2026
Estimated future amortization expense:
Released Films & TV Serials / Sale of Rights
Individual Monetization	61.07	46.13	59.20
Film group monetization	3.26	9.44	2.93

6. Other current assets

Other current assets consist of the following:

	As at March 31, 2023	As at March 31, 2022
Contract Assets	372.09	43.11
Loans to related parties (Refer Note 23) *	424.19	1,979.28
Advances to Suppliers	510.24	203.03
Loans and advances (others) (^)	121.68	99.47
Prepaid expenses	2.90	1.10
Security deposits	7.93	10.49
Balances with government authorities (#)	32.33	29.14
Fixed deposits with original maturity of more than three months	-	19.93
Advances to employees	0.15	1.19
	1,471.51	2,386.74

* The Company has granted loans and advances to its equity accounted investees in the form of inter corporate deposits for meeting their working capital requirements. The interest rate on such loans varies between 8% p.a. to 15% p.a. and such loans are repayable on demand (Refer Note 23).

* On April 08, 2021, the Company has provided short term loan to Talent house Entertainment Private Limited. a related party in the form of inter corporate deposit of INR 1.5 having an interest rate of 13% p.a. repayable on demand. The carrying value of such loans as on March 31, 2023 and March 31, 2022 is INR 1.31 and INR 1.60 respectively. Similarly, the Company has provided short term loan to Reliance Films Distribution Private Limited. a related party in the form of inter corporate deposit of INR 11.50 having an interest rate of 13% p.a. repayable on demand. The carrying value of such loans as on March 31, 2023 and March 31, 2022 is INR 0.17 and INR 1.23 respectively.

F-43

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

^The Company has provided several short-term loans to an unrelated party Good Bad Films LLP for meeting the working capital requirements. The interest is 14% p.a. for all the loans. The carrying value of such loans as on March 31, 2023 and March 31, 2022 is INR 33.20 and INR 91.25 respectively. Further, the company provided interest free loan to Big Screen Entertainment for meeting the working capital requirements. The carrying value of such loans as on March 31, 2023 and March 31, 2022 is INR 7.50 and INR 8.22 respectively.

^The Company has provided interest free demand loan to an unrelated party Content Creation Media LLC for meeting the working capital requirements. The carrying value of the loan as on March 31, 2023, is INR 80.98 (March 31, 2022 INR Nil).

^Loans given to borrowers (related and others), during the course are repayable on demand or as mutually decided between the parties. The company performs detailed assessment based on the net worth of the borrowers and fair valuation of assets. Based on such assessment, the management believes there is no impairment required as at March 31, 2023. Further based on expected utilization of funds for next 12 months, the current and non-current classification has been carried out in financial statements. (Refer note 10)

# Balances with government authorities relate to input tax credits and refunds under Goods and Services Tax (GST).

7. Equity accounted investments

Equity method investments comprises investments in the following companies

	As at March 31, 2023	As at March 31, 2022
Investments in equity method investees
Plan C Studios LLP	392.25	388.87
Rohit Shetty Picturez LLP	944.72	704.27
Select Flix LLP	16.20	4.10
Global Cinema LLP	76.30	62.72
Y-Not Films LLP	36.39	56.74
Window Seat Films LLP	94.82	89.99
Film Hangar LLP	0.01	0.04
Add: Share in profit/(loss) of equity method investments, net	(158.78)	253.97
	1,401.91	1,560.70
Add: Losses in excess of investment in equity method investees (Classified as liability)
Y-Not Films LLP	147.51	-
Film Hangar LLP	25.64	-
Total equity accounted investments	1,575.06	1,560.70

Details of the equity method investments are as follows:

Name of Company	Principal activity	Percentage of equity held by the Company
		As at March 31, 2023	As at March 31, 2022
Plan C Studios LLP	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Rohit Shetty Picturez LLP	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Select Flix LLP	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Global Cinema LLP	Distribution and Syndication of full-length feature films	40.00%	40.00%
Y-Not Films LLP	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Window Seat Films LLP	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%
Film Hangar LLP	Production, Distribution and Exploitation of Entertainment content	50.00%	50.00%

_______________________

During the financial year ended March, 2021, the company has acquired 50% in Plan C Studios LLP and Rohit Shetty LLP for consideration of INR 384.67 and INR 701.61 respectively. As at acquisition date the difference between the amount at which the Company’s investment is carried and the amount of the Company’s share of the underlying equity in net assets of Plan C Studios LLP and Rohit Shetty LLP was approximately INR 315.00 and INR 440.79 respectively. The basis difference is primarily attributable to the value of released content and equity method goodwill associated with the investment. During the year ended March 31, 2023 and March 31, 2022, the amortization of excess fair value of investment is NIL.

Summarized financial information for the Company’s equity accounted investees on an aggregate basis is set forth below:

F-44

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Operating data:	Year ended March 31, 2023	Year ended March 31, 2022
Revenue	3,655.12	7,051.51
Cost of revenue	4,030.37	6,280.66
(Loss)/ Income from operations	(375.25)	770.85
Net income /(Loss)	(357.13)	514.72
Net profit/(loss) attributable to the Company	(158.78)	253.97

Balance sheet data:	As at March 31, 2023	As at March 31, 2022
Current assets	3,554.70	5,233.21
Non-current assets	829.85	771.45
Current liabilities	2,583.73	3,647.57
Non-current liabilities	142.84	211.00

For transactions with equity accounted investments refer Note 23

8. Property and equipment, net

The components of property and equipment, net was as follows:

	As at March 31, 2023	As at March 31, 2022
Office equipment	4.39	4.24
Computers	26.45	24.74
Fixtures and Fittings	3.78	3.78
Total	34.62	32.76
Less: Accumulated depreciation	(26.89)	(22.74)
Property and equipment, net	7.73	10.02

Depreciation expense relating to property and equipment amounted to INR 4.14 and INR 2.13 for the year ended March 2023 and 2022 respectively.

F-45

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

9. Intangible assets, net

The Company’s intangible assets are as follows:

	As at March 31, 2023	As at March 31, 2022

Capitalized gaming software development costs	431.60	345.32
Other software	2.75	2.75
Less: Accumulated amortization	(306.30)	(286.31)
Less: Provision for impairment	(61.76)	(61.76)
Gaming software under development	-	48.48
Total	66.29	48.48

Amortization expense for intangible asset acquired as a part of an acquisition of assets and disclosed in the statement of operations under depreciation and amortization expense amounted to INR 19.99 and INR 38.67 for the year ended March 31, 2023 and 2022 respectively. The estimated yearly amortization expense for license till the end of its estimated economic life of 2 years.

10. Other non-current assets

	As at March 31, 2023	As at March 31, 2022
Security deposits	3.05	6.52
Income taxes assets	344.04	217.99
Loans to related parties (Refer Note 23 and 6)	1,300.55	-
	1,647.64	224.51

The Company has granted loans and advances to its equity accounted investees in the form of inter corporate deposits for meeting their working capital requirements. The interest rate on such loans varies between 8% p.a. to 15% p.a. and such loans are repayable on demand. Further based on expect utilization of funds for next 12 months, the current and non-current classification has been carried out in consolidated financial statements.

On November 25, 2021, the Company provided a loan through inter corporate deposit to Reliance Creative and Content Solution LLP a related party for INR 500. The interest rate on the same is 13.25% p.a. to be paid annually and the principal repayment is due on demand. The carrying value of such loans as on March 31, 2023 and March 31, 2022 is INR 145.90 and INR 494.66 respectively.

Loans given to borrowers (related and others), during the course are repayable on demand or as mutually decided between the parties. The company performs detailed assessment based on the net worth of the borrowers and fair valuation of assets. Based on such assessment, the management believes there is no impairment required as at March 31, 2023.

11. Borrowings

Summary of the Company’s borrowings are as follows:

	As at March 31, 2023	As at March 31, 2022
Loans from Related Parties (Refer Note 23)	1,111.23	1,247.93
Compulsory Convertible Debentures (Unsecured)	1,737.11	1,587.61
Other Unsecured Loans	1,408.52	1,630.14
	4,256.86	4,465.68

Current	1,548.40	456.13
Non-Current	2,708.46	4,009.55
Total	4,256.86	4,465.68

F-46

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Compulsorily convertible debentures (CCDs)

On March 29, 2021, the Company issued compulsory convertible debentures of INR 1,804.30 for acquiring stake in the joint ventures under common control. The debentures are non-interest bearing, due on March 29, 2031 or any other period as mutually agreed by the parties, and are unsecured. At the time of conversion, the CCD holder will receive principal and yield of 13.50% (not compounded annually) by way of 10% non-cumulative redeemable preference shares (NCRPS) from the date of allotment till the date of conversion which will be subject to and contingent on the Company’s performance, industry/market performance, risk factors, return and risk free investment and also factors as independent valuer may deem necessary for arriving at the conversion price. The CCD holder shall have right to convert the CCDs into NCRPS, on mutually agreed terms, at any time after the date of allotment of CCDs, and such NCRPS shall be redeemable at the end of 6 months from the date of conversion.

As of March 31, 2023, the principal remaining of this note was INR 1,804.30 with a carrying value of INR 1,716.54 (March 2022 INR 1,569.24) estimated by discounting the future cash flows at fair market interest rate as on the issuance date. During the year ended March 31, 2023, the Company recorded interest of INR 147.30 (March 2022 INR 168.13) on these debentures.

If the CCD was to get converted, NCRPS which would have fair value of INR 1,955.21 would get issued which would get redeemed in six months along with interest at the rate of 10% p.a.

On September 30, 2021, the Company issued compulsory convertible debentures amounting to INR 22.90 for acquiring the Animation Business as per the business transfer agreement. The debentures are non-interest bearing, due on March 31, 2031, or any other period as mutually agreed by the parties and is unsecured. The debentures may be converted into 10% Non-Cumulative Redeemable Preference Share (NCRPS), at a conversion price as determined by Independent Valuer. As at March 31, 2023, the principal remaining of this note was INR 22,900 with a carrying value of INR 20.57 (March 31, 2022 INR 18.37) estimated by discounting the future cash flows at fair market interest rate as on the issuance date. During the year ended March 31, 2023, the Company recorded interest of INR 2.20 (March 31, 2022 INR 1.04) on these debentures.

If the CCD was to get converted, NCRPS which would have fair value of INR 24.03 would get issued which would get redeemed in six months along with interest at the rate of 10% p.a.

Subsequently, the Company recognizes interest on the component that is a financial liability as income or expense in the statement of operations which is the difference between the face value of the CCDs and amount of liability. Refer Note 21 below for details regarding fair value.

Inter Corporate Deposit to related parties:

On 08 January 2021, the Company obtained an inter corporate deposit (ICD) from RBEP Entertainment Private Limited of INR 265.00 bearing an interest rate of 15% for financing working capital needs. The tenure of the loan is 10 years and the principal along with accumulated interest has to be repaid at the end of the said tenure. Refer Note 21 for details regarding fair value. Similarly, on February 01, 2021, the Company has taken an inter corporate deposit of INR 376.64 from RBEP Entertainment Studios Private Limited having an interest rate of 8.50%. The loan repayable at the end of 10 years. The carrying value of loans from RBEP as on March 31, 2023 and March 31, 2022 is INR 421.22 and INR 821.36 respectively.

Other unsecured loans:

The Company has obtained loan of INR 147.97 from CLE Private Limited bearing for financing its working capital requirements. The tenure of the loan is 10 years and the principal along with accumulated interest has to be repaid at the end of the said tenure. The carrying value of such loan as on March 31, 2023 is INR 147.97.

On 19 May 2021, the Company has availed a loan of INR 2,680 from Super Cassettes Industries Private Limited an unrelated party for financing the production of films. The interest rate is 12.5% p.a. 50% of the loan amount drawn for each film along with interest is to be repaid one week prior to the release of such film on any media/platform and the remaining 50% along with interest is to be repaid within 90 days from the date of release of each such film on any medium/platform. The carrying value of the loan as on March 31, 2023 and March 31, 2022 is INR 1,114.21 and INR 1,452.52 respectively.

During the year, for financing production of the films, the Company borrowed money from Reliance Mediaworks Theatres Limited amounting to INR 50.00 at the interest rate of 12% p.a. repayable after one year. The carrying value of the loan including interest as on March 31, 2023 is INR 51.69.

During previous year, for financing production of the films, the Company borrowed money from Andolan Films Private Limited amounting to INR 29.00 at the interest rate of 9% p.a. repayable after one year. The carrying value of the loan is as on March 31, 2023 and March 31, 2022 is INR 4.05 and INR 29.65 respectively.

On March 31, 2023, for financing production of the films, the Company borrowed money from Valuecorp Securities and Finance limited amounting to INR 87.66. at the interest rate of 8% p.a. repayable after one year. The carrying value of the loan is as on March 31, 2023 is INR 87.66.

The Company has obtained short term loans in the form of inter corporate deposits from various related parties. Refer Note 23 for more details of such loans. The interest rate for such loans varies from 8%-13.25% p.a. The loans along with interest are repayable on demand.

F-47

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

12. Accounts Payable

	As at March 31, 2023	As at March 31, 2022
Accounts Payable (Others)	1,186.71	526.36
Accounts Payable (related parties) (Refer note 23)	38.66	469.06
	1,225.37	995.42

13. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	As at March 31, 2023	As at March 31, 2022
Accrued employee cost	70.56	30.48
Lease equalization reserve	-	0.51
Retirement benefits (note 14)	6.47	8.97
Accrued expenses	179.69	138.76
Amounts due to related party (Refer note 23)	0.36	-
Statutory liabilities	228.12	197.48
Others	-	212.86
	485.20	589.06

14. Employee benefit plans

The Company has employee benefit plans in the form of certain statutory and other programs covering its employees.

Defined benefit plans

In accordance with Indian law, the Company provides a defined benefit retirement plan (the “Gratuity Plan”) covering substantially all of its Indian employees. The Gratuity Plan provides a lump-sum payment to vested employees upon retirement or termination of employment in an amount based on each employee’s salary and duration of employment with the Company. The Gratuity Plan benefit cost for the year is calculated on an actuarial basis.

Current service costs for defined benefit plans are accrued in the year to which they relate on a monthly basis. Prior service costs, if any, resulting from amendments to the plans are recognized and amortized over the remaining year of service of the employees or over the average remaining life expectancies for inactive employees if most of the plan obligations are payable to inactive employees.

F-48

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

The following table sets forth the amounts recognized in the Company’s financial statements based on actuarial valuations carried out as of March 31, 2023 and 2022:

Change in benefit obligation	March 31, 2023	March 31, 2022
Projected benefit obligation at the beginning of the year	33.03	39.44
Interest costs	2.12	2.21
Current Service costs	3.31	3.76
Liability Transferred In/ Acquisitions	0.76	3.04
(Benefit Paid Directly by the Employer)	-	(1.33)
(Benefit Paid from the Fund)	(4.98)	(6.07)
Actuarial (Gains)/Losses on Obligations - Due to Change in Demographic Assumptions	0.25	0.16
Actuarial (Gains)/Losses on Obligations - Due to Change in Financial Assumptions	(0.22)	(3.22)
Actuarial (Gains)/Losses on Obligations - Due to Experience	(3.29)	(4.96)
Projected benefit obligation at the end of the year	30.98	33.03

Change in plan assets
Fair value of plan assets at the beginning of the year	16.78	20.54
Expected interest income on plan assets	1.08	1.33
Assets Transferred In/Acquisitions	0.77	-
(Benefit Paid from the Fund)	(2.12)	(3.72)
Expected return on plan assets excluding interest income	(0.37)	(1.37)
Fair value of plan assets at the end of the year	16.14	16.78
Funded status
Amounts recognized in the Consolidated Balance Sheets consist of
Current liabilities (recorded under accrued expenses and other current liabilities)	3.74	2.49
Non-current liabilities (recorded under other liabilities)	11.11	13.71
Net amount recognized	14.85	16.20

Net defined benefit plan costs include the following components for:

	Year ended March 31, 2023	Year ended March 31, 2022
Interest costs	1.04	0.88
Service costs	3.31	3.76
Actuarial (gain) loss	(2.90)	(6.66)
Total	1.45	(2.02)

The estimated net defined benefit plan cost over the next fiscal year is INR 3.43.

The principal assumptions used in determining gratuity for the Company’s plans are shown below:

	March 31, 2023	March 31, 2022
Discount rate	7.30%	6.84%
Rate of increase in compensation per annum	5.00%	5.00%
Rate of Employee Turnover	15.00%	10.00%
Retirement age (in years)	58.00	58.00

The Company evaluates these assumptions based on projections of the Company’s long-term growth and prevalent industry standards.

The expected benefit plan payments set forth below reflect expected future service:

Year ending March 31	Amounts
2024	10.14
2025	3.42
2026	3.39
2027	3.16
2028	3.26
2029-2032	15.88
39.25

F-49

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

The Company’s expected benefit plan payments are based on the same assumptions that were used to measure the Company’s benefit obligations as of March 31, 2023.

Defined contribution plans

The Company makes contributions, determined as a specified percentage of employee salaries, in respect of qualifying employees towards defined contribution schemes. During the years ended March 31, 2023 and March 31, 2022 the company contributed INR 7.56 and INR 8.66 respectively to defined contribution plans in India.

15. Other non-current liabilities

Other liabilities consist of the following:

	As at March 31, 2023	As at March 31, 2022
Retirement benefits (note 14)	23.63	33.60
	23.63	33.60

16. Common stock
	As at March 31, 2023	As at March 31, 2022
Common stock, no par value; 10,000 and 10,000 of par value INR 10 each shares authorised, issued and outstanding as of March 31, 2023 and March 31, 2022 respectively	0.10	0.10

Risee Entertainment Holdings Private Limited (‘Common stockholders’) are entitled to vote on all matters submitted to a vote of the Company’s stockholders. The Company’s common stockholders are entitled to dividends declared by the board of directors. Upon the occurrence of a liquidation event, such as a voluntary or involuntary liquidation, dissolution or winding up of the Company; or a merger, consolidation or change in control, all stockholders shall be paid out of the assets of the Company available for distribution.

17. Revenue

In the following tables, the Company’s revenue is disaggregated by service offerings from the Company:

Films, web and TV series	Year ended March 31, 2023	Year ended March 31, 2022
Theatrical and Distribution	1,008.24	1,730.97
Production Service	832.78	1,252.64
Digital Rights	1,217.00	78.36
Satellite Rights	590.00	565.00
Music Rights	225.80	135.00
Sale of Images	90.44	-
Other Income	118.46	17.45
	4,082.72	3,779.42
Animation
Production Service	545.54	414.69
Other Income	34.61	46.24
	580.15	460.93
Gaming
Gaming Revenue Share	364.96	133.79
Advertisement Revenue Share	89.46	37.58
	454.42	171.37
Total	5,117.29	4,411.72

F-50

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Classification of revenue based on geography:

Particulars	Year ended March 31, 2023	Year ended March 31, 2022
Films, web and TV series
India	3,796.53	3,515.92
United Kingdom	88.34	78.82
United States of America	11.20	150.88
Others	186.65	33.80
	4,082.72	3,779.42
Animation
India	455.95	285.13
United Kingdom	25.10	42.27
United States of America	88.69	123.50
Others	10.41	10.03
	580.15	460.93
Gaming
India	10.83	45.26
United Kingdom	424.29	5.01
United States of America	17.30	79.71
Others	2.00	41.39
	454.42	171.37
Total	5,117.29	4,411.72

There are total two and three customers contributing more than 10% of consolidated revenues for the year ended March 31, 2023 and March 31, 2022 respectively. These customers together contributes atleast 28% and 45% of total revenue for the year ended March 31, 2023 and March 31, 2022 respectively.

Classification of Revenue based on recognition criteria:
Particulars	Year ended March 31, 2023	Year ended March 31, 2022
Point in Time	3,277.50	2,744.39
Over the period of time	1,839.79	1,667.33
Total	5,117.29	4,411.72

Contract balances

The following table provides information about contracts balances from contract with customers.

	As at March 31, 2023	As at March 31, 2022
Contract assets	372.09	43.11
Contract liabilities	1,300.36	1,118.02

F-51

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Contract liabilities primarily consist of advance from customer for which revenue is yet to recognized. For the year ended March 31, 2023, company recognized revenues of INR 727.77 that were included in Contract liabilities on March 31, 2022. For the year ended March 31, 2022, we recognized revenues of INR 769.81 that were included in Contract liabilities on March 31, 2021.

18. Operating segments

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker. CODM measure each Segment basis the net profit or loss after tax and share of profit or loss from equity method investment. The following summary describes the operations in each of the Company’s reportable segments:

Films, web and TV series: The Films, web and TV series is engaged in the business of production and distribution of cinematographic movies including filming of tele-serials and documentaries. Significant revenues consist of sale of theatrical rights, digital, satellite and music rights, sale of images and in-film branding income. The significant operating expenses include the production and programming costs, amortization of produced and licensed content cost, employee benefit costs and others.

Animation: The animation business is engaged in the of creation of Animation and VFX content of animation and visual effects. Significant revenues consist of revenue from production services and other services. The significant operating expenses include the production and programming costs, amortization of produced and licensed content cost, employee benefit costs and others.

Gaming: The gaming primary business is to provide all kinds of gaming and non-gaming content on mobile handsets. The mainstream of revenue is from publishing of mobile games and non-gaming content on national as well as international telecom networks and advertising income. The significant operating expenses are platform provider fees in relation to sale of games and in-app purchases and employee benefits.

The Company’s long-lived assets are located in India.

Particulars	As at and for the year ended March 31, 2023
	Films, web and TV series	Animation	Gaming	Total
Revenue	4,082.72	580.15	454.42	5,117.29
Segment Revenue	4,082.72	580.15	454.42	5,117.29
Less:
Operating expenses	3,483.39	383.51	294.45	4,161.35
Sales and marketing expenses	114.25	1.17	0.19	115.61
General and administrative expenses	331.18	62.63	128.68	522.49
Depreciation and amortization	9.85	2.67	11.61	24.13
Total operating expenses	3,938.67	449.98	434.93	4,823.58
Segment Results	144.05	130.17	19.49	293.71
Interest income	187.61	0.62	1.36	189.59
Interest expense	(426.73)	(3.74)	(0.31)	(430.78)
Other income/(expense) net	127.13	(0.20)	(0.21)	126.72
Total Other income/(expense)	(111.99)	(3.32)	0.84	(114.47)
Loss before income taxes and equity-method investment activity	32.06	126.85	20.33	179.24
Income tax expense	-	-	-	(23.88)
Share of Profit/(Loss) in equity accounted investments	(158.78)	-	-	(158.78)
Net Loss	(126.72)	126.85	20.33	(3.42)

Segment Assets	4,907.64	177.11	461.05	5,545.80
Equity accounted investments	1,575.06	-	-	1,575.06
Total Assets	6,482.70	177.11	461.05	7,120.86
Segment Liabilities	6,850.12	159.29	458.90	7,468.31
Equity & Reserves	-	-	-	(347.45)
Total Liabilities	6,850.12	159.29	458.90	7,120.86

F-52

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

	As at and for the year ended March 31, 2022
Particulars	Films, web and TV series	Animation	Gaming	Total
Revenue	3,779.42	460.93	171.37	4,411.72
Segment Revenue	3,779.42	460.93	171.37	4,411.72
Less:
Operating expenses	3,708.87	402.84	74.59	4,186.30
Sales and marketing expenses	119.80	0.15	0.43	120.38
General and administrative expenses	301.85	44.89	103.88	450.62
Depreciation and amortization	0.25	3.84	36.71	40.80
Total operating expenses	4,130.77	451.72	215.61	4,798.10
Segment Results	(351.35)	9.21	(44.24)	(386.38)
Interest income	137.04	0.17	0.12	137.33
Interest expense	(354.71)	(2.54)	-	(357.25)
Other income/(expense) net	81.58	6.85	8.03	96.46
Total Other income/(expense)	(136.09)	4.48	8.15	(123.46)
Loss before income taxes and equity-method investment activity	(487.44)	13.69	(36.09)	(509.84)
Income tax expense	-	-	-	(6.76)
Share of Profit/(Loss) in equity accounted investments	253.97	-	-	253.97
Net Loss	(233.47)	13.69	(36.09)	(262.63)

Segment wise Capital Expenditure
Particulars	Year ended March 31, 2023	Year ended March 31, 2022
Films, web and TV series	38.15	0.74
Animation	0.70	0.19
Gaming	49.42	0.97
Total	88.27	1.90

F-53

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Classification of Long-lived Assets based on geography:
Particulars	Year ended March 31, 2023	Year ended March 31, 2022
India
Films, web and TV series	0.39	0.65
Animation	4.23	6.20
Gaming	3.11	3.16
Total	7.73	10.01
United States of America
Films, web and TV series	0.06	-
Total	0.06	-
Total	7.79	10.01

Operating expenses	Year ended March 31, 2023	Year ended March 31, 2022
Costs Incurred during the year	2,963.48	3,297.30
Amortization during the year	1,197.88	889.00
	4,161.36	4,186.30

19. Income taxes

	Year ended March 31, 2023	Year ended March 31, 2022
Current provision (benefit)
Domestic	22.58	-
Foreign	1.30	6.76
Total current provision (benefits)	23.88	6.76
Deferred provision (benefits)
Domestic	-	-
Foreign	-	-
Total deferred provision (benefits)	-	-
Total provision (benefit) for income taxes	23.88	6.76

The differences between income taxes expected at Indian statutory income tax rates and the income tax provision are as set forth below:

	Year ended March 31, 2023	Year ended March 31, 2022
Loss before income tax expense	179.24	(509.84)
Income taxes based on domestic statutory rates	25.17%	25.17%
	45.12	(128.33)
Losses on which deferred taxes not recognized	(45.12)	128.33
Domestic	22.58	-
Foreign taxes	1.30	6.76
Reported income tax expense (benefit)	23.88	6.76
Effective income Tax Rate	Nil	Nil

The Company is in running losses from the beginning of its business and has outstanding carry forward business losses and unabsorbed depreciation.

Deferred income taxes reflect the net tax effects of temporary differences between the tax basis in an asset or liability and its reported amount under U.S. GAAP. These temporary differences result in taxable or deductible amounts in future years. The components of the Company’s deferred tax assets are as follows:

	As at March 31, 2023	As at March 31, 2022
Deferred tax assets
Gratuity	3.74	3.86
Leave Encashments	3.84	6.35
Net operating loss carryforwards	148.90	2.57
Unabsorbed depreciation	0.30	0.04
Produced and licensed content costs	-	279.09
Total deferred tax assets	156.78	291.91

F-54

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Deferred tax liabilities	As at March 31, 2023	As at March 31, 2022
Compulsory Convertible Debentures	(36.33)	(8.03)
Contract liabilities	(2.95)	(267.53)
Produced and licensed content costs	(29.81)	-
Rent equalization reserve	-	(0.13)
Property and equipment, net	(0.43)	(12.31)
Total deferred tax liabilities	(69.52)	(288.00)
Net deferred tax assets (Liabilities)	87.26	3.91
Valuation allowance	87.26	3.91
Net deferred tax assets (Liabilities) recognized in Balance sheet	-	-

The Company performed an assessment of the recoverability of deferred tax assets. The Company determined, based on the accounting standards applicable to such assessment, that there was sufficient negative evidence as a result of the Company’s cumulative losses to conclude it was more likely than not that its deferred tax assets would not be realized and has recorded a valuation allowance of INR 87.26 and INR 3.91 as of March 31, 2023 and March 31, 2022 respectively, against its deferred tax assets to fully offset its deferred tax liabilities. In the event that management was to determine that the Company would be able to realize its deferred tax assets in the future in excess of their net recorded amount, an adjustment to the valuation allowance would be made which would reduce the provision for income taxes.

Uncertain tax positions

The Company’s major tax jurisdictions are India, the U.K. and the U.S. and the Company also files income tax returns in various other U.S. states and international jurisdictions. Generally accepted accounting principles requires Company’s management to evaluate tax positions taken by the Group and recognize a tax liability for any uncertain positions that more than likely than not would not be sustained upon examination by the tax authorities of respective jurisdictions. The Company is subject to routine audits by tax authorities.

Based on the Company's analysis of tax positions taken on income tax returns filed, no uncertain tax positions existed as of March 31, 2023 and March 31, 2022. Income Tax returns filed are subject to examination by the taxing authorities in the respective jurisdictions, generally for three or four years after they were filed.

As of March 31, 2023 the Company had net operating loss carry forwards of INR 591.65 and unabsorbed depreciation of INR 0.40 which would expire on March 31, 2031. Unabsorbed depreciation generated will be carried forward indefinitely.

20.  Net loss per share attributable to ordinary shareholders

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders (In Million of INR, except share amounts):

	Year ended March 31, 2023	Year ended March 31, 2022

Net loss	(3.42)	(262.63)
Net loss attributable to ordinary shareholders	(3.42)	(262.63)
Weighted-average number of shares outstanding used to compute net loss per share attributable to ordinary shareholders, basic and diluted	10,000.00	10,000.00
Net loss per share attributable to ordinary shareholders, basic and diluted	(0.00)	(0.03)

F-55

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

21. Fair value

Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

The Company measures certain financial assets and liabilities, including derivative instruments, at fair value on a recurring basis. The fair value measurements of these financial assets and liabilities were determined using the following inputs as of March 31, 2023, and 2022,

The Company has assessed that the fair values of accounts receivables, current loans and advances, cash and cash and cash equivalents, accounts payables, and financial liabilities included in other payables and accruals approximate to their carrying amounts largely due to the short-term maturities of these instruments.

The following table sets forth the carrying values and fair values of the Company’s outstanding debt as March 31, 2023 and March 31, 2022.

	March 31, 2023		March 31, 2022
	Carrying Value	Fair Value	Carrying Value	Fair Value
		(Level 2)		(Level 2)

Liabilities
Compulsory Convertible Debentures	1,737.11	1,979.24	1,587.61	1,587.61
Other Unsecured Loans - Inter corporate deposits	971.34	971.34	2,422.94	2,422.94
Total	2,708.45	2,950.58	4,010.55	4,010.55
Assets
Loans to related parties (Refer Note 23) (Non-current)	1,300.55	1,300.55	-	-
Loans to related parties (Refer Note 23) (Current)	424.19	424.19	1,979.28	1,979.28
Loans and advances others	121.68	121.68	99.47	99.47
	1,846.42	1,846.42	2,078.75	2,078.75

Fair value for compulsory convertible debentures is estimated by a discounted cash flow model incorporating market interest rates and the company’s own credit risk or based on market-observable data.

The carrying value of the inter-corporate deposits were determined to approximate fair value due to the interest rate on the loans that approximate prevailing market interest rates as of each reporting year.

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, other liabilities, and short-term borrowings. The carrying values of these financial instruments approximated the fair values at March 31, 2023 and March 31, 2022.

22.  Leases

The Company has operating leases for its offices. Its leases have remaining lease terms of up to 4 years. These costs are calculated based on a variety of factors including property values, tax and utility rates, property service fees, and other factors. The Company records rent expense for operating leases, some of which have escalating rent payments, on a straight-line basis over the lease term. The Company does not have any finance leases.

F-56

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

Supplemental balance sheet information related to leases was as follows:

Operating Leases	As at March 31, 2023	As at March 31, 2022
Right-of-use assets	3.58	-
	3.58	-
Lease liabilities (current)	3.74	-
Lease liabilities (non-current)	-	-
	3.74	-
Weighted average remaining lease term (in years):
Operating leases	0.42	-
Weighted average discount rate:
Operating leases	10.86%	-

The following tables sets forth our future annual repayment of contractual commitments of future minimum rental payments due under office leases as of March 31, 2023:

At March 31:	Operating Leases
2024	3.80
2025	-
2026	-
2027	-
2028	-
Thereafter	-
Total	3.80

Rent expense was INR 25.17 and INR 27.07 for the year ended March 31, 2023 and 2022, respectively.

23. Related Party Transaction

Affiliate is considered as a party that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an entity.

a. List of Related Parties (with whom transactions have taken place during the reported years)

Name of the party	Relationship
Risee Entertainment Holding Private Limited	Holding Company
Reliance Animation Studios Private Limited	Subsidiary company
Zapak Games Private Limited	Subsidiary company
Reliance Entertainment Studios UK Private Limited	Subsidiary company
Reliance Entertainment Studios US Inc.	Subsidiary company
Rohit Shetty Picturez LLP	Joint Venture (equity accounted investee)
Select Flix LLP	Joint Venture (equity accounted investee)
Plan C Studios LLP	Joint Venture (equity accounted investee)
Global Cinemas LLP	Joint Venture (equity accounted investee)
Y Not Films LLP	Joint Venture (equity accounted investee)
Window Seat Films LLP	Joint Venture (equity accounted investee)
Film Hangar LLP	Joint Venture (equity accounted investee)
Reliance Films Distribution Private Limited	Affiliates of the entity
Reliance Creative Content Solutions LLP	Affiliates of the entity
RBEP Entertainment Private Limited	Affiliates of the entity
Phantom Movie Private Limited	Affiliates of the entity
Phantom Films Productions P Limited.	Affiliates of the entity
Phantom Horror Private Limited.	Affiliates of the entity
Zapak Mobile Games Private Limited	Affiliates of the entity
Talenthouse Entertainment Private Limited	Affiliates of the entity
Big Animation (India) Private Limited	Affiliates of the entity
Big Synergy Media Limited	Affiliates of the entity
Big Flicks Private Limited	Affiliates of the entity
Big Animation (I) Private Limited	Affiliates of the entity
Reliance Big Entertainment (UK) Private Limited	Affiliates of the entity
83 Films Limited.	Affiliates of the entity
RBEP Entertainment Pvt Ltd	Affiliates of the entity
Reliance Big Entertainment US Inc	Affiliates of the entity
Reliance Big Entertainment Studios UK Private Limited	Affiliates of the entity
Reliance Entertainment US Inc	Affiliates of the entity
Eclatant Films Private Limited	Affiliates of the entity
Reliance Big Entertainment Private Limited	Affiliates of the entity
Zapak Digital Entertainment Limited	Affiliates of the entity
Zapak Mobile Games Private Limited	Affiliates of the entity
Sachin Savla	Key Management Personnel (Up to 29.07.2022)
Pushpak Shah	Key Managerial Personnel
Dhruv Sinha	Key Managerial Personnel
Sumit Chadha	Key Managerial Personnel

F-57

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

b. Transactions with related parties

Particulars	March 31, 2023	March 31, 2022
Production Service income
Film Hangar LLP	-	123.56
RBEP Entertainment Private Limited	-	35.40
Eclatant Films Private Limited	-	5.50
	-	164.46
Other Income Consultancy Fees
Reliance Big Entertainment US Inc	6.43	-

Income from Sale of Images
Reliance Creative Content Solutions LLP	2.32	-
Y Not Films LLP	0.17	-
Window Seat Films LLP	0.40	-
	2.89	-
Royalty income
Window Seat Films LLP	78.00	-
Reliance Big Entertainment (UK) Private Limited	-	0.72
Big Synergy Media Ltd	-	80.00
Film Hangar LLP	100.75	-
Global Cinemas LLP	-	68.91
	178.75	149.63
Gaming revenue
Reliance Big Entertainment (UK) Private Limited	8.66	32.59

Reimbursement of Expenses received
Big Animation (India) Private Limited	0.09	1.72
Big Flicks Private Limited	-	0.04
Film Hangar LLP	0.29	0.13
Eclatant Films Private Limited	-	84.81
Phantom Horror Pvt. Ltd.	0.07	-
Plan C Studios LLP	15.77	-
RBEP Entertainment Private Limited	-	5.07
Reliance Creative Content Solutions LLP	0.20	0.29
Reliance Films Distribution Private Limited	-	0.29
Select Flix LLP	-	0.04
Window Seat Films LLP	0.50	0.62
Y Not Films LLP	-	0.05
Zapak Digital Entertainment Limited	-	0.04
Zapak Mobile Games Private Limited	-	1.78
Big Synergy Media Ltd	-	0.05
	16.92	94.93
Interest on Inter Corporate Deposits
Film Hangar LLP	15.34	12.51
Plan C Studios LLP	6.71	7.23
Reliance Creative Content Solutions LLP	16.52	13.02
Reliance Films Distribution Private Limited	0.77	2.48
Rohit Shetty Picturez LLP	-	6.12
Talenthouse Entertainment Private Limited	0.18	0.11
Window Seat Films LLP	22.27	10.99
Y Not Films LLP	116.41	84.68
	178.20	137.14
Total	391.85	578.75

Expenses
Purchase of Goods/ assets
Reliance Films Distribution Private Limited	2.74	-
Reliance Big Entertainment (UK) Private Limited	1.01	-
	3.75	-

Interest on Borrowings
Big Animation (India) Private Limited	4.18	3.21
RBEP Entertainment Private Limited	60.67	72.02
Zapak Digital Entertainment Limited	5.07	5.68
Big Synergy Media Limited	14.42	12.48
Reliance Creative Content Solutions LLP	0.23	-
Eclatant Films Private Limited	3.21	14.30
	87.78	107.69
Realised Foreign Exchange (Gain)/Loss
Reliance Big Entertainment (UK) Private Limited	(0.19)	-

Advertisement Expenses Big Animation (India) Private Limited	-	1.18

Production office Expenses
Y Not Films LLP	722.50	-
Window Seat Films LLP	277.50	-
Film Hangar LLP	253.50	-
	1,251.50	-
Professional and Consultancy Charges
Reliance Big Entertainment UK Private Limited	-	1.15

Repairs & Maintenance expense
RBEP Entertainment Private Limited	-	0.95

Royalty / Producers Share expenses
Eclatant Films Private Limited	-	14.88
Rohit Shetty Picturez LLP	-	755.78
Select Flix LLP	0.71	38.71
Y Not Films LLP	2.50	-
Window Seat Films LLP	3.00	-
Film Hangar LLP	2.50	-
	8.71	809.37
Total	1,351.55	920.34

F-58

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

c. Transactions during the year

Particulars	Mar-23	Mar-22
Borrowings availed
Big Synergy Media Ltd	30.40	74.11
Eclatant Films Private Limited	35.66	121.25
Zapak Digital Entertainment Ltd	-	6.80
Zapak Mobile Games Private Limited	5.00	-
Reliance Creative Content Solutions LLP	14.54	-
RBEP Entertainment Pvt Ltd	7.30	60.37
Big Animation (India) Pvt Ltd	11.41	47.35
	104.31	309.88
Borrowings repaid
Big Synergy Media Ltd	12.90	47.38
RBEP Entertainment Pvt Ltd	111.26	106.17
Zapak Digital Entertainment Ltd	1.54	9.50
Eclatant Films Private Limited	94.44	199.64
Reliance Creative Content Solutions LLP	14.54	-
Big Animation (India) Private Limited	26.00	-
	260.68	362.69
Loan Given
Reliance Films Distribution Private Limited	0.50	10.10
Reliance Creative Content Solutions LLP	266.67	532.94
Film Hangar LLP	97.74	132.65
Plan C Studios LLP	-	48.20
Rohit Shetty Picturez LLP	-	37.30
Window Seat Films LLP	370.55	103.00
Y Not Films LLP	802.05	131.54
Sumit Chadha	-	15.16
83 Films Ltd.	-	30.32
Select Flix LLP	-	29.30
Talenthouse Entertainment Pvt. Ltd.	-	1.50
	1,537.51	1,072.01
Loan Repaid
Reliance Creative Content Solutions LLP	604.39	50.00
Reliance Films Distribution Pvt Ltd	14.10	21.10
83 Films Limited.	30.32	-
Sumit Chadha	15.16	-
Rohit Shetty Picturez LLP	-	102.59
Film Hangar LLP	87.25	37.00
Plan C Studios LLP	21.00	30.60
Window Seat Films LLP	259.27	17.00
Y Not Films LLP	914.93	152.30
Select Flix LLP	-	40.50
Talenthouse Entertainment Private Limited	0.35	-
	1,946.77	451.09
Advances Given
Reliance Entertainment US Inc	121.36	133.33
Reliance Big Entertainment UK Pvt Ltd.	128.17	-
	249.53	133.33

Advances Received
Reliance Entertainment US Inc	39.63	-

Advances Received Repaid
Phantom Horror Private Limited	49.50	-
Reliance Entertainment US Inc	33.12	-
	82.62	-

F-59

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

d. Balance Outstanding of Related Parties

Liabilities
Contract Liabilities
Reliance Big Entertainment (UK) Private Limited	-	153.35
Reliance Entertainment Studios UK Private Limited	-	52.15
Big Synergy Media Ltd	-	1.61
RBEP Entertainment Pvt Ltd	-	6.05
Reliance Entertainment US Inc	58.65	-
Window Seat Films LLP	5.00	-
	63.65	213.16
Compulsorily Convertible Debentures (CCDs)
BIG Animation (I) Private Limited.	20.57	18.37
RBEP Entertainment Private Limited	486.72	434.57
	507.29	452.94
Loans from Related Parties
Reliance Big Entertainment (UK) Private Limited	26.90	-
Big Animation (India) Private Limited	39.40	50.24
Eclatant Films Private Limited	-	95.65
Reliance Creative Content Solutions LLP	0.21	-
Phantom Films Production Private Limited	-	11.35
Phantom Movie Private Limited	-	35.20
RBEP Entertainment Private Limited	773.10	822.45
Big Synergy Media Limited	216.03	185.78
Zapak Mobile Games Private Limited	5.31	-
Zapak Digital Entertainment Limited	50.28	47.26
	1,111.23	1,247.93

Trade payables
Film Hangar LLP	21.46	-
Eclatant Films Private Limited	0.26	63.80
Phantom Horror Private Limited.	-	57.42
RBEP Entertainment Private Limited	-	217.09
Rohit Shetty Picturez LLP	9.44	117.44
Select Flix LLP	0.03	4.70
Big Animation (India) Pvt Ltd	4.89	1.37
Zapak Digital Entertainment Limited	0.68	0.68
Big Synergy Media Ltd	1.90	5.40
Reliance Entertainment US Inc.	-	1.09
Sumit Chadha	-	0.07
	38.66	469.06
Total	1,720.83	2,383.09
Assets
Trade Receivables
Eclatant Films Private Limited	5.96	1.62
Big Animation (I) Private Limited	0.83	0.82
Big Flicks Private Limited	0.60	0.60
Film Hangar LLP	0.29	39.28
Phantom Horror Pvt. Ltd.	0.08	-
Reliance Films Distribution Private Limited	0.04	0.04
Reliance Big Entertainment Private Limited	0.81	0.81
Reliance Big Entertainment (UK) Private Limited	-	125.45
Window Seat Films LLP	0.63	0.16
Y Not Films LLP	0.80	0.06
Big Synergy Media Ltd	-	0.01
Zapak Digital Entertainment Limited	0.71	4.78
Zapak Mobile Games Private Limited	0.04	0.04
	10.79	173.67
Loans to related parties
Film Hangar LLP	149.74	123.91
Plan C Studios LLP	639.01	653.30
Global Cinemas LLP	52.01	46.80
Reliance Creative Content Solutions LLP	145.90	494.66
Reliance Films Distribution Private Limited	2.51	16.38
Select Flix LLP	35.92	35.92
Talenthouse Entertainment Private Limited	1.31	1.50
Window Seat Films LLP	286.09	151.52
Y Not Films LLP	411.27	408.83
Sumit Chadha	-	15.16
83 Films Limited.	-	30.32
Big Synergy Media Ltd	0.98	0.98
83 Films Limited.	1,724.74	11,979.28

Total	161,735.53	2,152.95

F-60

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

24. During the year March 31, 2023, the company has acquired certain gaming rights from Reliance Big Entertainment (UK) Private Limited (‘RBE UK’). RBE UK and the Company are under the common control of the majority ultimate individual shareholder of the Company, and her immediate family members. The acquisition of these gaming rights was executed through a cash payment of INR 1.01. The Company has recognised these gaming rights prospectively at a carrying value of RBE UK which is Nil.

25. Commitment and contingencies

The following table sets forth the Company's annual repayment of contractual commitments for interest payments relating to long-term borrowings as of Mar 31, 2023:

Year ending March 31,2023	Interest payments
2024	63.31
2025	63.31
2026	63.31
2027	63.31
2028	63.31
Thereafter	189.93
Total	506.48

The following table sets forth the Company's annual repayment of contractual commitments for interest payments relating to long-term borrowings as of March 31, 2022:

Year ending March 31,2022	Interest payments
2023	254.81
2024	254.81
2025	254.81
2026	254.81
2027	254.81
Thereafter	764.43
Total	2,038.48

The company is requested to pay default as per Section 234E of Income tax Act, 1961 amounting to INR 0.14 Section 234E of Income Tax Act, 1961  which applies for the late filing of TDS statement. As per the provisions of Section 234E, a late payment fees or penalty is applicable for the delay in furnishing the TDS statement by the Deductor as per the due dates. The late filing fees to be paid towards the delay in submission of quarterly TDS/TCS statement to the Income Tax Department.

F-61

RELIANCE ENTERTAINMENT STUDIOS PRIVATE LIMITED

Notes to Consolidated Financial Statements

A) Madman Film Ventures Private (MMVPL) Limited have filed a commercial IP suit no. 286 of 2022 on February 14, 2022 under section 1 of Copy Right Act, 1958 against Reliance Entertainment Studios Private Limited before Hon’ble Bombay High Court to prevent telecast and online exploitation of the film 83 without consent of MMVPL. The said proceedings is pending before division bench.

Madman Film Ventures Private Limited have filed a commercial appeal (L) no. 34890 of 2022 on March 16, 2022 under section 1 of Trade & Trade Merchandise Marks Act, 1958 against Reliance Entertainment Studios Private Limited before Hon’ble Bombay High Court to prevent telecast and online exploitation of the film 83 without consent of MMVPL. The said proceedings is pending before division bench.

Madman Film Ventures Private Limited have filed a petition on May 02, 2022 under section 9 of Insolvency and Bankruptcy Code, 2016 against Reliance Entertainment Studios Private Limited for non-payment of penalty before National Company Law Tribunal. The said proceedings is pending before division bench.

Madman Film Ventures Private Limited have filed Commercial Execution Application (L) No. 20885 of 2022 against Reliance Entertainment Studios Private Limited before Hon’ble Bombay High Court for nonpayment of penalty as per the consent order. Expected Loss is INR 0.01 for the same.

B) (i) Ishdeep Randhawa (Plaintiff) have filed a Civil Suit No. 2915 of 2023 before Civil Judge Senior Division, Ludhiana on March 21, 2023 against Gurmail Kaur, Window Seat Films, Reliance Entertainment and others (Defendants) claiming rights of the biopic rights of Late Mr. Amarjit singh Chamkila and the production-distribution of the Hindi film biopic of Chamkila is infringing their rights. On March 21, 2023 the plaintiff also got an exparte-order injuncting any production-distribution of the new film which was defended in the court by the defendants. The exparte-order was vacated vide order dated 9th May 2023 in the favour of defendants. The matter is now pending in the court to be heard on merit.

(ii) The Plaintiff have filed a Miscellaneous Civil Appeal No. 205 of 2023 before District and Sessions Courts, Ludhiana against challenging the Defendants in lower court order vacating the injunction on production-distribution of the Chamkila movie. The matter is pending for hearing. No Loss is expected in both the above cases.

C) The Company has provided a guarantee in the form of a lien on its film inventory in favor of Kurios Finvest LLP ("the Lender") to support a loan facility granted to Reliance Creative and Content Solutions LLP ("the borrower"), an affiliate to the Company. The loan facility carried an interest rate of 2.5% per month for a five-month period, commencing from June 01, 2022, and was extended for another five-month period concluding on March 31, 2023, with a total value of INR 400.00

As of March 31, 2023, the outstanding value of the loan, including accrued interest, amounts to INR 408.36. Concurrently, the film inventory held under lien has a carrying value of INR 109.48.

Moreover, discussions are ongoing among the involved parties to potentially extend and modify the terms of the loan facility. The Company does not anticipate the borrower to default in any payments. However, outflow of resources in relation to this contingent liability is not considered probable owing to following points -

a) The parent company will provide financial support in case the borrower defaults.

b) The net realisable value of borrower asset is more than the amount of outstanding loan.

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